Prospectus Supplement                                        [graphic
(to Prospectus dated November 14, 2002)                      omitted]   CHASE


                           $894,705,000 (Approximate)

                                 Chase Funding
             Mortgage Loan Asset-Backed Certificates, Series 2003-2

                       Chase Funding Trust, Series 2003-2
                                     Issuer

                              Chase Funding, Inc.
                                   Depositor

                      Chase Manhattan Mortgage Corporation
                              Seller and Servicer

                         Chase Manhattan Bank USA, N.A.
                                     Seller

                              JPMorgan Chase Bank
                                     Seller


+----------------------------+  Chase Funding Trust, Series 2003-2 will issue twenty classes of
| Investing in these         |  certificates, fourteen of which are offered by this prospectus
| certificates involves      |  supplement and the attached prospectus. The table on page S-3 identifies
| risks. You should not      |  the various classes of offered certificates and specifies certain
| purchase these             |  characteristics of each such class, including the class's initial
| certificates unless you    |  certificate principal balance, interest rate and rating.
| fully understand their     |
| risks and structure. See   |  The trust fund will consist primarily of sub-prime mortgage loans
| "Risk Factors" beginning   |  secured by first liens on real properties which were originated or
| on page S-18 of this       |  acquired by Chase Manhattan Mortgage Corporation, Chase Manhattan Bank
| prospectus supplement and  |  USA, N.A. and JPMorgan Chase Bank.
| page 5 of the attached     |
| prospectus.                |
|                            |
| These certificates will be |
| beneficial interests in a  |
| trust fund, and will be    |
| backed only by the assets  |                              Underwriting                    Proceeds to
| of the trust. Neither      |   Price to Public              Discount                       Depositor
| these certificates nor the |   ---------------              --------                       ---------
| assets of the trust will   |    $894,697,612               $2,236,763                     $892,460,849
| be obligations of Chase    |     99.9991743%                  0.25%
| Funding, Inc., Chase       |
| Manhattan Bank USA, N.A.,  |
| JPMorgan Chase Bank, Chase |
| Manhattan Mortgage         |
| Corporation or any of      |   The price to public and underwriting discount shown are for all classes
| their affiliates. These    |   of offered certificates in the aggregate. This information is shown for
| certificates will not be   |   each individual class on page S-102. See "Method of Distribution."
| insured or guaranteed by   |
| any governmental agency or |   The proceeds to depositor will be $892,460,849 plus accrued interest,
| any other entity.          |   before deducting expenses, which are estimated at $879,000. See "Method
+----------------------------+   of Distribution."

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement and the attached prospectus. Any representation to the contrary is a criminal offense.

JPMorgan
               Lehman Brothers

                                    Merrill Lynch & Co.

                                                            Wachovia Securities

           The date of this prospectus supplement is April 17, 2003.

            Where to Find Information in this Prospectus Supplement
                          and the Attached Prospectus

   Information about the offered certificates is contained in (a) the attached prospectus, which provides general information, some of which may not apply to the certificates; and (b) this prospectus supplement, which describes the specific terms of the certificates.

   This prospectus supplement and the attached prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the attached prospectus identify the pages where those sections are located.

   In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to Chase Funding, Inc.

To understand the structure of these certificates, you must read carefully both the attached prospectus and this prospectus supplement in their entirety.

                               Table of Contents


The Series 2003-2 Certificates...........................................   S-3
Summary Information......................................................   S-4
 Principal Parties ......................................................   S-4
 Cut-off Date ...........................................................   S-4
 Closing Date ...........................................................   S-4
 Distribution Date ......................................................   S-4
 The Trust Fund .........................................................   S-4
 The Series 2003-2 Certificates .........................................   S-4
 Interest Distributions .................................................   S-5
 Principal Distributions ................................................   S-6
 Denominations ..........................................................   S-6
 Book-Entry Registration ................................................   S-6
 Credit Enhancement .....................................................   S-6
 Optional Termination ...................................................   S-8
 Legal Investment .......................................................   S-8
 Federal Income Tax Consequences ........................................   S-8
 ERISA Considerations ...................................................   S-8
 Ratings ................................................................   S-9
 The Mortgage Loans .....................................................   S-9
Risk Factors............................................................   S-18
Forward-Looking Statements..............................................   S-28
Glossary................................................................   S-28
The Mortgage Pool.......................................................   S-29
 General ...............................................................   S-29
 Mortgage Loans ........................................................   S-32
 Assignment of the Mortgage Loans ......................................   S-50
 Representations and Warranties ........................................   S-50
Chase Manhattan Mortgage Corporation....................................   S-51
 Underwriting Standards ................................................   S-51
 CMMC Call Center Underwriting Guidelines ..............................   S-51
 CMMC Wholesale/Retail Underwriting
   Guidelines...........................................................   S-54
Servicing of the Mortgage Loans.........................................   S-59
 General ...............................................................   S-59
 Chase Manhattan Mortgage Corporation ..................................   S-59
 Servicing Compensation and Payment of
   Expenses.............................................................   S-62
 Servicer ..............................................................   S-62
 Adjustment to Servicing Fee in Connection with
   Certain Prepaid Mortgage Loans.......................................   S-62
 Advances ..............................................................   S-63

Description of the Certificates.........................................   S-64
 General ...............................................................   S-64
 Book-Entry Certificates ...............................................   S-64
 Payments on Mortgage Loans; Collection
   Account; Distribution Account........................................   S-69
 Distributions .........................................................   S-70
 Overcollateralization and Crosscollateralization
   Provisions...........................................................   S-72
 Calculation of One-Month LIBOR ........................................   S-74
 Reports to Certificateholders .........................................   S-75
 Amendment .............................................................   S-76
 Optional Termination ..................................................   S-76
 Events of Default .....................................................   S-77
 Rights upon Event of Default ..........................................   S-77
 The Trustee ...........................................................   S-78
Yield, Prepayment and Maturity
 Considerations ........................................................   S-79
 General ...............................................................   S-79
 Prepayments and Yields for Offered
   Certificates.........................................................   S-80
 Group II Certificates: Hypothetical Available
   Funds Cap Table......................................................   S-93
 Additional Information ................................................   S-94
Federal Income Tax Consequences.........................................   S-94
 Taxation of the Basis Risk Arrangements ...............................   S-95
 Original Issue Discount ...............................................   S-96
 Special Tax Attributes of the Offered
   Certificates.........................................................   S-97
 Prohibited Transactions Tax and Other
   Taxes.................................................................  S-97
Tax Return Disclosure Requirements.......................................  S-98
State Taxes..............................................................  S-98
ERISA Considerations.....................................................  S-98
Legal Investment Matters...............................................   S-101
Use of Proceeds........................................................   S-102
Method of Distribution.................................................   S-102
Legal Matters..........................................................   S-104
Ratings................................................................   S-104
Glossary of Defined Terms..............................................   S-106
Annex 1................................................................     A-1

                         The Series 2003-2 Certificates



                                              Class IA-1     Class IA-2     Class IA-3    Class IA-4     Class IA-5    Class IA-6
Loan Group:                                      Fixed          Fixed         Fixed          Fixed         Fixed          Fixed
Initial Certificate Principal Balance:       $107,800,000    $32,800,000   $67,400,000    $47,800,000   $48,950,000    $33,800,000

Pass Through Rate:                              1.859%         2.319%         2.864%        3.986%         5.354%        4.364%

ERISA Eligible:                                   Yes            Yes           Yes            Yes           Yes            Yes
First Principal Payment Date:                    5/03           1/05           7/05          3/07           9/09          5/06

Weighted Avg. Life At Issuance:
       to call (yrs.):                           0.95           2.00           3.00          5.00           8.88          6.69
       to maturity (yrs.):                       0.95           2.00           3.00          5.00          10.87          6.69

Expected Maturity (to call):                     1/05           7/05           3/07          9/09          11/12          9/12
Expected Maturity (to maturity):                 1/05           7/05           3/07          9/09          11/22          9/12
Last Scheduled Distribution Date:                1/18           2/18          12/24          8/29           1/33          8/14

Interest Accrual Method:                        30/360         30/360         30/360        30/360         30/360        30/360
Payment Delay:                                  24 days        24 days       24 days        24 days       24 days        24 days
Anticipated Ratings                             Aaa/AAA        Aaa/AAA       Aaa/AAA        Aaa/AAA       Aaa/AAA        Aaa/AAA
(Moody's/S&P/Fitch):                              AAA            AAA           AAA            AAA           AAA            AAA


                                              Class IM-1    Class IM-2    Class IB     Class IIA-1     Class IIA-2    Class IIM-1
Loan Group:                                     Fixed         Fixed         Fixed       Adjustable     Adjustable     Adjustable
Initial Certificate Principal Balance:       $12,025,000    $9,250,000   $8,325,000    $187,600,000   $276,150,000    $27,825,000

Pass Through Rate:                              5.239%        5.587%       6.899%         2.041%       LIBOR plus     LIBOR plus
                                                                                                         0.280%         0.550%
ERISA Eligible:                                  Yes           Yes           Yes           Yes             Yes            Yes
First Principal Payment Date:                    6/06          6/06         6/06           5/03           12/04          8/06
Weighted Avg. Life At Issuance:
       to call (yrs.):                           6.39          6.39         5.68           0.95           3.14           4.15
       to maturity (yrs.):                       6.86          6.66         5.68           0.95           3.42           4.48

Expected Maturity (to call):                    11/12         11/12         11/12         12/04           11/08          11/08
Expected Maturity (to maturity):                 5/17          9/15         3/13          12/04           6/15           6/12
Last Scheduled Distribution Date:                7/32          2/32         3/31          10/21           2/33           11/32

Interest Accrual Method:                        30/360        30/360       30/360         30/360       actual/360     actual/360
Payment Delay:                                 24 days       24 days       24 days       24 days         0 days         0 days
Anticipated Ratings                             Aa2/AA         A2/A       Baa2/BBB       Aaa/AAA         Aaa/AAA        Aa2/AA
(Moody's/S&P/Fitch):                              AA            A            BBB           AAA             AAA            AA


                                             Class IIM-2     Class IIB
Loan Group:                                   Adjustable    Adjustable
Initial Certificate Principal Balance:       $21,200,000    $13,780,000

Pass Through Rate:                            LIBOR plus    LIBOR plus
                                                1.400%        3.100%
ERISA Eligible:                                  Yes            Yes
First Principal Payment Date:                    6/06          5/06
Weighted Avg. Life At Issuance:
       to call (yrs.):                           4.05          3.74
       to maturity (yrs.):                       4.27          3.76

Expected Maturity (to call):                    11/08          11/08
Expected Maturity (to maturity):                 3/11          6/09
Last Scheduled Distribution Date:                9/32          3/32

Interest Accrual Method:                      actual/360    actual/360
Payment Delay:                                  0 days        0 days
Anticipated Ratings                              A2/A        Baa2/BBB
(Moody's/S&P/Fitch):                              A             BBB

Other information:

The initial certificate principal balances shown above are subject to a permitted variance of plus or minus 10%.
After the optional termination date described herein, the pass-through rate for the class IA-5, class IIA-2, class IIM-1, class IIM-2 and class IIB certificates will increase as follows: class IA-5, 5.854%; class IIA-2, LIBOR plus 0.560%; class IIM-1, LIBOR plus 0.825%; class IIM-2, LIBOR plus 2.100%; and class IIB, LIBOR plus 4.650%.
The pass-through rates for the class IA-5, class IM-2 and class IB certificates are subject to adjustment. Your pass-through rate may be lower. See "Description of the Certificates--Distributions--Distributions of Interest."
The pass-through rate for the class IIA-2, class IIM-1, class IIM-2 and class IIB certificates are one-month LIBOR plus the applicable pass-through margin. These pass-through rates and the pass-through rate for the class IIA-1 certificates are subject to adjustment and your pass-through rate may be lower. See "Description of the Certificates--Distributions--Distributions of Interest."
The information set forth above regarding first principal payment date, weighted average life at issuance and expected maturity is based on the modeling assumptions beginning on page S-119 and 20% HEP for the group I mortgage loans or 100% PPC for the group II mortgage loans, as applicable. The interest rate index reset date for the class IIA-2, class IIM-1, class IIM-2 and class IIB certificates is two business days prior to the start of each interest accrual period.


Credit Enhancement:

Group I                                                       Group II

Excess Interest                                               Excess Interest
Overcollateralization                                         Overcollateralization
Crosscollateralization                                        Crosscollateralization
Subordination                                                 Subordination

Overcollateralization Requirements:

Group I                                                       Group II

Initial Percentage: 0.50%                                     Initial Percentage: 0.65%
Stepdown Percentage: 1.00% of current balance                 Stepdown Percentage: 1.30% of current balance
Targeted Percentage: 0.50% of original balance                Targeted Percentage: 0.65% of original balance
Minimum Required Percentage: 0.50% of original balance        Minimum Required Percentage: 0.50% of original balance
Earliest Possible Stepdown Date: May 2006                     Earliest Possible Stepdown Date: May 2006

--------------------------------------------------------------------------------

                              Summary Information


   This section briefly summarizes major characteristics of the certificates and the mortgage loans. It does not contain all of the information that you need to consider in making your investment decision. To fully understand the terms of the certificates, you should read both this prospectus supplement and the attached prospectus in their entirety.

Principal Parties

   Issuer: Chase Funding Trust, Series 2003-2.

   Depositor: Chase Funding, Inc., a New York corporation whose address is 343 Thornall Street, Edison, New Jersey 08837 and whose telephone number is (732) 205-0600. See "Chase Funding, Inc." in the attached prospectus.

   Seller and Servicer: Chase Manhattan Mortgage Corporation, a New Jersey corporation whose address is 343 Thornall Street, Edison, New Jersey 08837 and whose telephone number is (732) 205-0600. See "Chase Manhattan Mortgage Corporation."

   Seller: Chase Manhattan Bank USA, N.A., a national banking association whose address is 270 Park Avenue, New York, New York 10017 and whose telephone number is (212) 270-6000.

   Seller: JPMorgan Chase Bank, a New York banking corporation whose address is 270 Park Avenue, New York, New York 10017 and whose telephone number is (212) 270-6000.

   Trustee: Citibank, N.A., a national banking association whose Agency and Trust Office is 111 Wall Street, 14th Floor, Zone 3, New York, New York 10005 and whose telephone number is (212) 657-6342.

Cut-off Date

   The cut-off date will be April 1, 2003.

Closing Date

   The closing date will be on or about April 22, 2003.

Distribution Date

   The 25th day of each month, beginning in May 2003. If the 25th day is not a business day, then the distribution date will be the next business day.

The Trust Fund

   The name of the trust fund is Chase Funding Trust, Series 2003-2. We are forming the trust to own a pool of sub-prime mortgage loans secured by first liens on real properties. The mortgage pool is divided into two loan groups: a group of fixed rate mortgage loans (group I), and a group of adjustable rate mortgage loans (group II). Each class of certificates represents an interest in one of these loan groups. However, due to the crosscollateralization features of the trust fund, certificates of one group may receive credit support payments from mortgage loans in the other group.

The Series 2003-2 Certificates

   The certificates represent beneficial ownership interests in the underlying trust fund assets. The offered certificates will

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

have the original certificate principal balance, pass-through rate and other features set forth in the table on page S-3. The trust fund will issue the certificates under a pooling and servicing agreement dated as of April 1, 2003, among Chase Funding, Inc., as depositor, Chase Manhattan Mortgage Corporation, as servicer and Citibank, N.A., as trustee. When we refer to the group I certificates or the group II certificates, we mean the certificates representing interests in the group I mortgage loans or the group II mortgage loans, respectively. Any collections on the mortgage loans will be used to pay fees to the servicer (which include fees paid to the trustee) and to make interest or principal payments on the certificates. All principal collections will be paid to one or more classes of the certificates offered through this prospectus supplement or to the residual certificates or other certificates which we are not offering by this prospectus supplement, based on the outstanding certificate balances and the remaining principal amount in each loan group. Any interest collections in excess of the amount paid to holders of the offered certificates--either as interest or principal--or the servicer will be paid to the owner of the residual certificates or other certificates which we are not offering by this prospectus supplement, which are entitled to receive those excess amounts. See "Description of the Certificates--Distributions."

Interest Distributions

   Interest will accrue on each class of certificates at the pass-through rate for that class. Interest will accrue on each class of certificates (other than the class IIA-2, class IIM-1, class IIM-2 and class IIB certificates) during the calendar month preceding each distribution date. Interest will accrue on the class IIA-2, class IIM-1, class IIM-2 and class IIB certificates from the prior distribution date (or the closing date, in the case of the first distribution date) to the day prior to the current distribution date.

   The pass-through rates on the class IA-5, class IM-2 and class IB certificates will be subject to a cap based on the weighted average net mortgage rate of the group I mortgage loans and these certificates will not carry over or be reimbursed for interest shortfalls resulting from the imposition of that interest rate cap. The pass-through rates on the class IIA- 1, class IIA-2, class IIM-1, class IIM-2 and class IIB certificates will be subject to an available amount interest rate cap. If the amount of interest due on the mortgage loans in group II, less certain amounts, is insufficient to pay the interest accrued on the group II certificates, the interest payment on the class IIA-1, class IIA-2, class IIM-1, class IIM-2 and class IIB certificates, as applicable, on the related distribution date will be reduced by the amount of that interest shortfall for group II. In the case of the group II certificates, interest shortfall will be carried over on a subordinated basis with accrued interest at the then applicable pass-through rate and paid from excess cash flow in a later distribution, if available. The pass-through rates on the class IIA-2, class IIM-1, class IIM-2 and class IIB certificates will also be subject to a maximum interest rate cap based on the weighted average of the net maximum lifetime rates on the group II mortgage loans. Any interest shortfall due to the maximum amount cap will not be reimbursed. See "Description of the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Certificates--Distributions--Distributions of Interest."

Principal Distributions

   Principal payments to the group I certificates and the group II certificates will generally reflect principal collections on the loans in the related loan group. Principal payments will also include a portion of interest collections to the extent necessary to restore overcollateralization to the required level, as described below.

Denominations

   The trust fund will issue the offered certificates in minimum denominations of $25,000 in original principal amount and integral multiples of $1 in excess of $25,000.

Book-Entry Registration

   The trust fund will initially issue the certificates in book-entry form. You may elect to hold your interest in the certificates through The Depository Trust Company in the United States, or Clearstream Banking, societe anonyme or the Euroclear System in Europe, or indirectly through participants in these systems.

   You will not be entitled to receive a definitive certificate representing your interest except under limited circumstances. See "Description of the Certificates--Book-Entry Certificates" in this prospectus supplement and "Description of the Certificates" in the attached prospectus.

Credit Enhancement

   Credit enhancement is intended to reduce the harm caused to holders of the offered certificates as a result of shortfalls in payments received and losses realized on the mortgage loans. The credit enhancement for the group I certificates and the group II certificates will consist of the excess interest, overcollateralization, crosscollateralization and subordination features described in this prospectus supplement.

   Overcollateralization. The overcollateralization amount for a loan group is the excess of the aggregate outstanding principal balance of the mortgage loans in that loan group over the aggregate principal balance of the related certificates. On the closing date, the overcollateralization amount will equal approximately 0.50% of the aggregate outstanding principal balance of the group I mortgage loans and approximately 0.65% of the aggregate principal balance of the group II mortgage loans. Generally, because more interest is required to be paid by the mortgagors than is necessary to pay the interest accrued on the offered certificates and the expenses of the trust fund, there is expected to be excess interest each month. If the overcollateralization amount for a loan group is reduced below the overcollateralization target amount for such loan group as a result of losses on the mortgage loans, the trust fund will apply some or all of this excess interest as principal payments on the senior certificates in the related loan group until overcollateralization targets are reached, resulting in a limited acceleration of principal of the certificates relative to the mortgage loans in the related loan group. This acceleration feature is intended to restore overcollateralization. Once the required level of overcollateralization is restored, the acceleration feature will

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

cease, unless it becomes necessary again to maintain the required level of overcollateralization. The actual level of overcollateralization may increase or decrease over time based upon whether the stepdown criteria of the trust have been met. This could result in a temporarily faster or slower amortization of one or both groups of the certificates. See "Description of the Certificates--Overcollateralization and Crosscollateralization Provisions."

   Crosscollateralization. The trust fund generally provides for crosscollateralization through the application of excess interest generated by one loan group to fund shortfalls in available funds and the required level of overcollateralization in the other loan group. See "Description of the Certificates--Overcollateralization and Crosscollateralization Provisions."

   Subordination. The rights of the holders of the more junior classes of certificates relating to each loan group to receive distributions will be subordinated to the rights of the holders of the more senior classes of certificates relating to each loan group to receive distributions. See "Description of the Certificates--Distributions."

   In general, the protection afforded the holders of more senior classes of certificates by means of this subordination will be effected in two ways:

   Priority of Distributions. By the preferential right of the holders of the more senior classes to receive, prior to any distribution being made on any distribution date to the holders of the more junior classes of certificates, the amount of interest and principal due on the more senior classes of certificates and, if necessary, by the right of the more senior holders to receive future distributions on the mortgage loans that would otherwise have been allocated to the holders of the more junior classes of certificates; and

   Allocation of Losses. By the allocation to the more junior classes of certificates (in inverse order of seniority) of losses resulting from the liquidation of defaulted mortgage loans or the bankruptcy of mortgagors prior to the allocation of these losses to the more senior classes of certificates until their respective certificate principal balances have been reduced to zero.

   The chart below summarizes the relative seniority of the various classes of certificates and indicates the initial level of credit support provided to the various classes of certificates. The initial level of credit support includes the overcollateralization level of 0.50% with respect to group I and 0.65% with respect to group II.


Group I
Class(es)                                                          Initial Credit
---------                        Credit Support                       Support
                              ---------------------               --------------
IA                            Class IM-1,                              8.50%
                               Class IM-2
                               and Class IB
IM-1                          Class IM-2                               5.25%
                               and Class IB
IM-2                          Class IB                                 2.75%
IB                            Overcollateralization                    0.50%



Group II
Class(es)                                                         Initial Credit
---------                        Credit Support                       Support
                              ---------------------               --------------
IIA                           Class IIM-1,                            12.50%
                               Class IIM-2
                               and Class IIB
IIM-1                         Class IIM-2                              7.25%
                               and Class IIB
IIM-2                         Class IIB                                3.25%
IIB                           Overcollateralization                    0.65%

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Optional Termination

   Subject to restrictions described in this prospectus supplement, the Servicer will have the option (but not the obligation) to purchase all of the mortgage loans in a loan group after the aggregate unpaid principal balance of these mortgage loans is reduced to less than or equal to 10% of the aggregate stated principal balance of the mortgage loans in that loan group as of the cut-off date. See "Description of the Certificates--Optional Termination."

Legal Investment

   As of the closing date, the class IA, class IIA, class IM-1 and class IIM-1 certificates will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended. The class IM-2, class IB, class IIM-2 and class IIB certificates will not constitute "mortgage related securities." You should consult your own counsel as to whether you have the legal authority to invest in these securities. See "Risk Factors--The certificates may lack liquidity or SMMEA eligibility which may limit your ability to sell" and "Legal Investment Matters" in this prospectus supplement and the attached prospectus.

Federal Income Tax Consequences

   For federal income tax purposes, the trust fund will elect, with respect to certain of its assets, to be treated as three Real Estate Mortgage Investment Conduits ("REMICs"). For federal income tax purposes, (i) the class IA, class IM-1, class IM-2 and class IB certificates will represent ownership of regular interests in a REMIC, and (ii) the class IIA, class IIM-1, class IIM-2 and class IIB certificates will represent ownership of both a regular interest in a REMIC and the right to receive payments under an interest rate cap agreement. To the extent that the offered certificates represent regular interests in a REMIC they will generally be treated as debt instruments for federal income tax purposes. Holders of offered certificates will be required to include in income all interest and original issue discount on the portion of their offered certificates that represents a regular interest in a REMIC, in accordance with the accrual method of accounting. See "Federal Income Tax Consequences" in this prospectus supplement and in the attached prospectus for a discussion of the federal income tax treatment of a holder of a regular interest in a REMIC and for a discussion of the federal income tax consequences associated with the deemed rights to receive payments under an interest rate cap agreement. See "Federal Income Tax Consequences" in this prospectus supplement and in the attached prospectus.

ERISA Considerations

   Under current law, in general, the offered certificates will be eligible for purchase by retirement or other employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended. You should consult with your counsel with respect to the legal consequences of an ERISA plan's acquisition and ownership of the certificates. See "ERISA Considerations" in this prospectus supplement and in the attached prospectus.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Ratings

   The offered certificates are required to receive the ratings indicated under the heading "Anticipated Ratings" in the chart shown on page S-3 of this prospectus supplement.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by any rating agency. The ratings on the certificates address the likelihood of the receipt by holders of the certificates of all distributions on the underlying mortgage loans to which they are entitled. They do not represent any assessment of the likelihood or rate of principal prepayments or the likelihood that any interest carry forward amount will be paid. See "Ratings."

The Mortgage Loans

   The mortgage loans are divided into two loan groups. The first group (group
I) consists of fixed rate mortgage loans and the second group (group II) consists of adjustable rate mortgage loans. The following tables summarize approximate characteristics of each mortgage group as of April 1, 2003. When we refer to percentages of mortgage loans in the following tables, we are describing the percentage of the aggregate principal balance of the mortgage loans in the related loan group as of April 1, 2003, which we refer to as the statistical mortgage pool. The mortgage pool as of the closing date will include certain mortgage loans that are not included in the statistical mortgage pool in this prospectus supplement; furthermore, certain mortgage loans that are included in the statistical mortgage pool in this prospectus supplement will be deleted from the final mortgage pool. Other than increasing the aggregate principal balance of the initial mortgage loans to approximately $900,000,000, we do not expect the inclusion or deletion of these mortgage loans to change the material characteristics of either loan group. Within fifteen days of the closing date, we will file a Form 8-K with the Securities and Exchange Commission which will include the statistical characteristics of the mortgage pool. For additional information on the mortgage loans, see "The Mortgage Pool."

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                             Mortgage Loan Group I
                          (Statistical Mortgage Pool)



Number of loans                                                            2,484
Aggregate outstanding principal balance                             $307,989,974
Number of loans with prepayment penalties                                  2,203
Average prepayment term for loans with
  prepayment penalties (in months)                                            49



                                             Average or
                                          Weighted Average          Range
                                          ----------------   -------------------
Outstanding principal balance                 $123,990        $9,549 to $857,019
Original principal balance                    $124,294        $9,600 to $857,500
Mortgage rate                                  7.603%         5.950% to 12.400%
Original loan-to-value ratio                   73.19%          9.38% to 95.00%
Stated remaining term to maturity
  (in months)                                   295               58 to 360
Credit score                                    632              493 to 813








                                [graphic omitted]


                             Mortgage Rates for the
                             Group I Mortgage Loans


67.7%        22.4%         7.8%           1.7%           0.3%           0.0%
--------------------------------------------------------------------------------
Up to     8.000% to     9.000% to       10.000% to    11.000% to    12.000% and
7.999%     8.999%        9.999%          10.999%       11.999%        greater










--------------------------------------------------------------------------------

--------------------------------------------------------------------------------





                               [graphic omitted]



                          Original Principal Balances
                         for the Group I Mortgage Loans


24.1%        20.8%         23.0%         16.2%        7.8%           4.2%          1.6%              2.3%
-------------------------------------------------------------------------------------------------------------
$100.00   $100,001 to   $150,001 to   $200,001 to   $250,001 to   $300,001 to     $350,000 to    $400,001 and
or less    $150,000      $200,000      $250,000      $300.000      $350,000         $400,000        greater,






                               [graphic omitted]



                             Product Types for the
                             Group I Mortgage Loans



5 to 9 Year Fixed Rate Mortgage Loan                  0.2%

10 to 14 Year Fixed Rate Mortgage Loan                1.3%

15 to 19 Year Fixed Rate Mortgage Loan               11.4%

20 to 24 Year Fixed Rate Mortgage Loan               13.7%

25 to 29 Year Fixed Rate Mortgage Loan                0.6%

30 Year Fixed Rate Mortgage Loan                     60.6%


Balloon Loan                                         12.1%









--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               [graphic omitted]


                              Credit Grades for the
                             Group I Mortgage Loans





                       CMMC Wholesale Retail Underwriting
                       ----------------------------------
                       AStar                       30.7%

                       AO                          25.8%

                       A-                           3.9%

                       B                            3.2%

                       B-                           0.5%

                       C                            0.7%

                       C-                           0.1%



                        CMMC Call Center Underwriting
                       -------------------------------
                       A1                          16.2%

                       A2                          12.3%

                       B1                           5.9%

                       B2                           0.8%





                               [graphic omitted]


                              Loan-to-Value Ratios
                         for the Group I Mortgage Loans




8.2%          9.0%             20.2%             33.2%         26.5%         2.9%
------------------------------------------------------------------------------------
50.00%      50.01% to       60.01% to         70.01% to      80.01% to     90.01% to
or less      60.00%          70.00%            80.00%         90.00%        greater


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               [graphic omitted]




                            Credit Score Summary for
                           the Group I Mortgage Loans



0.1%     0.2%         11.3%       19.7%        28.9%      25.5%      10.9%     3.3%       0.1%
-----------------------------------------------------------------------------------------------
 Not     493 to      501 to       551 to      601 to      651 to     701 to    751 to    801 to
Scored    500         550          600         650         700         750      800       813






                               [graphic omitted]






                         Prepayment Penalty Summary for
                           the Group I Mortgage Loans


  11.5%            9.0%               0.2%             21.6%             57.8%
--------------------------------------------------------------------------------
  None          12 Months         24 Months         36 Months         60 Months









--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                             Mortgage Loan Group II
                          (Statistical Mortgage Pool)



Number of loans                                                            2,841
Aggregate outstanding principal balance                             $442,755,333
Number of loans with prepayment penalties                                  1,784
Average prepayment term for loans with
  prepayment penalties (in months)                                            37



                                             Average or
                                          Weighted Average          Range
                                          ----------------   -------------------
Outstanding principal balance                 $155,845       $14,984 to $811,586
Original principal balance                    $156,162       $15,000 to $865,000
Current mortgage rates                         7.692%         5.750% to 12.375%
Original loan-to-value ratio                   76.90%          7.02% to 95.00%
Stated remaining term to maturity
  (in months)                                   358              118 to 359
Credit score                                    603              494 to 799
Gross margin                                   5.678%         1.650% to 9.500%
Initial rate cap                               3.000%         3.000% to 3.000%
Periodic rate cap                              1.471%         1.000% to 1.500%
Minimum mortgage rates                         7.709%         5.750% to 12.375%
Maximum mortgage rates                        14.692%        12.750% to 19.375%






                               [graphic omitted]


                             Mortgage Rate for the
                            Group II Mortgage Loans



63.9%         25.1%           9.1%           1.6%          0.2%           0.0%
-------------------------------------------------------------------------------------
Up to       8.000% to       9.000% to      10.000% to    11.000% to      12.000% and
7.999%       8.999%          9.999%         10.999%        11.999%        greater



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



                               [graphic omitted]




                          Original Principal Balances
                        for the Group II Mortgage Loans



   13.4%       19.0%           22.8%        16.0%           10.2%          7.7%           4.9%          6.1%
-----------------------------------------------------------------------------------------------------------------
 $100,000    $100,001 to    $150,001 to   $200,001 to    $250,001 to   $300,001 to    $350,001 to    $400,001 to
 or less     $150.000        $200,000      $250,000       $300,000      $350,000       $400,000       greater






                               [graphic omitted]


                             Product Types for the
                            Group II Mortgage Loans


                       2/28 LIBOR Loan             43.6%

                       3/27 LIBOR Loan             22.8%

                       5/25 LIBOR Loan             33.3%



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                               [graphic omitted]



                              Credit Grades for the
                             Group II Mortgage Loans


                       CMMC Wholesale Retail Underwriting
                       ----------------------------------
                       AStar                       21.8%

                       AO                          45.5%

                       A-                          10.8%

                       B                           10.0%

                       B-                           2.4%

                       C                            3.8%

                       C-                           0.0%



                        CMMC Call Center Underwriting
                       -------------------------------
                       A1                           1.3%

                       A2                           2.3%

                       B1                           1.5%

                       B2                           0.5%

                       C2                           0.0%



                               [graphic omitted]


                              Loan-to-Value Ratios
                         for the Group II Mortgage Loans




3.5%          5.3%             15.4%             43.3%         30.8%         1.7%
------------------------------------------------------------------------------------
50.00%     50.01% to        60.01% to        70.01% to      80.01% to     90.01% to
or less      60.00%          70.00%            80.00%         90.00%       greater







--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                               [graphic omitted]




                            Credit Score Summary for
                           the Group II Mortgage Loans



0.2%     0.4%         24.4%       26.7%        25.1%      15.6%      6.1%      1.5%
--------------------------------------------------------------------------------------
 Not     494 to      501 to       551 to      601 to      651 to     701 to    751 to
Scored    500         550          600         650         700         750       799






                               [graphic omitted]






                         Prepayment Penalty Summary for
                           the Group II Mortgage Loans


  37.7%            0.8%              13.4%            37.1%             11.0%
--------------------------------------------------------------------------------
  None          12 Months         24 Months         36 Months         60 Months






--------------------------------------------------------------------------------

                                  Risk Factors


The overcollateralization provisions on your certificates will affect the yield to maturity of the certificates

   The overcollateralization provisions of the trust will affect the weighted average life of the certificates of each certificate group and consequently the yield to maturity of these certificates. To the extent necessary to maintain the required amount of overcollateralization, net excess cashflow for the related loan group and, due to the crosscollateralization feature, in some cases the other mortgage loan group, will be applied as distributions of principal of the class A certificates of the related certificate group, thereby reducing the weighted average lives of the certificates in the related certificate group. The actual required amount of overcollateralization for a certificate group may change from distribution date to distribution date, producing uneven distributions of accelerated payments in respect of principal for the certificate group. We cannot predict whether, or to what degree, it will be necessary to apply net excess cashflow as distributions of principal in order to maintain the required amount of overcollateralization.

   Net excess cashflow for a particular loan group generally is the excess of interest collected or advanced on the mortgage loans in that loan group over the interest required to pay interest on the certificates in the related certificate group and the trust fund expenses allocable to that certificate group. Mortgage loans with higher interest rates will contribute more interest to the net excess cashflow. Mortgage loans with higher interest rates may prepay faster than mortgage loans with relatively lower interest rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans in a loan group that have higher interest rates may adversely affect the amount of net excess cashflow for that loan group.

   As a result of the interaction of these factors, the effect of the overcollateralization provisions on the weighted average life of the offered certificates may vary significantly over time. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Yield, Maturity and Weighted Average Life Considerations" in the attached prospectus.

Prepayments of the mortgage loans will affect the yield on your certificates

   The yield to maturity and weighted average life of your certificates will be affected primarily by the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults) of, and losses on, the mortgage loans in the related loan group. Each loan group's prepayment experience may be affected by many factors, including general economic conditions, interest rates and the availability of alternative financing, homeowner mobility and the solicitation of mortgagors to refinance their mortgage loans. In addition, substantially all of the mortgage loans contain due-on-sale provisions. The servicer intends to enforce these provisions unless

     (1)  enforcement is not permitted by applicable law; or

     (2) the servicer, in a manner consistent with accepted servicing practices, permits the purchaser of the related mortgaged property to assume the mortgage loan.

   To the extent permitted by applicable law, any assumption will not release the original borrower from its obligation under the mortgage loan. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Material Legal Aspects of the Mortgage Loans--Enforceability of Due-on-Sale Clauses" in the attached prospectus for a description of the provisions of the mortgage loans that may affect their prepayment experience.

   The yield on the class IIA-2, class IIM-1, class IIM-2 and class IIB certificates will also be sensitive to the level of one-month LIBOR and the level of the mortgage index. In addition, the yield to maturity of any offered certificates that you purchase at a discount or premium will be more sensitive to the rate and timing of payments thereon. You should consider, in the case of any offered certificates that you purchase at a discount, the risk that a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificates that you purchase at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. Because approximately 88.5% of the group I mortgage loans in the statistical mortgage pool and approximately 62.3% of the group II mortgage loans in the statistical mortgage pool contain prepayment penalties, the rate of principal prepayments may be less than the rate of principal prepayments for mortgage loans which do not contain prepayment penalties. See "Material Legal Aspects of the Mortgage Loans--Late Charges, Default Interest and Limitations on Prepayment" in the attached prospectus. We cannot make any representation as to the anticipated rate of prepayments on the mortgage loans, the amount and timing of losses on the loans, the level of one-month LIBOR or the mortgage index or the resulting yield to maturity of any offered certificates. Any reinvestment risks resulting from a faster or slower incidence of prepayments on the mortgage loans will be borne entirely by the offered certificateholders as described in this prospectus supplement. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Yield, Maturity and Weighted Average Life Considerations" in the attached prospectus.

Mortgage loans originated under the B&C underwriting guidelines carry a risk of higher delinquencies

   The underwriting guidelines used in connection with the origination of the mortgage loans in the trust fund consider the credit quality of a mortgagor and the value of the mortgaged property. The originators provide loans primarily to mortgagors who do not qualify for loans conforming to FNMA or FHLMC guidelines. Furthermore, the underwriting guidelines used in connection with the origination of the mortgage loans in the trust fund do not prohibit a borrower from obtaining secondary financing on the mortgaged property. Secondary financing would reduce the borrower's equity in the related mortgaged property.

   As a result of the underwriting guidelines used in connection with the origination of the mortgage loans in the trust fund, these mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten to FNMA and FHLMC conforming guidelines. Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans than on mortgage loans originated in a more traditional manner. Similarly, an overall general decline in residential real estate values could cause a particularly severe decline in the value of the mortgaged properties relating to mortgage loans in the trust fund. We cannot provide any assurance that the mortgaged properties will not experience an overall decline in value.

The interest rate on the group II certificates may be capped

   The pass-through rates on the class IIA-2, class IIM-1, class IIM-2 and class IIB certificates are calculated based upon the value of an index (one-month LIBOR) which is different from the value of the index applicable to substantially all of the group II mortgage loans (six-month LIBOR) as described under "The Mortgage Pool--General" and are subject to an available amount interest rate cap and a maximum rate cap. The IIA-1 certificates accrue interest at a fixed rate and are subject to such available amount interest rate cap.

   The available amount interest rate cap effectively limits the amount of interest accrued on each class of group II certificates to the amount of interest accruing on the group II mortgage loans. Various factors may cause the available amount interest rate cap described above to limit the amount of interest that would otherwise accrue on the group II certificates. First, with respect to the class IIA-2, class IIM-1, class IIM-2 and class IIB Certificates, this can result if one-month LIBOR increases more rapidly than six-month LIBOR. In addition, the pass-through rates on the class IIA-2, class IIM-1, class IIM-2 and class IIB certificates adjust monthly, while the interest rates of the group II mortgage loans adjust less frequently, with the result that the operation of the available amount interest rate cap described above may cause the pass-through rates for these classes of certificates to be reduced for extended periods in a rising interest rate environment. The group II mortgage loans are also subject to periodic (i.e., semi-annual) adjustment caps and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in the available amount interest rate cap described above limiting increases in the pass-through rates for the class IIA-2, class IIM-1, class IIM-2 and class IIB certificates. Finally, the group II mortgage loans accrue interest on the basis of a 360-day year assumed to consist of twelve 30-day months, while calculations of interest on the class IIA-2, class IIM-1, class IIM-2 and class IIB certificates will be made on the basis of the actual number of days elapsed and a year of 360 days. This may result in the available amount interest rate cap described above limiting the pass-through rates for the class IIA-2, class IIM-1, class IIM-2 and class IIB in some periods. Although the class IIA-1 certificates accrue interest at a fixed rate, if the weighted average of the interest rates on the group II mortgage loans decreases, the amount of interest payable on the class IIA-1 certificates may be reduced as a result of the application of the available amount interest rate cap referred to above. Consequently, the interest which becomes due on the group II mortgage loans (net of the servicing fee) with respect to any distribution date may not equal the amount of interest that would accrue at one-month LIBOR plus the applicable margin on the class IIA-2, class IIM-1, class IIM-2 and class IIB certificates and at the fixed pass-through rate of the class IIA-1 certificates during the related period. If the available amount interest rate cap described above determines the pass-through rates for any of the group II certificates for a distribution date, the market value of those classes of certificates may be temporarily or permanently reduced.

   In addition, the pass-through rates on the class IIA-2, class IIM-1, class IIM-2 and class IIB certificates are subject to a maximum rate cap, which limits the pass-through rates on the class IIA-2, class IIM-1, class IIM-2 and class IIB certificates based on the maximum lifetime interest rates on the group II mortgage loans, less the servicing fee rate. This maximum rate cap may limit increases in the pass-through rates on the class IIA-2, class IIM-1, class IIM-2 and class IIB certificates. This can occur even if there is sufficient interest collected on the group II mortgage loans, net of trust fund expenses, to pay interest on the class IIA-2, class IIM-1, class IIM-2 and class IIB certificates without giving effect to the maximum rate cap.

Changes to the weighted average net mortgage rate of the group I mortgage loans may reduce the pass-through rates with respect to the class IA-5, class IM-2 and class IB certificates

   On any distribution date, the pass-through rates for the class IA-5, class IM-2 and class IB certificates will equal the lesser of (A) the rate set forth for such class in the table on page S-3 and (B) the weighted average net mortgage rate on the group I mortgage loans. Therefore, to the extent that the weighted average net mortgage rate on the group I mortgage loans is ever reduced to less than the applicable rate described in clause (A), investors in the class IB certificates may experience a lower than anticipated yield.

   This limitation on the payment of interest on those group I certificates can occur even if there is sufficient interest collected on the group I mortgage loans, net of trust fund expenses, to pay interest on the class IB certificates without giving effect to these weighted average net interest rate caps.

The protection afforded to your certificates by subordination is limited

   The rights of the class M-1 certificates of each certificate group to receive distributions with respect to the mortgage loans of the related loan group will be subordinate to the rights of the class A certificates of the related certificate group to receive those distributions; the rights of the class M-2 certificates of each certificate group to receive distributions with respect to the mortgage loans of the related loan group will be subordinate to the rights of the class A and the class M-1 certificates of the related certificate group to receive those distributions; and the rights of the class B certificates of each certificate group to receive distributions with respect to the mortgage loans of the related loan group will be subordinate to the rights of the class A, class M-1 and class M-2 certificates of the related certificate group to receive those distributions. This subordination is intended to enhance the likelihood of regular receipt by higher-ranking classes of certificates of the full amount of the monthly distributions allocable to them, and to afford protection against losses.

Allocation of losses to the class M and class B certificates makes the yield to maturity on those classes of certificates sensitive to defaults on the mortgage loans

   If realized losses are incurred with respect to the mortgage loans in a loan group to the extent that the aggregate principal balance of the certificates of the related certificate group exceeds the stated principal balances of the mortgage loans in the related loan group, the principal balances of the class M and class B certificates of the related certificate group will be reduced in reverse order of seniority (first to class B, second to class M-2 and third to class M-1) by the amount of the excess. Consequently, the yields to maturity on the class M certificates and class B certificates of each certificate group will be sensitive, in varying degrees, to defaults on the mortgage loans in the related loan group and the timing of these defaults. Investors should fully consider the risks associated with an investment in the class M or class B certificates, including the possibility that these investors may not fully recover their initial investment as a result of realized losses.

Delays and expenses connected with the liquidation of mortgaged properties may result in losses to you

   Even assuming that the mortgaged properties provide adequate security for the mortgage loans, there could be substantial delays in connection with the liquidation of mortgage loans that are delinquent and resulting shortfalls in distributions to you could occur. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the mortgage loans and thereby reduce the proceeds payable to you. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, you could experience a loss, particularly if you are a holder of one of the most subordinate classes.

Ratings on the certificates do not address all of the factors you should consider when purchasing certificates

   The rating of each class of certificates will depend primarily on an assessment by the rating agencies of the mortgage loans as well as the structure of the transaction. The rating by the rating agencies of any class of certificates is not a recommendation to purchase, hold or sell any rated certificates, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be qualified, lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments or the likelihood that any interest carry forward amounts will be paid. See "Ratings."

Collections on the mortgage loans may be delayed or reduced if Chase Manhattan Bank USA, N.A., JPMorgan Chase Bank or Chase Manhattan Mortgage Corporation becomes insolvent

   The sale of the mortgage loans from Chase Manhattan Bank USA, N.A., JPMorgan Chase Bank and Chase Manhattan Mortgage Corporation to Chase Funding, Inc.
will be treated as a sale of the mortgage loans. However, in the event of an insolvency of Chase Manhattan Bank USA, N.A., JPMorgan Chase Bank or Chase Manhattan Mortgage Corporation, the conservator, receiver or trustee in bankruptcy of such entity may attempt to recharacterize the mortgage loan sales as a borrowing by the relevant entity, secured by a pledge of the applicable mortgage loans. If these transfers were to be challenged, delays in payments of the certificates and reductions in the amounts of these payments could occur.

   In the event of a bankruptcy or insolvency of Chase Manhattan Mortgage Corporation, as servicer, the bankruptcy trustee or receiver may have the power to prevent Citibank, N.A., as trustee, or the certificateholders from appointing a successor servicer. Regardless of whether a successor servicer is appointed, any termination of Chase Manhattan Mortgage Corporation as servicer (whether due to bankruptcy or insolvency or otherwise) could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

The certificates may be inappropriate for individual investors

   The certificates may not be an appropriate investment for you if you do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of certificates. This may be the case because, among other things:

     1. The yield to maturity of offered certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

     2. The rate of principal distributions on, and the weighted average life of, the offered certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal distributions among the classes of certificates, and for that reason, the certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

     3. You may not be able to reinvest amounts distributed in respect of principal on a certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the pass-through rates on the certificates; or

     4. It is possible that a secondary market for the certificates will not develop or that your investment may not be liquid. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

   You should also carefully consider the further risks and other special considerations discussed above and under the heading "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and in the attached prospectus under the heading "Risk Factors."

The geographic concentration of mortgage loans means your investment may be especially sensitive to economic conditions in particular states

   As of April 1, 2003, which we refer to as the cut-off date, approximately 24.0% of the mortgaged properties relating to the group I mortgage loans in the statistical mortgage pool and approximately 24.8% of the mortgaged properties relating to the group II mortgage loans in the statistical mortgage pool were located in California. As of the cut-off date, approximately 14.1% of the mortgaged properties relating to the group I mortgage loans in the statistical mortgage pool and approximately 5.3% of the mortgaged properties relating to the group II mortgage loans in the statistical mortgage pool were located in Florida. As of the cut-off date, approximately 2.1% of the mortgaged properties relating to the group I mortgage loans in the statistical mortgage pool and approximately 5.4% of the mortgaged properties relating to the group II mortgage loans in the statistical mortgage pool were located in Illinois. As of the cut-off date, approximately 2.5% of the mortgaged properties relating to the group I mortgage loans in the statistical mortgage pool and approximately 6.9% of the mortgaged properties relating to the group II mortgage loans in the statistical mortgage pool were located in Michigan. As of the cut-off date, approximately 5.9% of the mortgaged properties relating to the group I mortgage loans in the statistical mortgage pool and approximately 7.0% of the mortgaged properties relating to the group II mortgage loans in the statistical mortgage pool were located in New Jersey. As of the cut-off date, approximately 11.5% of the mortgaged properties relating to the group I mortgage loans in the statistical mortgage pool and approximately 8.8% of the mortgaged properties relating to the group II mortgage loans in the statistical mortgage pool were located in New York. An overall decline in the California, Florida, Illinois, Michigan, New Jersey or New York residential real estate market could adversely affect the values of the mortgaged properties securing the related mortgage loans. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, we cannot assure you that the California, Florida, Illinois, Michigan, New Jersey or New York residential real estate market will not weaken. If the California, Florida, Illinois, Michigan, New Jersey or New York residential real estate market should experience an overall decline in property values, the rates of losses on the related mortgage loans would be expected to increase, and could increase substantially.

Mortgage loans with balloon payments may experience higher default rates

   Approximately 12.1% of the aggregate principal balance of the group I mortgage loans in the statistical mortgage pool as of the cut-off date are "balloon loans" that provide for the payment of the unamortized principal balance of the initial mortgage loan in a single payment at maturity. The balloon loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the balloon loan generally up to 15 years after origination. Amortization of a balloon loan based on a scheduled period that is longer than the term of the loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. We do not have any information regarding the default history or prepayment history of payments on balloon loans. Because borrowers of balloon loans are required to make substantial single payments upon maturity, it is possible that the default risk associated with the balloon loans is greater than that associated with fully-amortizing loans.

The mortgage pool may contain delinquent mortgage loans which may decrease the amount of principal distributed to you

   The trust fund may include delinquent mortgage loans which are 59 or fewer days delinquent as of the cut-off date. It is expected that not more than approximately 1.5% of the mortgage loans (by cut-off date principal balance) will be between 30 and 59 days delinquent. If there are not sufficient funds from amounts collected on the mortgage loans, the aggregate amount of principal returned to any class of offered certificateholders may be less than the certificate principal balance of a class on the day that class was issued.

Optional termination provisions could reduce benefits of crosscollateralization

   As described in this prospectus supplement under "Description of the Certificates--Optional Termination," the servicer will have the option to repurchase all of the remaining mortgage loans in a mortgage group when the aggregate principal balance of those mortgage loans is reduced to less than or equal to 10% of the aggregate stated principal balance of the mortgage loans of the related loan group as of the closing date. To the extent that those repurchased mortgage loans were providing credit enhancement in the form of crosscollateralization to the certificates related to the mortgage loans in the other mortgage group, the exercise by the servicer of its repurchase option will reduce the amount of credit enhancement then available to the remaining classes of certificates.

The certificates may lack liquidity or SMMEA eligibility which may limit your ability to sell

   The underwriters intend to make a secondary market in the offered certificates, but will have no obligation to do so. We cannot assure you that a secondary market for any class of offered certificates will develop, or if one does develop, that it will continue or provide sufficient liquidity of investment or that it will remain for the term of the related class of offered certificates. The class IM-2, class IB, class IIM-2 and class IIB certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in those non-SMMEA certificates, thereby limiting the market for those certificates. In light of those risks, you should consult your own counsel as to whether you have the legal authority to invest in non-SMMEA securities such as the class IM-2, class IB, class IIM-2 and class IIB certificates. See "Legal Investment Matters" in this prospectus supplement and in the attached prospectus.

Violations of Federal and state laws

   Federal and state laws regulate the underwriting, origination, servicing and collection of the mortgage loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of the servicer and the originators. Actual or alleged violations of these Federal and state laws may, among other things:

      1. limit the ability of the servicer to collect principal or interest on the loans,

      2. provide the borrowers with a right to rescind the loans,

      3. entitle the borrowers to refunds of amounts previously paid or to set-off those amounts against their loan obligations,

      4. result in a litigation proceeding being brought against the trust, and

      5. subject the trust to liability for expenses, penalties and damages resulting from the violations.

   As a result, these violations or alleged violations could result in shortfalls in the distributions due on your certificates. See "Material Legal Aspects of the Mortgage Loans" in the attached prospectus.

Recent developments may increase risk of loss on the mortgage loans

   On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City and Washington, D.C. Although the damaged and destroyed properties consisted primarily of commercial and government buildings, these tragic events may nevertheless have an adverse effect on the value of residential real estate in the United States, particularly in the New York and Washington, D.C. metropolitan areas. In addition, it is possible (although we cannot predict the likelihood) that these events, or any consequential or subsequent events involving the United States, may have a temporary or sustained adverse effect on the financial markets (including the market for mortgage-backed securities) or the U.S. economy generally or economic conditions in the New York or Washington, D.C. metropolitan areas or other areas of the United States.

   As a result of the terrorist attacks, President Bush has authorized the placement of over 150,000 military reservists and members of the National Guard on active duty status. In addition, on March 19, 2003, the United States began military action against Iraq. In preparation for that action, President Bush ordered the activation of several thousand military reservists and members of the National Guard. To the extent that any such person on active duty status is a mortgagor under a mortgage loan, the interest rate limitations and other provisions of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, would apply to the mortgage loan during the period of active duty. During the continuation of military conflict, particularly if it is prolonged, additional military reservists and members of the National Guard may be called to active duty. In addition, other mortgagors who enter military service after the origination of their mortgage loans (including mortgagors who are members of the National Guard at the time of the origination of their mortgage loans and are later called to active duty) would be covered by the terms of the Soldiers' and Sailors' Civil Relief Act of 1940. The interest paid to the holders of the certificates will be reduced by any reductions in the amount of interest collectible as a result of the Soldiers' and Sailors' Civil Relief Act of 1940. See "Material Legal Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act" in the prospectus.

   The California Military and Veterans Code was amended on June 20, 2002, to provide protection equivalent to that provided by the Soldiers' and Sailors' Civil Relief Act of 1940 to California National Guard members called up to active service by the Governor, California National Guard members called up to active service by the President and reservists called to active duty. Those eligible under the California Military and Veterans Code must obtain a certificate signed by an authorized officer of the military department, branch or unit in which the service member is serving to qualify for the relief afforded by the California Military and Veterans Code.

   The recent amendment of the California Military and Veterans Code could result in shortfalls in interest and could affect the ability of the servicer to foreclose on the affected mortgage loan in a timely fashion. In addition, the California Military and Veterans Code, like the Soldiers' and Sailors' Civil Relief Act of 1940, provides broad discretion for a court to modify a mortgage loan upon application by the mortgagor. The California Military and Veterans Code could have an effect on the timing of the payment on the mortgage loans and therefore on the cash flow available for distribution on the certificates. None of Chase Funding, Inc., Chase Manhattan Mortgage Corporation, Chase Manhattan Bank USA, N.A., JPMorgan Chase Bank, J.P. Morgan Securities Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated or Wachovia Securities, Inc. has undertaken a determination as to which mortgage loans, if any, may be affected by the California Military and Veterans Code or the Soldiers' and Sailors' Civil Relief Act of 1940. See "Material Legal Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act" in the prospectus.

High Cost Loans

   None of the mortgage loans are "High Cost Loans" within the meaning of the Home Ownership and Equity Protection Act of 1994.

   In addition to the Home Ownership and Equity Protection Act of 1994, however, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Home Ownership and Equity Protection Act of 1994. The failure to comply with these laws could subject the trust fund, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the trust fund or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts. In addition, none of the mortgage loans are "High Cost Home Loans" or "Covered Loans" within the meaning of the Georgia Fair Lending Act.

Rights of the NIMs Insurer, if any, may negatively impact the offered certificates

   Net interest margin securities may be issued by a separate trust and secured by all or a portion of the class R, class C, class P and class L certificates issued by the trust on the closing date. An insurer, if any, of such net interest margin securities (the "NIMs Insurer") will be a third party beneficiary of the pooling and servicing agreement.

   Pursuant to the terms of the pooling and servicing agreement, unless there exists a continuance of any failure by the NIMs Insurer to make a required payment under the policy insuring the net interest margin securities or there exists a proceeding in bankruptcy by or against the NIMs Insurer (any such event, a "NIMs Insurer Default"), such NIMs Insurer will be entitled to exercise extensive rights under the pooling and servicing agreement. Unless there exists a NIMs Insurer Default, wherever in the pooling and servicing agreement there shall be a requirement that any person or any communication, object or other matter be acceptable or satisfactory to or otherwise receive the consent or other approval of any other person (whether as a condition to the eligibility of such person to act in any capacity, as a condition to any circumstance or state of affairs related to such matter, or otherwise), there also shall be deemed to be a requirement that such person or matter be approved in writing by the NIMs Insurer, which approval shall not be unreasonably withheld or delayed. For example, unless a NIMs Insurer Default exists, the NIMs Insurer's consent will be required prior to any amendment to the pooling and servicing agreement. Without limiting the foregoing, the NIMs Insurer also has the right to provide notices of servicer defaults and the right to direct the trustee to terminate the rights and obligations of the servicer under the pooling and servicing agreement in the event of a default by the servicer.

   Investors in the offered certificates should note that:

     o any insurance policy issued by the NIMs Insurer, if any, will not cover, and will not benefit in any manner whatsoever the offered certificates;

     o  the rights granted to the NIMs Insurer, if any, are extensive;

     o the interests of the NIMs Insurer, if any, may be inconsistent with, and adverse to the interests of the holders of the offered certificates, and the NIMs Insurer, if any, has no obligation or duty to consider the interests of the offered certificates in connection with the exercise or non-exercise of the NIMs Insurer's rights; and

     o the NIMs Insurer's exercise of the rights and consents set forth above may negatively affect the offered certificates and the existence of the NIMs Insurer's rights, whether or not exercised, may adversely affect the liquidity of the offered certificates, relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings.

                           Forward-Looking Statements

   In this prospectus supplement and the attached prospectus, we use forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and "Yield, Prepayment and Maturity Considerations." Forward-looking statements are also found elsewhere in this prospectus supplement and the prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are inherently subject to a variety of risks and uncertainties. Actual results may differ materially from those we anticipate due to changes in, among other things:

      1. economic conditions and industry competition; political, social and economic conditions;

      2. the law and government regulatory initiatives; and

      3. interest rate fluctuations.

   We will not update or revise any forward-looking statements to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

                                    Glossary

   A glossary of defined terms used in this prospectus supplement begins on page S-106.

                               The Mortgage Pool


General

   The Statistical Mortgage Pool consisted as of the Cut-off Date of approximately 5,325 conventional mortgage loans evidenced by promissory notes having an aggregate principal balance of approximately $750,745,307. The mortgage loans are divided into two loan groups. The first group (Group I) consists of fixed rate mortgage loans and the second group (Group II) consists of adjustable rate mortgage loans. The mortgage pool as of the Closing Date will include certain mortgage loans that are not included in the Statistical Mortgage Pool; furthermore, certain mortgage loans that are included in the Statistical Mortgage Pool will be deleted from the Statistical Mortgage Pool. Other than increasing the aggregate principal balance of the Mortgage Loans to approximately $900,000,000, we do not expect the inclusion or deletion of these mortgage loans to change the material characteristics of either loan group. Updated statistical information on the final composition of the Mortgage Loans, after giving effect to any additions and deletions, will be attached as an exhibit to the Current Report on Form 8-K of the Depositor that will be available to purchasers of the certificates at, and will be filed with the Securities and Exchange Commission within fifteen days of the Closing Date.

   The mortgage pool ultimately will consist of the mortgage loans in the Statistical Mortgage Pool plus any mortgage loans added to the Statistical Mortgage Pool and minus any mortgage loans deleted from the Statistical Mortgage Pool, on or before the Closing Date. The statistical information presented in this prospectus supplement describes only the Statistical Mortgage Pool and does not include statistical information with respect to the final composition of the Mortgage Loans (giving effect to additions and deletions from the Statistical Mortgage Pool). References herein to percentages of mortgage loans refer in each case to the percentage of the aggregate principal balance of the mortgage loans in the Statistical Mortgage Pool or, as the case may be, the mortgage loans in the Statistical Mortgage Pool in the applicable loan group, as of the Cut-off Date, based on the outstanding principal balances of such mortgage loans as of the Cut-off Date, after giving effect to Scheduled Payments due on or prior to the Cut-off Date, whether or not received. References to percentages of mortgaged properties refer, in each case, to the percentages of aggregate principal balances of the related mortgage loans in the Statistical Mortgage Pool (determined as described in the preceding sentence).

   The mortgage notes are secured by mortgages or deeds of trust or other similar security instruments creating first liens on real properties including single-family detached residences, two- to four-family dwelling units, cooperative apartment dwelling units, condominiums, planned unit developments, small mixed use properties and manufactured housing. The trust fund includes, in addition to the mortgage pool:

     1. certain amounts held from time to time in Accounts maintained in the name of the trustee under the pooling and servicing agreement to be dated as of April 1, 2003 by and among Chase Funding, Inc., as depositor, Chase Manhattan Mortgage Corporation, as servicer and Citibank, N.A., as trustee;

     2. any property which initially secured a mortgage loan and which is acquired by foreclosure or deed-in-lieu of foreclosure;

     3. all insurance policies described below, along with the proceeds of those policies; and

     4. rights to require repurchase of the mortgage loans by the Sellers for breach of representation or warranty.

   The mortgage loans to be included in the trust fund will have been originated or purchased by the Sellers and will have been originated substantially in accordance with the underwriting criteria for sub-prime or "B&C" quality mortgage loans described herein under "Chase Manhattan Mortgage Corporation--Underwriting Standards." Sub-prime mortgage loans are generally mortgage loans made to borrowers who do not qualify for financing under conventional underwriting criteria due to prior credit difficulties, the inability to satisfy conventional documentation standards and/or conventional debt to income ratios.

   Scheduled Payments either earlier or later than the scheduled due dates on the mortgage loans will not affect the amortization schedule or the relative application of these payments to principal and interest. Substantially all of the mortgage notes will provide for a fifteen (15) day grace period for monthly payments. Any mortgage loan may be prepaid in full or in part at any time; however, approximately 88.5% of the Group I Mortgage Loans in the Statistical Mortgage Pool and approximately 62.3% of the Group II Mortgage Loans in the Statistical Mortgage Pool provide for the payment by the borrower of a prepayment charge in limited circumstances on full or partial prepayments made during the prepayment penalty term. The weighted average prepayment penalty term is approximately 49 months with respect to the Group I Mortgage Loans in the Statistical Mortgage Pool which have prepayment penalties and approximately 37 months with respect to the Group II Mortgage Loans in the Statistical Mortgage Pool which have prepayment penalties. In general, the related mortgage note will provide that a prepayment charge will apply if, during the prepayment penalty term, the borrower prepays the mortgage loan in full or in part (although in certain cases the prepayment charge does not apply if the borrower refinances the mortgage loan with the originator or an affiliate). The enforceability of prepayment penalties is unclear under the laws of many states. Prepayment penalties will not be available for distribution to holders of the offered certificates. See "Material Legal Aspects of the Mortgage Loans--Late Charges, Default Interest and Limitations on Prepayment" in the attached prospectus.

   Mortgage Loan Group I. As of the Cut-off Date, the aggregate outstanding principal balance of the Group I Mortgage Loans in the Statistical Mortgage Pool was approximately $307,989,974. As of the Cut-off Date, the average outstanding principal balance of the Group I Mortgage Loans in the Statistical Mortgage Pool was approximately $123,990, the minimum outstanding principal balance was approximately $9,549, the maximum outstanding principal balance was approximately $857,019, the lowest Mortgage Rate and the highest Mortgage Rate were 5.950% and 12.400% per annum, respectively, and the weighted average Mortgage Rate was approximately 7.603% per annum. Approximately 12.1% of the Group I Mortgage Loans in the Statistical Mortgage Pool are Balloon Loans.

   The weighted average Original Loan-to-Value Ratio as of the Cut-off Date for the Group I Mortgage Loans in the Statistical Mortgage Pool was approximately 73.19%.

   Mortgage Loan Group II. As of the Cut-off Date, the aggregate outstanding principal balance of the Group II Mortgage Loans in the Statistical Mortgage Pool was approximately $442,755,333. As of the Cut-off Date, the average outstanding principal balance of the Group II Mortgage Loans in the Statistical Mortgage Pool was approximately $155,845, the minimum outstanding principal balance was approximately $14,984, the maximum outstanding principal balance was approximately $811,586, the lowest current Mortgage Rate and the highest current Mortgage Rate were 5.750% and 12.375% per annum, respectively, and the weighted average Mortgage Rate was approximately 7.692% per annum.

   The weighted average Original Loan-to-Value Ratio as of the Cut-off Date for the Group II Mortgage Loans in the Statistical Mortgage Pool was approximately 76.90%.

   Approximately 43.6% of the Group II Mortgage Loans in the Statistical Mortgage Pool as of the Cut-off Date are 2/28 LIBOR Loans. The 2/28 LIBOR Loans are each subject to a 3.000% Periodic Rate Cap with respect to the first Adjustment Date and a 1.500% Periodic Rate Cap with respect to each Adjustment Date thereafter. In addition, the 2/28 LIBOR Loans each have a Maximum Mortgage Rate equal to the initial Mortgage Rate plus 7.000% and have a Minimum Mortgage Rate equal to the initial Mortgage Rate.

   Approximately 22.8% of the Group II Mortgage Loans in the Statistical Mortgage Pool as of the Cut-off Date are 3/27 LIBOR Loans. The 3/27 LIBOR Loans are each subject to a 3.000% Periodic Rate Cap with respect to the first Adjustment Date and Periodic Rate Caps which range from 1.000% to 1.500% (with a weighted average of 1.484%) with respect to each Adjustment Date thereafter. In addition, the 3/27 LIBOR Loans each have a Maximum Mortgage Rate equal to the initial Mortgage Rate plus 7.000% and have a Minimum Mortgage Rate equal to the initial Mortgage Rate.

   Approximately 33.6% of the Group II Mortgage Loans in the Statistical Mortgage Pool as of the Cut-off Date are 5/25 LIBOR Loans. The 5/25 LIBOR Loans are each subject to a 3.000% Periodic Rate Cap with respect to the first Adjustment Date and Periodic Rate Caps which range from 1.000% to 1.500% (with a weighted average of 1.426%) with respect to each Adjustment Date thereafter. In addition, the 5/25 LIBOR Loans each have a Maximum Mortgage Rate equal to the initial Mortgage Rate plus 7.000% and have a Minimum Mortgage Rate equal to the initial Mortgage Rate.

   The weighted average Credit Score as of the Cut-off Date of the Group I Mortgage Loans in the Statistical Mortgage Pool that were scored was approximately 632 and the weighted average Credit Score as of the Cut-off Date of the Group II Mortgage Loans in the Statistical Mortgage Pool that were scored was approximately 603. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 300 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of prepayment by the borrower. None of the Depositor, the Sellers or the Servicer makes any representations or warranties as to the actual performance of any mortgage loan or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the mortgage loan according to its terms.

Mortgage Loans

   The following tables describe the mortgage loans in the Statistical Mortgage Pool and the related mortgaged properties as of the close of business on the Cut-off Date. The sum of the columns below may not equal the total indicated due to rounding.

                             Mortgage Loan Group I
                          (Statistical Mortgage Pool)

                    Mortgage Rates for Mortgage Loan Group I


                                                                                    Number of      Aggregate Principal   Percent of
Range of Mortgage Rates                                                          Mortgage Loans    Balance Outstanding   Loan Group
-----------------------                                                          --------------    -------------------   ----------
5.500% to 5.999%.............................................................             8           $  1,495,156            0.5%
6.000% to 6.499%.............................................................           273             44,187,990           14.3
6.500% to 6.999%.............................................................           418             65,334,519           21.2
7.000% to 7.499%.............................................................           288             40,310,879           13.1
7.500% to 7.999%.............................................................           438             57,193,934           18.6
8.000% to 8.499%.............................................................           302             34,891,037           11.3
8.500% to 8.999%.............................................................           344             33,994,132           11.0
9.000% to 9.499%.............................................................           172             13,483,232            4.4
9.500% to 9.999%.............................................................           135             10,550,930            3.4
10.000% to 10.499%...........................................................            47              2,863,582            0.9
10.500% to 10.999%...........................................................            37              2,485,024            0.8
11.000% to 11.499%...........................................................            13                715,841            0.2
11.500% to 11.999%...........................................................             6                333,395            0.1
12.000% to 12.499%...........................................................             3                150,324            0.0
                                                                                      -----           ------------          -----
    Totals...................................................................         2,484           $307,989,974          100.0%
                                                                                      =====           ============          =====


   As of the Cut-off Date, Mortgage Rates borne by the Group I Mortgage Loans in the Statistical Mortgage Pool ranged from 5.950% per annum to 12.400% per annum and the weighted average Mortgage Rate of the Group I Mortgage Loans in the Statistical Mortgage Pool was approximately 7.603% per annum.

         Remaining Months to Stated Maturity for Mortgage Loan Group I



                                                                                    Number of      Aggregate Principal   Percent of
Range of Remaining Terms (Months)                                                Mortgage Loans    Balance Outstanding   Loan Group
---------------------------------                                                --------------    -------------------   ----------
49 to 60.....................................................................             2           $    127,308            0.0%
61 to 72.....................................................................             1                 28,783            0.0
73 to 84.....................................................................             4                201,330            0.1
85 to 96.....................................................................             5                350,271            0.1
109 to 120...................................................................            59              3,626,253            1.2
133 to 144...................................................................             4                186,291            0.1
145 to 156...................................................................             2                320,661            0.1
169 to 180...................................................................           653             71,754,566           23.3
181 to 192...................................................................             1                108,313            0.0
193 to 204...................................................................             2                303,092            0.1
205 to 216...................................................................             3                329,270            0.1
229 to 240...................................................................           373             42,196,210           13.7
265 to 276...................................................................             1                112,875            0.0
289 to 300...................................................................            12              1,503,206            0.5
301 to 312...................................................................             2                214,598            0.1
313 to 324...................................................................             1                100,634            0.0
349 to 360...................................................................         1,359            186,526,314           60.6
                                                                                      -----           ------------          -----
    Totals...................................................................         2,484           $307,989,974          100.0%
                                                                                      =====           ============          =====


   As of the Cut-off Date, the remaining terms to stated maturity of the Group I Mortgage Loans in the Statistical Mortgage Pool ranged from 58 months to 360 months and the weighted average remaining term to stated maturity of the Group I Mortgage Loans in the Statistical Mortgage Pool was approximately 295 months.

      Original Mortgage Loan Principal Balances for Mortgage Loan Group I




Range of Original Mortgage                                                          Number of      Aggregate Principal   Percent of
Loan Principal Balances                                                          Mortgage Loans    Balance Outstanding   Loan Group
-----------------------                                                          --------------    -------------------   ----------
$100,000 or less.............................................................         1,180           $ 74,295,208           24.1%
$100,001 to $150,000.........................................................           514             63,987,966           20.8
$150,001 to $200,000.........................................................           410             70,752,496           23.0
$200,001 to $250,000.........................................................           224             50,015,095           16.2
$250,001 to $300,000.........................................................            89             23,981,632            7.8
$300,001 to $350,000.........................................................            40             13,029,261            4.2
$350,001 to $400,000.........................................................            13              4,853,361            1.6
$400,001 to $450,000.........................................................             7              3,050,997            1.0
$450,001 to $500,000.........................................................             4              1,944,058            0.6
$550,001 to $600,000.........................................................             1                558,975            0.2
$650,001 to $700,000.........................................................             1                663,906            0.2
$850,001 to $900,000.........................................................             1                857,019            0.3
                                                                                      -----           ------------          -----
    Totals...................................................................         2,484           $307,989,974          100.0%
                                                                                      =====           ============          =====


   As of the Cut-off Date, the outstanding principal balances of the Group I Mortgage Loans in the Statistical Mortgage Pool ranged from approximately $9,549 to approximately $857,019 and the average outstanding principal balance of the Group I Mortgage Loans in the Statistical Mortgage Pool was approximately $123,990.

                    Product Types for Mortgage Loan Group I


                                                                                    Number of      Aggregate Principal   Percent of
Product Type                                                                     Mortgage Loans    Balance Outstanding   Loan Group
------------                                                                     --------------    -------------------   ----------
5 to 9 Year Fixed Rate Mortgage Loan.........................................            12           $    707,692            0.2%
10 to 14 Year Fixed Rate Mortgage Loan.......................................            65              4,133,205            1.3
15 to 19 Year Fixed Rate Mortgage Loan.......................................           384             35,196,020           11.4
20 to 24 Year Fixed Rate Mortgage Loan.......................................           374             42,309,085           13.7
25 to 29 Year Fixed Rate Mortgage Loan.......................................            15              1,818,437            0.6
30 Year Fixed Rate Mortgage Loan.............................................         1,359            186,526,314           60.6
Balloon Loan.................................................................           275             37,299,221           12.1
                                                                                      -----           ------------          -----
    Totals...................................................................         2,484           $307,989,974          100.0%
                                                                                      =====           ============          =====

      State Distributions of Mortgaged Properties in Mortgage Loan Group I



                                                                                    Number of      Aggregate Principal   Percent of
State                                                                            Mortgage Loans    Balance Outstanding   Loan Group
-----                                                                            --------------    -------------------   ----------
Arizona......................................................................            41           $  3,811,048            1.2%
Arkansas.....................................................................            21              1,546,387            0.5
California...................................................................           401             73,792,949           24.0
Colorado.....................................................................            52              7,223,786            2.3
Connecticut..................................................................            43              5,473,141            1.8
Delaware.....................................................................            20              2,128,791            0.7
District of Columbia.........................................................            13              2,848,507            0.9
Florida......................................................................           413             43,549,389           14.1
Idaho........................................................................             3                234,803            0.1
Illinois.....................................................................            56              6,454,051            2.1
Indiana......................................................................            97              8,214,325            2.7
Iowa.........................................................................             6                356,868            0.1
Kansas.......................................................................            12                619,314            0.2
Kentucky.....................................................................            21              1,687,318            0.5
Louisiana....................................................................            50              4,034,701            1.3
Maine........................................................................             6                669,160            0.2
Maryland.....................................................................            52              6,563,593            2.1
Massachusetts................................................................            44              7,936,069            2.6
Michigan.....................................................................            85              7,643,279            2.5
Minnesota....................................................................            20              2,790,191            0.9
Mississippi..................................................................            34              2,170,104            0.7
Missouri.....................................................................            51              3,770,284            1.2
Montana......................................................................             3                335,476            0.1
Nebraska.....................................................................             1                 77,558            0.0
Nevada.......................................................................            18              2,212,782            0.7
New Hampshire................................................................            28              4,580,475            1.5
New Jersey...................................................................           126             18,307,061            5.9
New Mexico...................................................................            11              1,017,532            0.3
New York.....................................................................           210             35,559,280           11.5
North Carolina...............................................................            18              1,294,196            0.4
North Dakota.................................................................             1                 84,729            0.0
Ohio.........................................................................            78              6,432,719            2.1
Oklahoma.....................................................................            27              2,278,823            0.7
Oregon.......................................................................            26              3,278,584            1.1
Pennsylvania.................................................................           120             10,114,732            3.3
Rhode Island.................................................................             7                973,766            0.3
South Carolina...............................................................            38              3,468,495            1.1
Tennessee....................................................................            94              6,985,129            2.3
Texas........................................................................             7                464,318            0.2
Utah.........................................................................             6                577,488            0.2
Virginia.....................................................................            67              9,420,817            3.1
Washington...................................................................            29              4,508,664            1.5
West Virginia................................................................             6                434,038            0.1
Wisconsin....................................................................            22              2,065,256            0.7
                                                                                      -----           ------------          -----
    Totals...................................................................         2,484           $307,989,974          100.0%
                                                                                      =====           ============          =====


   No more than approximately 0.4% of the Group I Mortgage Loans in the Statistical Mortgage Pool will be secured by mortgaged properties located in any one zip code area.

            Original Loan-to-Value Ratios for Mortgage Loan Group I



                                                                                    Number of      Aggregate Principal   Percent of
Range of Original Loan-to-Value Ratios                                           Mortgage Loans    Balance Outstanding   Loan Group
--------------------------------------                                           --------------    -------------------   ----------
50.00% or less...............................................................           288           $ 25,186,812            8.2%
50.01% to 55.00%.............................................................            94             11,486,130            3.7
55.01% to 60.00%.............................................................           132             16,354,172            5.3
60.01% to 65.00%.............................................................           176             22,298,040            7.2
65.01% to 70.00%.............................................................           304             39,941,513           13.0
70.01% to 75.00%.............................................................           282             36,037,737           11.7
75.01% to 80.00%.............................................................           494             66,317,460           21.5
80.01% to 85.00%.............................................................           334             41,712,646           13.5
85.01% to 90.00%.............................................................           302             39,782,025           12.9
90.01% to 95.00%.............................................................            78              8,873,440            2.9
                                                                                      -----           ------------          -----
    Totals...................................................................         2,484           $307,989,974          100.0%
                                                                                      =====           ============          =====


   As of the Cut-off Date, the Original Loan-to-Value Ratios of the Group I Mortgage Loans in the Statistical Mortgage Pool ranged from 9.38% to 95.00% and the weighted average Original Loan-to-Value Ratio of the Group I Mortgage Loans in the Statistical Mortgage Pool was approximately 73.19%.

                     Loan Purpose for Mortgage Loan Group I


                                                                                    Number of      Aggregate Principal   Percent of
Loan Purpose                                                                     Mortgage Loans    Balance Outstanding   Loan Group
------------                                                                     --------------    -------------------   ----------
Purchase.....................................................................           185           $ 23,865,516            7.7%
Refinance--Rate/Term.........................................................           211             28,198,000            9.2
Refinance--Cashout...........................................................         2,088            255,926,458           83.1
                                                                                      -----           ------------          -----
    Totals...................................................................         2,484           $307,989,974          100.0%
                                                                                      =====           ============          =====


            Types of Mortgaged Properties for Mortgage Loan Group I



                                                                                    Number of      Aggregate Principal   Percent of
Property Type                                                                    Mortgage Loans    Balance Outstanding   Loan Group
-------------                                                                    --------------    -------------------   ----------
Single-Family Detached.......................................................         1,959           $242,717,112           78.8%
Two- to Four-Family Dwelling Unit............................................           190             30,731,342           10.0
Planned Unit Development.....................................................           124             12,797,278            4.2
Condominium..................................................................           105             12,206,201            4.0
Small Mixed Use..............................................................            18              2,616,871            0.8
Cooperative Unit.............................................................             2                163,133            0.1
Manufactured Housing.........................................................            86              6,758,037            2.2
                                                                                      -----           ------------          -----
    Totals...................................................................         2,484           $307,989,974          100.0%
                                                                                      =====           ============          =====

                Documentation Summary for Mortgage Loan Group I



                                                                                    Number of      Aggregate Principal   Percent of
Documentation                                                                    Mortgage Loans    Balance Outstanding   Loan Group
-------------                                                                    --------------    -------------------   ----------
Full Documentation...........................................................         1,829           $213,123,033           69.2%
24-Month Bank Statement......................................................           178             30,043,912            9.8
Reduced Documentation........................................................            21              3,159,325            1.0
Stated Income................................................................           456             61,663,703           20.0
                                                                                      -----           ------------          -----
    Totals...................................................................         2,484           $307,989,974          100.0%
                                                                                      =====           ============          =====


                   Occupancy Types for Mortgage Loan Group I


                                                                                    Number of      Aggregate Principal   Percent of
Occupancy                                                                        Mortgage Loans    Balance Outstanding   Loan Group
---------                                                                        --------------    -------------------   ----------
Owner-occupied...............................................................         2,247           $284,441,119           92.4%
Second Home..................................................................            13                862,599            0.3
Investment Property..........................................................           224             22,686,256            7.4
                                                                                      -----           ------------          -----
    Totals...................................................................         2,484           $307,989,974          100.0%
                                                                                      =====           ============          =====


   The information set forth above is based upon representations of the related mortgagors at the time of origination.

              Mortgage Loan Age Summary for Mortgage Loan Group I



                                                                                    Number of      Aggregate Principal   Percent of
Mortgage Loan Age (Months)                                                       Mortgage Loans    Balance Outstanding   Loan Group
--------------------------                                                       --------------    -------------------   ----------
0............................................................................             3           $    319,200            0.1%
1............................................................................           912            110,732,466           36.0
2............................................................................         1,150            140,845,842           45.7
3............................................................................           375             50,909,666           16.5
4............................................................................            22              2,612,377            0.8
5............................................................................            12              1,343,906            0.4
6............................................................................             6                742,981            0.2
7............................................................................             2                370,582            0.1
8............................................................................             2                112,953            0.0
                                                                                      -----           ------------          -----
    Totals...................................................................         2,484           $307,989,974          100.0%
                                                                                      =====           ============          =====


   As of the Cut-off Date, the weighted average age of the Group I Mortgage Loans in the Statistical Mortgage Pool was approximately 2 months.

                 Credit Grade Summary for Mortgage Loan Group I



                                                                                    Number of      Aggregate Principal   Percent of
CMMC Wholesale/Retail Underwriting                                               Mortgage Loans    Balance Outstanding   Loan Group
----------------------------------                                               --------------    -------------------   ----------
AStar........................................................................           613           $ 94,535,337          30.7%
AO...........................................................................           636             79,541,779          25.8
A-...........................................................................           103             12,082,348           3.9
B............................................................................            97              9,858,395           3.2
B-...........................................................................            15              1,450,541           0.5
C............................................................................            27              2,007,912           0.7
C-...........................................................................             2                180,548           0.1
                                                                                      -----           ------------          ----
 Sub-Total...................................................................         1,493           $199,656,861          64.8%
                                                                                      =====           ============          ====



                                                                                    Number of      Aggregate Principal   Percent of
CMMC Call Center Underwriting                                                    Mortgage Loans    Balance Outstanding   Loan Group
-----------------------------                                                    --------------    -------------------   ----------
A1...........................................................................           438           $ 49,932,164           16.2%
A2...........................................................................           340             37,827,166           12.3
B1...........................................................................           180             18,089,690            5.9
B2...........................................................................            33              2,484,094            0.8
                                                                                      -----           ------------          -----
 Sub-Total...................................................................           991           $108,333,114           35.2%
                                                                                      =====           ============          =====
    Totals...................................................................         2,484           $307,989,974          100.0%
                                                                                      =====           ============          =====


                 Year of Origination for Mortgage Loan Group I


                                                                                    Number of      Aggregate Principal   Percent of
Year of Origination                                                              Mortgage Loans    Balance Outstanding   Loan Group
-------------------                                                              --------------    -------------------   ----------
2002.........................................................................           484           $ 64,213,466           20.8%
2003.........................................................................         2,000            243,776,508           79.2
                                                                                      -----           ------------          -----
    Totals...................................................................         2,484           $307,989,974          100.0%
                                                                                      =====           ============          =====

                 Prepayment Penalties for Mortgage Loan Group I



                                                                                    Number of      Aggregate Principal   Percent of
Prepayment Penalty Term                                                          Mortgage Loans    Balance Outstanding   Loan Group
-----------------------                                                          --------------    -------------------   ----------
None.........................................................................           281           $ 35,295,900           11.5%
12 months....................................................................           153             27,769,218            9.0
24 months....................................................................             4                489,504            0.2
36 months....................................................................           517             66,474,869           21.6
60 months....................................................................         1,529            177,960,483           57.8
                                                                                      -----           ------------          -----
    Totals...................................................................         2,484           $307,989,974          100.0%
                                                                                      =====           ============          =====


   The weighted average prepayment penalty term with respect to the Group I Mortgage Loans in the Statistical Mortgage Pool having prepayment penalties is approximately 49 months. With respect to those Group I Mortgage Loans in the Statistical Mortgage Pool which have prepayment penalties, 95.3% of such mortgage loans are subject to a prepayment penalty which will equal six months' interest calculated on the basis of the rate in effect at the time of the prepayment on the amount prepaid in excess of 20% of the original principal balance of the mortgage loan.

                    Credit Scores for Mortgage Loan Group I


                                                                                    Number of      Aggregate Principal   Percent of
Range of Credit Scores                                                           Mortgage Loans    Balance Outstanding   Loan Group
----------------------                                                           --------------    -------------------   ----------
Not Scored...................................................................             3           $    409,531            0.1%
493 to 500...................................................................             4                513,819            0.2
501 to 550...................................................................           351             34,776,305           11.3
551 to 600...................................................................           541             60,786,024           19.7
601 to 650...................................................................           720             89,045,344           28.9
651 to 700...................................................................           554             78,531,841           25.5
701 to 750...................................................................           226             33,477,788           10.9
751 to 800...................................................................            81             10,167,054            3.3
801 to 813...................................................................             4                282,267            0.1
                                                                                      -----           ------------          -----
    Totals...................................................................         2,484           $307,989,974          100.0%
                                                                                      =====           ============          =====


   The Credit Scores of the Group I Mortgage Loans in the Statistical Mortgage Pool that were scored as of the Cut-off Date ranged from 493 to 813 and the weighted average Credit Score of the Group I Mortgage Loans in the Statistical Mortgage Pool that were scored as of the Cut-off Date was approximately 632.

                             Mortgage Loan Group II
                          (Statistical Mortgage Pool)

               Current Mortgage Rates for Mortgage Loan Group II


                                                                                   Number of      Aggregate Principal   Percent of
Range of Mortgage Rates                                                         Mortgage Loans    Balance Outstanding   Loan Group
-----------------------                                                         --------------    -------------------   ----------
5.500% to 5.999%.............................................................           109           $ 22,166,899            5.0%
6.000% to 6.499%.............................................................           157             30,116,232            6.8
6.500% to 6.999%.............................................................           391             75,650,318           17.1
7.000% to 7.499%.............................................................           347             59,402,782           13.4
7.500% to 7.999%.............................................................           578             95,645,940           21.6
8.000% to 8.499%.............................................................           372             52,879,065           11.9
8.500% to 8.999%.............................................................           448             58,451,245           13.2
9.000% to 9.499%.............................................................           208             25,245,459            5.7
9.500% to 9.999%.............................................................           142             14,876,626            3.4
10.000% to 10.499%...........................................................            53              4,721,241            1.1
10.500% to 10.999%...........................................................            23              2,536,654            0.6
11.000% to 11.499%...........................................................             8                537,067            0.1
11.500% to 11.999%...........................................................             4                335,013            0.1
12.000% to 12.499%...........................................................             1                190,790            0.0
                                                                                      -----           ------------          -----
    Totals...................................................................         2,841           $442,755,333          100.0%
                                                                                      =====           ============          =====


   As of the Cut-off Date, the current Mortgage Rates borne by the Group II Mortgage Loans in the Statistical Mortgage Pool ranged from 5.750% per annum to 12.375% per annum and the weighted average Mortgage Rate borne by the Group II Mortgage Loans in the Statistical Mortgage Pool was approximately 7.692% per annum.

         Remaining Months to Stated Maturity for Mortgage Loan Group II




                                                                                    Number of      Aggregate Principal   Percent of
Range of Remaining Terms (Months)                                                Mortgage Loans    Balance Outstanding   Loan Group
---------------------------------                                                --------------    -------------------   ----------
109 to 120...................................................................             1           $     36,889            0.0%
181 to 192...................................................................             1                 74,439            0.0
229 to 240...................................................................             9                975,367            0.2
289 to 300...................................................................             2                192,189            0.0
325 to 336...................................................................             1                119,840            0.0
337 to 348...................................................................             2                187,765            0.0
349 to 360...................................................................         2,825            441,168,844           99.6
                                                                                      -----           ------------          -----
    Totals...................................................................         2,841           $442,755,333          100.0%
                                                                                      =====           ============          =====


   As of the Cut-off Date, the remaining terms to stated maturity of the Group II Mortgage Loans in the Statistical Mortgage Pool ranged from 118 months to 359 months and the weighted average remaining term to stated maturity of the Group II Mortgage Loans in the Statistical Mortgage Pool was approximately 358 months.

      Original Mortgage Loan Principal Balances for Mortgage Loan Group II




                                                                                    Number of      Aggregate Principal   Percent of
Range of Original Mortgage Loan Principal Balances                               Mortgage Loans    Balance Outstanding   Loan Group
--------------------------------------------------                               --------------    -------------------   ----------
$100,000 or less.............................................................           890           $ 59,190,503           13.4%
$100,001 to $150,000.........................................................           667             84,006,749           19.0
$150,001 to $200,000.........................................................           584            100,807,851           22.8
$200,001 to $250,000.........................................................           317             70,741,752           16.0
$250,001 to $300,000.........................................................           166             45,201,380           10.2
$300,001 to $350,000.........................................................           104             33,876,644            7.7
$350,001 to $400,000.........................................................            58             21,800,900            4.9
$400,001 to $450,000.........................................................            19              8,088,332            1.8
$450,001 to $500,000.........................................................            28             13,583,473            3.1
$600,001 to $650,000.........................................................             2              1,278,688            0.3
$650,001 to $700,000.........................................................             4              2,709,995            0.6
$800,001 to $850,000.........................................................             1                811,586            0.2
$850,001 to $900,000.........................................................             1                657,480            0.1
                                                                                      -----           ------------          -----
    Totals...................................................................         2,841           $442,755,333          100.0%
                                                                                      =====           ============          =====


   As of the Cut-off Date, the outstanding principal balances of the Group II Mortgage Loans in the Statistical Mortgage Pool ranged from approximately $14,984 to approximately $811,586 and the average outstanding principal balance of the Group II Mortgage Loans in the Statistical Mortgage Pool was approximately $155,845.

                    Product Types for Mortgage Loan Group II


                                                                                   Number of      Aggregate Principal   Percent of
Product Type                                                                    Mortgage Loans    Balance Outstanding   Loan Group
------------                                                                    --------------    -------------------   ----------
2/28 LIBOR Loan..............................................................         1,277           $193,133,542           43.6%
3/27 LIBOR Loan..............................................................           605            101,067,998           22.8
5/25 LIBOR Loan..............................................................           959            148,553,793           33.6
                                                                                      -----           ------------          -----
    Totals...................................................................         2,841           $442,755,333          100.0%
                                                                                      =====           ============          =====

     State Distributions of Mortgaged Properties in Mortgage Loan Group II



                                                                                    Number of      Aggregate Principal   Percent of
State                                                                            Mortgage Loans    Balance Outstanding   Loan Group
-----                                                                            --------------    -------------------   ----------
Arizona......................................................................            84           $  9,273,006            2.1%
Arkansas.....................................................................            10                411,485            0.1
California...................................................................           501            109,874,627           24.8
Colorado.....................................................................           114             20,369,962            4.6
Connecticut..................................................................            47              9,911,339            2.2
Delaware.....................................................................             9              1,086,681            0.2
District of Columbia.........................................................            18              3,776,235            0.9
Florida......................................................................           181             23,646,189            5.3
Hawaii.......................................................................             1                243,411            0.1
Idaho........................................................................             2                213,511            0.0
Illinois.....................................................................           151             23,970,498            5.4
Indiana......................................................................            47              3,783,971            0.9
Iowa.........................................................................             7                447,777            0.1
Kansas.......................................................................            17              1,840,119            0.4
Kentucky.....................................................................            19              2,055,011            0.5
Louisiana....................................................................            13              1,504,385            0.3
Maine........................................................................             8              1,205,044            0.3
Maryland.....................................................................            41              6,974,378            1.6
Massachusetts................................................................            73             15,747,782            3.6
Michigan.....................................................................           265             30,675,757            6.9
Minnesota....................................................................            82             13,424,183            3.0
Mississippi..................................................................             8                787,937            0.2
Missouri.....................................................................           167             14,863,904            3.4
Montana......................................................................             2                286,513            0.1
Nebraska.....................................................................             6                467,333            0.1
Nevada.......................................................................            38              5,985,933            1.4
New Hampshire................................................................            24              3,922,063            0.9
New Jersey...................................................................           164             31,142,377            7.0
New Mexico...................................................................            16              2,191,940            0.5
New York.....................................................................           202             39,125,393            8.8
North Carolina...............................................................            41              4,571,281            1.0
Ohio.........................................................................            48              4,836,712            1.1
Oklahoma.....................................................................             5                739,787            0.2
Oregon.......................................................................            30              5,024,410            1.1
Pennsylvania.................................................................            77              7,214,797            1.6
Rhode Island.................................................................             9              1,340,844            0.3
South Carolina...............................................................            29              3,201,914            0.7
Tennessee....................................................................            46              4,174,063            0.9
Texas........................................................................            22              2,634,470            0.6
Utah.........................................................................             8              1,382,690            0.3
Vermont......................................................................             8                760,139            0.2
Virginia.....................................................................            42              7,427,869            1.7
Washington...................................................................            47              7,849,102            1.8
West Virginia................................................................             4                418,085            0.1
Wisconsin....................................................................           107             11,818,538            2.7
Wyoming......................................................................             1                151,890            0.0
                                                                                      -----           ------------          -----
    Totals...................................................................         2,841           $442,755,333          100.0%
                                                                                      =====           ============          =====


   No more than approximately 0.4% of the Group II Mortgage Loans in the Statistical Mortgage Pool will be secured by mortgaged properties located in any one zip code area.

            Original Loan-to-Value Ratios for Mortgage Loan Group II



                                                                                    Number of      Aggregate Principal   Percent of
Range of Original Loan-to-Value Ratios                                           Mortgage Loans    Balance Outstanding   Loan Group
--------------------------------------                                           --------------    -------------------   ----------
50.00% or less...............................................................           118           $ 15,564,918            3.5%
50.01% to 55.00%.............................................................            51              8,674,714            2.0
55.01% to 60.00%.............................................................            90             14,949,989            3.4
60.01% to 65.00%.............................................................           153             24,621,917            5.6
65.01% to 70.00%.............................................................           280             43,562,901            9.8
70.01% to 75.00%.............................................................           382             56,616,634           12.8
75.01% to 80.00%.............................................................           835            135,109,315           30.5
80.01% to 85.00%.............................................................           452             73,711,601           16.6
85.01% to 90.00%.............................................................           423             62,454,524           14.1
90.01% to 95.00%.............................................................            57              7,488,820            1.7
                                                                                      -----           ------------          -----
    Totals...................................................................         2,841           $442,755,333          100.0%
                                                                                      =====           ============          =====


   As of the Cut-off Date, the Original Loan-to-Value Ratios of the Group II Mortgage Loans in the Statistical Mortgage Pool ranged from 7.02% to 95.00% and the weighted average Original Loan-to-Value Ratio of the Group II Mortgage Loans in the Statistical Mortgage Pool was approximately 76.90%.

                    Loan Purpose for Mortgage Loan Group II


                                                                                    Number of      Aggregate Principal   Percent of
Loan Purpose                                                                     Mortgage Loans    Balance Outstanding   Loan Group
------------                                                                     --------------    -------------------   ----------
Purchase.....................................................................           553           $ 82,415,731           18.6%
Refinance--Rate/Term.........................................................           264             40,492,707            9.1
Refinance--Cashout...........................................................         2,024            319,846,894           72.2
                                                                                      -----           ------------          -----
    Totals...................................................................         2,841           $442,755,333          100.0%
                                                                                      =====           ============          =====


            Types of Mortgaged Properties for Mortgage Loan Group II



                                                                                    Number of      Aggregate Principal   Percent of
Property Type                                                                    Mortgage Loans    Balance Outstanding   Loan Group
-------------                                                                    --------------    -------------------   ----------
Single-Family Detached.......................................................         2,193           $344,077,114           77.7%
Two- to Four-Family Dwelling Unit............................................           259             45,094,621           10.2
Planned Unit Development ....................................................           159             23,476,186            5.3
Condominium..................................................................           141             21,194,439            4.8
Cooperative Unit.............................................................             3                332,002            0.1
Manufactured Housing.........................................................            86              8,580,971            1.9
                                                                                      -----           ------------          -----
    Totals...................................................................         2,841           $442,755,333          100.0%
                                                                                      =====           ============          =====

                Documentation Summary for Mortgage Loan Group II




                                                                                    Number of      Aggregate Principal   Percent of
Documentation                                                                    Mortgage Loans    Balance Outstanding   Loan Group
-------------                                                                    --------------    -------------------   ----------
Full Documentation...........................................................         1,972           $283,378,492           64.0%
24-Month Bank Statement......................................................           214             41,354,906            9.3
Reduced Documentation........................................................            53             10,750,293            2.4
Stated Income................................................................           602            107,271,642           24.2
                                                                                      -----           ------------          -----
    Totals...................................................................         2,841           $442,755,333          100.0%
                                                                                      =====           ============          =====


                   Occupancy Types for Mortgage Loan Group II



                                                                                   Number of      Aggregate Principal   Percent of
Occupancy                                                                       Mortgage Loans    Balance Outstanding   Loan Group
---------                                                                       --------------    -------------------   ----------
Owner-occupied...............................................................         2,570           $413,358,539           93.4%
Second Home..................................................................             2                152,689            0.0
Investment Property..........................................................           269             29,244,104            6.6
                                                                                      -----           ------------          -----
    Totals...................................................................         2,841           $442,755,333          100.0%
                                                                                      =====           ============          =====


   The information set forth above is based upon representations of the related mortgagor at the time of origination.

              Mortgage Loan Age Summary for Mortgage Loan Group II



                                                                                    Number of      Aggregate Principal   Percent of
Mortgage Loan Age (Months)                                                       Mortgage Loans    Balance Outstanding   Loan Group
--------------------------                                                       --------------    -------------------   ----------
1............................................................................           944           $149,430,963           33.8%
2............................................................................         1,247            189,791,566           42.9
3............................................................................           580             93,440,405           21.1
4............................................................................            24              3,023,658            0.7
5............................................................................            19              3,082,083            0.7
6............................................................................             9              2,002,602            0.5
7............................................................................             6                668,479            0.2
8............................................................................             7                903,226            0.2
9............................................................................             3                224,587            0.1
14...........................................................................             1                151,610            0.0
15...........................................................................             1                 36,155            0.0
                                                                                      -----           ------------          -----
    Totals...................................................................         2,841           $442,755,333          100.0%
                                                                                      =====           ============          =====


   As of the Cut-off Date, the weighted average age of the Group II Mortgage Loans in the Statistical Mortgage Pool was approximately 2 months.

                Credit Grade Summary for Mortgage Loan Group II



                                                                                    Number of      Aggregate Principal   Percent of
CMMC Wholesale/Retail Underwriting                                               Mortgage Loans    Balance Outstanding   Loan Group
----------------------------------                                               --------------    -------------------   ----------
AStar........................................................................           509           $ 96,442,371          21.8%
AO...........................................................................         1,278            201,252,524          45.5
A-...........................................................................           301             47,961,556          10.8
B............................................................................           324             44,295,946          10.0
B-...........................................................................            89             10,626,581           2.4
C............................................................................           156             16,751,392           3.8
C-...........................................................................             2                141,309           0.0
                                                                                      -----           ------------          ----
 Sub-Total...................................................................         2,659           $417,471,680          94.3%
                                                                                      =====           ============          ====



                                                                                    Number of      Aggregate Principal   Percent of
CMMC Call Center Underwriting                                                    Mortgage Loans    Balance Outstanding   Loan Group
-----------------------------                                                    --------------    -------------------   ----------
A1...........................................................................            43           $  5,777,881            1.3%
A2...........................................................................            70             10,372,338            2.3
B1...........................................................................            52              6,769,219            1.5
B2...........................................................................            16              2,173,425            0.5
C1...........................................................................             1                190,790            0.0
                                                                                      -----           ------------          -----
 Sub-Total...................................................................           182           $ 25,283,653            5.7%
                                                                                      =====           ============          =====
    Totals...................................................................         2,841           $442,755,333          100.0%
                                                                                      =====           ============          =====


                 Year of Origination for Mortgage Loan Group II


                                                                                    Number of      Aggregate Principal   Percent of
Year of Origination                                                              Mortgage Loans    Balance Outstanding   Loan Group
-------------------                                                              --------------    -------------------   ----------
2001.........................................................................             1           $     36,155            0.0%
2002.........................................................................           636            101,703,285           23.0
2003.........................................................................         2,204            341,015,892           77.0
                                                                                      -----           ------------          -----
    Totals...................................................................         2,841           $442,755,333          100.0%
                                                                                      =====           ============          =====

               Maximum Mortgage Rates for Mortgage Loan Group II



                                                                                    Number of      Aggregate Principal   Percent of
Range of Maximum Mortgage Rates                                                  Mortgage Loans    Balance Outstanding   Loan Group
-------------------------------                                                  --------------    -------------------   ----------
12.500% to 12.999%...........................................................           109           $ 22,166,899            5.0%
13.000% to 13.499%...........................................................           157             30,116,232            6.8
13.500% to 13.999%...........................................................           391             75,650,318           17.1
14.000% to 14.499%...........................................................           347             59,402,782           13.4
14.500% to 14.999%...........................................................           578             95,645,940           21.6
15.000% to 15.499%...........................................................           372             52,879,065           11.9
15.500% to 15.999%...........................................................           448             58,451,245           13.2
16.000% to 16.499%...........................................................           208             25,245,459            5.7
16.500% to 16.999%...........................................................           142             14,876,626            3.4
17.000% to 17.499%...........................................................            53              4,721,241            1.1
17.500% to 17.999%...........................................................            23              2,536,654            0.6
18.000% to 18.499%...........................................................             8                537,067            0.1
18.500% to 18.999%...........................................................             4                335,013            0.1
19.000% to 19.499%...........................................................             1                190,790            0.0
                                                                                      -----           ------------          -----
    Totals...................................................................         2,841           $442,755,333          100.0%
                                                                                      =====           ============          =====


                Prepayment Penalties for Mortgage Loan Group II


                                                                                    Number of      Aggregate Principal   Percent of
Prepayment Penalty Term                                                          Mortgage Loans    Balance Outstanding   Loan Group
-----------------------                                                          --------------    -------------------   ----------
None.........................................................................         1,057           $167,102,318           37.7%
12 months....................................................................            22              3,338,042            0.8
24 months....................................................................           346             59,202,030           13.4
36 months....................................................................         1,039            164,330,151           37.1
60 months....................................................................           377             48,782,793           11.0
                                                                                      -----           ------------          -----
    Totals...................................................................         2,841           $442,755,333          100.0%
                                                                                      =====           ============          =====


   The weighted average prepayment penalty term with respect to the Group II Mortgage Loans in the Statistical Mortgage Pool having prepayment penalties is approximately 37 months. With respect to those Group II Mortgage Loans in the Statistical Mortgage Pool which have prepayment penalties, approximately 82.5% of those mortgage loans are subject to a prepayment penalty which will equal six months' interest calculated on the basis of the rate in effect at the time of the prepayment on the amount prepaid in excess of 20% of the original principal balance of the mortgage loan.

                Next Adjustment Date for Mortgage Loan Group II



                                                                                    Number of      Aggregate Principal   Percent of
Next Adjustment Date                                                             Mortgage Loans    Balance Outstanding   Loan Group
--------------------                                                             --------------    -------------------   ----------
January 2004.................................................................             1           $     36,155            0.0%
February 2004................................................................             1                151,610            0.0
July 2004....................................................................             2                 97,884            0.0
August 2004..................................................................             4                457,786            0.1
September 2004...............................................................             4                503,438            0.1
October 2004.................................................................             5              1,332,699            0.3
November 2004................................................................             8              1,513,727            0.3
December 2004................................................................            10                934,393            0.2
January 2005.................................................................           253             38,579,445            8.7
February 2005................................................................           579             88,205,890           19.9
March 2005...................................................................           410             61,320,517           13.8
July 2005....................................................................             1                126,703            0.0
August 2005..................................................................             1                151,643            0.0
September 2005...............................................................             1                 63,357            0.0
November 2005................................................................             5                613,765            0.1
December 2005................................................................             1                 99,636            0.0
January 2006.................................................................           126             21,093,521            4.8
February 2006................................................................           254             39,640,984            9.0
March 2006...................................................................           216             39,278,389            8.9
August 2007..................................................................             2                293,797            0.1
September 2007...............................................................             1                101,685            0.0
October 2007.................................................................             4                669,903            0.2
November 2007................................................................             8              1,315,911            0.3
December 2007................................................................            11              1,628,310            0.4
January 2008.................................................................           243             38,808,063            8.8
February 2008................................................................           420             64,050,873           14.5
March 2008...................................................................           270             41,685,251            9.4
                                                                                      -----           ------------          -----
    Totals...................................................................         2,841           $442,755,333          100.0%
                                                                                      =====           ============          =====

                    Credit Scores for Mortgage Loan Group II



                                                                                    Number of      Aggregate Principal   Percent of
Range of Credit Scores                                                           Mortgage Loans    Balance Outstanding   Loan Group
----------------------                                                           --------------    -------------------   ----------
Not Scored...................................................................            13           $  1,028,980            0.2%
494 to 500...................................................................            11              1,641,168            0.4
501 to 550...................................................................           753            107,811,768           24.4
551 to 600...................................................................           816            118,301,169           26.7
601 to 650...................................................................           683            111,281,120           25.1
651 to 700...................................................................           383             68,869,403           15.6
701 to 750...................................................................           148             27,126,972            6.1
751 to 799...................................................................            34              6,694,751            1.5
                                                                                      -----           ------------          -----
    Totals...................................................................         2,841           $442,755,333          100.0%
                                                                                      =====           ============          =====


   The Credit Scores of the Group II Mortgage Loans in the Statistical Mortgage Pool that were scored as of the Cut-off Date ranged from 494 to 799 and the weighted average Credit Score of the Group II Mortgage Loans in the Statistical Mortgage Pool that were scored as of the Cut-off Date was approximately 603.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will cause the Mortgage Loans to be assigned to the trustee, together with the rights to all principal and interest due on or with respect to the related mortgage loans after the Cut-off Date (as applicable) other than interest accrued on such mortgage loans prior to the Cut-off Date. JPMorgan Chase Bank, as authenticating agent, will, concurrently with the assignment of the Mortgage Loans, authenticate and deliver the certificates. Each Mortgage Loan will be identified on the Mortgage Loan Schedule. The Mortgage Loan Schedule will specify, among other things, with respect to each Mortgage Loan as of the close of business on the Cut-off Date, the original principal balance and the unpaid principal balance, the Monthly Payment, the months remaining to stated maturity of the mortgage note, and the Mortgage Rate.

   In addition, the Depositor will, as to each Mortgage Loan, deliver to, or cause to be delivered to, the trustee the mortgage note, together with all amendments and modifications to the mortgage note, endorsed without recourse to the trustee or its designee, the original or a certified copy of the mortgage, together with all amendments and modifications to the mortgage, with evidence of recording indicated thereon and an original or certified copy of an assignment of the mortgage in recordable form. Alternatively, with respect to each Co-op Loan, the Depositor will deliver to, or cause to be delivered to, the trustee the mortgage note, together with all amendments and modifications to the mortgage note, endorsed without recourse to the trustee or its designee, the security agreement and the related financing statement creating a security interest in the stock pledged to secure such Co-op Loan, together with all amendments and modifications to the security agreement and financing statement, an assignment of the security agreement and financing statement, the related stock certificate and stock power in blank, the original proprietary lease and assignment of the lease, and the original stock recognition agreement executed by the related residential cooperative housing corporation. With the exception of assignments relating to mortgaged properties in certain states, the Depositor does not expect to cause the assignments to be recorded.

Representations and Warranties

   The Depositor will make representations and warranties for the benefit of the trustee with respect to the mortgage loans as described in the prospectus under "The Pooling and Servicing Agreement--Assignment of Mortgage Loans; Warranties" and will be obligated to repurchase any Mortgage Loan as to which there is a material breach of a representation or warranty. A repurchase by the Depositor will constitute the sole remedy available to Certificate Owners for a breach of the representations or warranties. The trustee will enforce the repurchase obligations of the Depositor. In lieu of this repurchase obligation, the Depositor may, within two years after the date of initial delivery of the certificates, substitute for the affected mortgage loans substitute mortgage loans, as described under "The Pooling and Servicing Agreement--Assignment of Mortgage Loans; Warranties" in the prospectus.

                      Chase Manhattan Mortgage Corporation


   Chase Manhattan Mortgage Corporation, a New Jersey corporation formed in 1920, is a wholly owned indirect subsidiary of J.P. Morgan Chase & Co. Chase Manhattan Mortgage Corporation is engaged in the mortgage origination and servicing businesses and is a HUD-approved mortgagee. Chase Manhattan Mortgage Corporation is subject to supervision, examination and regulation by the Board of Governors of the Federal Reserve System and various state regulatory bodies. The address of Chase Manhattan Mortgage Corporation is 343 Thornall Street, Edison, New Jersey 08837 and its telephone number is (732) 205-0600. Chase Manhattan Mortgage Corporation makes loans in all 50 states and the District of Columbia primarily for the purpose of enabling borrowers to purchase or refinance residential real property, secured by first and second liens on such property. Chase Manhattan Mortgage Corporation's real estate loans primarily are made to homeowners based on the security of one- to four-family residences.

Underwriting Standards

   The following is a description of the B&C Underwriting Guidelines. Prior to the funding or acquiring of any B&C quality mortgage loan, each Seller underwrites the related mortgage loan in accordance with the then-current underwriting standards established by Chase Manhattan Mortgage Corporation. The Mortgage Loans were originated and underwritten in accordance with either the Chase Manhattan Mortgage Corporation Call Center Underwriting Guidelines described below (the "CMMC Call Center Underwriting Guidelines") or the Chase Manhattan Mortgage Corporation Wholesale/Retail Underwriting Guidelines described below (the "CMMC Wholesale/Retail Underwriting Guidelines"). Approximately 35.2% of the Group I Mortgage Loans in the Statistical Mortgage Pool and approximately 5.7% of the Group II Mortgage Loans in the Statistical Mortgage Pool were underwritten in accordance with the "CMMC Call Center Underwriting Guidelines." Approximately 64.8% of the Group I Mortgage Loans in the Statistical Mortgage Pool and approximately 94.3% of the Group II Mortgage Loans in the Statistical Mortgage Pool were underwritten in accordance with the "CMMC Wholesale/Retail Underwriting Guidelines."

CMMC Call Center Underwriting Guidelines

   The CMMC Call Center Underwriting Guidelines consider the value and adequacy of the mortgaged property as collateral for the proposed mortgage loan, but also take into consideration the credit standing and repayment ability of the prospective borrower. On a case by case basis, CMMC Call Center underwriters may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, relatively low loan-to-value ratio, relatively low debt-to-income ratio, stable employment and time in the same residence. We expect that a number of the mortgage loans underwritten in accordance with the CMMC Call Center Underwriting Guidelines will have been originated based on such underwriting exceptions.

   The CMMC Call Center Underwriting Guidelines permit loans with loan-to-value ratios at origination of up to 95%, depending on among other things, the program, the type and use of the property, the creditworthiness of the borrower and the debt-to-income ratio.

   CMMC Call Center Underwriting Guidelines generally require title insurance coverage issued by an approved ALTA or CLTA title insurance company on each mortgage loan. Where title insurance is not required, guidelines require a property report and title search to evidence that the title or lien position is as indicated on the mortgage loan application.

   CMMC Call Center Underwriting Guidelines also require that fire and hazard insurance coverage be maintained on the mortgaged property in an amount at least equal to the principal balance of the mortgage loan or the replacement cost of the mortgaged property, whichever is less. Flood insurance is also required for any mortgage loan if the related mortgaged property is located in either flood zone "A" or "V" as determined by the Federal Emergency Management Agency.

   CMMC Call Center Underwriting Guidelines are less stringent than the standards generally acceptable to FNMA and FHLMC with regard to the mortgagor's credit standing and repayment ability. Mortgagors who qualify under CMMC Call Center Underwriting Guidelines may not satisfy FNMA and FHLMC underwriting guidelines for any number of reasons, including, without limitation, unsatisfactory payment histories or debt-to-income ratios, or a record of derogatory credit items such as outstanding judgments or prior bankruptcies.

   There are three major steps in the underwriting process: (1) identify the eligibility and appropriate credit grade of the mortgagor, (2) evaluate the eligibility and lendable equity of the mortgaged property, and (3) ensure that the mortgage loan terms meet those acceptable for the applicable credit grade.

   The value of each property proposed as security for a mortgage loan is determined by either a full appraisal, a limited appraisal conducted on a drive-by basis, or a statistical valuation. Two full appraisals are generally required if the mortgage loan exceeds $500,000.

   A credit report by an independent, nationally recognized credit reporting agency is required reflecting the applicant's complete credit history. The credit report should reflect delinquencies of 30 days or more, repossessions, judgments, foreclosures, garnishments, bankruptcies and similar instances of adverse credit that can be discovered by a search of public records. All taxes and assessments not included in the payment are required to be verified as current.

   CMMC Call Center Underwriting Guidelines provide for the origination of loans under four general loan programs:

      (1) A Full verification program for salaried or self-employed borrowers (the "CMMC Full Documentation Program");

      (2) A 24-Month Bank Statement Program for salaried or self-employed borrowers (the "CMMC 24-Month Bank Statement Program");

      (3) A Reduced documentation program for borrowers who may have income which cannot be verified by traditional methods (the "CMMC Reduced Documentation Program"); and

      (4) A non-income verification program for salaried and self-employed borrowers (the "CMMC Stated Income Program").

   CMMC Call Center Underwriting Guidelines allow for some borrowers with existing loans to refinance loans with either limited, or no, verification of income.

   In connection with purchase-money loans, CMMC Call Center Underwriting Guidelines generally require an acceptable source of funds for downpayment, verification of the source of the downpayment and adequate cash reserves for owner occupied second homes and non-owner occupied homes. Adequate equity in the mortgaged property is used as a countervailing consideration to these requirements.

   In general, for mortgage loans underwritten under the CMMC Full Documentation Program, the Underwriters verify income and assets through alternate documentation or written third party verifications, except that no asset verification is required for a borrower in the A1 or A2 credit grade whose Credit Score is at least 640, so long as the combined loan-to-value ratio does not exceed 80%. The CMMC 24-Month Bank Statement Program is similar to the CMMC Full Documentation Program, except that the last 24 months of bank statements are utilized to support income. In general, the CMMC 24-Month Bank Statement Program is available to borrowers in all credit grades. In general, the CMMC Reduced Documentation Program is available for all credit grades. The CMMC Stated Income Program is a no income/no asset verification program available for all credit grades. The CMMC Call Center Underwriting Guidelines utilize various credit grade categories to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These credit grade categories establish the maximum permitted loan-to-value ratio, debt-to-income ratio and loan amount, given the borrower's credit history considered in a manner generally consistent with sub-prime mortgage industry practice, the occupancy status of the mortgaged property, the type of mortgaged property and documentation type. A summary of the credit grade categories is set forth below.

Credit Grade Category: "A1"

   Debt-to-Income Ratio: Maximum of 50%.

   Mortgage History: No more than two delinquencies of 30 days or more during the previous 12 months.

   Credit Score: Minimum of 620.

   Bankruptcy/Foreclosure: Must be discharged at least three years.

Credit Grade Category: "A2"

   Debt-to-Income Ratio: Maximum of 50%.

   Mortgage History: No more than three delinquencies of 30 days or more in the previous 12 months.

   Credit Score: Minimum of 560.

   Bankruptcy/Foreclosure: Must be discharged at least two years.

Credit Grade Category: "B1"

   Debt-to-Income Ratio: Maximum of 50%.

   Mortgage History: No more than three delinquencies of 30 days or more in the previous 12 months.

   Credit Score: Minimum of 520.

   Bankruptcy/Foreclosure: Must be discharged at least 18 months.

Credit Grade Category: "B2"

   Debt-to-Income Ratio: Maximum of 50%.

   Mortgage History: No more than five delinquencies of 30 days or more in the previous 12 months, or no more than two delinquencies of 60 days or more in the previous 12 months, or no more than one delinquency of 90 days or more in the previous 12 months.

   Credit Score: Minimum of 500.

   Bankruptcy/Foreclosure: Must be discharged at least 18 months.

Credit Grade Category: "C1"

   Debt-to-Income Ratio: Maximum of 50%.

   Mortgage History: No more than five delinquencies of 30 days or more in the previous 12 months, or no more than two delinquencies of 60 days or more in the previous 12 months, or no more than one delinquency of 90 days or more in the previous 12 months.

   Credit Score: Minimum of 500.

   Bankruptcy/Foreclosure: Must be discharged at least 12 months.

CMMC Wholesale/Retail Underwriting Guidelines

   The CMMC Wholesale/Retail Underwriting Guidelines consider the value and adequacy of the mortgaged property as collateral for the proposed mortgage loan, but also take into consideration the borrower's credit standing and repayment ability. On a case by case basis, Chase Manhattan Mortgage Corporation may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include, without limitation, relatively low loan-to-value ratio, relatively low debt-to-income ratio, stable employment and time in the same residence. It is expected that a significant number of the mortgage loans underwritten in accordance with the CMMC Wholesale/Retail Underwriting Guidelines will have been originated based on such underwriting exceptions.

The CMMC Wholesale/Retail Underwriting Guidelines permit loans with loan-to-value ratios at origination of up to 95%, depending on among other things, the program, the type and use of the property, the creditworthiness of the borrower and the debt-to-income ratio.

   Chase Manhattan Mortgage Corporation requires title insurance on all B&C quality mortgage loans secured by liens on real property. Chase Manhattan Mortgage Corporation also requires that fire and hazard insurance coverage be maintained on the mortgaged property in an amount at least equal to the principal balance of the mortgage loan or the replacement cost of the mortgaged property, whichever is less. Flood insurance is also required for any mortgage loan if the related mortgaged property is located in either flood zone "A" or "V" as determined by the Federal Emergency Management Agency.

   The CMMC Wholesale/Retail Underwriting Guidelines are less stringent than the standards generally acceptable to FNMA and FHLMC with regard to the borrower's credit standing and repayment ability. Borrowers under the CMMC Wholesale/Retail Underwriting Guidelines who qualify generally would not satisfy FNMA and FHLMC underwriting guidelines for any number of reasons, including, without limitation, original principal balance, unsatisfactory payment histories or debt-to-income ratios, or a record of major derogatory credit items such as outstanding judgments or prior bankruptcies.

   Chase Manhattan Mortgage Corporation offers four types of income documentation programs under the CMMC Wholesale/Retail Underwriting
Guidelines:

     o    Full Documentation;

     o    24-Month Bank Statement;

     o    Reduced Documentation; and

     o    Stated Income.

   In general, for mortgage loans underwritten under the Full Documentation program, Chase Manhattan Mortgage Corporation verifies income and assets through alternate documentation or written third party verifications, except that no asset verification is required for borrowers in the AStar, AO or A-credit grade whose Credit Score is at least 640, so long as the loan-to-value ratio does not exceed 80%. The 24-Month Bank Statement program is similar to the Full Documentation program, except that the last 24 months of bank statements are utilized to support income. In general, the 24-Month Bank Statement program is available to borrowers in the AStar through C- credit grades. In general, the Reduced Documentation program is available for AStar through C- credit grades in the case of self-employed borrowers and AStar, AO, A- and B credit grades for all other borrowers. Under the Reduced Documentation program the maximum loan-to-value ratio for non-self-employed borrowers is 70% (or 80% for borrowers in the AStar, AO or A- credit grade whose Credit Score is at least 640), and asset verification for the source of the borrower's down payment is required if the loan-to-value ratio is greater than 80%, except that asset verification is not required if the loan-to-value ratio does not exceed 90%, for borrowers in the AStar, AO or A- credit grade whose Credit Score is at least 640. In general, the Stated Income program is a no income/no asset verification (except that asset verification is required if the loan-to-value ratio is greater than 80%, unless the borrower is in the AStar, AO or A- credit grade, his or her Credit Score is at least 640, and the loan-to-value ratio does not exceed 85%) program for credit grades AStar through B-, in the case of self-employed borrowers, and for credit grades AStar, AO, A- and B, for all others. The maximum loan-to-value ratio under this program for non- self-employed borrowers is 70% (or 80% for borrowers in the AStar, AO or A- credit grade whose Credit Score is at least
640). Income from the application as stated by the borrower is used to qualify.

   The CMMC Wholesale/Retail Underwriting Guidelines utilize various credit grade categories to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These credit grade categories establish the maximum permitted loan-to-value ratio, debt-to-income ratio and loan amount, given the borrower's credit history considered in a manner generally consistent with sub-prime mortgage industry practice, the occupancy status of the mortgaged property, the type of mortgaged property and documentation type. A summary of the credit grade categories is set forth below.

Credit Grade Category: "AStar"

   Debt-to-Income Ratio: Maximum of 45%.

   Mortgage History: No more than one delinquency of 30 days or more during the previous 12 months; no more than two such delinquencies during the previous 24 months; provided that no such delinquencies may have exceeded 59 days.

   Consumer/Revolving Credit History: No more than one delinquency (in the case of "major" credit) or two delinquencies (in the case of "minor" credit) during the previous 12 months; provided that no such delinquencies may have exceeded 59 days; no more than two ("major" credit) or three ("minor" credit) such delinquencies during the previous 24 months ("major" credit being defined as installment debt with monthly payments over $100 and revolving accounts with credit limits over $5,000 or credit balances over $2,500).

   Collections/Chargeoffs: All in the previous 24 months must be satisfied.

   Bankruptcy/Foreclosure: Must be discharged at least three years; substantial re-establishment of credit required.

Credit Grade Category: "AO"

   Debt-to-Income Ratio: Maximum of 50%.

   Mortgage History: No more than one delinquency of 30 days or more during the previous 12 months; provided that no such delinquencies may have exceeded 59 days.

   Consumer/Revolving Credit History: No delinquency of 60 days or more during the previous 12 months (in the case of "major" credit) or no delinquencies of 90 days or more during the previous 12 months (in the case of "minor" credit).

   Collections/Chargeoffs: All except for up to $1,000 in the previous 24 months must be satisfied.

   Bankruptcy/Foreclosure: Must be discharged at least three years; substantial re-establishment of credit required.

Credit Grade Category: "A-"

   Debt-to-Income Ratio: Maximum of 50%.

   Mortgage History: No more than two delinquencies of 30 days or more during the previous 12 months; provided that no such delinquencies may have exceeded 59 days.

   Consumer/Revolving Credit History: No delinquencies of 60 days or more during the previous 12 months (in the case of "major" credit) or no delinquencies of 90 days or more during the previous 12 months (in the case of "minor" credit).

   Collections/Chargeoffs: All except for up to $1,000 in the previous 24 months must be satisfied.

   Bankruptcy/Foreclosure: Must be discharged at least two years (or three years, if the loan-to-value ratio exceeds 85%); substantial re-establishment of credit required.

Credit Grade Category: "B"

   Debt-to-Income Ratio: Maximum of 50%.

   Mortgage History: No more than three delinquencies of 30 days or more during the previous 12 months; provided that no such delinquencies may have exceeded 59 days.

   Consumer/Revolving Credit History: No delinquencies of 90 days or more during the previous 12 months (in the case of "major" credit) and no delinquencies of 120 days or more during the previous 12 months (in the case of "minor" credit).

   Collections/Chargeoffs: All except for up to $2,500 in the previous 24 months must be satisfied.

   Bankruptcy/Foreclosure: Must be discharged at least 18 months; substantial re-establishment of credit required.

Credit Grade Category: "B-"

   Debt-to-Income Ratio: Maximum of 50%.

   Mortgage History: No more than four delinquencies of 30 days or more during the previous 12 months, provided that no such delinquency may have exceeded 59 days; or no more than one delinquency of 60 days or more during the previous 12 months, provided that no such delinquency may have exceeded 89 days.

   Consumer/Revolving Credit History: No delinquencies of 90 days or more during the previous 12 months (in the case of "major" credit) and no delinquencies of 120 days or more during the previous 12 months (in the case of "minor" credit).

   Collections/Chargeoffs: All except for up to $2,500 in the previous 24 months must be satisfied.

   Bankruptcy/Foreclosure: Must be discharged at least 18 months; substantial re-establishment of credit required.

Credit Grade Category: "C"

   Debt-to-Income Ratio: Maximum of 50%.

   Mortgage History: No more than five delinquencies of 30 days or more during the previous 12 months, provided that no such delinquency may have exceeded 59 days; or no more than two delinquencies of 60 days or more during the previous 12 months, provided that no such delinquency may have exceeded 89 days; or no more than one delinquency of 90 days or more during the previous 12 months, provided that such delinquency may not have exceeded 119 days.

   Consumer/Revolving Credit History: No delinquencies of 120 days or more on any "major" credit during the previous 12 months.

   Collections/Chargeoffs: All except for up to $5,000 in the previous 24 months must be satisfied.

   Bankruptcy/Foreclosure: Must be discharged at least one year; substantial re-establishment of credit required.

Credit Grade Category: "C-"

   Debt-to-Income Ratio: Maximum of 50%.

   Mortgage History: Borrower cannot be more than four months delinquent at time of loan closing.

   Consumer/Revolving Credit History: Borrower exhibits significant past or present credit problems.

   Collections/Chargeoffs: All except for up to $5,000 in the previous 24 months must be satisfied.

   Bankruptcy/Foreclosure: Chapter 13 and foreclosures must be discharged or consummated. Chapter 7 must be discharged at least one year.

                        Servicing of the Mortgage Loans


General

   The Servicer will service the mortgage loans in accordance with the terms set forth in the pooling and servicing agreement. The Servicer may perform any of its obligations under the pooling and servicing agreement through one or more subservicers, which may be affiliates of the Servicer. Notwithstanding any subservicing arrangement, the Servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if the Servicer alone were servicing the mortgage loans.

Chase Manhattan Mortgage Corporation

   Chase Manhattan Mortgage Corporation will act as the servicer of the mortgage loans under the pooling and servicing agreement. Set forth below is the historical delinquency, foreclosure and loan loss data for the Chase Subprime Securitized Servicing Portfolio, which consists of the fixed rate and adjustable rate sub-prime mortgage loans which were originated or purchased by the Servicer and subsequently securitized in asset-backed transactions. The Chase Subprime Securitized Servicing Portfolio represents only a portion of the total servicing portfolio of the Servicer which was acquired from Advanta Corp. as described above, and many of the mortgage loans in the Chase Subprime Securitized Servicing Portfolio have not been outstanding long enough to experience the level of delinquencies, foreclosures and loan losses which might be expected to occur on a larger, more seasoned portfolio of mortgage loans which were underwritten, originated and serviced in a manner similar to the mortgage loans in the Chase Subprime Securitized Servicing Portfolio. Because of the relatively small size and relative lack of seasoning of the Chase Subprime Securitized Servicing Portfolio, there can be no assurance that the delinquency, foreclosure and loan loss experience on the Mortgage Loans will correspond to the delinquency, foreclosure and loan loss experience shown in the tables below, and the actual delinquency, foreclosure and loan loss experience on the Mortgage Loans could be significantly worse.

   Chase Subprime Securitized Servicing Portfolio.

   The following tables contain information relating to the delinquency, loan loss and foreclosure experience with respect to the Chase Subprime Securitized Servicing Portfolio.

                 Delinquency and Foreclosure Experience of the Chase Subprime Securitized Servicing Portfolio
                             (Dollars in Thousands)



                                                                                     As of December 31,
                                                         --------------------------------------------------------------------------
                                                                  2002                      2001                      2000
                                                         ----------------------    ----------------------    ----------------------
                                                        Number of      Dollar     Number of      Dollar      Number of     Dollar
                                                          Loans        Amount       Loans        Amount        Loans       Amount
                                                        ---------    ----------   ---------    ----------    ---------   ----------
Portfolio ...........................................     73,597     $8,326,818     66,278     $7,274,554     31,960     $3,268,660
Delinquency
 30-59 days .........................................       2.69%          2.28%      2.27%          1.96%      1.61%          1.46%
 60-89 days .........................................       0.86%          0.72%      0.71%          0.65%      0.60%          0.55%
 90 days or more ....................................       1.41%          1.21%      0.89%          0.79%      0.94%          0.80%
                                                           -----      ---------     ------     ----------     ------     ----------
Total ...............................................       4.96%          4.21%      3.88%          3.40%      3.15%          2.81%
Foreclosure rate ....................................       2.65%          2.48%      1.78%          1.64%      2.13%          2.05%
REO properties ......................................        480          _____        264          _____        127          _____


   The period of delinquency is based on the number of days payments are contractually past due. The delinquency statistics set forth above exclude loans in foreclosure. The portfolio statistics set forth above exclude REO properties.

   The foreclosure rate reflects the number of mortgage loans in foreclosure as a percentage of the total number of mortgage loans or the dollar amount of mortgage loans in foreclosure as a percentage of the total dollar amount of mortgage loans, as the case may be, as of the date indicated. REO properties are real estate owned properties which relate to foreclosed mortgages or properties for which deeds in lieu of foreclosure have been accepted, and held by the Servicer pending disposition.

                              Loan Loss Experience
             of the Chase Subprime Securitized Servicing Portfolio



                                                                                                      (Dollars in thousands)
                                                                                                     Year Ending December 31,
                                                                                              -------------------------------------
                                                                                                 2002          2001         2000
                                                                                              ----------    ----------   ----------
Average amount outstanding................................................................    $7,902,732    $5,018,737   $2,829,706
Net losses................................................................................    $   34,897    $   29,677   $    8,613
Net losses as a percentage of average amount outstanding..................................          0.44%         0.59%        0.30%


   The average amount outstanding during the period is the arithmetic average of the principal balances of the mortgage loans outstanding on the last business day of each month during the period. Net losses are amounts relating to mortgage loans which have been determined by the Servicer to be uncollectible, less amounts received by the Servicer as recoveries from liquidation proceeds and deficiency judgments.

   There can be no assurance that the delinquency, foreclosure and loan loss experience on the Mortgage Loans will correspond to the delinquency, foreclosure and loan loss experience set forth in the tables above, in part because the portfolio of mortgage loans reflected in those tables is relatively small and unseasoned, which is likely to cause the delinquency, foreclosure and loan loss experience shown to understate, perhaps substantially, the actual delinquency, foreclosure and loan loss experience that might occur as the portfolio becomes more seasoned. Therefore, we cannot predict to what degree the actual delinquency, foreclosure and loan loss experience on the Mortgage Loans will correspond to the statistical information set forth above. Consequently, the delinquency, foreclosure and loan loss experience set forth in the tables above may not necessarily be material to your decision to invest.

   In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the Mortgage Loans and any secondary financing on the related mortgaged properties become equal to or greater than the value of the related mortgaged properties, rates of delinquencies, foreclosures and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by mortgagors of Scheduled Payments, and accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage pool.

   Collection Procedures. Chase Manhattan Mortgage Corporation employs a variety of collection techniques during the various stages of delinquency. The primary purpose of all collection efforts performed by Chase Manhattan Mortgage Corporation is to bring a delinquent mortgage loan current in as short a time as possible. Phone calls are used as the principal form of contacting a mortgagor. Chase Manhattan Mortgage Corporation utilizes a predictive dialing system for the management of collection calling activity. Prior to initiating foreclosure proceedings, Chase Manhattan Mortgage Corporation makes every reasonable effort to determine the reason for the default; whether the delinquency is a temporary or permanent condition; and the mortgagor's attitude toward the obligation. Chase Manhattan Mortgage Corporation will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined. In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the mortgage and applicable state law.

Servicing Compensation and Payment of Expenses

   The Servicer will be paid the Servicing Fee. The amount of the monthly Servicing Fee is subject to adjustment with respect to prepaid mortgage loans, as described below under "--Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans." The Servicer is also entitled to receive, as additional servicing compensation, all assumption fees and other similar charges (other than prepayment penalties and late payment fees) and all investment income earned on amounts on deposit in the Collection Account. The Servicer is obligated to pay certain ongoing expenses associated with the mortgage loans in connection with its responsibilities under the pooling and servicing agreement.

Servicer

   The Servicer will, among other things:

   o provide administrative services and file reports with regard to the certificates;

   o provide reports to the trustee regarding the mortgage loans and the certificates; and

   o receive payments with respect to the mortgage loans and, in its capacity as paying agent for the certificates, remit the payments to the certificateholders as described herein.

   The Servicer will pay various administrative expenses of the trust, including the fees of the trustee.

Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans

   When a mortgagor prepays all or a portion of a mortgage loan between Due Dates, the mortgagor pays interest on the amount prepaid only to the date of the prepayment. Prepayments received during the prior Prepayment Period are included in the distribution to certificateholders on the related Distribution Date thereby causing a shortfall in interest. In order to mitigate the effect of any such shortfall in interest distributions to certificateholders on any Distribution Date, the Servicer shall deposit Compensating Interest in the Collection Account for distribution to the certificateholders on such Distribution Date. However, any such reduction in the Servicing Fee otherwise payable with respect to such Distribution Date will be limited to the product of (1) one-twelfth of 0.35% and (2) the aggregate Stated Principal Balance of the mortgage loans with respect to the related Distribution Date. Any such deposit by the Servicer will be reflected in the distributions to the certificateholders made on the Distribution Date to which such Due Period relates. Any Prepayment Interest Shortfall will be allocated on such Distribution Date pro rata among the outstanding classes of certificates based upon the amount of interest each such class would otherwise be paid on such Distribution Date.

Advances

   Subject to the following limitations described below, on each Servicer Remittance Date, the Servicer will be required to make Advances. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Offered Certificates rather than to guarantee or insure against losses. The Servicer is obligated to make Advances with respect to delinquent payments of principal of or interest on each mortgage loan (with such payments of interest adjusted to the related Net Mortgage Rate) to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan; provided, however, that the Servicer need not make Advances with respect to the principal portion of any Balloon Amount but the Servicer will be required to Advance monthly interest on a Balloon Loan until the principal balance thereof is reduced to zero subject to the Servicer's determination of nonrecoverability. In the event the Servicer previously made Advances which later are determined to be nonrecoverable, the Servicer will be entitled to reimbursement of such Advances prior to distributions to certificateholders. If the Servicer determines on any Servicer Remittance Date to make an Advance, such Advance will be included with the distribution to holders of the Offered Certificates on the related Distribution Date. Any failure by the Servicer to make an Advance as required under the pooling and servicing agreement will constitute an event of default thereunder, in which case the trustee, as successor servicer, or such other entity as may be appointed as successor servicer, will be obligated to make any such Advance in accordance with the terms of the pooling and servicing agreement.

                        Description of the Certificates
General

   The certificates will represent the entire beneficial ownership interest in the trust fund to be created under the pooling and servicing agreement. A copy of the pooling and servicing agreement will be attached as an exhibit to the Current Report on Form 8-K of the Depositor that will be available to purchasers of the certificates at, and will be filed with, the Securities and Exchange Commission within 15 days of the Closing Date. Reference is made to the attached prospectus for additional information regarding the terms and conditions of the pooling and servicing agreement.

   The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

   The certificates will consist of:

   (1) Class A Group I Certificates, class IM-1 certificates, class IM-2 certificates, class IB certificates, Class A Group II Certificates, class IIM-1 certificates, class IIM-2 certificates and class IIB certificates (all of which are being offered hereby); and

   (2) class C certificates, class IP certificates, class IIP certificates, class IL certificates, class IIL certificates and the Residual Certificates (none of which are being offered hereby).

   The Offered Certificates will be issued in book-entry form as described below. The Definitive Certificates will be transferable and exchangeable through the Servicer. The Offered Certificates will be issued in minimum dollar denominations of $25,000 and integral multiples of $1 in excess of $25,000.

Book-Entry Certificates

   The Offered Certificates will be Book-Entry Certificates. Certificate Owners may elect to hold their Book-Entry Certificates through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear. Investors may hold such beneficial interests in the Book-Entry Certificates in minimum
Certificate Principal Balances of $25,000 and integral multiples of $1 in excess of $25,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a Definitive Certificate.

Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

   The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the Financial Intermediary that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

   Certificate Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the trustee through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the Rules, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Indirect Participants, with whom Certificate Owners have accounts with respect to
Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

   Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

   Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such Business Day. Cash received in Clearstream Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream Luxembourg Participant or

Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures, relating to the Book-Entry Certificates, see "Federal Income Tax Consequences--Taxation of Certain Foreign Investors" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex 1 hereto.

   Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

   DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

   Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for Clearstream Luxembourg Participants and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Luxembourg in any of 28 currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

   Euroclear was created in 1968 to hold securities for Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Operator, under contract with the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

   The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

   Distributions on the Book-Entry Certificates will be made on each Distribution Date by the paying agent to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

   Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the paying agent to Cede & Co. Distributions with respect to Book-Entry Certificates held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of

Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting and may be subject to tax withholding in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--Taxation of Certain Foreign Investors" and "--Backup Withholding" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of those Offered Certificates in the secondary market since some potential investors may be unwilling to purchase Offered Certificates for which they cannot obtain physical certificates.

   Monthly and annual reports on the trust fund provided by the Servicer or any paying agent on its behalf to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

   DTC has advised the Depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

   Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if:

   1. DTC or the Depositor advises the Servicer in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the Depositor or the Servicer is unable to locate a qualified successor;

   2. the Depositor, at its sole option, elects to terminate a book-entry system through DTC; or

   3. after the occurrence and continuation of an event of default, beneficial owners having not less than 51% of the voting rights evidenced by any class of
      Book-Entry Certificates advise the Servicer and DTC through the Financial

      Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor to DTC) is no longer in the best interests of beneficial owners of such class.

   Upon the occurrence of any of the events described in the immediately preceding paragraph, the Servicer or a paying agent on its behalf will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee and the Servicer and a paying agent on its behalf will recognize the holders of such Definitive Certificates as holders of the Offered Certificates under the pooling and servicing agreement.

   Although DTC, Clearstream Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Collection Account; Distribution Account

   The pooling and servicing agreement provides that the Servicer for the benefit of the certificateholders shall establish and maintain one or more accounts, known collectively as the "Collection Account," into which the Servicer is generally required to deposit or cause to be deposited, promptly upon receipt and in any event within two Business Days, the payments and collections described in "The Pooling and Servicing Agreement--Payments on Mortgage Loans; Collection Account" in the prospectus, except that the Servicer may deduct its Servicing Fee and any expenses of liquidating defaulted mortgage loans or property acquired in respect thereof. The pooling and servicing agreement permits the Servicer to direct any depository institution maintaining the Collection Account to invest the funds in the Collection Account in one or more investments acceptable to Moody's, S&P and Fitch as provided in the pooling and servicing agreement, that mature, unless payable on demand, no later than the Servicer Remittance Date. The Servicer will be entitled to all income and gain realized from the Collection Account investments, and the income and gain will be subject to withdrawal by the Servicer from time to time. The Servicer will be required to deposit the amount of any losses incurred in respect of any Collection Account investments out of its own funds as the losses are realized.

   The Servicer is obligated to establish and maintain the "Distribution Account" and to deposit into the Distribution Account not later than the Servicer Remittance Date preceding each Distribution Date, an amount equal to the Interest Funds and Principal Funds for each loan group with respect to such Distribution Date. Subject to the restrictions set forth in the pooling and servicing agreement, the Servicer is permitted to direct that the funds in the Distribution Account be invested so long as the investments mature, unless maintained with the institution holding the account, no later than the related Distribution Date. All income and gain realized from any Distribution Account investment will belong to the Servicer and is subject to its withdrawal or order from the Distribution Account. The Servicer will be required to deposit in the Distribution Account out of its own funds the amount of any losses incurred in respect of any Distribution Account investment, as the losses are realized.

Distributions

   General. Distributions on the certificates will be made by JPMorgan Chase Bank, as paying agent, on the Distribution Date commencing in May 2003, to the persons in whose names the certificates are registered at the close of business on the Record Date.

   Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to distributions as it appears on the certificate register or, in the case of any certificateholder that holds 100% of a class of certificates or that holds a class of certificates with an aggregate initial Certificate Principal Balance of $1,000,000 or more and that has so notified the Servicer or any paying agent in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the office of the paying agent or such other address designated in writing by the Servicer. On each Distribution Date, a holder of a certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable class of certificates.

   Distributions of Interest. On each Distribution Date, the interest distributable with respect to each of the Group I Certificates and Class IIA-1 Certificates is the interest which has accrued thereon at the related Pass-Through Rate during the calendar month immediately preceding the calendar month in which the Distribution Date occurs less Prepayment Interest Shortfalls, if any, and the interest distributable with respect to each of the Group II Certificates (other than the Class IIA-1 Certificates) is the interest which has accrued thereon at the then applicable related Pass-Through Rate from and including the preceding Distribution Date (or from the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date less Prepayment Interest Shortfalls, if any.

   All calculations of interest of the Group I Certificates and the Class IIA-1 Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months. All calculations of interest on the Group II
Certificates (other than the Class IIA-1 Certificates) will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

   On each Distribution Date, the Interest Funds for such Distribution Date with respect to each loan group are required to be distributed in the following order of priority, until such Interest Funds have been fully distributed:

      (1) (A) to the Class P Certificates of the Certificate Group related to such loan group, an amount equal to any prepayment penalties, (B) to the Class L Certificates of the Certificate Group related to such loan group an amount equal to any late payment fees, in either case, received with respect to the related loan group during the related Prepayment Period and (C) to the Class R Certificates, (i) from the Interest Funds from the Group I Mortgage Loans, an amount equal to the accrual for the preceding period on an amount equal to 0.001% of the aggregate principal balance of the Class A Group I Certificates, Class IM-1 Certificates, Class IM-2 Certificates and Class IB Certificates at a rate equal to the excess of (x) the weighted average net mortgage rate on the Group I Mortgage Loans over (y) the weighted average of the interest rates on the Class A Group I Certificates, Class IM-1 Certificates, Class IM-2 Certificates and Class IB Certificates (treating solely for purposes of this clause (i)(y) the Class A Group I Certificates as including a certificate bearing no interest and having a principal amount equal to the group I overcollateralization, if any), and (ii) from the Interest Funds from the Group II Mortgage Loans, an amount equal to the accrual for the preceding period on an amount equal to 0.001% of the aggregate principal balance of the Class A Group II Certificates, Class IIM-1 Certificates, Class IIM-2 Certificates and Class IIB Certificates at a rate equal to the excess of (x) the weighted average net mortgage rate on the Group II Mortgage Loans over (y) the weighted average of the interest rates on the Class A Group II Certificates, Class IIM-1 Certificates, Class IIM-2 Certificates and Class IIB Certificates (treating, solely for purposes of this clause (ii)(y), (1) each such interest rate as subject to a cap equal to the rate described in clause (ii)(x) and (2) the Class A Group II Certificates as including a certificate bearing no interest and having a principal amount equal to the group II overcollateralization, if any);

      (2) to each class of the Class A Certificates of the Certificate Group related to such loan group, the Current Interest and any Interest Carry Forward Amount with respect to each such class; provided, however, that if the Interest Funds for the Group I Certificates are insufficient to make a full distribution of the aggregate Current Interest and the aggregate Interest Carry Forward Amount to the Class A Group I Certificates, the Interest Funds for the Group I Certificates will be distributed pro rata among each class of the Class A Group I Certificates, based upon the ratio of (x) the Current Interest and Interest Carry Forward Amount for each class of the Class A Group I Certificates to (y) the total amount of Current Interest and any Interest Carry Forward Amount for the Class A Group I Certificates; and provided, however, that if the Interest Funds for the Group II Certificates are insufficient to make a full distribution of the aggregate Current Interest and the aggregate Interest Carry Forward Amount to the Class A Group II Certificates, the Interest Funds for the Group II Certificates will be distributed pro rata among each class of the Class A Group II Certificates, based upon the ratio of (x) the Current Interest and Interest Carry Forward Amount for each class of the Class A Group II Certificates to (y) the total amount of Current Interest and any Interest Carry Forward Amount for the Class A Group II Certificates;

      (3) to the Class M-1 Certificates of such Certificate Group, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

      (4) to the Class M-2 Certificates of such Certificate Group, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

      (5) to the Class B Certificates of such Certificate Group, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class; and

      (6) any remainder to be distributed as described below under "--Overcollateralization and Crosscollateralization Provisions."

For purposes of calculating interest on the Group I Certificates, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

   Any Adjustable Rate Certificate Carryover will be paid on future Distribution Dates from and to the extent of funds available for that purpose as described in this prospectus supplement. The ratings of the Group II Certificates do not address the likelihood of the payment of any Adjustable Rate Certificate Carryover.

   Distributions of Principal. On each Distribution Date, the Principal Distribution Amount with respect to each Certificate Group for each Distribution Date is required to be distributed as follows until the Principal Distribution Amount has been fully distributed:

      (1) (A) with respect to the Class A Group I Certificates, the Class A Principal Distribution Amount for the Group I Certificates is required to be distributed as follows: first, the Class IA-6 Principal Distribution Amount to the Class IA-6 Certificates, and second, the remaining Class A Principal Distribution Amount for the Group I Certificates shall be paid sequentially to the Class IA-1, Class IA-2, Class IA-3, Class IA-4, Class IA-5 and Class IA-6 Certificates, in that order, until the respective Certificate Principal Balances thereof have been reduced to zero; provided, however, that, on any Distribution Date on which the aggregate Certificate Principal Balances of the Class A Group I Certificates are equal to or greater than the Stated Principal Balances of the Group I Mortgage Loans, the Class A Principal Distribution Amount for the Class A Group I Certificates will be distributed pro rata and not as described above; and (B) with respect to the Class A Group II Certificates, the Class A Principal Distribution Amount for the Group II Certificates is required to be distributed as follows: sequentially, to the Class IIA-1 and Class IIA-2 Certificates, in that order, until the respective Certificate Principal Balances thereof have been reduced to zero; provided, however, that, on any Distribution Date on which the aggregate Certificate Principal Balances of the Class A Group II Certificates are equal to or greater than the Stated Principal Balances of the Group II Mortgage Loans, the Class A Principal Distribution Amount for the Class A Group II Certificates will be distributed pro rata and not as described above;

      (2) to the Class M-1 Certificates of each Certificate Group, the Class M-1 Principal Distribution Amount for such Certificate Group;

      (3) to the Class M-2 Certificates of each Certificate Group, the Class M-2 Principal Distribution Amount for such Certificate Group;

      (4) to the Class B Certificates of each Certificate Group, the Class B Principal Distribution Amount for such Certificate Group; and

      (5) any remainder to be distributed as described under "--Overcollateralization and Crosscollateralization Provisions" below.

Overcollateralization and Crosscollateralization Provisions

   As set forth below, Net Excess Cashflow generally will be required to be applied as an Extra Principal Distribution Amount with respect to the other loan group whenever the Stated Principal Balances of the mortgage loans in such loan group do not exceed, by the required amount, the aggregate Certificate Principal Balances of the related certificates. If on any Distribution Date, after giving effect to any Extra Principal Distribution Amount, the aggregate Certificate Principal Balances of the Offered Certificates with respect to a loan group exceeds the Stated Principal Balances of the mortgage loans in the related loan group, the Certificate Principal Balances of the Subordinated Certificates of such Certificate Group will be reduced, in inverse order of seniority (beginning with the Class B Certificates) by an amount equal to such excess.

   If the Certificate Principal Balance of a class of Subordinated Certificates is reduced, that class thereafter will be entitled to distributions of interest and principal only with respect to the Certificate Principal Balance as so reduced. On subsequent Distribution Dates, however, as described below, Interest Funds and Principal Funds with respect to each Certificate Group not otherwise required to be distributed with respect to principal of and interest on the certificates of such Certificate Group will be applied to reduce Unpaid Realized Loss Amounts previously allocated to such certificates in order of seniority.

   On each Distribution Date, Interest Funds and Principal Funds with respect to each loan group not otherwise required to be distributed with respect to principal of and interest on the certificates in the related Certificate Group as described above will be required to be distributed in respect of the following amounts until fully distributed:

      (1) to the Extra Principal Distribution Amount for such loan group;

      (2) to the Class M-1 Certificates of such Certificate Group, any Unpaid Realized Loss Amount for such class;

      (3) to the Class M-2 Certificates of such Certificate Group, any Unpaid Realized Loss Amount for such class;

      (4) to the Class B Certificates of such Certificate Group, the Unpaid Realized Loss Amount for such class;

      (5) except in the case of Optional Termination Amounts, for distribution to the certificates in the other Certificate Group to the extent that any of the following amounts with respect to the other Certificate Group have not otherwise been funded in full for such Distribution Date in accordance with the priorities set forth herein:

        (A) to each class of the Class A Certificates of such other loan group, the Current Interest and any Interest Carry Forward Amount for such class;

        (B) the Extra Principal Distribution Amount for such other loan group, provided, however, that in no event may Interest Funds or Principal Funds with respect to one loan group be used to pay the Extra Principal Distribution Amount for the other loan group in an amount that exceeds the amount of interest that would have accrued on the certificates related to such other loan group during the related accrual period had such certificates had an aggregate principal amount equal to 99.999% of the Stated Principal Balance of the mortgage loans in such other loan group and provided for interest at a rate equal to the weighted average net mortgage rate for the mortgage loans in such other loan group;

        (C) to the Class M-1 Certificates of such other Certificate Group, the Current Interest and any Interest Carry Forward Amount for such class;

        (D) to the Class M-1 Certificates of such other Certificate Group, any Unpaid Realized Loss Amount for such class;

        (E) to the Class M-2 Certificates of such other Certificate Group, the Current Interest and any Interest Carry Forward Amount for such class;

        (F) to the Class M-2 Certificates of such other Certificate Group, any Unpaid Realized Loss Amount for such class;

        (G) to the Class B Certificates of such other Certificate Group, the Current Interest and any Interest Carry Forward Amount for such class;

        (H) to the Class B Certificates of such other Certificate Group, any Unpaid Realized Loss Amount for such class;

      (6) in the case of the Group II Mortgage Loans, to the Group II Certificates, on a pro rata basis, the Adjustable Rate Certificate Carryover; and

      (7) to the Class C Certificates or the Residual Certificates, the remaining amount.

Calculation of One-Month LIBOR

   On each Interest Determination Date, the Servicer will determine One-Month LIBOR for the related Accrual Period on the basis of the (1) offered rates for one-month United States dollar deposits, as such rates appear on Telerate page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date or
(2) if such rate does not appear on Telerate page 3750 as of 11:00 a.m. (London time), the Servicer will determine such rate on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date.

   If One-Month LIBOR is determined under clause (2) above, on each Interest Determination Date, One-Month LIBOR for the related Accrual Period for the Group II Certificates (other than the Class IIA-1 Certificates) will be established by the Servicer or any paying agent on its behalf, as follows:

      (1) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period for the Group II Certificates (other than the Class IIA-1 Certificates) shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

      (2) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

   The establishment of One-Month LIBOR on each Interest Determination Date by the Servicer or any paying agent on its behalf, and the Servicer's or such agent's calculation of the rate of interest applicable to the Group II Certificates (other than the Class IIA-1 Certificates), for the related Accrual Period for the Group II Certificates (other than the Class IIA-1 Certificates) shall (in the absence of manifest error) be final and binding.

Reports to Certificateholders

   On each Distribution Date, the Servicer will cause to be forwarded or made available on its designee's website located at www.jpmorgan.com/absmbs to each certificateholder, the trustee and the Depositor a statement generally setting forth with respect to each loan group or Certificate Group, where applicable, among other information:

      (1) the amount of the related distribution to holders of each class of certificates allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate amount of all scheduled payments of principal included therein and
   (C) any Extra Principal Distribution Amount;

      (2) the amount of such distribution to holders of each class of certificates allocable to interest;

      (3) the Interest Carry Forward Amount for each class of certificates;

      (4) the Certificate Principal Balance of each class of certificates after giving effect to the distribution of principal on such Distribution Date;

      (5) the aggregate outstanding principal balance of each class of certificates for the following Distribution Date;

      (6) the amount of the Servicing Fee paid to or retained by the Servicer for the related Due Period;

      (7) the Pass-Through Rate for each class of certificates for such Distribution Date;

      (8) the amount of Advances included in the distribution on such Distribution Date;

      (9) the number and aggregate principal amounts of mortgage loans in each loan group (A) delinquent (exclusive of mortgage loans in foreclosure) (i) 31 to 60 days, (ii) 61 to 90 days and (iii) 91 or more days, and (B) in foreclosure and delinquent (i) 31 to 60 days, (ii) 61 to 90 days and (iii) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date;

      (10) with respect to any mortgage loan that became an REO Property in each loan group during the preceding calendar month, the loan number and Stated Principal Balance of such mortgage loan as of the close of business on the Determination Date and the date of acquisition thereof;

      (11) with respect to each loan group, whether a Trigger Event has occurred;

      (12) the total number and principal balance of any REO Properties in each loan group as of the close of business on the related Determination Date;

      (13) any Adjustable Rate Certificate Carryover paid and all Adjustable Rate Certificate Carryover remaining on each class of the Adjustable Rate Certificates on such Distribution Date;

      (14) the number and amount of prepayment penalties and the amount of late payment fees received during the related Prepayment Period; and

      (15) the number of Mortgage Loans with respect to which (i) a reduction in the Mortgage Rate has occurred or (ii) the related borrower's obligation to repay principal and interest on a monthly basis has been suspended or reduced pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or the California Military and Veterans Code, as amended; and the amount of interest and principal not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions.

   In addition, within a reasonable period of time after the end of each calendar year, the Servicer or a paying agent on its behalf will prepare and deliver to each certificateholder of record during the previous calendar year, upon its written request, a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

Amendment

   The pooling and servicing agreement may be amended by the Depositor, the Servicer and the trustee, without the consent of certificateholders, for any of the purposes set forth under "The Pooling and Servicing Agreement--Amendment" in the prospectus. In addition, the pooling and servicing agreement may be amended by the Depositor, the Servicer, the trustee and the holders of a majority in interest of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may

      (1) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

      (2) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause
   (1) above, without the consent of the holders of certificates of such class evidencing, as to such class, Percentage Interests aggregating 66 2/3%; or

      (3) reduce the aforesaid percentage of aggregate outstanding principal amounts of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

Optional Termination

   The Servicer will have the right (but not the obligation) to repurchase all remaining mortgage loans and REO Properties in either loan group and thereby effect the early retirement of all the certificates of the related Certificate Group on or after the Optional Termination Date. In the event this repurchase option is exercised by the Servicer, the repurchase will be made at the Repurchase Price. Proceeds from the repurchase will be distributed to the Servicer and to certificateholders in the related Certificate Group in the priority described above. The proceeds from this repurchase may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any REO Property and the appraised value is less than the Stated Principal Balance of the related mortgage loan. Any repurchase of the mortgage loans and REO Properties will result in an early retirement of the certificates in the related Certificate Group.

Events of Default

   Events of default will consist of:

      (1) any failure by the Servicer to deposit in the Collection Account or the Distribution Account the required amounts or remit to the trustee any payment (including an Advance required to be made under the terms of the pooling and servicing agreement) which continues unremedied for five calendar days (or, in the case of an Advance, one calendar day) after written notice of the failure shall have been given to the Servicer and any paying agent by the trustee or the Depositor, or to the Servicer, the Depositor and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

      (2) any failure by the Servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the Servicer in the pooling and servicing agreement, which continues unremedied for 60 days after the giving of written notice of the failure to the Servicer by the trustee, or the Depositor, or to the Servicer, the Depositor, and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates; or

      (3) insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations.

   As of any date of determination, (1) holders of the Offered Certificates will be allocated 95% of all voting rights, allocated among the Offered Certificates in proportion to their respective outstanding Certificate Principal Balances and (2) holders of the Residual Certificates will be allocated all of the remaining voting rights. Voting rights will be allocated among the certificates of each class in accordance with their respective Percentage Interests.

Rights upon Event of Default

   So long as an event of default under the pooling and servicing agreement remains unremedied, the trustee may, or upon the receipt of instructions from the holders of certificates having not less than 25% of the voting rights evidenced by the certificates, shall, terminate all of the rights and obligations of the Servicer under the pooling and servicing agreement and in and to the mortgage loans, whereupon the trustee will succeed to all of the responsibilities and duties of the Servicer under the pooling and servicing agreement, including the obligation to make Advances. No assurance can be given that termination of the rights and obligations of the Servicer under the pooling and servicing agreement would not adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

   No certificateholder, solely by virtue of the holder's status as a certificateholder, will have any right under the pooling and servicing agreement to institute any proceeding regarding an event of default, unless the holder previously has given to the trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding.

The Trustee

   Citibank, N.A., a national banking association, will be the trustee under the pooling and servicing agreement. The Depositor and the Servicer may maintain other banking relationships in the ordinary course of business with the trustee. The Agency and Trust Office of the trustee is located at 111 Wall Street, 14th Floor, Zone 3, New York, New York 10005, or at such other addresses as the trustee may designate from time to time.

                 Yield, Prepayment and Maturity Considerations

General

   The weighted average life of, and the yield to maturity on each class of the Offered Certificates will be directly related to the rate of payment of principal (including prepayments) of the mortgage loans in the related loan group. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors' equity in the related properties, and changes in the mortgagors' housing needs, job transfers and employment status, as well as whether the related mortgage loan is subject to a prepayment penalty. In addition, the Sellers may solicit mortgagors to refinance their mortgage loans for a variety of reasons. Any such refinancings will affect the rate of principal prepayments on the mortgage pool.

   The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Offered Certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Offered Certificates. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determinations.

   The weighted average life and yield to maturity of each class of Offered Certificates will also be influenced by the amount of Net Excess Cashflow generated by the mortgage loans and applied in reduction of the Certificate Principal Balances of such certificates. The level of Net Excess Cashflow available on any Distribution Date to be applied in reduction of the Certificate Principal Balances of the Class A Certificates will be influenced by, among other factors:

   (1) the overcollateralization level of the assets in the related loan group at such time (i.e., the extent to which interest on the related mortgage loans is accruing on a higher Stated Principal Balance than the Certificate Principal Balance of the related Class A Certificates);

   (2) the delinquency and default experience of the related mortgage loans;

   (3) the level of One-Month LIBOR;

   (4) the Mortgage Index for the Group II Mortgage Loans; and

   (5) the provisions of the pooling and servicing agreement that permit Net Excess Cashflow to be distributed to the Residual Certificates when required overcollateralization levels have been met.

To the extent that greater (or lesser) amounts of Net Excess Cashflow are distributed in reduction of the Certificate Principal Balances of a class of Offered Certificates, the weighted average life thereof can be expected to shorten (or lengthen). No assurance, however, can be given as to the amount of Net Excess Cashflow distributed at any time or in the aggregate. See "Description of the Certificates--Overcollateralization and Crosscollateralization Provisions."

   The class IA-6 certificates are not expected to receive distributions of principal until the Distribution Date in May 2006 (except as otherwise described herein). Thereafter, the relative entitlement of the class IA-6 certificates to payments in respect of principal is subject to increase in accordance with the calculation of the Class IA-6 Principal Distribution Amount. See "Description of the Certificates--Distributions."

Prepayments and Yields for Offered Certificates

   Generally, if purchased at other than par, the yield to maturity on the Offered Certificates will be affected by the rate of payments of principal of the mortgage loans in the related loan group. If the actual rate of payments on the mortgage loans in a loan group is slower than the rate anticipated by an investor who purchases related Offered Certificates at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the mortgage loans in a loan group is faster than the rate anticipated by an investor who purchases related Offered Certificates at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

   All of the Group I Mortgage Loans are fixed rate mortgage loans. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, the fixed rate mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the fixed rate mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, the fixed rate mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on the fixed rate mortgage loans.

   All of the Group II Mortgage Loans are adjustable rate mortgage loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. In addition, depending on prevailing interest rates, adjustable rate mortgage loans could experience higher prepayment rates at or near the time of any interest rate adjustment. Nevertheless, no assurance can be given as to the level of prepayment that the mortgage loans will experience.

   Although the Mortgage Rates on the Group II Mortgage Loans are subject to adjustment, such Mortgage Rates adjust less frequently than the Pass-Through Rate on the Group II Certificates (other than the Class IIA-1 Certificates) and adjust by reference to the Mortgage Index. Changes in One-Month LIBOR may not correlate with changes in the Mortgage Index and also may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Group II Certificates. The Mortgage Rate applicable to the Group II Mortgage Loans on any Adjustment Date will be based on the Mortgage Index value most recently announced generally as of a date 45 days prior to such Adjustment Date. Thus, if the Mortgage Index value with respect to a Group II Mortgage Loan rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the Group II Available Funds Cap. See "The Mortgage Pool."

   The calculation of the Pass-Through Rate on each class of the Group II Certificates (other than the Class IIA-1 Certificates) is based upon the value of an index (One-Month LIBOR) which is different from the value of the index applicable to substantially all of the Group II Mortgage Loans (Six-Month LIBOR) as described under "The Mortgage Pool--General" and is subject to the Group II Available Funds Cap. The Group II Available Funds Cap effectively limits the amount of interest accrued on each class of the Group II Certificates to the amount of scheduled interest received or advanced on the Mortgage Loans in Group
II. Furthermore, even if One-Month LIBOR and Six-Month LIBOR were at the same level, various factors may cause the Group II Available Funds Cap to limit the amount of interest that would otherwise accrue on each class of the Group II Certificates. In particular, the Pass-Through Rate on each class of the Group II Certificates (other than the Class IIA-1 Certificates) adjusts monthly, while the interest rates of the Group II Mortgage Loans adjust less frequently, with the result that the operation of the Group II Available Funds Cap may cause the Pass-Through Rates to be reduced for extended periods in a rising interest rate environment. In addition, the Group II Mortgage Loans are subject to periodic (i.e., semi-annual) adjustment caps and maximum rate caps, and the applicable margin is subject to change based upon prepayment experience, which also may result in the Group II Available Funds Cap limiting increases in the Pass-Through Rate for such classes of the Group II Certificates (other than the Class IIA-1 Certificates). Finally, the Group II Mortgage Loans accrue interest on the basis of a 360-day year assumed to consist of twelve 30-day months, while calculations of interest on each class of the Group II Certificates (other than the Class IIA-1 Certificates) will be made on the basis of the actual number of days elapsed in the related Accrual Period and a year of 360 days. This may result in the Group II Available Funds Cap limiting the Pass-Through Rate for such classes of certificates in Accrual Periods that have more than 30 days. The Pass-Through Rate on the Class IIA-1 Certificates is fixed; however, if the weighted average of the interest rates on the Group II Mortgage Loans decreases below the Pass-Through Rate on the Class IIA-1 Certificates, the Class IIA-1 Certificates will be subject to the Group II Available Funds Cap. Consequently, the interest which becomes due on the Group II Mortgage Loans (net of the Servicing Fee) with respect to any Distribution Date may not equal the amount of interest that would accrue at One-Month LIBOR plus the margin on each class of the Group II Certificates (other than the Class IIA-1 Certificates) and at the Pass-Through Rate with respect to the Class
IIA-1 Certificates. Furthermore, if the Group II Available Funds Cap determines the Pass-Through Rate for a class of the Group II Certificates for a Distribution Date, the market value of such class of certificates may be temporarily or permanently reduced. Although the pooling and servicing agreement provides a mechanism to pay, on a subordinated basis, any Adjustable Rate Certificate Carryover, there is no assurance that funds will be available to pay such amount. The ratings assigned to the Group II Certificates do not address the likelihood of the payment of any such amount.

   In addition, the Pass-Through Rate on each class of the Group II Certificates (other than the Class IIA-1 Certificates) is subject to the Group II Maximum Rate Cap, which is defined as the weighted average of the maximum lifetime Mortgage Rates on the Group II Mortgage Loans, less the Servicing Fee Rate. The Group II Maximum Rate Cap may limit increases in the Pass-Through Rates on such class of the Group II Certificates (other than the Class IIA-1 Certificates) and any shortfall of interest will not be recovered.

   On any Distribution Date, the Pass-Through Rates for the class IA-5, class IM-2 and class IB certificates will equal the lesser of (1) the rate set forth for such class in the table on page S-3 and (2) the weighted average Net Mortgage Rate on the Group I Mortgage Loans. Therefore, to the extent that the weighted average Net Mortgage Rate on the Group I Mortgage Loans is ever reduced to less than the applicable rates described in clause (1), investors in the class IA-5, class IM-2 and class IB certificates may experience a lower than anticipated yield and any shortfall of interest will not be recovered.

   The extent to which the yield to maturity of the Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans in the related loan group. In particular, in the case of an Offered Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the mortgage loans in the related loan group could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such mortgage loans in the related loan group could result in an actual yield to such investor that is lower than the anticipated yield.

   The Last Scheduled Distribution Date for each class of Offered Certificates is set forth in the table appearing on page S-3. The actual final Distribution Date with respect to each class of Offered Certificates could occur significantly earlier than its Last Scheduled Distribution Date because:

   (1) prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof;

   (2) excess interest to the extent available will be applied as an accelerated payment of principal on the Offered Certificates as described herein;

   (3) the Servicer may purchase any mortgage loan which is delinquent in payment by 91 days or more; and

   (4) the Servicer may purchase all the mortgage loans in a loan group when the Stated Principal Balance of the mortgage loans and REO Properties in such loan group at the time of repurchase is less than or equal to 10% of the aggregate Stated Principal Balance of the mortgage loans in such loan group, as of the Cut-off Date.

   Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment models used in this prospectus supplement are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the mortgage loans in each loan group. For the Group I Mortgage Loans, the prepayment model used in this prospectus supplement is HEP. For the Group II Mortgage Loans, the prepayment model used in this prospectus supplement is PPC.

   As used in the following tables "0% of the prepayment model" assumes no prepayments on the mortgage loans; "80% of the prepayment model" assumes the mortgage loans will prepay at rates equal to 80% of the related prepayment model; "100% of the prepayment model" assumes the mortgage loans will prepay at rates equal to 100% of the related prepayment model; "150% of the prepayment model" assumes the mortgage loans will prepay at rates equal to 150% of the related prepayment model; and "200% of the prepayment model" assumes the mortgage loans will prepay at rates equal to 200% of the related prepayment model's assumed prepayment rates.

   There is no assurance, however, that prepayments on the mortgage loans will conform to any level of the prepayment model, and no representation is made that the mortgage loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers, unemployment, the solicitation of mortgagors to refinance their mortgage loans and the existence of prepayment penalties. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by the mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on the mortgage loans, the rate of prepayment would be expected to decrease.

   The weighted average lives of the Offered Certificates set forth on the following tables are determined by (1) multiplying the amount of each assumed principal distribution by the number of years from the date of issuance of the certificates to the related Distribution Date, (2) summing the results and
(3) dividing the sum by the total principal distribution on the Offered Certificates.

   The following tables have been prepared on the basis of the Modeling Assumptions, including the assumption that each loan group consists of mortgage loans having the approximate characteristics described below:

                             Group I Mortgage Loans




                                                                                                         Number of
                                                                             Original                     Months to
                                                                           Amortization     Remaining    Prepayment
                               Mortgage    Net Mortgage   Original Term        Term           Term         Penalty
   Current Balance                Rate          Rate       (in months)     (in months)     (in months)   Expiration
   ---------------              --------    ------------   -------------    ------------    -----------   ----------
   $  8,506,299.49                8.265%       7.755%           180              360            178            0
   $  4,857,011.01                8.231%       7.721%           180              360            178           10
   $     10,465.79                9.250%       8.740%           180              360            179           23
   $ 12,471,479.14                7.714%       7.204%           180              360            178           34
   $ 18,863,708.53                7.437%       6.927%           180              360            178           58
   $    391,666.25                8.439%       7.929%           120              120            118            0
   $    288,421.13                8.063%       7.553%           120              120            118           10
   $    585,023.32                6.522%       6.012%           120              120            118           34
   $  3,941,421.16                7.709%       7.199%           112              112            110           58
   $  4,827,253.16                7.796%       7.286%           180              180            178            0
   $  5,755,274.89                7.731%       7.221%           180              180            178           10
   $     98,624.62                9.875%       9.365%           180              180            178           22
   $ 10,015,326.36                7.318%       6.808%           180              180            178           34
   $ 21,305,051.30                7.466%       6.956%           179              179            177           58
   $  5,726,023.40                8.068%       7.558%           239              239            238            0
   $  2,134,760.12                7.746%       7.236%           240              240            238           10
   $  1,523,268.88                7.232%       6.722%           240              240            238           34
   $ 42,197,650.84                7.646%       7.136%           239              239            238           58
   $ 22,951,056.98                8.278%       7.768%           359              359            357            0
   $ 20,324,744.53                7.570%       7.060%           359              359            357           10
   $    378,969.47                8.109%       7.599%           360              360            357           21
   $ 55,263,675.62                7.248%       6.738%           360              360            358           34
   $127,482,824.01                7.578%       7.068%           359              359            357           58


                            Group II Mortgage Loans



                                                                                Initial
                                Net        Original      Remaining               Rate
     Current      Mortgage    Mortgage       Term          Term        Gross    Change    Periodic    Maximum   Minimum
     Balance        Rate        Rate     (in months)    (in months)   Margin      Cap        Cap       Rate       Rate
  ------------    --------    --------   -----------    -----------   ------    -------   --------    -------   -------
$117,363,056.53      8.160%      7.650%        360            358       5.441%    3.000%     1.500%     15.160%    8.167%
$    951,890.65      7.886%      7.376%        360            358       3.814%    3.000%     1.500%     14.886%    7.886%
$ 69,072,403.89      7.541%      7.031%        360            358       6.021%    3.000%     1.500%     14.541%    7.545%
$ 37,360,231.66      7.647%      7.137%        360            358       6.096%    3.000%     1.500%     14.647%    7.674%
$  6,442,805.33      8.163%      7.653%        360            357       6.123%    3.000%     1.500%     15.163%    8.163%
$  7,860,040.38      8.352%      7.842%        359            357       5.431%    3.000%     1.434%     15.352%    8.352%
$  1,684,654.37      7.711%      7.201%        360            358       3.778%    3.000%     1.000%     14.711%    7.711%
$  1,370,266.97      7.038%      6.528%        360            359       5.673%    3.000%     1.500%     14.038%    7.038%
$107,472,027.89      7.282%      6.772%        360            358       5.858%    3.000%     1.500%     14.282%    7.309%
$  2,596,395.72      8.376%      7.866%        359            357       5.737%    3.000%     1.279%     15.376%    8.376%
$ 74,806,630.25      7.851%      7.341%        360            358       5.440%    3.000%     1.476%     14.851%    7.851%
$  1,359,255.87      8.209%      7.699%        360            358       4.733%    3.000%     1.143%     15.209%    8.209%
$    425,082.47      7.137%      6.627%        360            359       6.100%    3.000%     1.500%     14.137%    7.137%
$ 51,879,047.10      7.155%      6.645%        360            358       5.969%    3.000%     1.500%     14.155%    7.208%
$ 49,356,210.92      7.846%      7.336%        357            355       5.213%    3.000%     1.279%     14.846%    7.869%

                                   Number of      Number of
                       Rate       Months Until    Months to
                      Change       Next Rate     Prepayment
     Current        Frequency      Adjustment      Penalty
     Balance       (in months)        Date       Expiration
  ------------     -----------    ------------   ----------
$117,363,056.53          6              22             0
$    951,890.65          6              22            10
$ 69,072,403.89          6              22            22
$ 37,360,231.66          6              22            34
$  6,442,805.33          6              21            57
$  7,860,040.38          6              34             0
$  1,684,654.37          6              34            10
$  1,370,266.97          6              35            23
$107,472,027.89          6              34            34
$  2,596,395.72          6              34            58
$ 74,806,630.25          6              58             0
$  1,359,255.87          6              58            10
$    425,082.47          6              59            23
$ 51,879,047.10          6              58            34
$ 49,356,210.92          6              58            58

              Percentage of Initial Principal Balance Outstanding
                at the Respective Percentages of the Prepayment
                             Model Set Forth Below



                                                                      Class IA-1                             Class IA-2
                                                          ----------------------------------    -----------------------------------
Distribution Date                                          0%     80%    100%    150%   200%     0%      80%    100%    150%   200%
-----------------                                         ----    ----   ----    ----   ----    -----   ----    ----    ----   ----
Initial ...............................................    100     100    100     100    100      100    100     100     100    100
April 25, 2004 ........................................     95      53     43      17      0      100    100     100     100     67
April 25, 2005 ........................................     89       2      0       0      0      100    100      41       0      0
April 25, 2006 ........................................     83       0      0       0      0      100      0       0       0      0
April 25, 2007 ........................................     77       0      0       0      0      100      0       0       0      0
April 25, 2008 ........................................     70       0      0       0      0      100      0       0       0      0
April 25, 2009 ........................................     63       0      0       0      0      100      0       0       0      0
April 25, 2010 ........................................     56       0      0       0      0      100      0       0       0      0
April 25, 2011 ........................................     49       0      0       0      0      100      0       0       0      0
April 25, 2012 ........................................     43       0      0       0      0      100      0       0       0      0
April 25, 2013 ........................................     43       0      0       0      0      100      0       0       0      0
April 25, 2014 ........................................     43       0      0       0      0      100      0       0       0      0
April 25, 2015 ........................................     35       0      0       0      0      100      0       0       0      0
April 25, 2016 ........................................     23       0      0       0      0      100      0       0       0      0
April 25, 2017 ........................................     10       0      0       0      0      100      0       0       0      0
April 25, 2018 ........................................      0       0      0       0      0        0      0       0       0      0
April 25, 2019 ........................................      0       0      0       0      0        0      0       0       0      0
April 25, 2020 ........................................      0       0      0       0      0        0      0       0       0      0
April 25, 2021 ........................................      0       0      0       0      0        0      0       0       0      0
April 25, 2022 ........................................      0       0      0       0      0        0      0       0       0      0
April 25, 2023 ........................................      0       0      0       0      0        0      0       0       0      0
April 25, 2024 ........................................      0       0      0       0      0        0      0       0       0      0
April 25, 2025 ........................................      0       0      0       0      0        0      0       0       0      0
April 25, 2026 ........................................      0       0      0       0      0        0      0       0       0      0
April 25, 2027 ........................................      0       0      0       0      0        0      0       0       0      0
April 25, 2028 ........................................      0       0      0       0      0        0      0       0       0      0
April 25, 2029 ........................................      0       0      0       0      0        0      0       0       0      0
April 25, 2030 ........................................      0       0      0       0      0        0      0       0       0      0
April 25, 2031 ........................................      0       0      0       0      0        0      0       0       0      0
April 25, 2032 ........................................      0       0      0       0      0        0      0       0       0      0
April 25, 2033 ........................................      0       0      0       0      0        0      0       0       0      0
Weighted Average Life in years ........................   8.32    1.12   0.95    0.71   0.58    14.84   2.43    2.00    1.40   1.09

              Percentage of Initial Principal Balance Outstanding
                at the Respective Percentages of the Prepayment
                             Model Set Forth Below



                                                                      Class IA-3                             Class IA-4
                                                         -----------------------------------    -----------------------------------
Distribution Date                                         0%     80%    100%    150%   200%     0%      80%    100%    150%   200%
-----------------                                       -----    ----   ----    ----   ----    -----   ----    ----    ----   ----
Initial ..............................................     100     100    100     100    100      100    100     100     100    100
April 25, 2004 .......................................     100     100    100     100    100      100    100     100     100    100
April 25, 2005 .......................................     100     100    100      46      0      100    100     100     100     71
April 25, 2006 .......................................     100      83     42       0      0      100    100     100      38      0
April 25, 2007 .......................................     100      32      0       0      0      100    100      94       0      0
April 25, 2008 .......................................     100       0      0       0      0      100     95      44       0      0
April 25, 2009 .......................................     100       0      0       0      0      100     57       9       0      0
April 25, 2010 .......................................     100       0      0       0      0      100     28       0       0      0
April 25, 2011 .......................................     100       0      0       0      0      100     15       0       0      0
April 25, 2012 .......................................     100       0      0       0      0      100      0       0       0      0
April 25, 2013 .......................................     100       0      0       0      0      100      0       0       0      0
April 25, 2014 .......................................     100       0      0       0      0      100      0       0       0      0
April 25, 2015 .......................................     100       0      0       0      0      100      0       0       0      0
April 25, 2016 .......................................     100       0      0       0      0      100      0       0       0      0
April 25, 2017 .......................................     100       0      0       0      0      100      0       0       0      0
April 25, 2018 .......................................      92       0      0       0      0      100      0       0       0      0
April 25, 2019 .......................................      79       0      0       0      0      100      0       0       0      0
April 25, 2020 .......................................      65       0      0       0      0      100      0       0       0      0
April 25, 2021 .......................................      51       0      0       0      0      100      0       0       0      0
April 25, 2022 .......................................      35       0      0       0      0      100      0       0       0      0
April 25, 2023 .......................................      19       0      0       0      0      100      0       0       0      0
April 25, 2024 .......................................       7       0      0       0      0      100      0       0       0      0
April 25, 2025 .......................................       0       0      0       0      0       93      0       0       0      0
April 25, 2026 .......................................       0       0      0       0      0       73      0       0       0      0
April 25, 2027 .......................................       0       0      0       0      0       53      0       0       0      0
April 25, 2028 .......................................       0       0      0       0      0       30      0       0       0      0
April 25, 2029 .......................................       0       0      0       0      0        6      0       0       0      0
April 25, 2030 .......................................       0       0      0       0      0        0      0       0       0      0
April 25, 2031 .......................................       0       0      0       0      0        0      0       0       0      0
April 25, 2032 .......................................       0       0      0       0      0        0      0       0       0      0
April 25, 2033 .......................................       0       0      0       0      0        0      0       0       0      0
Weighted Average Life in years .......................   18.04    3.72   3.00    2.02   1.53    24.11   6.51    5.00    3.08   2.19

              Percentage of Initial Principal Balance Outstanding
                at the Respective Percentages of the Prepayment
                             Model Set Forth Below



                                                                      Class IA-5                             Class IA-6
                                                         ------------------------------------    ----------------------------------
Distribution Date                                         0%      80%    100%    150%   200%     0%     80%    100%    150%   200%
-----------------                                       -----    -----   ----    ----   ----    ----   ----    ----    ----   ----
Initial ..............................................     100      100    100     100    100     100    100     100     100    100
April 25, 2004 .......................................     100      100    100     100    100     100    100     100     100    100
April 25, 2005 .......................................     100      100    100     100    100     100    100     100     100    100
April 25, 2006 .......................................     100      100    100     100     45     100    100     100     100    100
April 25, 2007 .......................................     100      100    100      93     26      99     90      89      88     89
April 25, 2008 .......................................     100      100    100      54      0      98     83      80      74      0
April 25, 2009 .......................................     100      100    100      34      0      96     71      66      55      0
April 25, 2010 .......................................     100      100     85       0      0      93     58      51       0      0
April 25, 2011 .......................................     100      100     77       0      0      84     31      24       0      0
April 25, 2012 .......................................     100       99     65       0      0      75     16      11       0      0
April 25, 2013 .......................................     100       90      0       0      0      43      0       0       0      0
April 25, 2014 .......................................     100       72      0       0      0      10      0       0       0      0
April 25, 2015 .......................................     100        0      0       0      0       0      0       0       0      0
April 25, 2016 .......................................     100        0      0       0      0       0      0       0       0      0
April 25, 2017 .......................................     100        0      0       0      0       0      0       0       0      0
April 25, 2018 .......................................     100        0      0       0      0       0      0       0       0      0
April 25, 2019 .......................................     100        0      0       0      0       0      0       0       0      0
April 25, 2020 .......................................     100        0      0       0      0       0      0       0       0      0
April 25, 2021 .......................................     100        0      0       0      0       0      0       0       0      0
April 25, 2022 .......................................     100        0      0       0      0       0      0       0       0      0
April 25, 2023 .......................................     100        0      0       0      0       0      0       0       0      0
April 25, 2024 .......................................     100        0      0       0      0       0      0       0       0      0
April 25, 2025 .......................................     100        0      0       0      0       0      0       0       0      0
April 25, 2026 .......................................     100        0      0       0      0       0      0       0       0      0
April 25, 2027 .......................................     100        0      0       0      0       0      0       0       0      0
April 25, 2028 .......................................     100        0      0       0      0       0      0       0       0      0
April 25, 2029 .......................................     100        0      0       0      0       0      0       0       0      0
April 25, 2030 .......................................      81        0      0       0      0       0      0       0       0      0
April 25, 2031 .......................................       0        0      0       0      0       0      0       0       0      0
April 25, 2032 .......................................       0        0      0       0      0       0      0       0       0      0
April 25, 2033 .......................................       0        0      0       0      0       0      0       0       0      0
Weighted Average Life in years .......................   27.49    11.25   8.88    5.33   3.41    9.50   6.97    6.69    5.64   4.54

              Percentage of Initial Principal Balance Outstanding
                at the Respective Percentages of the Prepayment
                             Model Set Forth Below



                                                                      Class IM-1                             Class IM-2
                                                         -----------------------------------    -----------------------------------
Distribution Date                                          0%     80%    100%    150%   200%     0%      80%    100%    150%   200%
-----------------                                        -----    ----   ----    ----   ----    -----   ----    ----    ----   ----
Initial ..............................................     100     100    100     100    100      100    100     100     100    100
April 25, 2004 .......................................     100     100    100     100    100      100    100     100     100    100
April 25, 2005 .......................................     100     100    100     100    100      100    100     100     100    100
April 25, 2006 .......................................     100     100    100     100    100      100    100     100     100    100
April 25, 2007 .......................................     100      97     81      49     28      100     97      81      49     28
April 25, 2008 .......................................     100      80     63      34      0      100     80      63      34      0
April 25, 2009 .......................................     100      65     49      23      0      100     65      49      23      0
April 25, 2010 .......................................     100      53     38       0      0      100     53      38       0      0
April 25, 2011 .......................................     100      43     30       0      0      100     43      30       0      0
April 25, 2012 .......................................     100      35     23       0      0      100     35      23       0      0
April 25, 2013 .......................................     100      29      0       0      0      100     29       0       0      0
April 25, 2014 .......................................     100      23      0       0      0      100     23       0       0      0
April 25, 2015 .......................................     100       0      0       0      0      100      0       0       0      0
April 25, 2016 .......................................     100       0      0       0      0      100      0       0       0      0
April 25, 2017 .......................................     100       0      0       0      0      100      0       0       0      0
April 25, 2018 .......................................     100       0      0       0      0      100      0       0       0      0
April 25, 2019 .......................................      98       0      0       0      0       98      0       0       0      0
April 25, 2020 .......................................      92       0      0       0      0       92      0       0       0      0
April 25, 2021 .......................................      85       0      0       0      0       85      0       0       0      0
April 25, 2022 .......................................      78       0      0       0      0       78      0       0       0      0
April 25, 2023 .......................................      71       0      0       0      0       71      0       0       0      0
April 25, 2024 .......................................      66       0      0       0      0       66      0       0       0      0
April 25, 2025 .......................................      61       0      0       0      0       61      0       0       0      0
April 25, 2026 .......................................      55       0      0       0      0       55      0       0       0      0
April 25, 2027 .......................................      48       0      0       0      0       48      0       0       0      0
April 25, 2028 .......................................      41       0      0       0      0       41      0       0       0      0
April 25, 2029 .......................................      34       0      0       0      0       34      0       0       0      0
April 25, 2030 .......................................      26       0      0       0      0       26      0       0       0      0
April 25, 2031 .......................................       0       0      0       0      0        0      0       0       0      0
April 25, 2032 .......................................       0       0      0       0      0        0      0       0       0      0
April 25, 2033 .......................................       0       0      0       0      0        0      0       0       0      0
Weighted Average Life in years .......................   23.14    7.82   6.39    4.47   3.78    23.14   7.82    6.39    4.44   3.67

              Percentage of Initial Principal Balance Outstanding
                at the Respective Percentages of the Prepayment
                             Model Set Forth Below



                                                                       Class IB                             Class IIA-1
                                                         -----------------------------------    -----------------------------------
Distribution Date                                          0%     80%    100%    150%   200%     0%      80%    100%    150%   200%
-----------------                                        -----    ----   ----    ----   ----    -----   ----    ----    ----   ----
Initial ..............................................     100     100    100     100    100      100    100     100     100    100
April 25, 2004 .......................................     100     100    100     100    100       97     54      43      15      0
April 25, 2005 .......................................     100     100    100     100    100       95      0       0       0      0
April 25, 2006 .......................................     100     100    100     100    100       92      0       0       0      0
April 25, 2007 .......................................     100      96     76      38     12       89      0       0       0      0
April 25, 2008 .......................................     100      75     55      19      0       85      0       0       0      0
April 25, 2009 .......................................     100      57     38       6      0       81      0       0       0      0
April 25, 2010 .......................................     100      43     25       0      0       77      0       0       0      0
April 25, 2011 .......................................     100      31     14       0      0       73      0       0       0      0
April 25, 2012 .......................................     100      21      6       0      0       68      0       0       0      0
April 25, 2013 .......................................     100      13      0       0      0       63      0       0       0      0
April 25, 2014 .......................................     100       6      0       0      0       58      0       0       0      0
April 25, 2015 .......................................     100       0      0       0      0       52      0       0       0      0
April 25, 2016 .......................................     100       0      0       0      0       45      0       0       0      0
April 25, 2017 .......................................     100       0      0       0      0       38      0       0       0      0
April 25, 2018 .......................................     100       0      0       0      0       31      0       0       0      0
April 25, 2019 .......................................      97       0      0       0      0       23      0       0       0      0
April 25, 2020 .......................................      90       0      0       0      0       14      0       0       0      0
April 25, 2021 .......................................      82       0      0       0      0        5      0       0       0      0
April 25, 2022 .......................................      74       0      0       0      0        0      0       0       0      0
April 25, 2023 .......................................      65       0      0       0      0        0      0       0       0      0
April 25, 2024 .......................................      59       0      0       0      0        0      0       0       0      0
April 25, 2025 .......................................      52       0      0       0      0        0      0       0       0      0
April 25, 2026 .......................................      45       0      0       0      0        0      0       0       0      0
April 25, 2027 .......................................      37       0      0       0      0        0      0       0       0      0
April 25, 2028 .......................................      28       0      0       0      0        0      0       0       0      0
April 25, 2029 .......................................      19       0      0       0      0        0      0       0       0      0
April 25, 2030 .......................................       9       0      0       0      0        0      0       0       0      0
April 25, 2031 .......................................       0       0      0       0      0        0      0       0       0      0
April 25, 2032 .......................................       0       0      0       0      0        0      0       0       0      0
April 25, 2033 .......................................       0       0      0       0      0        0      0       0       0      0
Weighted Average Life in years .......................   22.12    6.97   5.68    3.98   3.36    11.41   1.11    0.95    0.72   0.59

              Percentage of Initial Principal Balance Outstanding
                at the Respective Percentages of the Prepayment
                             Model Set Forth Below



                                                                     Class IIA-2                            Class IIM-1
                                                         -----------------------------------    -----------------------------------
Distribution Date                                          0%     80%    100%    150%   200%     0%      80%    100%    150%   200%
-----------------                                        -----    ----   ----    ----   ----    -----   ----    ----    ----   ----
Initial ..............................................     100     100    100     100    100      100    100     100     100    100
April 25, 2004 .......................................     100     100    100     100     90      100    100     100     100    100
April 25, 2005 .......................................     100      88     70      26      0      100    100     100     100      0
April 25, 2006 .......................................     100      53     34       0      0      100    100     100      65      0
April 25, 2007 .......................................     100      41     28       0      0      100     57      39       0      0
April 25, 2008 .......................................     100      29     18       0      0      100     41      25       0      0
April 25, 2009 .......................................     100      21      0       0      0      100     29       0       0      0
April 25, 2010 .......................................     100      15      0       0      0      100     21       0       0      0
April 25, 2011 .......................................     100       0      0       0      0      100      0       0       0      0
April 25, 2012 .......................................     100       0      0       0      0      100      0       0       0      0
April 25, 2013 .......................................     100       0      0       0      0      100      0       0       0      0
April 25, 2014 .......................................     100       0      0       0      0      100      0       0       0      0
April 25, 2015 .......................................     100       0      0       0      0      100      0       0       0      0
April 25, 2016 .......................................     100       0      0       0      0      100      0       0       0      0
April 25, 2017 .......................................     100       0      0       0      0      100      0       0       0      0
April 25, 2018 .......................................     100       0      0       0      0      100      0       0       0      0
April 25, 2019 .......................................     100       0      0       0      0      100      0       0       0      0
April 25, 2020 .......................................     100       0      0       0      0      100      0       0       0      0
April 25, 2021 .......................................     100       0      0       0      0      100      0       0       0      0
April 25, 2022 .......................................      96       0      0       0      0      100      0       0       0      0
April 25, 2023 .......................................      89       0      0       0      0      100      0       0       0      0
April 25, 2024 .......................................      81       0      0       0      0      100      0       0       0      0
April 25, 2025 .......................................      72       0      0       0      0      100      0       0       0      0
April 25, 2026 .......................................      65       0      0       0      0       91      0       0       0      0
April 25, 2027 .......................................      58       0      0       0      0       80      0       0       0      0
April 25, 2028 .......................................      49       0      0       0      0       69      0       0       0      0
April 25, 2029 .......................................      41       0      0       0      0       56      0       0       0      0
April 25, 2030 .......................................      31       0      0       0      0       43      0       0       0      0
April 25, 2031 .......................................      21       0      0       0      0       29      0       0       0      0
April 25, 2032 .......................................       0       0      0       0      0        0      0       0       0      0
April 25, 2033 .......................................       0       0      0       0      0        0      0       0       0      0
Weighted Average Life in years .......................   24.59    3.99   3.14    1.87   1.52    26.23   4.86    4.15    3.09   1.84

              Percentage of Initial Principal Balance Outstanding
                at the Respective Percentages of the Prepayment
                             Model Set Forth Below



                                                                     Class IIM-2                             Class IIB
                                                         -----------------------------------    -----------------------------------
Distribution Date                                          0%     80%    100%    150%   200%     0%      80%    100%    150%   200%
-----------------                                        -----    ----   ----    ----   ----    -----   ----    ----    ----   ----
Initial ..............................................     100     100    100     100    100      100    100     100     100    100
April 25, 2004 .......................................     100     100    100     100    100      100    100     100     100    100
April 25, 2005 .......................................     100     100    100     100      0      100    100     100     100      0
April 25, 2006 .......................................     100     100    100     100      0      100    100     100     100      0
April 25, 2007 .......................................     100      57     39       0      0      100     53      29       0      0
April 25, 2008 .......................................     100      41     25       0      0      100     32      12       0      0
April 25, 2009 .......................................     100      29      0       0      0      100     17       0       0      0
April 25, 2010 .......................................     100      21      0       0      0      100      6       0       0      0
April 25, 2011 .......................................     100       0      0       0      0      100      0       0       0      0
April 25, 2012 .......................................     100       0      0       0      0      100      0       0       0      0
April 25, 2013 .......................................     100       0      0       0      0      100      0       0       0      0
April 25, 2014 .......................................     100       0      0       0      0      100      0       0       0      0
April 25, 2015 .......................................     100       0      0       0      0      100      0       0       0      0
April 25, 2016 .......................................     100       0      0       0      0      100      0       0       0      0
April 25, 2017 .......................................     100       0      0       0      0      100      0       0       0      0
April 25, 2018 .......................................     100       0      0       0      0      100      0       0       0      0
April 25, 2019 .......................................     100       0      0       0      0      100      0       0       0      0
April 25, 2020 .......................................     100       0      0       0      0      100      0       0       0      0
April 25, 2021 .......................................     100       0      0       0      0      100      0       0       0      0
April 25, 2022 .......................................     100       0      0       0      0      100      0       0       0      0
April 25, 2023 .......................................     100       0      0       0      0      100      0       0       0      0
April 25, 2024 .......................................     100       0      0       0      0      100      0       0       0      0
April 25, 2025 .......................................     100       0      0       0      0      100      0       0       0      0
April 25, 2026 .......................................      91       0      0       0      0       91      0       0       0      0
April 25, 2027 .......................................      80       0      0       0      0       80      0       0       0      0
April 25, 2028 .......................................      69       0      0       0      0       67      0       0       0      0
April 25, 2029 .......................................      56       0      0       0      0       51      0       0       0      0
April 25, 2030 .......................................      43       0      0       0      0       35      0       0       0      0
April 25, 2031 .......................................      29       0      0       0      0       17      0       0       0      0
April 25, 2032 .......................................       0       0      0       0      0        0      0       0       0      0
April 25, 2033 .......................................       0       0      0       0      0        0      0       0       0      0
Weighted Average Life in years .......................   26.23    4.84   4.05    3.18   1.84    25.94   4.49    3.74    3.16   1.84

Group II Certificates: Hypothetical Available Funds Cap Table


   Based upon the Modeling Assumptions and assuming further that the Group II Mortgage Loans prepay at a constant rate of 100% PPC with respect to the Group II Mortgage Loans, the following table indicates the Group II Available Funds Cap that would result on each Distribution Date under such an assumed hypothetical scenario. It is highly unlikely, however, that prepayments on the Group II Mortgage Loans will occur at a constant rate of 100% PPC or at any other constant rate. There is no assurance, therefore, of whether or to what extent the actual Net Mortgage Rate of the Group II Mortgage Loans on any Distribution Date will conform to the corresponding rate set forth for such Distribution Date in the following table.

                     Available Funds Cap Hypothetical Table


                                     Available Funds   Available Funds                          Available Funds   Available Funds
Payment Date                           Cap (1)(2)         Cap (1)(3)      Payment Date            Cap (1)(2)         Cap (1)(3)
---------------                      ---------------   ---------------    ------------------    ---------------   ---------------
May 25, 2003                                7.229%            7.229%        March 25, 2006             7.338%            10.697%
June 25, 2003                               7.230%            7.230%        April 25, 2006             7.344%            10.714%
July 25, 2003                               7.230%            7.230%        May 25, 2006               7.350%            10.723%
August 25, 2003                             7.231%            7.231%        June 25, 2006              7.317%            10.676%
September 25, 2003                          7.231%            7.231%        July 25, 2006              7.322%            10.684%
October 25, 2003                            7.232%            7.232%        August 25, 2006            7.327%            10.704%
November 25, 2003                           7.233%            7.233%        September 25, 2006         7.332%            11.487%
December 25, 2003                           7.234%            7.234%        October 25, 2006           7.338%            11.501%
January 25, 2004                            7.235%            7.235%        November 25, 2006          7.343%            11.510%
February 25, 2004                           7.237%            7.237%        December 25, 2006          7.349%            11.520%
March 25, 2004                              7.238%            7.238%        January 25, 2007           7.355%            11.531%
April 25, 2004                              7.240%            7.240%        February 25, 2007          7.362%            11.542%
May 25, 2004                                7.241%            7.241%        March 25, 2007             7.368%            11.895%
June 25, 2004                               7.243%            7.243%        April 25, 2007             7.375%            11.910%
July 25, 2004                               7.245%            7.245%        May 25, 2007               7.382%            11.923%
August 25, 2004                             7.247%            7.247%        June 25, 2007              7.389%            11.935%
September 25, 2004                          7.249%            7.249%        July 25, 2007              7.397%            11.949%
October 25, 2004                            7.250%            7.250%        August 25, 2007            7.405%            11.962%
November 25, 2004                           7.252%            7.252%        September 25, 2007         7.413%            12.212%
December 25, 2004                           7.255%            7.255%        October 25, 2007           7.422%            12.230%
January 25, 2005                            7.257%            7.257%        November 25, 2007          7.431%            12.245%
February 25, 2005                           7.259%            7.293%        December 25, 2007          7.440%            12.262%
March 25, 2005                              7.269%            8.587%        January 25, 2008           7.450%            12.278%
April 25, 2005                              7.275%            8.596%        February 25, 2008          7.460%            12.296%
May 25, 2005                                7.283%            8.605%        March 25, 2008             7.480%            13.346%
June 25, 2005                               7.291%            8.615%        April 25, 2008             7.491%            13.368%
July 25, 2005                               7.295%            8.621%        May 25, 2008               7.502%            13.388%
August 25, 2005                             7.299%            8.644%        June 25, 2008              7.514%            13.409%
September 25, 2005                          7.303%            9.297%        July 25, 2008              7.527%            13.430%
October 25, 2005                            7.308%            9.303%        August 25, 2008            7.539%            13.453%
November 25, 2005                           7.312%            9.310%        September 25, 2008         7.553%            13.969%
December 25, 2005                           7.317%            9.317%        October 25, 2008           7.567%            13.995%
January 25, 2006                            7.322%            9.324%        November 25, 2008          7.581%            14.021%
February 25, 2006                           7.327%            9.349%


(1) Available Funds Cap means a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the Group II Mortgage Loans based on the Net Mortgage Rates in effect on the related Due Date divided by (y) the aggregate principal balance of the Group II Offered Certificates as of the first day of the applicable Accrual Period.

(2) Assumes no losses, 10% cleanup call, 100% PPC and Six-Month LIBOR remains constant at 1.26%.

(3) Assumes no losses, 10% cleanup call, 100% PPC and Six-Month LIBOR remains constant at 20.00%.

Additional Information

   The Depositor has filed additional yield tables and other computational materials with respect to the certificates with the Securities and Exchange Commission in a report on Form 8-K. Those tables and materials were prepared by the underwriters for prospective investors who made requests for that additional information. Those tables and assumptions may be based on assumptions that differ from the Modeling Assumptions. Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                        Federal Income Tax Consequences


   For federal income tax purposes, the trust fund will include three segregated asset pools, with respect to which elections will be made to treat each as a separate REMIC. The trust fund will also include a grantor trust which will hold the Class C Certificates and certain obligations with respect to "Excess Interest Payments" (as defined below). The assets of the lowest-tier REMIC will consist of the mortgage loans and all other property in the trust fund except for (i) interests issued by any of the three REMICs, (ii) prepayment penalties or late payment charges received with respect to the mortgage loans and (iii) the interests in the grantor trust described above. The assets of each REMIC other than the lowest-tier REMIC will be the regular interests issued by the next-lowest-tier REMIC. Each class of the Offered Certificates will represent the beneficial ownership of the corresponding regular interest of the highest-tier REMIC (the "Upper-Tier REMIC"). The Class R Certificates will represent the beneficial ownership of the residual interest in each of the three REMICs.

   For federal income tax purposes, each of the regular interests in the Upper-Tier REMIC that corresponds to a Group II Offered Certificate will be subject to a cap equal to the weighted average net mortgage rate for the Group II Mortgage Loans. In addition to representing the beneficial ownership of the corresponding regular interest of the Upper-Tier REMIC, each of the Group II Offered Certificates will also represent, for federal income tax purposes, the beneficial ownership of any excess of the interest actually distributable on such class over the interest that would have accrued on the corresponding class of regular interest had each of the Class IIA-1, Class IIA-2, Class IIM-1, Class IIM-2 and Class IIB Certificates been subject to a cap equal to the weighted average net mortgage rate for the Group II Mortgage Loans (such excess, "Excess Interest Payments").

   Upon the issuance of the Offered Certificates, Morgan, Lewis & Bockius LLP will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, each of the REMICs will qualify as a REMIC within the meaning of Section 860D of the Code, and the grantor trusts will qualify as such under subpart E, Part I of Subchapter J of the Code.

   Holders of Subordinated Certificates may be required to accrue income currently even though their distributions may be reduced due to defaults and delinquencies on the related mortgage loans. See "Federal Income Tax Consequences" in the prospectus.

Taxation of the Basis Risk Arrangements

   General. Each holder of a Group II Offered Certificate will be treated for federal income tax purposes as having entered into, on the date it purchases its Certificates, one or more notional principal contracts whereby it has the right to receive payments with respect to Excess Interest Payments. The Internal Revenue Service (the "IRS") has issued final regulations under
Section 446 of the Code relating to notional principal contracts (the "Swap Regulations").

   In general, the holders of the Group II Offered Certificates must allocate the price they pay for their certificates between their regular interest in the Upper-Tier REMIC and their rights to receive Excess Interest Payments based on their relative fair market values. To the extent rights to receive such payments are determined to have a value on the Closing Date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium (the "Cap Premium") paid by the holders of the Group II Offered Certificates. A holder of a Group II Offered Certificate will be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the right to receive Excess Interest Payments (adjusted to take into account decreases in notional principal amount) discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). Prospective purchasers of the Group II Offered Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Cap Premium. The Swap Regulations treat a nonperiodic payment made under a cap contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Cap Premium would be treated in part as a loan under the Swap Regulations.

   Under the Swap Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received in connection with the right to receive Excess Interest Payments must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Group II Offered Certificates.

   Any amount of proceeds from the sale, redemption or retirement of a Group II Offered Certificate that is considered to be allocated to rights to receive Excess Interest Payments would be considered a "termination payment" under the Swap Regulations. It is anticipated that the Servicer will account for any termination payments for reporting purposes in accordance with the Swap Regulations as described below.

   Termination Payments. Any amount of sales proceeds that is considered to be allocated to the selling beneficial owner's rights to receive Excess Interest Payments in connection with the sale or exchange of a Group II Offered Certificate would be considered a "termination payment" under the Swap Regulations allocable to that Certificate. A holder of a Group II Offered Certificate will have gain or loss from such a termination of the right to receive Excess Interest Payments equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Cap Premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its right to receive Excess Interest Payments.

   Gain or loss realized upon the termination of a right to receive Excess Interest Payments generally will be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

   Application of the Straddle Rules. The Group II Offered Certificates, representing beneficial ownership of the corresponding regular interest and the right to receive Excess Interest Payments may constitute positions in a straddle, in which case, the straddle rules of Code Section 1092 would apply. A selling beneficial owner's capital gain or loss with respect to such corresponding regular interest would be short-term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the right to receive Excess Interest Payments would be short-term. If the holder of a Group II Offered Certificate incurred or continued indebtedness to acquire or hold such Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the right to receive Excess Interest Payments.

Original Issue Discount

   Classes of the Offered Certificates may be treated as being issued with original issue discount. For purposes of determining the amount and rate of accrual of original issue discount and market discount, it will be assumed that prepayments on the mortgage loans in each loan group will occur at a rate equal to 100% of the applicable prepayment model, as described above. No representation is made as to whether the mortgage loans will prepay at that rate or any other rate. See "Yield, Prepayment and Maturity Considerations" herein and "Federal Income Tax Consequences" in the prospectus.

   Other classes of the Offered Certificates may be treated as being issued at a premium. If this occurs, the holders of the Offered Certificates may elect under Section 171 of the Code to amortize that premium under the constant yield method and to treat that amortizable premium as an offset to interest income on the certificates. This election, however, applies to all the certificateholder's debt instruments held during or after the first taxable year in which the election is first made, and should only be made after consulting with a tax adviser.

   If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, such certificateholder will be permitted to offset such excess amounts only against the respective future income, if any, from such certificate. Although the tax treatment is uncertain, a certificateholder may be permitted to deduct a loss to the extent that such holder's respective remaining basis in such certificate exceeds the maximum amount of future payments to which such holder is entitled, assuming no further Principal Prepayments on the mortgage loans are received. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

Special Tax Attributes of the Offered Certificates

   As is described more fully under "Federal Income Tax Consequences" in the prospectus, the Offered Certificates, other than any portion of an Offered Certificate representing a right to receive Excess Interest Payments, will represent qualifying assets under Sections 856(c)(5)(B) or 7701(a)(19)(C)(iv) of the Code, to the extent the assets of the REMICs (treated as a single REMIC for this purpose) are assets described in such sections; provided that if at least 95% of the assets of the REMICs (treated as a single REMIC) are assets described in one of such provisions, then the Offered Certificates, other than any portion of an Offered Certificate representing a right to receive Excess Interest Payments, will be treated entirely as qualifying assets for purposes of such provision. Income on the Offered Certificates, other than income attributable to any portion of an Offered Certificate representing a right to receive Excess Interest Payments, will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) to the extent that the income of the REMICs (treated as a single REMIC) so qualifies; provided, however, that if at least 95% of the assets of the REMICs (treated as a single REMIC) are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, then all of the income on the Offered Certificates, other than income attributable to any portion of an Offered Certificate representing a right to receive Excess Interest Payments, will be treated as "interest on obligations secured by mortgages on real property." The Offered Certificates, other than any portion of an Offered Certificate representing a right to receive Excess Interest Payments, will represent qualifying assets under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.

Prohibited Transactions Tax and Other Taxes

   The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions." In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that the trust fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

   In addition, contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property. The trust fund will not accept contributions that would subject it to such tax.

   In addition, a trust fund that elects to be treated as a REMIC may be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income derived from foreclosure property, including gain from the sale of a foreclosure property, other than qualifying rents and other income or gain that would be qualifying income for a real estate investment trust. It is not anticipated that the trust fund will recognize net income from foreclosure property subject to federal income tax.

   Where the above-referenced prohibited transactions tax, tax on contributions to a trust fund, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the Servicer's or the trustee's obligations, as the case may be, under the pooling and servicing agreement and in respect of compliance with then applicable law, such tax will be borne by the Servicer or trustee in either case out of its own funds. In the event that either the Servicer or the trustee, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the trust fund first with amounts that might otherwise be distributable to the holders of certificates in the manner provided in the pooling and servicing agreement. It is not anticipated that any material state or local income or franchise tax will be imposed on the trust fund.

   For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax
Consequences--REMIC Certificates" in the prospectus.

Tax Return Disclosure Requirements

   Recent Treasury pronouncements directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Taxpayers are required to report certain information on Internal Revenue Service Form 8886 if they participate in a "reportable transaction." Holders that recognize a loss on a sale or exchange of an Offered Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file Internal Revenue Service Form 8886 (disclosing certain potential tax shelters) with their federal income tax returns.

                                  State Taxes

   The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding such tax consequences.

   All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                              ERISA Considerations

   Section 406 of ERISA prohibits "parties in interest" with respect to a Plan subject to ERISA and Section 4975 of the Code prohibits "disqualified persons" with respect to a Plan subject to the Code from engaging in transactions involving such Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes and other penalties on prohibited transactions involving Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans covered by Title I of ERISA. Any Plan fiduciary which proposes to cause a Plan to acquire the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and holding of the Offered Certificates. See "ERISA Considerations" in the prospectus.

   Certain Plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such Plans may be invested in the Offered Certificates without regard to the ERISA considerations described herein and in the prospectus, subject to the provisions of other applicable federal, state or local law materially similar to the provisions of ERISA and the Code discussed under this heading. Any such Plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

   Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

   The DOL has granted the Exemption to J.P. Morgan Chase & Company and its affiliates from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding, the servicing and the subsequent resale by Plans of certificates in pass-through trusts that consist of receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to certificates such as the Offered Certificates.

   Among the general conditions that must be satisfied for the Exemption to apply are the following:

      1. the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      2. the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund, other than in the case of Designated Transactions;

      3. the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three (or in the case of Designated Transactions, four) highest generic rating categories of S&P, Moody's or Fitch;

      4. the trustee must not be an affiliate of any other member of the Restricted Group other than an underwriter;

      5. the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller for the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement in which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

      6. the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

   The trust fund must also meet the following requirements:

      1. the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

      2. certificates in such other investment pools must have been rated in one of the three (or in the case of Designated Transactions, four) highest rating categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of certificates; and

      3. certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

   Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust and the fiduciary (or its affiliate) is an obligor on the receivables held in the trust, provided that, among other requirements:

      1. in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent (50%) of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

      2. such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

      3. the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

      4. immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

   It is expected that the Exemption will apply to the acquisition and holding of the Offered Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. However, the Exemption would not apply to the acquisition and holding of the Offered Certificates by Plans sponsored by members of the Restricted Group. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) or more of the mortgage loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.

   Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of PTCE 83-1 described in the prospectus and the Exemption and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of ERISA, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                            Legal Investment Matters

   The Class A and Class M-1 Certificates offered hereby will constitute "mortgage related securities" for purposes of SMMEA, for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and, as a result, will be legal investments for certain entities to the extent provided in SMMEA. However, institutions subject to the jurisdiction of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or federal or state banking, insurance or other regulatory authorities should review applicable rules, supervisory policies and guidelines, since certain restrictions may apply to investments in the Class A and Class M-1 Certificates. It should also be noted that some states have enacted legislation limiting to varying extents the ability of certain entities (in particular insurance companies) to invest in mortgage related securities. Investors should consult with their own legal advisors in determining whether, and to what extent the Class A and Class M-1 Certificates constitute legal investments for the investors. See "Legal Investment Matters" in the prospectus.

   The Class M-2 and Class B Certificates will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of the Class M-2 and Class B Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Class M-2 and Class B Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Class M-2 and Class B Certificates will constitute legal investments for them.

   Except as to the status of the Class A and Class M-1 Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

                                Use of Proceeds

   Substantially all of the net proceeds to be received from the sale of the Offered Certificates will be applied by the Depositor to the purchase price of the mortgage loans.

                             Method of Distribution

   Subject to the terms and conditions of the underwriting agreement dated December 16, 1998 and the terms agreement dated April 11, 2003 between the Depositor and J.P. Morgan Securities Inc., as underwriter, and as representative of Lehman Brothers Inc. as underwriter, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriter, and Wachovia Securities, Inc., as underwriter, the Offered Certificates are being purchased from the Depositor by the underwriters in the respective initial Certificate Principal Balance of each class of Offered Certificates set forth below, in each case upon issuance of each class.


                                                                                                 Merrill Lynch,
                                                                                                 Pierce, Fenner
                                                               J.P. Morgan          Lehman          & Smith           Wachovia
Class of Certificate                                         Securities Inc.    Brothers Inc.     Incorporated    Securities, Inc.
--------------------                                         ---------------    -------------    --------------   ----------------
Class IA-1 Certificates ...................................     $ 86,240,000      $ 5,390,000      $10,780,000        $ 5,390,000
Class IA-2 Certificates ...................................       26,240,000        1,640,000        3,280,000          1,640,000
Class IA-3 Certificates ...................................       53,920,000        3,370,000        6,740,000          3,370,000
Class IA-4 Certificates ...................................       38,240,000        2,390,000        4,780,000          2,390,000
Class IA-5 Certificates ...................................       39,160,000        2,447,500        4,895,000          2,447,500
Class IA-6 Certificates ...................................       27,040,000        1,690,000        3,380,000          1,690,000
Class IM-1 Certificates ...................................        9,620,000          601,250        1,202,500            601,250
Class IM-2 Certificates ...................................        7,400,000          462,500          925,000            462,500
Class IB Certificates .....................................        6,660,000          416,250          832,500            416,250
Class IIA-1 Certificates ..................................      150,080,000        9,380,000       18,760,000          9,380,000
Class IIA-2 Certificates ..................................      220,920,000       13,807,500       27,615,000         13,807,500
Class IIM-1 Certificates ..................................       22,260,000        1,391,250        2,782,500          1,391,250
Class IIM-2 Certificates ..................................       16,960,000        1,060,000        2,120,000          1,060,000
Class IIB Certificates ....................................       11,024,000          689,000        1,378,000            689,000
                                                                ------------      -----------      -----------        -----------
 Total ....................................................     $715,764,000      $44,735,250      $89,470,500        $44,735,250
                                                                ============      ===========      ===========        ===========


   The Depositor has been advised that the underwriters propose initially to offer the Offered Certificates to the public at the offering prices set forth below. The Depositor has been advised that the underwriters propose initially to offer the Offered Certificates to certain dealers at such offering prices less a selling concession not to exceed the percentage of the certificate denomination set forth below, and that the underwriters may allow and such dealers may reallow a reallowance discount not to exceed the percentage of the certificate denomination set forth below:


                                                                             Price to     Underwriting     Selling     Reallowance
Class of Certificate                                                          Public        Discount      Concession     Discount
--------------------                                                        ----------    ------------    ----------   -----------
Class IA-1 Certificates ..................................................    99.999150%       0.180%        0.108%        0.054%
Class IA-2 Certificates ..................................................    99.998220%       0.200%        0.120%        0.060%
Class IA-3 Certificates ..................................................    99.999390%       0.230%        0.138%        0.069%
Class IA-4 Certificates ..................................................    99.998030%       0.300%        0.180%        0.090%
Class IA-5 Certificates ..................................................    99.997280%       0.350%        0.210%        0.105%
Class IA-6 Certificates ..................................................    99.995010%       0.380%        0.228%        0.114%
Class IM-1 Certificates ..................................................    99.995910%       0.400%        0.240%        0.120%
Class IM-2 Certificates ..................................................    99.998890%       0.450%        0.270%        0.135%
Class IB Certificates ....................................................    99.997710%       0.500%        0.300%        0.150%
Class IIA-1 Certificates .................................................    99.999610%       0.180%        0.108%        0.054%
Class IIA-2 Certificates .................................................   100.000000%       0.230%        0.138%        0.069%
Class IIM-1 Certificates .................................................   100.000000%       0.400%        0.240%        0.120%
Class IIM-2 Certificates .................................................   100.000000%       0.450%        0.270%        0.135%
Class IIB Certificates ...................................................   100.000000%       0.500%        0.300%        0.150%


   After the initial public offering, the public offering price, selling concessions and reallowance discounts may be changed.

   The Depositor has been advised by each underwriter that it intends to make a market in the Offered Certificates, but no underwriter has any obligation to do so. There can be no assurance that a secondary market for the Offered Certificates, or any particular class of Offered Certificates, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to certificateholders.

   Until the distribution of the Offered Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and some selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the underwriters are permitted to engage in transactions that stabilize the price of the Offered Certificates. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Certificates.

   In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

   Neither the Depositor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Certificates. In addition, neither the Depositor nor any of the underwriters makes any representation that the underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

   The Depositor has agreed to indemnify the underwriters against, or make contributions to the underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

   The underwriters have agreed to reimburse the Depositor for certain expenses incurred in connection with the issuance of the certificates.

   J.P. Morgan Securities Inc. is an affiliate of the Depositor, JPMorgan Chase Bank and the Servicer.

                                 Legal Matters

   Certain legal matters will be passed upon for the Depositor by Morgan, Lewis & Bockius LLP, New York, New York and for the underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York. The material federal income tax consequences of the certificates will be passed upon for the Depositor by Morgan, Lewis & Bockius LLP.

                                    Ratings

   It is a condition of the issuance of the Offered Certificates that they be assigned the ratings designated below by Moody's, S&P and Fitch.

          Class                                                                                   Moody's    S&P   Fitch
          -----                                                                                   -------    ---   -----
          IA-1.................................................................................      Aaa      AAA    AAA
          IA-2.................................................................................      Aaa      AAA    AAA
          IA-3.................................................................................      Aaa      AAA    AAA
          IA-4.................................................................................      Aaa      AAA    AAA
          IA-5.................................................................................      Aaa      AAA    AAA
          IA-6.................................................................................      Aaa      AAA    AAA
          IM-1.................................................................................      Aa2      AA      AA
          IM-2.................................................................................       A2       A      A
          IB...................................................................................      Baa2     BBB    BBB
          IIA-1................................................................................      Aaa      AAA    AAA
          IIA-2................................................................................      Aaa      AAA    AAA
          IIM-1................................................................................      Aa2      AA      AA
          IIM-2................................................................................       A2       A      A
          IIB..................................................................................      Baa2     BBB    BBB


   The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Adjustable Rate Certificate Carryover or the anticipated yields in light of prepayments.

   The ratings of Moody's on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. Moody's ratings opinions address the structural and legal issues associated with the Offered Certificates, including the nature of the underlying mortgage loans. Moody's ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments may differ from those originally anticipated nor do they address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

   S&P's ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of payments required under the operative agreements. S&P's ratings take into consideration the credit quality of the mortgage pool including any credit support providers, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the mortgage pool is adequate to make payments required under the Offered Certificates. S&P's ratings on mortgage pass-through certificates do not, however, constitute a statement regarding the frequency of prepayments on the mortgage loans. S&P's ratings do not address the possibility that investors may suffer a lower than anticipated yield.

   The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. Fitch's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by such certificates. Fitch's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments of the mortgage loans or address the likelihood of receipt of interest carryover amounts.

   The Depositor has not requested a rating of the Offered Certificates by any rating agency other than Moody's, S&P and Fitch. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by any such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                           Glossary of Defined Terms


2/28 LIBOR Loans                            means Mortgage Loans which bear
                                            interest at a fixed rate for a
                                            period of approximately two years
                                            after origination and thereafter
                                            have semi-annual interest rate and
                                            payment adjustments in
                                            substantially the same manner as
                                            Six-Month LIBOR Loans.

3/27 LIBOR Loans                            means Mortgage Loans which bear
                                            interest at a fixed rate for a
                                            period of approximately three years
                                            after origination and thereafter
                                            have semi-annual interest rate and
                                            payment adjustments in
                                            substantially the same manner as
                                            Six-Month LIBOR Loans.

5/25 LIBOR Loans                            means Mortgage Loans which bear
                                            interest at a fixed rate for a
                                            period of approximately five years
                                            after origination and thereafter
                                            have semi-annual interest rate and
                                            payment adjustments in
                                            substantially the same manner as
                                            Six-Month LIBOR Loans.

Accounts means one or more accounts maintained by the trustee, any paying agent or the Servicer pursuant to the pooling and servicing agreement.

Accrual Period                              means, with respect to the Group I
                                            Certificates and the Class IIA-1
                                            Certificates and with respect to a
                                            Distribution Date, the calendar
                                            month immediately preceding the
                                            calendar month in which such
                                            Distribution Date occurs, and with
                                            respect to the Group II
                                            Certificates (other than the Class
                                            IIA-1 Certificates) and with
                                            respect to a Distribution Date,
                                            means the period from and including
                                            the preceding Distribution Date (or
                                            from the Closing Date in the case
                                            of the first Distribution Date) to
                                            and including the day prior to such
                                            Distribution Date.

Adjustable Rate Certificate                 means, with respect to a
Carryover                                   Distribution Date, in the event
                                            that the Pass-Through Rate for a
                                            class of Group II Certificates is
                                            based upon its Group II Available
                                            Funds Cap, the excess of (1) the
                                            amount of interest that such class
                                            would have been entitled to receive
                                            on such Distribution Date had the
                                            Pass-Through Rate for that class
                                            not been calculated based on the
                                            Group II Available Funds Cap, up to
                                            but not exceeding the Group II
                                            Maximum Rate Cap over (2) the
                                            amount of interest such class
                                            received on such Distribution Date
                                            based on the Group II Available
                                            Funds Cap, up to but not exceeding
                                            the Group II Maximum Rate Cap,
                                            together with the unpaid portion of
                                            any such excess from prior
                                            Distribution Dates (and interest
                                            accrued thereon at the
                                            then applicable Pass-Through Rate,
                                            without giving effect to the Group
                                            II Available Funds Cap).

Adjustable Rate                             means a Mortgage Loan with an
Mortgage Loan                               adjustable interest rate.

Adjustment Date                             means, with respect to an
                                            Adjustable Rate Mortgage Loan,
                                            generally the first day of the
                                            month or months specified in the
                                            related mortgage note.

Advance means, with respect to a Servicer Remittance Date, an advance of the Servicer's own funds, or funds in the Collection Account that are not required to be distributed on the related Distribution Date, in an amount equal to the aggregate of payments of principal and interest on the Mortgage Loans (adjusted to the applicable Net Mortgage Rate) that were due on the related Due Date and delinquent on the related Servicer Remittance Date, together with an amount equivalent to interest (adjusted to the Net
                                            Mortgage Rate) deemed due on each
                                            Mortgage Loan as to which there is
                                            REO Property, such latter amount to
                                            be calculated after taking into
                                            account any rental income.

Applied Realized                            means, with respect to any class of
Loss Amount                                 Subordinated Certificates and as to
                                            any Distribution Date, the sum of
                                            the Realized Losses with respect to
                                            mortgage loans which have been
                                            applied in reduction of the
                                            Certificate Principal Balance of
                                            such class.

B&C                                         means sub-prime quality mortgage
                                            loans.

B&C Underwriting                            means the underwriting procedures
Guidelines                                  with respect to B&C quality
                                            mortgage loans and further
                                            described under "Chase Manhattan
                                            Mortgage Corporation--
                                            Underwriting Standards."

Balloon Amount                              means the balloon payment of the
                                            remaining outstanding principal
                                            balance of a Mortgage Loan.

Balloon Loan                                means a Mortgage Loan having an
                                            original term to stated maturity of
                                            approximately 15 years and
                                            providing for level monthly
                                            payments generally based on a 30
                                            year amortization schedule with a
                                            payment of a Balloon Amount due on
                                            such Mortgage Loan at its stated
                                            maturity.

Book-Entry Certificates                     means the Offered Certificates
                                            other than any Definitive
                                            Certificates.

Business Day                                means any day other than (i) a
                                            Saturday or a Sunday, or (ii) a day
                                            on which banking institutions in
                                            the State of

                                            California and in the City of New
                                            York, New York or the city in which
                                            the Servicer is located are
                                            authorized or obligated by law or
                                            executive order to be closed.

Certificate Group                           means either the Group I
                                            Certificates or the Group II
                                            Certificates, as the context
                                            requires.

Certificate Owners                          means persons acquiring beneficial
                                            ownership interests in the Offered
                                            Certificates.

Certificate Principal                       means the principal balances of the
Balances                                    certificates.

Chase Subprime Securitized                  means the servicing portfolio
Servicing Portfolio                         consisting of fixed rate and
                                            adjustable rate mortgage loans
                                            which were originated or purchased
                                            by Chase Manhattan Mortgage
                                            Corporation and subsequently
                                            securitized in asset-backed
                                            transactions.

Class A Certificates                        means, collectively, the Class A
                                            Group I Certificates and the Class
                                            A Group II Certificates.

Class A Group I                             means, collectively, the class
Certificates                                IA-1, class IA-2, class
                                            IA-3, class IA-4, class IA-5 and
                                            class IA-6 certificates.

Class A Group II                            means, collectively, the class
Certificates                                IIA-1 and class IIA-2 certificates.

Class A Principal                           means for a Certificate Group (1)
Distribution Amount                         with respect to any Distribution
                                            Date prior to the related Stepdown
                                            Date or as to which a Trigger Event
                                            exists, 100% of the Principal
                                            Distribution Amount for such
                                            Certificate Group for such
                                            Distribution Date and (2) with
                                            respect to any Distribution Date on
                                            or after the Stepdown Date and as
                                            to which a Trigger Event does not
                                            exist, the excess of (A) the
                                            Certificate Principal Balance of
                                            the Class A Certificates for such
                                            Certificate Group immediately prior
                                            to such Distribution Date over (B)
                                            the lesser of (x) approximately
                                            83.00% for the Group I Mortgage
                                            Loans and approximately 75.00% for
                                            the Group II Mortgage Loans, of the
                                            Stated Principal Balances of the
                                            Mortgage Loans in such loan group
                                            as of the end of the immediately
                                            preceding Due Period, and (y) the
                                            excess of the Stated Principal
                                            Balances of the Mortgage Loans in
                                            such loan group as of the end of
                                            the immediately preceding Due
                                            Period over approximately
                                            $1,850,000 for the Group I Mortgage
                                            Loans and approximately $2,650,000
                                            for the Group II Mortgage Loans;
                                            provided, however, that in no event
                                            will the Class A Principal
                                            Distribution Amount for a
                                            Certificate Group with respect
                                            to any Distribution Date exceed the
                                            Certificate Principal Balance of
                                            the related Class A Certificates.

Class B Certificates                        means, collectively, the class IB
                                            and class IIB certificates.

Class B Principal                           means, for a Certificate Group and
Distribution Amount                         with respect to any Distribution
                                            Date on or after the related
                                            Stepdown Date and as long as a
                                            Trigger Event does not exist for
                                            such Certificate Group, the excess
                                            of (1) the sum for such Certificate
                                            Group of (A) the Certificate
                                            Principal Balance of the related
                                            Class A Certificates (after taking
                                            into account distributions of the
                                            Class A Principal Distribution
                                            Amount to such Class A Certificates
                                            for such Distribution Date), (B)
                                            the Certificate Principal Balance
                                            of the Class M-1 Certificates
                                            (after taking into account
                                            distributions of the Class M-1
                                            Principal Distribution Amount to
                                            such Class M-1 Certificates for
                                            such Distribution Date), (C) the
                                            Certificate Principal Balance of
                                            the related Class M-2 Certificates
                                            (after taking into account
                                            distributions of the Class M-2
                                            Principal Distribution Amount to
                                            such Class M-2 Certificates for
                                            such Distribution Date) and (D) the
                                            Certificate Principal Balance of
                                            the related Class B Certificates
                                            immediately prior to such
                                            Distribution Date over (2) the
                                            lesser of (A) approximately 99.00%
                                            for the Group I Mortgage Loans and
                                            approximately 98.70% for the Group
                                            II Mortgage Loans of the Stated
                                            Principal Balances of the Mortgage
                                            Loans in such loan group as of the
                                            end of the immediately preceding
                                            Due Period and (B) the excess of
                                            the Stated Principal Balances of
                                            the Mortgage Loans in such loan
                                            group as of the end of the
                                            immediately preceding Due Period
                                            over approximately $1,850,000 for
                                            the Group I Mortgage Loans and
                                            approximately $2,650,000 for the
                                            Group II Mortgage Loans; provided,
                                            however, that after the Certificate
                                            Principal Balances of the Class A,
                                            Class M-1 and Class M-2
                                            Certificates for such Certificate
                                            Group are reduced to zero, the
                                            Class B Principal Distribution
                                            Amount for such Distribution Date
                                            will equal 100% of the Principal
                                            Distribution Amount for the related
                                            loan group remaining after any
                                            distributions on such Class A,
                                            Class M-1 and Class M-2
                                            Certificates; and provided,
                                            further, however, that in no event
                                            will the Class B Principal
                                            Distribution Amount for a
                                            Certificate Group with respect to
                                            any Distribution Date exceed the
                                            Certificate Principal Balance of
                                            the related Class B Certificates.

Class IA-6 Principal                        means, for any Distribution Date
Distribution Amount                         prior to the Distribution Date in
                                            May 2012, the product of (1) a
                                            fraction, the numerator of which is
                                            the Certificate Principal Balance
                                            of the class IA-6 certificates and
                                            the denominator of which is the
                                            aggregate Certificate Principal
                                            Balance of all Class A Group I
                                            Certificates, in each case
                                            immediately prior to such
                                            Distribution Date, (2) the Class A
                                            Principal Distribution Amount with
                                            respect to the Group I Mortgage
                                            Loans for such Distribution Date
                                            and (3) the applicable percentage
                                            for such Distribution Date set
                                            forth in the following table:

                                                Distribution Date
                                                 Occurring In        Percentage
                                            ----------------------  ------------
                                            May 2003 through April
                                            2006:                         0%
                                            May 2006 through April
                                            2008:                        45%
                                            May 2008 through April
                                            2009:                        80%
                                            May 2009 through April
                                            2010:                       100%
                                            May 2010 through April
                                            2012:                       300%

                                            With respect to the Distribution
                                            Date occurring in May 2012 and each
                                            Distribution Date thereafter until
                                            the Certificate Principal Balance
                                            of the class IA-6 certificates has
                                            been reduced to zero, the Class
                                            IA-6 Principal Distribution Amount
                                            will equal the Class A Principal
                                            Distribution Amount with respect to
                                            the Group I Mortgage Loans for such
                                            Distribution Date.

Class L Certificates                        means, collectively, the class IL
                                            and class IIL certificates.

Class M-1 Certificates                      means, collectively, the class IM-1
                                            and class IIM-1 certificates.

Class M-1 Principal                         means, for a Certificate Group and
Distribution Amount                         with respect to any Distribution
                                            Date on or after the related
                                            Stepdown Date, 100% of the
                                            Principal Distribution Amount for
                                            the related Certificate Group if
                                            the Certificate Principal Balance
                                            of each class of Class A
                                            Certificates for such Certificate
                                            Group has been reduced to zero and
                                            a Trigger Event exists, or, as long
                                            as a Trigger Event does not exist
                                            for such Certificate Group, the
                                            excess of (1) the sum for such
                                            Certificate Group of (A) the
                                            Certificate Principal Balance of
                                            the related Class A Certificates
                                            (after taking into account
                                            distributions of the Class A
                                            Principal Distribution Amount to
                                            such Class A Certificates for such
                                            Distribution Date) and (B) the
                                            Certificate Principal Balance of
                                            the related Class M-1 Certificates
                                            immediately prior to such
                                            Distribution Date over (2) the
                                            lesser of (A) approximately 89.50%
                                            for the

                                            Group I Mortgage Loans and
                                            approximately 85.50% for the Group
                                            II Mortgage Loans of the Stated
                                            Principal Balances of the mortgage
                                            loans in such loan group as of the
                                            end of the immediately preceding
                                            Due Period and (B) the excess of
                                            the Stated Principal Balances of
                                            the Mortgage Loans in such loan
                                            group as of the end of the
                                            immediately preceding Due Period
                                            over approximately $1,850,000 for
                                            the Group I Mortgage Loans and
                                            approximately $2,650,000 for the
                                            Group II Mortgage Loans.
                                            Notwithstanding the above, (1) on
                                            any Distribution Date prior to the
                                            Stepdown Date on which the
                                            Certificate Principal Balance of
                                            each class of Class A Certificates
                                            for a Certificate Group has been
                                            reduced to zero, the Class M-1
                                            Principal Distribution Amount for
                                            such Certificate Group will equal
                                            the lesser of (A) the outstanding
                                            Certificate Principal Balance of
                                            the related Class M-1 Certificates
                                            and (B) 100% of the Principal
                                            Distribution Amount for such
                                            Certificate Group remaining after
                                            any distributions on such Class A
                                            Certificates and (2) in no event
                                            will the Class M-1 Principal
                                            Distribution Amount for a
                                            Certificate Group with respect to
                                            any Distribution Date exceed the
                                            Certificate Principal Balance of
                                            the related Class M-1 Certificates.

Class M-2 Certificates                      means, collectively, the class IM-2
                                            and class IIM-2 certificates.

Class M-2 Principal                         means, for a Certificate Group and
Distribution Amount                         with respect to any Distribution
                                            Date on or after the related
                                            Stepdown Date, 100% of the
                                            Principal Distribution Amount for
                                            the related Certificate Group if
                                            the Certificate Principal Balance
                                            of each class of Class A and Class
                                            M-1 Certificates for such
                                            Certificate Group has been reduced
                                            to zero and a Trigger Event exists,
                                            or, as long as a Trigger Event does
                                            not exist for such Certificate
                                            Group, the excess of (1) the sum
                                            for such Certificate Group of (A)
                                            the Certificate Principal Balance
                                            of the Class A Certificates (after
                                            taking into account distributions
                                            of the Class A Principal
                                            Distribution Amount to such Class A
                                            Certificates for such Distribution
                                            Date), (B) the Certificate
                                            Principal Balance of the related
                                            Class M-1 Certificates (after
                                            taking into account distributions
                                            of the Class M-1 Principal
                                            Distribution Amount to such Class
                                            M-1 Certificates for such
                                            Distribution Date) and (C) the
                                            Certificate Principal Balance of
                                            the related Class M-2 Certificates
                                            immediately prior to such
                                            Distribution Date
                                            over (2) the lesser of (A)
                                            approximately 94.50% for the Group
                                            I Mortgage Loans and approximately
                                            93.50% for the Group II Mortgage
                                            Loans of the aggregate Stated
                                            Principal Balances of the Mortgage
                                            Loans in such loan group as of the
                                            end of the immediately preceding
                                            Due Period and (B) the excess of
                                            the Stated Principal Balances of
                                            the Mortgage Loans in such loan
                                            group as of the end of the
                                            immediately preceding Due Period
                                            over approximately $1,850,000 for
                                            the Group I Mortgage Loans and
                                            approximately $2,650,000 for the
                                            Group II Mortgage Loans.
                                            Notwithstanding the above, (1) on
                                            any Distribution Date prior to the
                                            Stepdown Date on which the
                                            aggregate Certificate Principal
                                            Balance of each class of Class A
                                            Certificates and the Class M-1
                                            Certificates for a Certificate
                                            Group has been reduced to zero, the
                                            Class M-2 Principal Distribution
                                            Amount for such Certificate Group
                                            will equal the lesser of (A) the
                                            outstanding Certificate Principal
                                            Balance of the related Class M-2
                                            Certificates and (B) 100% of the
                                            Principal Distribution Amount for
                                            such Certificate Group remaining
                                            after any distributions on such
                                            Class A and Class M-1 Certificates
                                            and (2) in no event will the Class
                                            M-2 Principal Distribution Amount
                                            for a Certificate Group with
                                            respect to any Distribution Date
                                            exceed the Certificate Principal
                                            Balance of the related Class M-2
                                            Certificates.

Class P Certificates                        means, collectively, the class IP
                                            and class IIP certificates.

Clearstream Luxembourg                      means Clearstream Banking, societe
                                            anonyme.

Closing Date                                means on or about April 22, 2003.

CMMC                                        means Chase Manhattan Mortgage
                                            Corporation.

Code                                        means the Internal Revenue Code of
                                            1986, as amended.

Collateral Value                            means, with respect to a Mortgage
                                            Loan the proceeds of which were
                                            used to purchase the related
                                            mortgaged property, the lesser of
                                            (x) the appraised value of such
                                            mortgaged property based on an
                                            appraisal made for the originator
                                            by an independent fee appraiser at
                                            the time of the origination of the
                                            related Mortgage Loan and (y) the
                                            sales price of such mortgaged
                                            property at such time of
                                            origination, and means, with
                                            respect to a Mortgage Loan the
                                            proceeds of which were used to
                                            refinance an existing Mortgage
                                            Loan, the appraised value of the
                                            mortgaged property based upon the
                                            appraisal obtained at the time of
                                            refinancing.

Compensating Interest                       means, for any Distribution Date,
                                            the amount of the Servicing Fee
                                            otherwise payable to the Servicer
                                            for the related month, which the
                                            Servicer is obligated to deposit
                                            into the Collection Account for
                                            distribution to certificateholders
                                            on that Distribution Date, in an
                                            amount up to the amount of any
                                            shortfall in interest payments
                                            resulting from prepayments received
                                            during the prior Prepayment Period;
                                            provided that any such deposit in
                                            reduction of the Servicing Fee
                                            otherwise payable with respect to
                                            that Distribution Date will be
                                            limited to the product of (1)
                                            one-twelfth of 0.35% and (2) the
                                            aggregate Stated Principal Balance
                                            of the mortgage loans with respect
                                            to the related Distribution Date.

Cooperative                                 means Euroclear Clearance Systems
                                            S.C., a Belgian cooperative
                                            corporation.

Co-op Loan                                  means a Mortgage Loan secured by
                                            the stock allocated to a
                                            cooperative unit in a residential
                                            cooperative housing corporation.

CPR means a prepayment assumption which represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 27% CPR assumes a constant prepayment rate of 27% per annum.

Credit Scores                               means statistical credit scores
                                            obtained by many mortgage lenders
                                            in connection with the loan
                                            application.

Current Interest                            means, with respect to each class
                                            of the Offered Certificates and
                                            each Distribution Date, the
                                            interest accrued at the applicable
                                            Pass-Through Rate for the
                                            applicable Accrual Period on the
                                            Certificate Principal Balance of
                                            such class as of the first day of
                                            such Accrual Period (after giving
                                            effect to all distributions of
                                            principal made or deemed to be made
                                            as of such first day) plus any
                                            amount previously distributed with
                                            respect to interest for such class
                                            that is recovered as a voidable
                                            preference by a trustee in
                                            bankruptcy less any Prepayment
                                            Interest Shortfalls allocated to
                                            such class on such Distribution
                                            Date.

Cut-off Date                                means April 1, 2003.

Definitive Certificate                      means a physical certificate
                                            representing an Offered
                                            Certificate.

Depositor                                   means Chase Funding, Inc.

Designated Transaction                      means, for certificates transferred
                                            on or after August 23, 2000, a
                                            transaction in which the assets
                                            underlying the certificates consist
                                            of single-family residential,
                                            multi-family residential, home
                                            equity, manufactured housing and/or
                                            commercial mortgage obligations
                                            that are secured by single-family
                                            residential, multi-family
                                            residential, commercial real
                                            property or leasehold interests
                                            therein.

Determination Date                          means, with respect to a
                                            Distribution Date, the fifteenth
                                            day of the month of such
                                            Distribution Date (or, if not a
                                            Business Day, the immediately
                                            preceding Business Day).

Distribution Date                           means the 25th day of each month,
                                            or if such day is not a Business
                                            Day, the first Business Day
                                            thereafter.

Due Date                                    means a scheduled monthly payment
                                            date for any Mortgage Loan.

Due Period                                  means, with respect to any
                                            Distribution Date, the period
                                            beginning on the second day of the
                                            calendar month preceding the
                                            calendar month in which such
                                            Distribution Date occurs (or, in
                                            the case of the first Distribution
                                            Date, on the Cut-off Date) and
                                            ending on the first day in the
                                            month in which such Distribution
                                            Date occurs.

ERISA                                       means the Employee Retirement
                                            Income Security Act of 1974, as
                                            amended.

Euroclear                                   means the Euroclear System.

Euroclear Operator                          means the Brussels, Belgium office
                                            of JPMorgan Chase Bank.

European Depositaries                       means Citibank, N.A., as depositary
                                            for Clearstream Luxembourg, and
                                            JPMorgan Chase Bank, as depositary
                                            for Euroclear, collectively.

Exemption                                   means the administrative exemption,
                                            Prohibited Transaction Exemption
                                            2002-19, 67 Fed. Reg. 14979 (March
                                            28, 2002), granted by the U.S.
                                            Department of Labor to J.P. Morgan
                                            Chase & Company and its affiliates.

Extra Principal                             means, for a loan group and with
Distribution Amount                         respect to any Distribution Date,
                                            (1) prior to the Stepdown Date, the
                                            excess of (A) the sum of (x) the
                                            aggregate Certificate Principal
                                            Balances of the certificates of the
                                            related Certificate Group and (y)
                                            approximately $1,850,000 for the
                                            Group I Mortgage Loans and
                                            approximately $3,445,000 for the
                                            Group II Mortgage Loans over (B)
                                            the Stated Principal Balances of
                                            the Mortgage Loans in such loan
                                            group as of such Distribution Date,
                                            and (2) on and
                                            after the Stepdown Date, (A) the
                                            sum of (x) the aggregate
                                            Certificate Principal Balances of
                                            the certificates of such
                                            Certificate Group and (y) the
                                            greater of (a) 1.00% for the Group
                                            I Mortgage Loans and 1.30% for the
                                            Group II Mortgage Loans of the
                                            Stated Principal Balances of the
                                            Mortgage Loans in the related loan
                                            group and (b) approximately
                                            $1,850,000 for the Group I Mortgage
                                            Loans and approximately $2,650,000
                                            for the Group II Mortgage Loans
                                            less (B) the Stated Principal
                                            Balances of the Mortgage Loans in
                                            the related loan group as of the
                                            end of the immediately preceding
                                            Due Period; provided, however, that
                                            if on any Distribution Date a
                                            Trigger Event is in effect, the
                                            Extra Principal Distribution Amount
                                            for the related loan group will not
                                            be reduced to the applicable
                                            percentage of the then-current
                                            Stated Principal Balance of such
                                            loan group (and will remain fixed
                                            at the applicable percentage of the
                                            Stated Principal Balance of the
                                            Mortgage Loans in the related loan
                                            group as of the Due Date
                                            immediately prior to the occurrence
                                            of the Trigger Event) until the
                                            next Distribution Date on which the
                                            Trigger Event is not in effect.

Financial Intermediary                      means a bank, brokerage firm,
                                            thrift institution or other
                                            financial intermediary.

Fitch                                       means Fitch Ratings or any
                                            successor.

Fixed Rate Mortgage                         means a Mortgage Loan with a fixed
Loan                                        interest rate.

Georgia Fair Lending Act                    means the Georgia Fair Lending Act
                                            of 2002.

Gross Margin                                means a fixed percentage amount
                                            specified in the related mortgage
                                            note.

Group I Certificates                        means the Class A Group I
                                            Certificates, the Subordinated
                                            Group I Certificates, the class IP
                                            certificates, and the class IL
                                            certificates.

Group I Mortgage Loans                      means those Mortgage Loans in Group
                                            I.

Group I Required Loss                       means, for any Distribution Date,
Percentage                                  the applicable percentage for such
                                            Distribution Date set forth in the
                                            following table:

                         Distribution Date Occurring In            Group I Required Loss Percentage
                         ------------------------------            --------------------------------
                         May 2006 - April 2007                     2.00% with respect to May 2006,
                                                                   plus an additional 1/12th of 0.75%
                                                                   for each month thereafter
                         May 2007 - April 2008                     2.75% with respect to May 2007,
                                                                   plus an additional 1/12th of 0.50%
                                                                   for each month thereafter
                         May 2008 - April 2009                     3.25% with respect to May 2008,
                                                                   plus an additional 1/12th of 0.50%
                                                                   for each month thereafter
                         May 2009 - April 2010                     3.75% with respect to May 2009,
                                                                   plus an additional 1/12th of 0.35%
                                                                   for each month thereafter
                         May 2010 and thereafter                   4.10%


Group II Available                          means a per annum rate equal to 12
Funds Cap                                   times the quotient of (x) the total
                                            scheduled interest on the Group II
                                            Mortgage Loans based on the Net
                                            Mortgage Rates in effect on the
                                            related Due Date divided by (y) the
                                            aggregate principal balance of the
                                            Group II Offered Certificates as of
                                            the first day of the applicable
                                            Accrual Period.

Group II Certificates                       means the Class A Group II
                                            Certificates, the Subordinated
                                            Group II Certificates, the class
                                            IIP certificates, and the class IIL
                                            certificates.

Group II Maximum                            means the weighted average of the
Rate Cap                                    maximum lifetime Mortgage Rates on
                                            the Group II Mortgage Loans, less
                                            the Servicing Fee Rate.

Group II Mortgage Loans                     means those Mortgage Loans in Group
                                            II.

Group II Offered                            means the Group II Certificates,
Certificates                                excluding the class IIP
                                            certificates and class IIL
                                            certificates.

Group II Required Loss                      means, for any Distribution Date,
Percentage                                  the applicable percentage for such
                                            Distribution Date set forth in the
                                            following table:

                         Distribution Date Occurring In            Group II Required Loss Percentage
                         ------------------------------            ---------------------------------
                         May 2006 - April 2007                     2.50% with respect to May 2006,
                                                                   plus an additional 1/12th of 1.25%
                                                                   for each month thereafter
                         May 2007 - April 2008                     3.75% with respect to May 2007,
                                                                   plus an additional 1/12th of 1.00%
                                                                   for each month thereafter
                         May 2008 - April 2009                     4.75% with respect to May 2008,
                                                                   plus an additional 1/12th of 0.35%
                                                                   for each month thereafter
                         May 2009 - April 2010                     5.10% with respect to May 2009,
                                                                   plus an additional 1/12th of 0.25%
                                                                   for each month thereafter
                         May 2010 and thereafter                   5.35%


HEP or Home Equity                          means a prepayment model which uses
Prepayment                                  a prepayment assumption which
                                            represents an assumed rate of
                                            prepayment each month relative to
                                            the then outstanding principal
                                            balance of a pool of mortgage loans
                                            for the life of such mortgage
                                            loans. 20% HEP, which represents
                                            100% of the prepayment model for
                                            the Fixed Rate Mortgage Loans,
                                            assumes prepayment rates of 2.0%
                                            per annum of the then outstanding
                                            principal balance of the related
                                            mortgage loans in the first month
                                            of the life of such mortgage loans
                                            and an additional 2.0% per annum in
                                            each month thereafter up to and
                                            including the tenth month.
                                            Beginning in the eleventh month and
                                            in each month thereafter during the
                                            life of such mortgage loans, 20%
                                            HEP assumes a constant prepayment
                                            rate of 20% per annum.

Indirect Participants                       means participants and
                                            organizations which have indirect
                                            access to the DTC system, such as
                                            banks, brokers, dealers and trust
                                            companies that clear through or
                                            maintain a custodial relationship
                                            with a Participant, either directly
                                            or indirectly.

Interest Carry Forward                      means, with respect to each class
Amount                                      of the Offered Certificates and
                                            each Distribution Date, the sum of
                                            (1) the excess of (A) Current
                                            Interest for such class with
                                            respect to prior Distribution Dates
                                            (excluding any Adjustable Rate
                                            Certificate Carryover for such
                                            class, if applicable) over (B) the
                                            amount actually distributed to such
                                            class with respect to interest on
                                            such prior Distribution Dates and
                                            (2) interest on such excess (to the
                                            extent permitted by applicable law)
                                            at the applicable Pass-Through Rate
                                            for the related Accrual Period.

Interest Determination Date                 means each date which is the second
                                            LIBOR Business Day preceding the
                                            commencement of each Accrual Period
                                            for the Group II Certificates.

Interest Funds                              means, with respect to each loan
                                            group and any Distribution Date,
                                            the sum, without duplication, of
                                            the following, for the Mortgage
                                            Loans in such loan group: (1) all
                                            scheduled interest due during the
                                            related Due Period that is received
                                            before the related Servicer
                                            Remittance Date or advanced on or
                                            before the related Servicer
                                            Remittance Date less the Servicing
                                            Fee, (2) all Advances relating to
                                            interest, (3) all Compensating
                                            Interest, (4) Liquidation Proceeds
                                            (to the extent such Liquidation
                                            Proceeds relate to interest), (5)
                                            proceeds of any Mortgage Loan
                                            repurchased by the Depositor for
                                            document defects, breach of a
                                            representation or warranty,
                                            realization upon default or optional
                                            termination (to the extent such
                                            proceeds relate to interest) and (6)
                                            prepayment penalties and late
                                            payment fees received with respect
                                            to the related Mortgage Loans, less
                                            all non-recoverable Advances
                                            relating to interest and certain
                                            expenses reimbursed during the
                                            related Due Period.

Last Scheduled                              means, for each class of the
Distribution Date                           Offered Certificates, the date on
                                            which the Certificate Principal
                                            Balance thereof would be reduced to
                                            zero assuming, among other things,
                                            that no prepayments are received on
                                            the Mortgage Loans in the related
                                            loan group and that scheduled
                                            monthly payments of principal of
                                            and interest on each of such
                                            mortgage loans are timely received
                                            and that excess interest is not
                                            used to make accelerated payments
                                            of principal.

LIBOR Business Day                          means a day on which banks are open
                                            for dealing in foreign currency and
                                            exchange in London and New York
                                            City.

Maximum Mortgage Rate                       means the rate which the Mortgage
                                            Rate on the related Adjustable Rate
                                            Mortgage Loan will never exceed.

Mezzanine Certificates                      means, collectively, the Mezzanine
                                            Group I Certificates and the
                                            Mezzanine Group II Certificates.

Mezzanine Group I                           means, collectively, the class IM-1
Certificates                                and the class IM-2 certificates.

Mezzanine Group II                          means, collectively, the class
Certificates                                IIM-1 and the class IIM-2
                                            certificates.

Minimum Mortgage Rate                       means the rate which the Mortgage
                                            Rate on the related Adjustable Rate
                                            Mortgage Loan will never be less
                                            than.

Modeling Assumptions                        means the following assumptions:

                                            o    the Mortgage Loans of the
                                                 related loan group prepay at
                                                 the indicated percentage of
                                                 the related prepayment model;

                                            o    distributions on the Offered
                                                 Certificates are received, in
                                                 cash, on the 25th day of each
                                                 month, commencing in May 2003,
                                                 in accordance with the payment
                                                 priorities defined in this
                                                 prospectus supplement;

                                            o    no defaults or delinquencies
                                                 in, or modifications, waivers
                                                 or amendments respecting, the
                                                 payment by the mortgagors of
                                                 principal and interest on the
                                                 mortgage loans occur;

                                            o    scheduled payments are assumed
                                                 to be received on the related
                                                 Due Date commencing on May 1,
                                                 2003, and prepayments
                                                 represent payment in full of
                                                 individual Mortgage Loans and
                                                 are assumed to be received on
                                                 the last day of each month,
                                                 commencing in April 2003, and
                                                 include 30 days' interest
                                                 thereon;

                                            o    the level of Six-Month LIBOR
                                                 remains constant at 1.2600%,
                                                 and the level of One-Month
                                                 LIBOR remains constant at
                                                 1.3100%;

                                            o    the Pass-Through Rates for the
                                                 Group II Certificates remain
                                                 constant at the rates
                                                 applicable prior to the
                                                 related Optional Termination
                                                 Date;

                                            o    the Closing Date for the
                                                 certificates is April 22,
                                                 2003;

                                            o    the Mortgage Rate for each
                                                 Adjustable Rate Mortgage Loan
                                                 is adjusted on its next
                                                 Mortgage Rate Adjustment Date
                                                 (and on any subsequent
                                                 Mortgage Rate Adjustment
                                                 Dates, if necessary) to equal
                                                 the sum of (a) the assumed
                                                 level of the Mortgage Index
                                                 and (b) the respective Gross
                                                 Margin (such sum being subject
                                                 to the applicable periodic
                                                 adjustment caps and floors);

                                            o    overcollateralization levels
                                                 are initially set as specified
                                                 in the pooling and servicing
                                                 agreement, and thereafter
                                                 decrease in accordance with
                                                 the provisions of the pooling
                                                 and servicing agreement;

                                            o    the Mortgage Loans in Group I
                                                 are purchased on the first
                                                 applicable Optional
                                                 Termination Date and the
                                                 Mortgage Loans in Group II are
                                                 purchased on the first
                                                 applicable Optional
                                                 Termination Date;

                                            o    the Mortgage Rate for each
                                                 Adjustable Rate Mortgage Loan
                                                 adjusts once every six months;

                                            o    the index used for obtaining
                                                 the Mortgage Rate for each
                                                 Adjustable Rate Mortgage Loan
                                                 is Six-Month LIBOR; and

                                            o    each loan group consists of
                                                 Mortgage Loans having the
                                                 approximate characteristics
                                                 described in the tables on
                                                 page S-84 and S-85.

Moody's                                     means Moody's Investors Service,
                                            Inc. or any successor.

Mortgage Index                              means, with respect to the
                                            Adjustment Date of a Six-Month LIBOR
                                            Loan, the average of the London
                                            interbank offered rates for
                                            six-month U.S. dollar deposits in
                                            the London market, as set forth in
                                            The Wall Street Journal, or, if such
                                            rate ceases to be published in The
                                            Wall Street Journal or becomes
                                            unavailable for any reason, then
                                            based upon a new index selected by
                                            the trustee, as holder of the
                                            related mortgage note, based on
                                            comparable information, in each case
                                            as most recently announced as of a
                                            date 45 days prior to such
                                            Adjustment Date.

Mortgage Loans                              means the mortgage loans included
                                            in the trust fund as of the closing
                                            date.

Mortgage Loan Schedule                      means the schedule of Mortgage
                                            Loans appearing as an exhibit to
                                            the pooling and servicing agreement
                                            from time to time.

Mortgage Rate                               means the per annum interest rate
                                            borne by a Mortgage Loan.

Net Excess Cashflow                         means Interest Funds and Principal
                                            Funds with respect to a Certificate
                                            Group not otherwise required to be
                                            distributed with respect to
                                            principal of and interest on the
                                            certificates of such Certificate
                                            Group.

Net Mortgage Rate                           means, with respect to any Mortgage
                                            Loan, the Mortgage Rate with
                                            respect to such Mortgage Loan less
                                            the Servicing Fee Rate.

Offered Certificates                        means the Group I Certificates and
                                            the Group II Certificates,
                                            excluding the class IP, class IIP,
                                            class IL and class IIL
                                            certificates.

One-Month LIBOR                             means the London interbank offered
                                            rate for one-month United States
                                            dollar deposits.

Optional Termination                        means, with respect to either loan
Amount                                      group, the Repurchase Price paid by
                                            the Servicer in connection with any
                                            repurchase of all of the mortgage
                                            loans in such loan group.

Optional Termination Date                   means the date on which the Stated
                                            Principal Balance of the Mortgage
                                            Loans and REO Properties in such
                                            loan group at the time of
                                            repurchase is less than or equal to
                                            10% of the aggregate stated
                                            principal balance of the Mortgage
                                            Loans in such loan group as of the
                                            Cut-off Date.

Original Loan-to-Value                      means, for any Mortgage Loan, (1)
Ratio                                       the principal balance of such
                                            Mortgage Loan at the date of
                                            origination, divided by (2) the
                                            Collateral Value of the related
                                            mortgaged property.

Participants                                means participating organizations
                                            that utilize the services of DTC,
                                            including securities brokers and
                                            dealers, banks and trust companies
                                            and clearing corporations and
                                            certain other organizations.

Pass-Through Margin                         means for each class of Group II
                                            Certificates (other than the class
                                            IIA-1 certificates), for any
                                            Distribution Date on or before the
                                            applicable Optional Termination
                                            Date: class IIA-2, 0.280%; class
                                            IIM-1, 0.550%; class IIM-2, 1.400%;
                                            class IIB, 3.100%; and for any
                                            Distribution Date after the
                                            Optional Termination Date: class
                                            IIA-2, 0.560%; class IIM-1, 0.825%;
                                            class IIM-2, 2.100%; and class IIB,
                                            4.650%.

Pass-Through Rate                           means:

                                            o    with respect to the class IA-1
                                                 certificates on any
                                                 Distribution Date, 1.859%;
                                                 class IA-2 certificates on any
                                                 Distribution Date, 2.319%;
                                                 class IA-3 certificates on any
                                                 Distribution Date, 2.864%;
                                                 class IA-4 certificates on any
                                                 Distribution Date, 3.986%;
                                                 class IA-6 certificates on any
                                                 Distribution Date, 4.364%; and
                                                 class IM-1 certificates on any
                                                 Distribution Date, 5.239%;

                                            o    with respect to the class IA-5
                                                 certificates on any
                                                 Distribution Date, the lesser
                                                 of (1) 5.354%, or on any
                                                 Distribution Date after the
                                                 Optional Termination Date,
                                                 5.854% and (2) the weighted
                                                 average Net Mortgage Rate on
                                                 the Group I Mortgage Loans;

                                            o    with respect to the class IM-2
                                                 certificates on any
                                                 Distribution Date, the lesser
                                                 of (1) 5.587% and (2) the
                                                 weighted average Net Mortgage
                                                 Rate on the Group I Mortgage
                                                 Loans;

                                            o    with respect to the class IB
                                                 certificates on any
                                                 Distribution Date, the lesser
                                                 of (1) 6.899% and (2) the
                                                 weighted average Net Mortgage
                                                 Rate on the Group I Mortgage
                                                 Loans;

                                            o    with respect to the class
                                                 IIA-1 certificates on any
                                                 Distribution Date, the lesser
                                                 of (1) 2.041% and (2) the Group
                                                 II Available Funds Cap; and

                                            o    with respect to the Group II
                                                 Certificates (other than the
                                                 class IIA-1 certificates) on
                                                 any Distribution Date, the
                                                 least of (1) One-Month LIBOR
                                                 plus the Pass-Through Margin
                                                 for such class, (2) the
                                                 Group II Maximum Rate Cap,
                                                 and (3) the Group II Available
                                                 Funds Cap for the Group II
                                                 Certificates.

Percentage Interest                         means, with respect to any
                                            certificate, the percentage derived
                                            by dividing the denomination of
                                            such certificate by the aggregate
                                            denominations of all certificates
                                            of the applicable class.

Periodic Rate Cap                           means the maximum amount by which
                                            the Mortgage Rate on any Adjustable
                                            Rate Mortgage Loan may increase or
                                            decrease on an Adjustment Date.

Plan means a plan or other arrangement subject to Title I of ERISA, the prohibited transaction provisions set forth under Section 4975 of the Code or any provision of applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code.

PPC means a prepayment model which uses a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 100% PPC, which represents 100% of the prepayment model for the Adjustable Rate Mortgage Loans, assumes prepayment rates at 2% CPR in month one, plus an additional 1/11th of 26% CPR for each month thereafter, building to 28% CPR in month 12 and remaining constant at 28% CPR until month 23, remaining constant at 60% CPR at month 24 until month 27 and remaining constant at 35% CPR at month 28 and thereafter.

Prepayment Interest                         means a shortfall in interest
Shortfall                                   distributions to certificateholders
                                            in excess of Compensating Interest.

Prepayment Period                           means, with respect to any
                                            Distribution Date, the calendar
                                            month preceding the month in which
                                            such Distribution Date occurs.

Principal Distribution                      means, with respect to each
Amount                                      Distribution Date and a Certificate
                                            Group, the sum of (1) the Principal
                                            Funds for such Distribution Date
                                            for such Certificate Group and
                                            (2) any Extra Principal
                                            Distribution Amount for such
                                            Distribution Date for the related
                                            Certificate Group.

Principal Funds                             means, with respect to each loan
                                            group and any Distribution Date,
                                            the sum, without duplication, of
                                            (1) the scheduled principal due
                                            during the related Due Period and
                                            received before the related
                                            Servicer Remittance Date or
                                            advanced on or before the related
                                            Servicer Remittance Date, (2)
                                            prepayments collected in the
                                            related Prepayment Period, (3) the
                                            Stated Principal Balance of each
                                            Mortgage Loan that was repurchased
                                            by the Depositor or Servicer during
                                            the related Prepayment Period or,
                                            in the case of a repurchase in
                                            connection with an optional
                                            termination, on the Business Day
                                            prior to such Distribution Date,
                                            (4) the amount, if any, by which
                                            the aggregate unpaid principal
                                            balance of any replacement Mortgage
                                            Loans is less than the aggregate
                                            unpaid principal balance of any
                                            Mortgage Loans delivered by the
                                            Depositor in connection with a
                                            substitution of a Mortgage Loan and
                                            (5) all Liquidation Proceeds
                                            collected during the related Due
                                            Period (to the extent such
                                            Liquidation Proceeds related to
                                            principal) less all non-recoverable
                                            Advances relating to principal and
                                            all non-recoverable servicing
                                            advances reimbursed during the
                                            related Due Period.

Realized Loss                               means the excess of the Stated
                                            Principal Balance of a defaulted
                                            Mortgage Loan plus accrued interest
                                            over the net liquidation proceeds
                                            of a defaulted Mortgage Loan that
                                            are allocated to principal.

Record Date                                 means, for a Distribution Date, the
                                            last Business Day of the month
                                            preceding the month of such
                                            Distribution Date.

Reference Banks                             means leading banks selected by the
                                            Servicer and engaged in
                                            transactions in Eurodollar deposits
                                            in the international Eurocurrency
                                            market (1) with an established
                                            place of business in London,
                                            (2) whose quotations appear
                                            on the Reuters Screen LIBO Page on
                                            the Interest Determination Date in
                                            question, (3) which have been
                                            designated as such by the Servicer
                                            and (4) not controlling, controlled
                                            by, or under common control with,
                                            the Depositor, the Servicer, the
                                            Sellers or any successor Servicer.

Relevant Depositary                         means Citibank, N.A., as depositary
                                            for Clearstream Luxembourg, and
                                            JPMorgan Chase Bank, as depositary
                                            for Euroclear, individually.

REO Property                                means mortgaged property which has
                                            been acquired by the Servicer
                                            through foreclosure or deed-in-lieu
                                            of foreclosure in connection with a
                                            defaulted Mortgage Loan.

Repurchase Price                            means the sum of (1) 100% of the
                                            Stated Principal Balance of each
                                            Mortgage Loan in the related loan
                                            group (other than in respect of REO
                                            Property) plus accrued interest
                                            thereon at the applicable Mortgage
                                            Rate, (2) the appraised value of
                                            any REO Property (up to the Stated
                                            Principal Balance of the related
                                            Mortgage Loan) and (3) any
                                            reimburseable unreimbursed out-of-
                                            pocket costs and expenses and the
                                            principal portion of any
                                            reimburseable unreimbursed Advances,
                                            in each case previously incurred by
                                            the Servicer in the performance of
                                            its servicing obligations with
                                            respect to such Mortgage Loans.

Required Percentage                         means, with respect to each
                                            Certificate Group and a
                                            Distribution Date after the
                                            Stepdown Date, the quotient of
                                            (x) the excess of (1) the Stated
                                            Principal Balances of the Mortgage
                                            Loans in the related loan group
                                            over (2) the Certificate Principal
                                            Balance of the most senior class of
                                            certificates of such Certificate
                                            Group outstanding as of such
                                            Distribution Date, prior to giving
                                            effect to distributions to be made
                                            on such Distribution Date, and (y)
                                            the Stated Principal Balances of
                                            the Mortgage Loans in the related
                                            loan group. As used herein, the
                                            Certificate Principal Balance of
                                            the most senior class of
                                            certificates of the Group I
                                            Certificates will equal the
                                            aggregate Certificate Principal
                                            Balance of the Class A Group I
                                            Certificates for such date of
                                            calculation.

Reserve Interest Rate                       means the rate per annum that the
                                            Servicer determines to be either
                                            (1) the arithmetic mean (rounded
                                            upwards if necessary to the nearest
                                            whole multiple of 0.03125%) of the
                                            one-month United States dollar
                                            lending rates which New York City
                                            banks selected by the Servicer are
                                            quoting on the relevant Interest
                                            Determination Date to the principal
                                            London offices of leading banks in
                                            the London interbank market or, in
                                            the event that the Servicer can
                                            determine no such arithmetic mean,
                                            (2) the lowest one-month United
                                            States dollar lending rate which
                                            New York City banks selected by the
                                            Servicer are quoting on such
                                            Interest Determination Date to
                                            leading European banks.

Residual Certificates                       means the Class R Certificates.

Restricted Group                            means the underwriters, the
                                            trustee, the Depositor, the
                                            Servicer, any obligor with respect
                                            to mortgage loans included in the
                                            trust fund constituting more than
                                            five percent (5%) of the aggregate
                                            unamortized principal balance of
                                            the assets in the trust fund, or
                                            any affiliate of such parties.

Reuters Screen LIBO Page                    means the display designated as
                                            page "LIBO" on the Reuters Monitor
                                            Money Rates Service (or such other
                                            page as may replace the LIBO page
                                            on that service for the purpose of
                                            displaying London interbank offered
                                            rates of major banks).

Rules means the rules, regulations and procedures creating and affecting DTC and its operations.

S&P means Standard & Poor's, A Division of The McGraw-Hill Companies, Inc. or any successor.

Scheduled Payments                          means scheduled monthly payments
                                            made by mortgagors on the mortgage
                                            loans.

Sellers means Chase Manhattan Bank USA, N.A., JPMorgan Chase Bank and Chase Manhattan Mortgage Corporation.

Servicer                                    means Chase Manhattan Mortgage
                                            Corporation.

Servicer Advance Date                       means, with respect to any
                                            Distribution Date, the related
                                            Servicer Remittance Date.

Servicer Remittance Date                    means, with respect to any
                                            Distribution Date, the second
                                            Business Day preceding the
                                            Distribution Date.

Servicing Fee                               means a monthly fee paid to the
                                            Servicer from interest collected
                                            with respect to each mortgage loan
                                            (as well as from any liquidation
                                            proceeds from a liquidated mortgage
                                            loan that are applied to accrued
                                            and unpaid interest) generally
                                            equal to the product of one-twelfth
                                            of the Servicing Fee Rate and the
                                            Stated Principal Balance of such
                                            mortgage loan. The Servicer is also
                                            entitled to receive, as additional
                                            servicing compensation, all
                                            assumption fees and other similar
                                            charges (other than prepayment
                                            penalties and late payment fees)
                                            and all investment income earned on
                                            amounts on deposit in the
                                            Collection Account.

Servicing Fee Rate                          means 0.5065% per annum for each
                                            Mortgage Loan.

Six-Month LIBOR Loans                       means Adjustable Rate Mortgage
                                            Loans having a Mortgage Rate which
                                            is generally subject to semi-annual
                                            adjustment on the first day of the
                                            months specified in the related
                                            mortgage note to equal the sum,
                                            rounded to the nearest 0.125%, of
                                            (1) the Mortgage Index and (2) the
                                            Gross Margin.

SMMEA                                       means the Secondary Mortgage Market
                                            Enhancement Act of 1984, as
                                            amended.

Stated Principal Balance                    means, with respect to a Mortgage
                                            Loan, after giving effect to any
                                            Advances made with respect to that
                                            Mortgage Loan, the unpaid principal
                                            balance of the Mortgage Loan.

Statistical Mortgage Pool                   means the mortgage pool described
                                            in this prospectus supplement which
                                            consists of certain Mortgage Loans
                                            as of the Cut-off Date and which is
                                            subject to the addition or deletion
                                            of Mortgage Loans prior to the
                                            Closing Date.

Stepdown Date                               means, with respect to each
                                            Certificate Group, the later to
                                            occur of (1) the Distribution Date
                                            in May 2006 or (2) the first
                                            Distribution Date on which (A) the
                                            Certificate Principal Balance of
                                            the Class A Certificates in such
                                            Certificate Group is less than or
                                            equal to (B) 83.00% for the Group I
                                            Mortgage Loans and 75.00% for the
                                            Group II Mortgage Loans of the
                                            Stated Principal Balances of the
                                            Mortgage Loans in the related loan
                                            group.

Subordinated Certificates                   means, collectively, the
                                            Subordinated Group I Certificates
                                            and the Subordinated Group II
                                            Certificates.

Subordinated Group I                        means, collectively, the class IB
Certificates                                and the Mezzanine Group I
                                            Certificates.

Subordinated Group II                       means, collectively, the class IIB
Certificates                                and the Mezzanine Group II
                                            Certificates.

Terms and Conditions                        means the Terms and Conditions
                                            Governing Use of Euroclear and the
                                            related Operating Procedures of the
                                            Euroclear System and applicable
                                            Belgian law.

Trigger Event                               means the situation that exists
                                            with respect to each Certificate
                                            Group and a Distribution Date after
                                            the Stepdown Date, if either (a)
                                            the product of (1) 2.0, for
                                            the Group I Mortgage Loans, and 2.5,
                                            for the Group II Mortgage Loans and
                                            (2) the quotient of (A) the
                                            aggregate Stated Principal Balance
                                            of all Mortgage Loans 60 or more
                                            days delinquent for each loan group
                                            (including mortgage loans in
                                            foreclosure and REO Properties) and
                                            (B) the Stated Principal Balance of
                                            that loan group, in each case as of
                                            the preceding Servicer Advance Date,
                                            exceeds the Required Percentage or
                                            (b) the quotient (expressed as a
                                            percentage) of (A) the aggregate
                                            Realized Losses incurred with
                                            respect to the applicable loan group
                                            from the Cut-off Date through the
                                            last day of the calendar month
                                            preceding such Distribution Date and
                                            (B) the aggregate principal balance
                                            of the Mortgage Loans in that loan
                                            group as of the Cut-off Date,
                                            exceeds the Group I Required Loss
                                            Percentage or the Group II Required
                                            Loss Percentage, as applicable.

Unpaid Realized Loss Amount                 means, with respect to any class of
                                            the Subordinated Certificates and
                                            as to any Distribution Date, the
                                            excess of (1) Applied Realized Loss
                                            Amounts with respect to such class
                                            over (2) the sum of all
                                            distributions in reduction of the
                                            Applied Realized Loss Amounts on
                                            all previous Distribution Dates.
                                            Any amounts distributed to a class
                                            of Subordinated Certificates in
                                            respect of any Unpaid Realized Loss
                                            Amount will not be applied to
                                            reduce the Certificate Principal
                                            Balance of such class.

Upper-Tier REMIC                            means the REMIC described as such
                                            under "Federal Income Tax
                                            Consequences" in this prospectus
                                            supplement.

                                    Annex 1

         Global Clearance, Settlement and Tax Documentation Procedures

   Except in limited circumstances, the globally offered Chase Funding Mortgage Loan Asset-Backed Certificates, Series 2003-2 known as "Global Securities," will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

   Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

   Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificate issues.

   Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

   Beneficial owners of Global Securities that are non-U.S. Persons (as described below) will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

   All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

   Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

   Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

   Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

   Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through certificate issues in same-day funds.

   Trading between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

   Trading between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

   Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

   As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing

Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

   Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

   Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

   Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      (1) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

      (2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

      (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

   A beneficial owner of Global Securities that is a non-U.S. Person will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

   Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons and are neither "10-percent shareholders" of the issuer within the meaning of Code Section 871(h)(3)(B) nor controlled foreign corporations related to the issuer within the meaning of Code Section 881(c)(3)(C) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Further, non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States and are eligible for benefits under that treaty can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing a properly completed Form W-8BEN claiming eligibility for treaty benefits. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. If the owner of Global Securities is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to such Securities, the owner generally must receive the statement described in the previous sentence from the owner's partners or other beneficial owners of the income with respect to the Securities and may be required to provide such statements, and certain additional information, to the person through whom the owner holds the Securities.

   Exemption for Non-U.S. Persons with Effectively Connected Income
(Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

   The term "U.S. Person" means

   (1) a citizen or resident of the United States,

   (2) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes,

   (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or

   (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person.

   This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS


                                               Chase Manhattan Acceptance Corporation
                                                         Chase Funding, Inc.
                                      Seller, as specified in the related Prospectus Supplement

                                                 Mortgage Pass-through Certificates
                                                        (Issuable in Series)


+---------------------------+
| You should carefully      |  Chase Manhattan Acceptance Corporation or Chase Funding, Inc. from time to time will offer
| consider the risk         |  mortgage pass-through certificates. We will offer the certificates through this prospectus and a
| factors beginning on      |  separate prospectus supplement for each series.
| page 5 of this            |
| prospectus.               |  For each series we will establish a trust fund consisting primarily of a segregated pool of
|                           |  various types of conventional one- to four-family residential first or second mortgage loans,
| Neither the certificates  |  which may, if so specified in the related prospectus supplement, include cooperative apartment
| or notes of any series    |  loans together with other assets described herein.
| nor the related           |
| underlying mortgage       |  The certificates of a series will evidence beneficial ownership interests in the trust fund. The
| loans will be insured by  |  notes of a series will evidence indebtedness of the trust fund.
| any governmental          |
| agency or                 |  Assets of Each Trust Fund--
| instrumentality.          |
|                           |  o  will be sold to the related trust by Chase Manhattan Acceptance Corporation or Chase Funding,
| The securities will not   |     Inc.;
| represent interests in or |
| obligations of Chase      |  o  will be serviced by the entity that is identified in the prospectus supplement as the master
| Manhattan Acceptance      |     servicer, individually or together with other servicers.
| Corporation, Chase        |
| Funding, Inc. or any of   |  Each Series of Certificates--
| their respective          |
| affiliates.               |  o  may provide credit support for certain classes by subordinating certain classes to other
|                           |     classes of certificates or notes; any subordinated classes will be entitled to payment subject
| This prospectus may be    |     to the payment of more senior classes and may bear losses before more senior classes;
| used to offer and sell    |
| any series of certificates|  o  may be entitled to one or more of the other types of credit support described in this
| only if accompanied by    |     prospectus; and
| the prospectus            |
| supplement for that       |  o  will be paid only from the assets of the related trust.
| series.                   |
+---------------------------+

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered securities or passed upon the adequacy or accuracy of this prospectus or the accompanying prospectus supplement. Any representation to the contrary is a criminal offense.



                                          The date of this prospectus is November 14, 2002.

           Important Notice About the Information Presented in This
             Prospectus and the Accompanying Prospectus Supplement

     Information is provided to you about the offered securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of offered securities, including your series, and (2) the accompanying prospectus supplement, which will describe the specific terms of your series of offered securities, including, among other things:

     o the principal balances and/or interest rates of each class and/or subclass of offered securities;

     o the timing and priority of payments of interest and principal for each class of offered securities;

     o statistical and other information about the assets of the trust;

     o information about credit enhancement, if any, for each class or subclass of offered securities; and

     o the ratings for each class or subclass of offered securities.

     If the terms of a particular series of offered securities vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. No one has been authorized to provide you with different information. The securities are not being offered in any state where the offer is not permitted. The seller does not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

     In this prospectus, the terms "seller," "we," "us" and "our" refer to Chase Manhattan Acceptance Corporation or Chase Funding, Inc. as specified in the related prospectus supplement.

     This prospectus and the accompanying prospectus supplement include cross-references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the accompanying prospectus supplement identify the pages where those sections are located.

     If you require additional information, Chase Manhattan Acceptance Corporation's and Chase Funding, Inc.'s principal executive offices are both located at 343 Thornall Street, Edison, New Jersey 08837, and the telephone number for both is (732) 205-0600.

                                                    Table of Contents


 Summary Information .............................    1              The Trustee ..................................   36
    The Trust Fund ...............................    1              Events of Default ............................   37
    Principal Parties ............................    1              Rights upon Event of Default .................   38
    The Mortgage Loans ...........................    1              Amendment ....................................   39
    Distributions on the Certificates ............    1              Termination; Purchase of Mortgage Loans ......   39
    Credit Enhancement ...........................    2           Material Legal Aspects of the Mortgage Loans.       41
    Pre-Funding Account ..........................    3              General ......................................   41
    ERISA Considerations .........................    3              Foreclosure ..................................   41
    Tax Status ...................................    3              Right of Redemption ..........................   43
    Legal Investment .............................    4              Anti-Deficiency Legislation and Other Limi-
 Risk Factors ....................................    5                 tations on Lenders ........................   43
 Glossary ........................................    7              Consumer Protection Laws .....................   44
 Description of the Certificates .................    7              Enforceability of Due-on-Sale Clauses ........   45
    General ......................................    8              Applicability of Usury Laws ..................   46
    Classes of Certificates ......................    8              Soldiers' and Sailors' Civil Relief Act ......   46
    Distributions of Principal and Interest ......    9              Late Charges, Default Interest and
    Reports to Certificateholders ................   11                 Limitations on Prepayment .................   46
 The Mortgage Pools ..............................   12              Environmental Considerations .................   47
 Credit Support ..................................   14              Forfeiture for Drug, RICO and Money Laun-
    General ......................................   14                 dering Violations .........................   48
    Limited Guarantee of the Guarantor ...........   15           Legal Investment Matters ........................   49
    Subordination ................................   15           ERISA Considerations ............................   50
    Certificate Guaranty Insurance Policies ......   16           Federal Income Tax Consequences .................   53
    Overcollateralization ........................   17              General ......................................   53
    Cross-Support ................................   17              REMIC Elections ..............................   53
    Pool Insurance ...............................   17              REMIC Certificates ...........................   53
    Special Hazard Insurance .....................   19              Tax Opinion ..................................   53
    Bankruptcy Bond ..............................   20              Status of Certificates .......................   54
    Repurchase Bond ..............................   21              Income from Regular Certificates .............   54
    Guaranteed Investment Contracts ..............   21              Income from Residual Certificates ............   59
    Reserve Accounts .............................   21              Sale or Exchange of Certificates .............   61
    Other Insurance and Guarantees ...............   22              Taxation of Certain Foreign Investors ........   61
 Yield, Maturity and Weighted Average Life                           Transfers of Residual Certificates ...........   63
    Considerations ...............................   22              Servicing Compensation and Other REMIC
 Chase Manhattan Acceptance Corporation ..........   24                 Pool Expenses .............................   66
 Chase Funding, Inc. .............................   24              Reporting and Administrative Matters .........   67
 Servicing of the Mortgage Loans .................   25              Non-REMIC Certificates .......................   67
    Collection and Other Servicing Procedures.....   25              Trust Fund as Grantor Trust ..................   67
    Private Mortgage Insurance ...................   26              Status of the Certificates ...................   68
    Hazard Insurance .............................   27              Possible Application of Stripped Bond Rules      68
    Advances .....................................   29              Taxation of Certificates if Stripped Bond
    Servicing and Other Compensation and Pay-                           Rules Do Not Apply ........................   69
       ment of Expenses ..........................   29              Taxation of Certificates if Stripped Bond
    Resignation, Succession and Indemnification                         Rules Apply ...............................   70
       of the Servicer ...........................   30              Sales of Certificates ........................   70
 The Pooling and Servicing Agreement .............   31              Foreign Investors ............................   71
    Assignment of Mortgage Loans; Warranties......   31              Reporting ....................................   71
    Payments on Mortgage Loans; Collection                           Backup Withholding ...........................   71
       Account ...................................   33           Plan of Distribution ............................   72
    Repurchase or Substitution ...................   34           Incorporation of Certain Documents by
    Certain Modifications and Refinancings .......   35              Reference ....................................   73
    Forward Commitments; Pre-Funding .............   36           Use of Proceeds .................................   75
    Evidence as to Compliance ....................   36           Legal Matters ...................................   75
                                                                  Glossary of Prospectus Definitions ..............   76

--------------------------------------------------------------------------------
                              Summary Information

     This section briefly summarizes some of the information from this prospectus. It does not contain all of the information that you need to consider in making your investment decision. To fully understand the terms of a series of certificates, you should read both this prospectus and the accompanying prospectus supplement in their entirety.


The Trust Fund

       For each series of certificates, we will form a trust to own a pool of fixed rate one- to four-family first or second lien mortgage loans. The certificates will represent beneficial ownership interests in the underlying trust fund assets. All payments to you will come only from the amounts received in connection with those assets. The trust fund will issue the certificates under a pooling and servicing agreement among the seller, the servicer and the trustee and/or other entities specified in the prospectus supplement. See "The Pooling and Servicing Agreement" and "Description of the Certificates."

Principal Parties

       Issuer: With respect to each series of certificates, the issuer will be the trust created for that series.

       Seller: Chase Manhattan Acceptance Corporation, a Delaware corporation or Chase Funding, Inc., a New York corporation, as specified in the prospectus supplement.

       Servicer/Master Servicer: Chase Manhattan Mortgage Corporation, a New Jersey corporation, or any other entity or entities specified in the prospectus supplement, will service, and may act as master servicer with respect to, the mortgage loans included in the trust fund.

The Mortgage Loans

       Each trust will own the related mortgage loans and certain other related property, as specified in the applicable prospectus supplement.

       The mortgage loans in each trust fund:

       o will be conventional, fixed or adjustable interest rate mortgage loans secured by first or second liens on one- to four-family residential properties;

       o will have been acquired by the seller from Chase Manhattan Mortgage Corporation and/or any other entity or entities specified in the prospectus supplement; and

       o will have been originated by Chase Manhattan Mortgage Corporation or an affiliate or will have been acquired by Chase Manhattan Mortgage Corporation directly or indirectly from other mortgage loan originators.

       You should refer to the applicable prospectus supplement for the precise characteristics or expected characteristics of the mortgage loans and a description of the other property, if any, included in a particular trust fund.

Distributions on the Certificates

       The master servicer or another entity specified as paying agent in the prospectus supplement will make distributions on the certificates entitled to distributions on the
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
25th day (or, if the 25th day is not a business day, the business day immediately following the 25th day) of each month or on another date specified in the prospectus supplement solely out of the payments received in respect of the assets of the related trust fund. The master servicer or another entity specified as paying agent in the prospectus supplement will determine the amount allocable to payments of principal and interest on any distribution date as specified in the prospectus supplement. All distributions will be made pro rata to certificateholders of the class entitled to distributions or by another method as may be specified in the prospectus supplement. See "Description of the Certificates."

       The aggregate original principal balance of the certificates will equal the aggregate distributions allocable to principal that the certificates will be entitled to receive. If specified in the prospectus supplement, the certificates of a series will have an aggregate original principal balance equal to the aggregate unpaid principal balance of the related mortgage loans as of the first day of the month of creation of the trust fund and will bear interest in the aggregate at a rate equal to the interest rate borne by the underlying mortgage loans, net of servicing fees payable to the servicer and any primary or sub-servicer of the mortgage loans and any other amounts (including fees payable to the servicer as master servicer, if applicable) specified in the prospectus supplement. See "Description of the Certificates--Distributions of Principal and Interest."

       The rate at which interest will be passed through to holders of certificates entitled to interest distributions may be a fixed rate or a rate that is subject to change from time to time, in each case as specified in the prospectus supplement. Any of these rates may be calculated on a loan-by-loan, weighted average or other basis, in each case as described in the prospectus supplement. See "Description of the Certificates--Distributions of Principal and Interest."

Credit Enhancement

       Subordination: A series of certificates may include one or more classes of senior certificates and one or more classes of subordinated certificates. The rights of the holders of subordinated certificates of a series to receive distributions will be subordinated to the rights of the holders of the senior certificates of the same series to receive distributions to the extent and in the manner specified in the applicable prospectus supplement.

       Subordination is intended to enhance the likelihood of the timely receipt by the senior certificateholders of their proportionate share of principal and interest payments on the related mortgage loans and to protect them from losses. Subordination affords this protection by:

       o granting to the senior certificateholders the right to receive, prior to any distribution being made to the related subordinated certificates on each distribution date, current distributions on the related mortgage loans of principal and interest due them on each distribution date out of the funds available for distributions on each distribution date;

       o granting to the senior certificateholders the right to receive future distributions on the mortgage loans that would otherwise have been payable to the holders of subordinated certificates; and/or
--------------------------------------------------------------------------------

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       o allocating to the subordinated certificates all or a portion of losses realized on the underlying mortgage loans.

       Other Types of Credit Enhancement: If we so specify in the applicable prospectus supplement, the certificates of any series, or any one or more classes of a series, may be entitled to the benefits of other types of credit enhancement, including but not limited to:

       o overcollateralization

       o limited guarantee

       o mortgage pool insurance

       o special hazard insurance

       o mortgagor bankruptcy bond

       o repurchase bond

       o guaranteed investment contracts

       o reserve fund

       o cross-support

       o letter of credit

       o other insurance, guarantees and similar instruments or agreements

       We will describe any credit enhancement in the applicable prospectus supplement. See "Credit Support."

Pre-Funding Account

       Each trust fund may enter into an agreement with the related seller whereby the seller agrees to transfer additional mortgage loans to the trust fund after the date on which the trust fund is established and the related series of certificates is issued. If the trust fund enters into an agreement for the subsequent transfer of mortgage loans, the related trustee will be required to deposit all or a portion of the proceeds received from the sale of one or more classes of certificates from the related series in a segregated pre-funding account. The seller must make the subsequent transfer of mortgage loans to the trust within a time period specified in the pre-funding agreement, not to exceed 90 days from the date of the pre-funding agreement. Upon the subsequent transfer of mortgage loans to the trust by the seller, the trustee will release the funds deposited in the pre-funding account to the seller. If the seller does not transfer additional mortgage loans to the trust in the time specified in the pre-funding agreement, the money held in the pre-funding account will be used to prepay all or a portion of one or more classes of certificates in the related certificates. See "Pre-Funding Account."

ERISA Considerations

       If you are a fiduciary of any employee benefit plan subject to the fiduciary responsibility provisions of ERISA or the Code, you should carefully review with your own legal advisors whether the purchase or holding of certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See "ERISA Considerations."

Tax Status

       The treatment of the certificates for federal income tax purposes will depend on:

       o whether a REMIC election is made with respect to a series of certificates; and

       o if a REMIC election is made, whether the certificates are regular interests or residual interests.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       See "Federal Income Tax Consequences."

Legal Investment

       The applicable prospectus supplement will specify whether the class or classes of certificates offered will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions, you should consult your own legal advisors to determine whether and to what extent those certificates constitute legal investments for you. See "Legal Investment Matters" in this prospectus and in the applicable prospectus supplement.

















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                                       4

                                 Risk Factors

     You should consider, among other things, the following factors in connection with the purchase of the certificates:

     1. Certificateholders bear the risk of losses on the mortgage pool. An investment in certificates evidencing interests in mortgage loans may be affected by a decline in real estate values or changes in mortgage market rates. If the residential real estate market in the locale of properties securing the mortgage loans should experience an overall decline in property values such that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties in a particular mortgage pool become equal to or greater than the value of mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that those losses are not covered by any subordination feature, applicable insurance policies or other credit enhancement, holders of the certificates of a series evidencing interests in that mortgage pool will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest of the defaulted mortgage loans. See "The Mortgage Pools."

     2. Limited assets are available for the payment of certificates.

     o The certificates will not represent an interest in or obligation of the seller.

     o The certificates will not be insured or guaranteed by any governmental agency or instrumentality, nor, unless expressly provided in the related prospectus supplement, by the JPMorgan Chase Bank, Chase Manhattan Mortgage Corporation, Chase Funding, Inc., Chase Manhattan Acceptance Corporation or any of their affiliates.

     3. The liquidity for your certificates may be limited. You should consider that:

     o a secondary market for the certificates of any series may not develop, or if it does, it may not provide you with liquidity of investment, or it may not continue for the life of the certificates of any series; and

     o  the certificates will not be listed on any securities exchange.

     4. The rate of prepayment on the mortgage loans in the mortgage pool may adversely affect the average lives and yields of your certificates. The prepayment experience on the mortgage loans will affect the average life of the certificates or each class of certificates. Prepayments on the mortgage loans may be influenced by a variety of economic, geographic, social and other factors, including the difference between the interest rates on the mortgage loans and prevailing mortgage rates when giving consideration to the cost of refinancing. In general, if mortgage interest rates fall below the interest rates on the mortgage loans, the rate of prepayment would be expected to increase, and the yields at which you may be able to reinvest amounts received as payments on your certificates may be lower than the yield on your certificates. Conversely, if mortgage interest rates rise above the interest rates on the mortgage loans, the rate of prepayment would be expected to decrease, and the amount of payments available to you for reinvestment may be relatively low. Other factors affecting prepayment of mortgage loans include changes in housing needs, job transfers, unemployment and servicing decisions. See "Yield, Maturity and Weighted Average Life Considerations."

     5. You should be aware of the following risks concerned with the yield on your certificates:

     o The yield of the certificates of each series will depend in part on the rate of principal payment on the mortgage loans, including prepayments, liquidations due to defaults and mortgage loan repurchases. Your yield may be adversely affected, depending upon whether you purchased a particular certificate at a premium or discount price or by a higher or lower than anticipated rate of prepayments on the related mortgage loans. In particular, if you own certificates entitled primarily or exclusively to payments of interest or principal, your yield will be extremely sensitive to the rate of prepayments on the related mortgage loans.

     o The yield on your certificates may be relatively more sensitive to the rate of prepayment of specified mortgage loans than other classes of certificates. Your yield may be adversely affected by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations to the extent that those interest shortfalls are not covered by aggregate servicing fees or other mechanisms specified in the applicable prospectus supplement.

     o Your yield on a particular class of certificates will be adversely affected to the extent that losses on the mortgage loans in the related trust fund are allocated to a particular class and may be adversely affected to the extent of unadvanced delinquencies on the mortgage loans in the related trust fund.

     o Classes of certificates identified in the applicable prospectus supplement as subordinated certificates are more likely to be affected by delinquencies and losses than other classes of certificates. See "Yield, Maturity and Weighted Average Life Considerations."

     6. The protection afforded by subordination is limited. With respect to certificates of a series having one or more classes of subordinated certificates, while the subordination feature is intended to enhance the likelihood of timely payment of principal and interest to senior certificateholders, the subordination will be limited as specified in the prospectus supplement, any reserve fund could be depleted under certain circumstances, and payments applied to the senior certificates which are otherwise due to the subordinated certificates may be less than losses.

                                   Glossary

     A glossary of defined terms can be found beginning on page 75 of this prospectus.

                        Description of the Certificates

   We will issue each series of certificates under a separate pooling and servicing agreement entered into among the Seller, the Servicer and a trustee for the benefit of holders of certificates of that series. The provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The pooling and servicing agreement will be substantially in the form filed as an exhibit to the Registration Statement of which this prospectus is a part, or in a similar form which will reflect the terms of a series of certificates described in the prospectus supplement. The following summaries describe the material provisions which may appear in each pooling and servicing agreement. The prospectus supplement for a series of certificates will describe any provision of the pooling and servicing agreement relating to such series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the applicable prospectus supplement. The Seller will provide any certificateholder, without charge, on written request, a copy of the pooling and servicing agreement for any series. Requests should be addressed to the Seller c/o Chase Manhattan Mortgage Corporation, 343 Thornall Street, Edison, New Jersey 08837,
Attention: Structured Finance. The pooling and servicing agreement relating to a series of certificates will be filed with the Securities and Exchange Commission in a report on Form 8-K within 15 days after the Delivery Date.

     The certificates of a series will be entitled to payment only from the assets included in the trust fund related to that series and will not be entitled to payments in respect of the assets included in any other trust fund established by the Seller. The certificates will not represent obligations of the Seller, the Servicer or any of their affiliates and will not be insured or guaranteed by any governmental agency or any other person. The Seller's only obligations with respect to the certificates will consist of its obligations related to those representations and warranties made by it in the pooling and servicing agreement. The Servicer's only obligations with respect to the certificates will consist of its contractual servicing and/or master servicing obligations, including any obligation to make advances under limited circumstances specified herein of delinquent installments of principal and interest (adjusted to the applicable Remittance Rate), and its obligations related to those representations and warranties made by it in the pooling and servicing agreement.

     The mortgage loans will not be insured or guaranteed by any governmental entity or, except as specified in the prospectus supplement, by any other person. To the extent that delinquent payments on or losses in respect of defaulted mortgage loans are not advanced by the Servicer or any other entity or paid from any applicable credit support arrangement, such delinquencies may result in delays in the distribution of payments to the holders of one or more classes of certificates, and such losses will be borne by the holders of one or more classes of certificates.

General

     The certificates of each series will be issued in fully registered form only. The Denomination of each certificate will be specified in the prospectus supplement. The original Certificate Principal Balance of each certificate will equal the aggregate distributions allocable to principal to which such certificate is entitled. Distributions allocable to interest on each certificate that is not entitled to distributions allocable to principal will be calculated based on the Notional Principal Balance of such certificate. The Notional Principal Balance of a certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     The certificates of a series will be transferable and exchangeable on a certificate register to be maintained at the corporate trust office of the trustee for the related series or at another office or agency maintained for those purposes by the trustee in New York City or at the office of the certificate registrar specified in the related prospectus supplement. No service charge will be made for any registration of transfer or exchange of certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

Classes of Certificates

     We will issue each series of certificates in a single class or in two or more classes. The certificates of each class will evidence the beneficial ownership of:

     o any distributions in respect of the assets of the trust fund that are allocable to principal, in the aggregate amount of the original Certificate Principal Balance, if any, of the related class of certificates as specified in the prospectus supplement; and

     o any distributions in respect of the assets of the trust fund that are allocable to interest on the Certificate Principal Balance or Notional Principal Balance of the related certificates from time to time at the Certificate Rate, if any, applicable to the related class of certificates as specified in the prospectus supplement. If specified in the prospectus supplement, one or more classes of a series of certificates may evidence beneficial ownership interests in separate groups of assets included in the related trust fund.

     If specified in the prospectus supplement, the certificates will have an aggregate original Certificate Principal Balance equal to the aggregate unpaid principal balance of the mortgage loans as of the Cut-Off Date after deducting payments of principal due on or before, and prepayments of principal received on or before, the Cut-Off Date and in the aggregate will bear interest equal to the weighted average of the Remittance Rates. The Remittance Rate will equal the rate of interest payable on each mortgage loan minus the Servicer's servicing fee as described in this prospectus, the servicing fee of any third-party servicer of the mortgage loans and those other amounts, including fees payable to the Servicer as master servicer, if applicable, as are specified in the prospectus supplement. The certificates may have an original Certificate Principal Balance as determined in the manner specified in the prospectus supplement.

     Each class of certificates that is entitled to distributions allocable to interest will bear interest at its Certificate Rate, in each case as specified in the prospectus supplement. One or more classes of certificates may be Accrual Certificates. With respect to any class of Accrual

Certificates, if specified in the prospectus supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Certificate Principal Balance of such class of certificates on that Distribution Date.

     A series of certificates may include one or more classes entitled only to the following type of distributions:

     o allocable to interest;

     o allocable to principal (and allocable as between scheduled payments of principal and Principal Prepayments, as defined below); or

     o allocable to both principal (and allocable as between scheduled payments of principal and Principal Prepayments) and interest.

     A series of certificates may consist of one or more classes as to which distributions will be allocated as follows:

     o on the basis of collections from designated portions of the assets of the trust fund;

     o in accordance with a schedule or formula;

     o in relation to the occurrence of events; or

     o otherwise, in each case as specified in the prospectus supplement.

     The timing and amounts of distributions may vary among classes, over time or otherwise, in each case as specified in the prospectus supplement.

     The taking of action with respect to various matters under the pooling and servicing agreement, including some types of amendments to the pooling and servicing agreement, will require the consent of the holders of the certificates. The prospectus supplement will specify voting rights allocated to each class of certificates. Votes may be allocated in different proportions among classes of certificates depending on whether the certificates of a class have a Notional Principal Balance or a Certificate Principal Balance.

Distributions of Principal and Interest

     The party designated as paying agent in the prospectus supplement will make distributions of principal and interest at the applicable Certificate Rate, if any, on the certificates to the extent of funds available from the related trust fund on a Distribution Date, commencing in the month following the issuance of the related series, or on another date specified in the prospectus supplement. The paying agent will make distributions to the persons in whose names the certificates are registered at the close of business on the record date specified in the prospectus supplement. The paying agent will make distributions by check or money order mailed to the person entitled to distributions at the address appearing in the certificate register or, if specified in the prospectus supplement, in the case of certificates that are of a certain minimum denomination as specified in the prospectus supplement, upon written request by the certificateholder, by wire transfer or by such other means as are agreed upon with the person entitled to distributions; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the office or agency of the trustee specified in the notice to certificateholders of the final distribution.

     The paying agent will make distributions allocable to principal and interest on the certificates out of, and only to the extent of, funds in the Collection Account, including any funds transferred from any Reserve Account. As between certificates of different classes, between distributions of principal, between distributions of Principal Prepayments and scheduled payments of principal (if applicable) and interest, the paying agent will apply distributions made on any Distribution Date as specified in the prospectus supplement. Distributions to any class of certificates will be made pro rata to all certificateholders of that class or by the other method described in the prospectus supplement. If so specified in the prospectus supplement, the amounts deposited into the Collection Account as described below under "The Pooling and Servicing Agreement--Payments on Mortgage Loans; Collection Account" will be invested in the eligible investments specified in the pooling and servicing agreement and all income or other gain from those investments will be deposited in the Collection Account and will be for the benefit of the Servicer or other entity specified in the prospectus supplement and subject to withdrawal from time to time.

     Distributions of Interest. Interest will accrue on the aggregate Certificate Principal Balance (or, in the case of certificates entitled only to distributions allocable to interest, the aggregate Notional Principal Balance) of each class of certificates entitled to interest from the date, at the Certificate Rate and for the Interest Accrual Period specified in the prospectus supplement. To the extent funds are available, the paying agent will distribute interest accrued during each Interest Accrual Period on each class of certificates entitled to interest on the Distribution Dates specified in the prospectus supplement until the aggregate Certificate Principal Balance of the certificates of such class has been distributed in full. In the case of certificates entitled only to distributions allocable to interest, the paying agent will distribute interest until the aggregate Notional Principal Balance of such certificates is reduced to zero or for the period of time designated in the prospectus supplement. Distributions of interest on each class of Accrual Certificates will commence only after the occurrence of the events specified in the prospectus supplement. Prior to such time, the beneficial ownership interest of such class of Accrual Certificates in the trust fund, as reflected in the aggregate Certificate Principal Balance of such class of Accrual Certificates, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Certificates during the preceding Interest Accrual Period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Certificates will thereafter accrue interest on its outstanding Certificate Principal Balance as so adjusted.

     Distributions of Principal. The aggregate Certificate Principal Balance of any class of certificates entitled to distributions of principal generally will be the aggregate original Certificate Principal Balance of such class of certificates specified in the prospectus supplement, reduced by all distributions reported to the holders of such certificates as allocable to principal, and, in the case of Accrual Certificates, as specified in the prospectus supplement, increased on each Distribution Date by all interest accrued but not then distributable on such Accrual Certificates. The prospectus supplement will specify the method by which the amount of principal to be distributed on the certificates on each Distribution Date will be calculated and the manner in which the amount of principal will be allocated among the classes of certificates entitled to distributions of principal.

     If so specified in the prospectus supplement, one or more classes of senior certificates will be entitled to receive all or a disproportionate percentage of Principal Prepayments in the per-centages and under the circumstances or for the periods specified in the prospectus supplement. Allocations of Principal Prepayments to a class or classes of certificateholders will have the effect of accelerating the amortization of such certificates while increasing the interests evidenced by the remaining certificates in the trust fund.

Reports to Certificateholders

     On each Distribution Date, the Servicer or the paying agent will mail to certificateholders a statement prepared by it and generally setting forth, to the extent applicable to any series, among other things:

     o The aggregate amount of the related distribution allocable to principal, separately identifying the amount allocable to each class;

     o The amount of the related distribution allocable to interest separately identifying the amount allocable to each class;

     o The amount of servicing compensation received by the Servicer in respect of the mortgage loans during the month preceding the month of the Distribution Date;

     o The aggregate Certificate Principal Balance or Notional Principal Balance of each class of certificates after giving effect to distributions and allocations, if any, of losses on the mortgage loans on the related Distribution Date;

     o The aggregate Certificate Principal Balance of any class of Accrual Certificates after giving effect to any increase in such Certificate Principal Balance that results from the accrual of interest that is not yet distributable thereon;

     o The aggregate amount of any advances made by the Servicer included in the amounts distributed to certificateholders on the related Distribution Date;

     o If any class of certificates has priority in the right to receive Principal Prepayments, the amount of Principal Prepayments in respect of the mortgage loans; and

     o The aggregate principal balance of mortgage loans which were delinquent as to a total of one, two or three or more installments of principal and interest or were in foreclosure.

     The Servicer will provide certificateholders which are federally insured savings and loan associations with certain reports and with access to information and documentation regarding the mortgage loans included in the trust fund sufficient to permit those federally insured savings and loan associations to comply with applicable regulations of the Office of Thrift Supervision. The Servicer will file with the Securities and Exchange Commission those reports with respect to the trust fund for a series of certificates as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder until the completion of the reporting period required by Rule 15d-1 under the Securities Exchange Act of 1934, as amended.

                              The Mortgage Pools

     Each mortgage pool will consist of one- to four-family residential mortgage loans evidenced by promissory notes secured by first or second mortgages or first or second deeds of trust or other similar security instrument creating a first or second lien on mortgaged properties. When each series of certificates is issued, the Seller will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee for the benefit of the holders of the certificates of that series, and will receive the certificates in exchange. Some classes of certificates evidencing interests in a trust fund may not form part of the offering made by this prospectus and the related prospectus supplement.

     The mortgaged properties in each mortgage pool may consist of single-unit dwellings, two-, three- and four-unit detached, townhouse or rowhouse dwellings, condominium and planned-unit development and other types of homes or units described in the applicable prospectus supplement, and may include vacation and second homes and investment properties (i.e., one- to four-family properties owned for investment and rented to generate income). The applicable prospectus supplement will contain information concerning the originators of the mortgage loans and the underwriting standards employed by those originators.

     All mortgage loans will (1) be secured by mortgaged properties located in one of the states of the United States or the District of Columbia, and (2) be of one or more of the following types of mortgage loans:

     (1) Fully amortizing mortgage loans, each with a 30-year term at origination, interest at a fixed rate and level monthly payments over the term of the mortgage loan.

     (2) Fully amortizing mortgage loans, each with a 15-year term at origination, a fixed mortgage rate and level monthly payments over the term of the mortgage loan.

     (3) Mortgage loans, each with an adjustable mortgage rate.

     Mortgage loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by a Primary Mortgage Insurance Policy. The existence, extent and duration of any such coverage will be described in the applicable prospectus supplement. Each mortgage loan will also be covered by a Standard Hazard Insurance Policy, as described under "Servicing of the Mortgage Loans--Hazard Insurance" below.

     In addition, other credit enhancements acceptable to the rating agency (or agencies) rating the certificates may be provided for coverage of the risks of default or losses. See "Credit Support" herein.

     If specified in the applicable prospectus supplement, a mortgage pool may contain Buy-Down Mortgages under which the monthly payments made by the borrower will be less than the scheduled monthly payments on the Buy-Down Mortgage Loan, the resulting difference to be drawn from the Buy-Down Reserve and placed in a Buy-Down Fund. The applicable prospectus supplement or Current Report will contain information, with respect to any Buy-Down Mortgage Loans, concerning limitations on the interest rate payable by the borrower initially, on annual increases in the interest rate, on the length of the buy-down period, and on the Buy-Down Fund. The repayment of a temporary Buy-Down Mortgage Loan is dependent on the ability of the borrower to make larger monthly payments after the Buy-Down Reserves have been depleted and, for some Buy-Down Mortgage Loans, while such funds are being depleted. The inability of the borrower to make larger monthly payments may lead to a default on the Buy-Down Mortgage Loan or, if the borrower is able to obtain refinancing on favorable terms, a prepayment of the Buy-Down Mortgage Loan. See "Yield, Maturity and Weighted Average Life Considerations."

     The prospectus supplement for a series of certificates may specify that the related mortgage pool contains Cash-Out Refinance Loans.

     The prospectus supplement for each series of certificates will specify the approximate aggregate principal balance of the mortgage loans within a percentage or dollar range. The prospectus supplement for each series of certificates will contain information regarding the mortgage loans which are expected to be included in the related mortgage pool, including, among other things, information, as of the applicable Cut-Off Date and to the extent then specifically known to the Seller, as to the following:

     o the aggregate principal balance of the mortgage loans;

     o the aggregate principal balance or percentage by aggregate principal balance of mortgage loans secured by each type of property;

     o the original terms to maturity of the mortgage loans;

     o the smallest and largest in principal balance at origination of the mortgage loans;

     o the earliest origination date and latest maturity date of the mortgage loans;

     o the aggregate principal balance or percentage by aggregate principal balance of mortgage loans having Loan-to-Value Ratios at origination exceeding 80%;

     o the mortgage rate or range of mortgage rates borne by the mortgage loans; and

     o the average outstanding principal balance of the mortgage loans.

     If specific information with respect to the mortgage loans is not known at the time the related series of certificates is initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a Current Report. A copy of the pooling and servicing agreement with respect to a series of certificates will be attached to the related Current Report and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement.

     The Seller will assign the mortgage loans to the trustee without recourse. The Seller or another party identified in the applicable prospectus supplement will make representations concerning the mortgage loans, including that no mortgage loan in a mortgage pool evidenced by certificates will be more than one month delinquent as of the date of the initial issuance of the certificates. For a description of other representations that the party specified in the applicable prospectus supplement will make concerning the mortgage loans, see "The Pooling and Servicing Agreement--Assignment of Mortgage Loans; Warranties." The Seller's obligations with respect to the mortgage loans will be limited to any representations and warranties made by it in, as well as its contractual obligations under, the pooling and servicing agreement for each series of certificates. These obligations consist primarily of the obligation under certain circumstances to repurchase or replace mortgage loans as to which there has been a material breach of the Seller's representations and warranties which materially and adversely affects the interests of the certificateholders in a mortgage loan or to cure the material breach, and of the obligation, under some circumstances set forth in the pooling and servicing agreement, to ensure the timely payment of premiums on some insurance policies and bonds. See "The Pooling and Servicing Agreement--Assignment of Mortgage Loans; Warranties."

   In addition, to the extent specified in the applicable prospectus supplement, in the event of delinquencies in payments of principal and interest on the mortgage loans in any mortgage pool, the Servicer, or if so indicated in the applicable prospectus supplement, another entity, will advance cash in amounts described herein under "The Pooling and Servicing Agreement--Advances" and "--Payments on Mortgage Loans; Collection Account." The Servicer is not required to make any advance which it determines in its good faith judgment not to be ultimately recoverable through Insurance Proceeds or Liquidation Proceeds. Each month, the trustee, or another paying agent specified in the applicable prospectus supplement, will be obligated to remit to certificateholders of each series all amounts relating to the mortgage loans due to the certificateholders to the extent such amounts have been collected or advanced by the Servicer or another entity and remitted to the trustee under the terms of the pooling and servicing agreement for the related series. See "Description of the Certificates--Distributions of Principal and Interest."

     There can be no assurance that real estate values will remain at present levels in the areas in which the mortgaged properties will be located. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the properties subject to the mortgage loans included in such mortgage pool, the actual rates of delinquencies, foreclosures and losses could be significantly higher than those now generally experienced in the mortgage lending industry. To the extent that such delinquencies, foreclosures and losses are not covered by applicable credit enhancements described in the prospectus supplement, the resulting losses will be borne by holders of the certificates of the series evidencing interests in such mortgage pool. As a result, with respect to any series as to which subordinated certificates are issued, losses not covered by credit enhancement will first be borne by the holders of subordinated certificates to the extent of their subordination to the senior certificates.

     Because the principal amounts of mortgage loans decline monthly as principal payments, including prepayments, are received, the fractional undivided interest in principal evidenced by each certificate in a series multiplied by the aggregate principal balance of the mortgage loans in the related mortgage pool will decline correspondingly. The principal balance represented by a certificate, therefore, ordinarily will decline over time.

                                Credit Support

General

     Credit support may be provided with respect to one or more classes of a series of certificates or with respect to the assets in the related trust fund. Credit support may be in the form of a Limited Guarantee issued by a Guarantor, the subordination of one or more classes of the certificates of such series, the establishment of one or more reserve accounts, the use of a pool insurance policy, bankruptcy bond, special hazard insurance policy, repurchase bond, guaranteed investment contract, letter of credit or another method of credit support described in the related prospectus supplement, or any combination of forms of credit support. Any credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the certificates and interest thereon. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, certificateholders will bear their allocable share of the resulting deficiencies.

Limited Guarantee of the Guarantor

     If specified in the prospectus supplement, some obligations of the Servicer under the related pooling and servicing agreement may be covered by a Limited Guarantee, limited in scope and amount, issued by the Guarantor. If so specified, the Guarantor may be obligated, in the event the Servicer fails to do so, to provide a Deposit Guarantee or an Advance Guarantee. Any Limited Guarantee will be limited in amount and a portion of the coverage of any Limited Guarantee may be separately allocated to particular events. The scope, amount and, if applicable, the allocation of any Limited Guarantee will be described in the related prospectus supplement.

Subordination

     If so specified in the prospectus supplement, distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to subordinated certificates will instead be payable to holders of the senior certificates under the circumstances and to the extent specified in the prospectus supplement. If specified in the prospectus supplement, delays in receipt of scheduled payments on the mortgage loans and losses on defaulted mortgage loans will be borne first by the various classes of subordinated certificates and thereafter by the various classes of senior certificates, in each case under the circumstances and subject to the limitations specified in the prospectus supplement. The aggregate distributions in respect of delinquent payments on the mortgage loans over the lives of the certificates or at any time, the aggregate losses in respect of defaulted mortgage loans which must be borne by the subordinated certificates by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated certificateholders that will be distributable to senior certificateholders on any Distribution Date may be limited as specified in the prospectus supplement. If aggregate distributions in respect of delinquent payments on the mortgage loans or aggregate losses in respect of such mortgage loans were to exceed the total amounts payable and available for distribution to holders of subordinated certificates or, if applicable, were to exceed the specified maximum amount, holders of senior certificates could experience losses on the certificates.

     In addition to or in lieu of the above, if so specified in the prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated certificates on any Distribution Date may instead be deposited into a Reserve Account. If so specified in the prospectus supplement, such deposits may be made on each Distribution Date, on each Distribution Date for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of senior certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the prospectus supplement. If so specified in the prospectus supplement, amounts on deposit in the Reserve Account may be released to the Servicer or the holders of any class of certificates at the times and under the circumstances specified in the prospectus supplement.

     If specified in the prospectus supplement, one or more classes of certificates may bear the risk of certain losses on defaulted mortgage loans not covered by other forms of credit support prior to other classes of certificates. Such subordination might be effected by reducing the Certificate Principal Balance of the subordinated certificates on account of such losses, thereby decreasing the proportionate share of distributions allocable to such certificates, or by another means specified in the prospectus supplement.

     If specified in the prospectus supplement, various classes of senior certificates and subordinated certificates may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated certificates, respectively, through a cross-support mechanism or otherwise.

     As between classes of senior certificates and as between classes of subordinated certificates, distributions may be allocated among such classes

     (1) in the order of their scheduled final distribution dates,

     (2) in accordance with a schedule or formula,

     (3) in relation to the occurrence of events, or

     (4) otherwise, in each case as specified in the prospectus supplement.

     As between classes of subordinated certificates, payments to holders of senior certificates on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the prospectus supplement.

Certificate Guaranty Insurance Policies

     If specified in the related prospectus supplement, one or more certificate guaranty insurance policies will be obtained and maintained for one or more classes or series of certificates. The Certificate Insurer will be named in the related prospectus supplement. In general, certificate guaranty insurance policies unconditionally and irrevocably guarantee that the full amount of the distributions of principal and interest to which the holders of the related certificates are entitled under the related pooling and servicing agreement, as well as any other amounts specified in the related prospectus supplement, will be received by an agent of the trustee for distribution by the trustee to such holders.

     The specific terms of any certificate guaranty insurance policy will be set forth in the related prospectus supplement. Certificate Guaranty Insurance Policies may have limitations including, but not limited to, limitations on the obligation of the Certificate Insurer to guarantee any Servicer's obligation to repurchase or substitute for any specified date. The Certificate Insurer may be subrogated to the rights of the holders of the related certificates to receive distributions to which they are entitled, as well as other amounts specified in the related prospectus supplement, to the extent of any payments made by such Certificate Insurer under the related certificate guaranty insurance policy.

Overcollateralization

     If specified in the related prospectus supplement, the aggregate principal balance of the mortgage loans included in a trust fund may exceed the original principal balance of the related certificates. In addition, if so specified in the related prospectus supplement, classes of certificates may be entitled to receive distributions, creating a limited acceleration of the payment of the principal of such certificates relative to the amortization of the related mortgage loans by applying excess interest collected on the mortgage loans to distributions of principal on such classes of certificates. Such acceleration feature may continue for the life of the applicable classes of certificates or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to provisions specified in the related prospectus supplement, the acceleration feature will cease unless necessary to maintain the required overcollateralization level.

Cross-Support

     If specified in the prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of certificates. In such case, credit support may be provided by a cross-support feature which may require that distributions be made with respect to certificates evidencing beneficial ownership of one or more asset groups prior to distributions to subordinated certificates evidencing a beneficial ownership interest in other asset groups within the same trust fund. The prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

     If specified in the prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate trust funds. If applicable, the prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of the coverage to the identified trust funds.

Pool Insurance

     In order to decrease the likelihood that certificateholders will experience losses in respect of the mortgage loans, if specified in the prospectus supplement, the Seller will obtain one or more pool insurance policies. Any pool insurance policies may be in lieu of or in addition to any obligations of the Seller or the Servicer in respect of the mortgage loans. The pool insurance policy will, subject to the limitations described below and in the prospectus supplement, cover loss by reason of default in payments on the mortgage loans up to the amounts specified in the prospectus supplement and for the periods specified in the prospectus supplement. The Servicer will agree to use its best reasonable efforts to maintain in effect any pool insurance policy and to present claims thereunder to the pool insurer on behalf of itself, the trustee and the certificateholders. A pool insurance policy, however, is not a blanket policy against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of conditions precedent described below. The pool insurance policy, if any, will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason for the failure to pay or denial of a claim. The related prospectus supplement will describe any provisions of a pool insurance policy that are materially different from those described below.

     Any pool insurance policy may provide that no claims may be validly presented thereunder unless:

     o any required primary mortgage insurance policy is in effect for the defaulted mortgage loan and a claim thereunder has been submitted and settled;

     o hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

     o if there has been physical loss or damage to the mortgaged property, it has been restored to its condition (reasonable wear and tear excepted) at the Cut-Off Date;

     o the insured has acquired good and merchantable title to the mortgaged property free and clear of liens, except permitted encumbrances; and

     o  the Servicer has advanced foreclosure costs.

     Upon satisfaction of the above conditions, the pool insurer will have the option either

     (1) to purchase the mortgaged property at a price equal to the principal balance of the mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of purchase and certain expenses incurred by the Servicer on behalf of the trustee and the certificateholders, or

     (2) to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of certain amounts paid or assumed to have been paid under any related primary mortgage insurance policy.

     If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the Servicer will not be required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the Servicer for its expenses, and (2) that the Servicer's expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the pool insurance policy or any primary mortgage insurance policy.

     In general, no pool insurance policy will insure (and many primary mortgage insurance policies may not insure) against loss sustained by reason of a default arising from, among other things, (1) fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor or persons involved in the origination thereof, or (2) failure to construct a mortgaged property in accordance with plans and specifications. If so specified in the related prospectus supplement, a failure of coverage attributable to one of those events might result in a breach of a representation of the Seller, or another party, and in such event might give rise to an obligation on the part of the Seller, or another party, to purchase or replace the defaulted mortgage loan if the breach materially and adversely affects the interests of certificateholders and cannot be cured.

     As specified in the prospectus supplement, the original amount of coverage under any pool insurance policy will be reduced over the life of the related series of certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. See "Material Legal Aspects of the Mortgage Loans--Foreclosure". Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by one or more classes of certificateholders unless assumed by some other entity, if and to the extent specified in the prospectus supplement.

     Since any mortgage pool insurance policy may require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the pool insurer, the mortgage pool insurance policy may not provide coverage against hazard losses. The hazard policies concerning the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than the full replacement cost of the losses. Even if special hazard insurance is applicable as specified in the prospectus supplement, no coverage in respect of special hazard losses will cover all risks, and the amount of the coverage will be limited. See "Special Hazard Insurance" below. As a result, some hazard risks will not be insured against and will therefore be borne by certificateholders, unless otherwise assumed by some other entity, as specified in the prospectus supplement.

Special Hazard Insurance

     In order to decrease the likelihood that certificateholders will experience losses in respect of the mortgage loans, if specified in the prospectus supplement, the Seller will obtain one or more special hazard insurance policies with respect to the mortgage loans. Subject to limitations described below and in the prospectus supplement, a special hazard insurance policy will protect holders of certificates from (1) loss by reason of damage to mortgaged properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not covered by the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under flood insurance policies, if any, covering the mortgaged properties, and (2) loss from partial damage caused by reason of the application of the co-insurance clause contained in hazard insurance policies. See "Servicing of the Mortgage Loans--Hazard Insurance" below. Any special hazard insurance policy may not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is located in a federally designated flood area), chemical contamination and certain other risks. Aggregate claims under each special hazard insurance policy may be limited to a specified percentage of the aggregate principal balance as of the Cut-Off Date of the mortgage loans. Any special hazard insurance policy may also provide that no claim may be paid unless hazard and, if applicable, flood insurance on the mortgaged property has been kept in force and other protection and preservation expenses have been paid by the Servicer.

     Subject to the limitations discussed above, any special hazard insurance policy may provide that, where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the Servicer, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of the property or
(2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to the property. If the insurer pays the unpaid principal balance plus accrued interest and certain expenses, the amount of further coverage under the related special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair or replacement of the property will also reduce coverage by such amount. Restoration of the property with the proceeds described under clause (1) above will satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted mortgage loan secured by the property. The payment described under clause (2) above will render unnecessary presentation of a claim in respect of the mortgage loan under the related pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or replacement or the unpaid principal balance of the mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and pool insurance policy.

Bankruptcy Bond

     In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the mortgaged property securing the related mortgage loan at an amount less than the then outstanding principal balance of such mortgage loan secured by such mortgaged property and could reduce the secured debt to such value. In such case, the holder of such mortgage loan would become an unsecured creditor to the extent of the difference between the outstanding principal balance of such mortgage loan and such reduced secured debt. In addition, certain other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding, including the reduction in monthly payments required to be made by the borrower. See "Material Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions". If so provided in the related prospectus supplement, the Servicer will obtain a bankruptcy bond or similar insurance contract or insurance contract for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a mortgage loan or a reduction by a bankruptcy court of the secured principal amount of a mortgage loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition.

     The bankruptcy bond will provide coverage in the aggregate amount specified in the related prospectus supplement. The specified amount will be reduced by payments made under the bankruptcy bond in respect of the related mortgage loans, to the extent specified in the related prospectus supplement, and will not be restored.

     In lieu of a bankruptcy bond, the Servicer may obtain a Limited Guarantee to cover bankruptcy-related losses.

Repurchase Bond

     If so specified in the related prospectus supplement, the Servicer will be obligated to purchase any mortgage loan up to an aggregate dollar amount specified in the related prospectus supplement for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of the mortgage loan. The obligation to purchase may be secured by a surety bond or other instrument or mechanism guaranteeing payment of the amount to be paid by the Servicer.

Guaranteed Investment Contracts

     If so specified in the prospectus supplement, on or prior to the Delivery Date, the trustee will enter into a guaranteed investment contract under which all amounts deposited in the Collection Account, and if so specified the Reserve Accounts, will be invested by the trustee and under which the issuer of the guaranteed investment contract will pay to the trustee interest at an agreed rate per annum with respect to the amounts so invested.

Reserve Accounts

     If specified in the prospectus supplement, the Servicer will deposit cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit, other instruments or obligations or a combination thereof in the aggregate amount specified in the prospectus supplement on the Delivery Date in one or more Reserve Accounts established by the trustee. The cash and the principal and interest payments on the other instruments will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the prospectus supplement, to provide additional protection against losses in respect of, the assets in the related trust fund, to pay the expenses of the trust fund or for the other purposes specified in the prospectus supplement. Whether or not the Servicer has any obligation to make a deposit, certain amounts to which the subordinated certificateholders, if any, will otherwise be entitled may instead be deposited into the Reserve Account from time to time and in the amounts as specified in the prospectus supplement. The Servicer will invest any cash in the Reserve Account and the proceeds of any other instrument upon maturity in Eligible Investments, which will include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and certain other Eligible Investments described in the pooling and servicing agreement. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Any instrument deposited therein will name the trustee, in its capacity as trustee for the holders of the related certificates, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the certificates. Additional information with respect to the instruments deposited in the Reserve Accounts will be set forth in the prospectus supplement.

     Any amounts so deposited and payments on instruments so deposited are available for withdrawal from the Reserve Account for distribution to the holders of certificates for the purposes, in the manner and at the times specified in the prospectus supplement.

Other Insurance and Guarantees

     If specified in the prospectus supplement, the related trust fund may also include insurance, guarantees or letters of credit for the purpose of

     (1) maintaining timely payments or providing additional protection against losses on the assets included in the trust fund,

     (2)  paying administrative expenses or

     (3) establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets included in the trust fund.

     The arrangements may include agreements under which certificateholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement. The arrangements may be in lieu of any obligation of the Servicer to advance delinquent installments in respect of the mortgage loans.

           Yield, Maturity and Weighted Average Life Considerations

     The yields to maturity and weighted average lives of the certificates will be affected primarily by the rate and timing of principal payments received on or in respect of the mortgage loans included in the related trust fund. Such principal payments will include scheduled payments as well as Principal Prepayments (including refinancings) and prepayments resulting from foreclosure, condemnation and other dispositions of the mortgaged properties (including amounts paid by insurers under applicable insurance policies), from purchase by the Seller of any mortgage loan as to which there has been a material breach of warranty or defect in documentation (or deposit of certain amounts in respect of delivery of a substitute mortgage loan), purchase by the Servicer of mortgage loans modified by it in lieu of refinancing thereof and from the repurchase by the Seller of all of the mortgage loans in certain circumstances. See "The Pooling and Servicing Agreement--Termination; Purchase of Mortgage Loans." The yield to maturity and weighted average lives of the certificates may also be affected by the amount and timing of delinquencies and losses on the mortgage loans.

     A number of social, economic, tax, geographic, demographic, legal and other factors may influence prepayments, delinquencies and losses. For a trust fund comprised of mortgage loans, these factors may include:

     o the age of the mortgage loans;

     o the geographic distribution of the mortgaged properties;

     o the payment terms of the mortgages;

     o the characteristics of the mortgagors;

     o homeowner mobility;

     o economic conditions generally and in the geographic area in which the mortgaged properties are located;

     o enforceability of due-on-sale clauses;

     o servicing decisions;

     o prevailing mortgage market interest rates in relation to the interest rates on the mortgage loans;

     o the availability of mortgage funds, the use of second or "home equity" mortgage loans by mortgagors;

     o the availability of refinancing opportunities, including refinancing opportunities offered by Chase Manhattan Mortgage Corporation to existing borrowers or to its affiliates;

     o the use of the properties as second or vacation homes; and

     o the extent of the mortgagors' net equity in the mortgaged properties and, where investment properties are securing the mortgage loans, tax-related considerations and the availability of other investments.

     The rate of principal payment may also be subject to seasonal variations.

     The rate of Principal Prepayments on pools of conventional housing loans has fluctuated significantly in recent years. Generally, if prevailing interest rates were to fall significantly below the interest rates on the mortgage loans, the mortgage loans would be expected to prepay at higher rates than if prevailing rates were to remain at or above the interest rates on the mortgage loans. Conversely, if interest rates were to rise above the interest rates on the mortgage loans, the mortgage loans would be expected to prepay at lower rates than if prevailing rates were to remain at or below interest rates on the mortgage loans. The timing of changes in the rate of prepayments may significantly affect a certificateholder's actual yield to maturity, even if the average rate of principal payments is consistent with a certificateholder's expectation. In general, the earlier a prepayment of principal the greater the effect on a certificateholder's yield to maturity. As a result, the effect on a certificateholder's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the related series of certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

     To the extent described in the applicable prospectus supplement, the effective yields to certificateholders will be lower than the yields produced by the interest rates on the certificates because, while interest will accrue on each mortgage loan from the first day of each month, the distribution of interest to certificateholders will be made in the month following the month of accrual.

     When a mortgage loan prepays in full, the borrower will generally be required to pay interest on the amount of prepayment only to the prepayment date. When a partial prepayment of principal is made on a mortgage loan, the borrower generally will not be required to pay interest on the amount of the partial prepayment during the month in which the prepayment is made. In addition, a full or partial prepayment will not be required to be passed through to certificateholders until the month following receipt.

     If and to the extent specified in the applicable prospectus supplement, under the pooling and servicing agreement, if a full or partial voluntary prepayment of a mortgage loan is made and does not include the full amount of interest on the mortgage loan which would have been due but for the prepayment to and including the end of the month in which the prepayment takes place, the servicer will be obligated to pay a Compensating Interest Payment, provided that the aggregate of the Compensating Interest Payments by the Servicer with respect to any

Distribution Date will not exceed the aggregate Servicing Fee to which the Servicer is entitled in connection with the Distribution Date. The Servicer will not be entitled to reimbursement for the Compensating Interest Payments. Consequently, to the extent the Servicer is so obligated, neither partial nor full prepayments will reduce the amount of interest passed through to certificateholders the following month from the amount which would have been passed through in the absence of the prepayments. If the Servicer is not obligated to make Compensating Interest Payments, or if the payments are insufficient to cover the interest shortfall, partial or full prepayments will reduce the amount of interest passed through to certificateholders, as described in the applicable prospectus supplement.

     Factors other than those identified herein and in the prospectus supplement could significantly affect Principal Prepayments at any time and over the lives of the certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the mortgage loans at any time or over the lives of the certificates.

     The prospectus supplement relating to a series of certificates will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the related certificates.

                    Chase Manhattan Acceptance Corporation

     Chase Manhattan Acceptance Corporation was incorporated in the State of Delaware on March 1, 1988 and is a direct wholly owned subsidiary of JPMorgan Chase Bank. The principal office of Chase Manhattan Acceptance Corporation is located at 343 Thornall Street, Edison, New Jersey 08837 and its telephone number is (732) 205-0600.

     It is not expected that Chase Manhattan Acceptance Corporation will have any business operations other than acquiring and pooling mortgage loans and other receivables and instruments, offering certificates of the type described herein or other mortgage-related or asset-backed securities, and related activities.

                              Chase Funding, Inc.

     Chase Funding, Inc. was incorporated in the State of New York on November 17, 1987 and is a direct wholly owned subsidiary of J.P. Morgan Chase & Co. The principal office of Chase Funding, Inc. is located at 343 Thornall Street, Edison, New Jersey 08837 and its telephone number is (732) 205-0600.

     It is not expected that Chase Funding, Inc. will have any business operations other than acquiring and pooling mortgage loans and other receivables and instruments, offering certificates of the type described herein or other mortgage-related or asset-backed securities, and related activities.

                        Servicing of the Mortgage Loans

     With respect to each series of certificates, Chase Manhattan Mortgage Corporation or another entity identified in the prospectus supplement, will service the related mortgage loans acting alone or, as master servicer, through one or more direct servicers. If Chase Manhattan Mortgage Corporation acts as master servicer with respect to a series, the related pooling and servicing agreement will provide that Chase Manhattan Mortgage Corporation shall not be released from its obligations to the trustee and certificateholders with respect to the servicing and administration of the mortgage loans, that any servicing agreement entered into between Chase Manhattan Mortgage Corporation and a direct servicer will be deemed to be between Chase Manhattan Mortgage Corporation and the direct servicer alone and that the trustee and the certificateholders will have no claims, obligations, duties or liabilities with respect to any servicing agreement.

Collection and Other Servicing Procedures

     Subject to the terms of the pooling and servicing agreement, the Servicer generally will be obligated to service and administer the mortgage loans in accordance with the specific procedures set forth in the Fannie Mae Seller's Guide and Fannie Mae Servicing Guide, as amended or supplemented from time to time, and, to the extent the procedures are unavailable, in accordance with the mortgage servicing practices of prudent mortgage lending institutions.

     The Servicer will be responsible for using its best reasonable efforts to collect all payments called for under the mortgage loans and shall, consistent with each pooling and servicing agreement, follow the collection procedures as it deems necessary and advisable with respect to the mortgage loans. Consistent with the above, the Servicer, may, in its discretion, if a default on the related mortgage loan has occurred or is reasonably foreseeable, arrange with the mortgagor a schedule for the liquidation of a delinquency. In the event of any such arrangement, the Servicer will be responsible for distributing funds with respect to such mortgage loan during the scheduled period in accordance with the original amortization schedule thereof and without regard to the temporary modification thereof. Unless otherwise set forth in the prospectus supplement, the Servicer will waive any prepayment charge in connection with the prepayment of a mortgage loan in response to a request for such a waiver under the following circumstances; (i) a circumstance where a default by the mortgager has occurred or is imminent and the Servicer is likely to collect more funds with respect to a mortgage loan by waiving a prepayment charge than by not waiving a prepayment charge; (ii) any potentially valid assertion by or on behalf of a morgagor that a morgage loan was not originated in compliance with applicable local, state and federal laws or with the originator's policies and procedures; (iii) mortgagor hardship due to any event outside the control of a mortgagor which has caused the mortgagor financial hardship or otherwise makes it necessary or advisable that the mortgagor sell the related mortgaged property, including death of the mortgagor or a family member living in the mortgaged property, medical condition, job status, acts of God, terrorism, or deterioration of the mortgagor's physical or mental health; or (iv) to avoid or resolve active, pending or threatened litigation involving the related mortgage loan.

     The Servicer will be obligated to use its best reasonable efforts to realize upon a defaulted mortgage loan in a manner which will maximize the payments to certificateholders. In this regard, the Servicer may, directly or through a local assignee, sell the property at a foreclosure or trustee's sale, negotiate with the mortgagor for a deed in lieu of foreclosure or, in the event a deficiency judgment is available against the mortgagor or other person, foreclose against the property and proceed for the deficiency against the appropriate person. See "Material Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" for a description of the limited availability of deficiency judgments. The amount of the ultimate net recovery, including the proceeds of any pool insurance or other guarantee, after reimbursement to the Servicer of its expenses incurred in connection with the liquidation of any defaulted mortgage loan will be distributed to the related certificateholders on the next Distribution Date following the month of receipt. If specified in the prospectus supplement, if the net recovery exceeds the principal balance of the mortgage loan plus one month's interest thereon at the Remittance Rate, the excess will be paid to the Servicer as additional servicing compensation. The Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of any mortgaged property unless it shall determine (1) that the restoration or foreclosure will increase the Liquidation Proceeds in respect of the related mortgage loan to certificateholders after reimbursement to itself for its expenses and (2) that the expenses will be recoverable to it either through Liquidation Proceeds or Insurance Proceeds in respect of the related mortgage loan.

     If a mortgaged property has been or is about to be conveyed by the mortgagor, the Servicer will be obligated to accelerate the maturity of the mortgage loan, unless it reasonably believes it is unable to enforce that mortgage loan's "due-on-sale" clause under applicable law or the enforcement would adversely affect or jeopardize coverage under any related primary mortgage insurance policy or pool insurance policy. If it reasonably believes it may be restricted by law, for any reason, from enforcing a "due-on-sale" clause, the Servicer, with the consent of the insurer under any insurance policy implicated thereby, may enter into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, under which the person becomes liable under the mortgage note. Any fee collected by the Servicer for entering into an assumption agreement will be retained by the Servicer as additional servicing compensation. For a description of circumstances in which the Servicer may be unable to enforce "due-on-sale" clauses, see "Material Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions". In connection with an assumption, the mortgage rate borne by the related mortgage note may not be decreased.

     The Servicer will maintain with one or more depository institutions one or more accounts into which it will deposit all payments of taxes, insurance premiums, assessments or comparable items received for the account of the mortgagors. Withdrawals from the account or accounts may be made only to effect payment of taxes, insurance premiums, assessments or comparable items, to reimburse the Servicer out of related collections for any cost incurred in paying taxes, insurance premiums and assessments or otherwise preserving or protecting the value of the mortgages, to refund to mortgagors any amounts determined to be overages and to pay interest to mortgagors on balances in the account or accounts to the extent required by law.

Private Mortgage Insurance

     If so specified in the related prospectus supplement, each pooling and servicing agreement will obligate the Servicer to exercise its best reasonable efforts to maintain and keep in full force and effect a private mortgage insurance policy on all mortgage loans that have a Loan-to-Value Ratio in excess of 80%.

     A private mortgage insurance policy may provide that, as an alternative to paying a claim thereunder, the mortgage insurer will have the right to purchase the mortgage loan following the receipt of a notice of default, at a purchase price equal to the sum of the principal balance of the mortgage loan, accrued interest thereon and the amount of certain advances made by the Servicer with respect to the mortgage loan. The mortgage insurer may have the purchase right after the borrower has failed to make three scheduled monthly payments (or one payment if it is the first payment due on the mortgage loan) or after any foreclosure or other proceeding affecting the mortgage loan or the mortgaged property has been commenced. The proceeds of any such purchase will be distributed to certificateholders on the applicable Distribution Date. A mortgage insurer may be more likely to exercise the purchase option when prevailing interest rates are low relative to the interest rate borne by the defaulted mortgage loan, in order to reduce the aggregate amount of accrued interest that the insurer would be obligated to pay upon payment of a claim.

Hazard Insurance

     The Servicer will cause to be maintained for each mortgaged property a standard hazard insurance policy. The coverage of a standard hazard insurance policy is required to be in an amount at least equal to the maximum insurable value of the improvements which are a part of the property from time to time or the principal balance owing on the mortgage loan from time to time, whichever is less. All amounts collected by the Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of property subject to the related mortgage or property acquired by foreclosure or amounts released to the related mortgagor in accordance with the Servicer's normal servicing procedures) will be deposited in the Collection Account.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and, therefore, will not contain identical terms and conditions, the basic terms thereof are dictated by state law. The policies relating to the mortgage loans typically do not cover any physical damage resulting from the following:

     o war,

     o revolution,

     o governmental actions,

     o floods and other water-related causes,

     o earth movement, including earthquakes, landslides and mud flow,

     o nuclear reactions,

     o pollution,

     o wet or dry rot,

     o vermin, rodents, insects or domestic animals,

     o theft and

     o vandalism.

The previous list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the property securing a mortgage loan is located in a federally designated flood area, the pooling and servicing agreement will require that flood insurance be maintained in an amount representing coverage not less than the least of:

     o the principal balance owing on the mortgage loan from time to time;

     o the maximum insurable value of the improvements which are a part of the property from time to time; or

     o the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.

     The Seller may also purchase special hazard insurance against certain of the uninsured risks described above. See "Credit Support--Special Hazard Insurance."

     Most of the properties securing the mortgage loans will be covered by homeowners' insurance policies, which, in addition to the standard form of fire and extended coverage, provide coverage for certain other risks. These homeowners' policies typically contain a "coinsurance" clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the lesser of (1) the actual cash value of the improvements damaged or destroyed, or (2) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Actual cash value is generally defined as replacement cost at the time and place of loss, less physical depreciation.

     Since the amount of hazard insurance the Servicer is required to cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing thereon decrease, if the residential properties securing the mortgage loans appreciate in value over time, the effect of coinsurance in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.

     The Servicer will cause to be maintained on any mortgaged property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of
(1) the maximum insurable value from time to time of the improvements which are a part of the property or (2) the unpaid principal balance of the related mortgage loan at the time of the foreclosure or deed in lieu of foreclosure, plus accrued interest and the Servicer's good-faith estimate of the related liquidation expenses to be incurred in connection therewith.

     The Servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each mortgage loan, one or more blanket insurance policies covering hazard losses on the mortgage loans. The Servicer will pay the premium for the blanket insurance policy on the basis described therein and will pay any deductible amount with respect to claims under the blanket insurance policy relating to the mortgage loans.

Advances

     To the extent specified in the prospectus supplement, in the event that any borrower fails to make any payment of principal or interest required under the terms of a mortgage loan, the Servicer will be obligated to advance the entire amount of such payment adjusted in the case of any delinquent interest payment to the applicable Net Mortgage Rate. This obligation to advance will be limited to amounts which the Servicer reasonably believes will be recoverable by it out of liquidation proceeds or otherwise in respect of such mortgage loan. The Servicer will be entitled to reimbursement for any such advance from related late payments on the mortgage loan as to which such advance was made. Furthermore, the Servicer will be entitled to reimbursement for any such advance (1) from Liquidation Proceeds or Insurance Proceeds received if such mortgage loan is foreclosed prior to any payment to certificateholders in respect of the repossession or foreclosure and (2) from receipts or recoveries on all other mortgage loans or from any other assets of the trust fund, for all or any portion of a Nonrecoverable Advance. Any Nonrecoverable Advance will be reimbursable out of the assets of the trust fund. The amount of any scheduled payment required to be advanced by the Servicer will not be affected by any agreement between the Servicer and a borrower providing for the postponement or modification of the due date or amount of such scheduled payment. If specified in the prospectus supplement, the trustee for the related series will make advances of delinquent payments of principal and interest in the event of a failure by the Servicer to perform such obligation.

     Any such obligation to make advances may be limited to amounts due holders of certain classes of certificates of the related series or may be limited to specified periods or otherwise as specified in the prospectus supplement.

Servicing and Other Compensation and Payment of Expenses

     The Servicer's primary compensation for its servicing activities will come from the payment to it, with respect to each interest payment on a mortgage loan, of all or a portion of the difference between the mortgage rate for such mortgage loan and the related Remittance Rate. In addition to its primary compensation, the Servicer will retain all assumption fees, late payment charges and other miscellaneous charges, all to the extent collected from borrowers. In the event the Servicer is acting as master servicer under a pooling and servicing agreement, it will receive compensation with respect to the performance of its activities as master servicer.

     The Servicer generally will be responsible for paying all expenses incurred in connection with the servicing of the mortgage loans (subject to limited reimbursement as described under "The Pooling and Servicing Agreement--Payments on Mortgage Loans; Collection Account"), including, without limitation, payment of any premium for any Advance Guarantee, Deposit Guarantee, bankruptcy bond, repurchase bond or other guarantee or surety, payment of the fees and the disbursements of the trustee and independent accountants, payment of the compensation of any direct servicers of the mortgage loans, payment of all fees and expenses in connection with the realization upon defaulted mortgage loans and payment of expenses incurred in connection with distributions and reports to certificateholders. The Servicer may assign any of its primary servicing compensation in excess of that amount customarily retained as servicing compensation for similar assets.

Resignation, Succession and Indemnification of the Servicer

     The pooling and servicing agreement will provide that the Servicer may not resign from its obligations and duties as servicer or master servicer thereunder, except upon determination that its performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the trustee or a successor has assumed the Servicer's servicing obligations and duties under the pooling and servicing agreement. The Guarantor's obligations under any Advance Guarantee or Deposit Guarantee will, upon issuance thereof, be irrevocable, subject to certain limited rights of assignment as described in the prospectus supplement if applicable.

     The pooling and servicing agreement will provide that neither the Seller nor the Servicer nor, if applicable, the Guarantor, nor any of their respective directors, officers, employees or agents, shall be under any liability to the trust fund or the certificateholders of the related series for taking any action, or for refraining from taking any action, in good faith under the pooling and servicing agreement, or for errors in judgment; provided, however, that neither the Servicer nor, if applicable, the Guarantor, nor any such person, will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The pooling and servicing agreement will also provide that the Seller, the Servicer and, if applicable, the Guarantor and their respective directors, officers, employees and agents are entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each pooling and servicing agreement will provide that neither the Seller nor the Servicer nor, if applicable, the Guarantor is under any obligation to appear in, prosecute or defend any legal action which is not incidental to the Servicer's servicing responsibilities under the pooling and servicing agreement or the Guarantor's payment obligations under any Limited Guarantee, respectively, and which in its respective opinion may involve it in any expense or liability. Each of the Seller, the Servicer and, if applicable, the Guarantor may, however, in its respective discretion undertake any action which it may deem necessary or desirable in respect of the pooling and servicing agreement and the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders under the pooling and servicing agreement. If the Guarantor undertakes any action, the legal expenses and costs of that action and any liability resulting from that action will be expenses, costs and liabilities of the trust fund, and the Seller, the Servicer and, if applicable, the Guarantor, will be entitled to be reimbursed for those expenses, costs and liabilities from amounts deposited in the Collection Account.

     Any corporation into which the Servicer may be merged or consolidated or any corporation resulting from any merger, conversion or consolidation to which the Servicer is a party, or any corporation succeeding to the business of the Servicer, which assumes the obligations of the Servicer, will be the successor of the Servicer under each pooling and servicing agreement.

                      The Pooling and Servicing Agreement

     This prospectus summarizes the material provisions of the pooling and servicing agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the pooling and servicing agreement applicable to a particular series of certificates. Where particular provisions or terms used in the pooling and servicing agreements are referred to, such provisions or terms are as specified in the pooling and servicing agreements.

Assignment of Mortgage Loans; Warranties

     At the time of issuance of each series of certificates, the Seller will cause the mortgage loans in the trust fund represented by that series of certificates to be assigned to the trustee, together with all principal and interest due on or with respect to such mortgage loans, other than principal and interest due on or before the Cut-Off Date and prepayments of principal received before the Cut-Off Date. The trustee, concurrently with such assignment, will execute and deliver certificates evidencing such trust fund to the Seller in exchange for the mortgage loans. Each mortgage loan will be identified in the Mortgage Loan Schedule. The Mortgage Loan Schedule will include, as to each mortgage loan, information as to the outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the mortgage rate, the current scheduled monthly payment, the number of months remaining until the stated maturity date of each note and the location of the related mortgaged property.

     In addition, the Seller will, as to each mortgage loan, deliver to the trustee:

     o the note, endorsed to the order of the trustee by the holder/payee thereof without recourse;

     o the buy-down agreement (if applicable);

     o a Mortgage and Mortgage assignment meeting the requirements of the pooling and servicing agreement;

     o all Mortgage assignments from the original holder of the mortgage loan, through any subsequent transferees to the transferee to the trustee;

     o the original Lender's Title Insurance Policy, or other evidence of title, or if a policy has not been issued, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company;

     o as to each mortgage loan, an original certificate of Primary Mortgage Insurance Policy (or copy certified to be true by the originator) to the extent required under the applicable requirements for the mortgage pool; and

     o any other documents described in the applicable prospectus supplement.

     Except as expressly permitted by the pooling and servicing agreement, all documents so delivered are to be original executed documents; provided, however, that in instances where the original recorded document has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Seller may deliver a photocopy containing a certification of the appropriate judicial or other governmental authority of the jurisdiction, and the Servicer shall cause the originals of each mortgage and mortgage assignment which is so unavailable to be delivered to the trustee as soon as available.

     The trustee will hold the above-listed documents for each series of certificates in trust for the benefit of all certificateholders of the related series. The trustee is obligated to review the documents for each mortgage loan within 270 days after the conveyance of the mortgage loan to it. If any document is found by the trustee not to have been executed or received or to be unrelated to the mortgage loan identified in the pooling and servicing agreement, the trustee will promptly notify the Seller. The Seller, or another party specified in the applicable prospectus supplement, will be required to cure the defect or to repurchase the mortgage loan or to provide a substitute mortgage loan. See "Repurchase or Substitution" below.

     In the pooling and servicing agreement for each series, the Seller or another party described in the pooling and servicing agreement will make certain representations and warranties with respect to the mortgage loans. The representations and warranties in each pooling and servicing agreement will generally include that:

     o the information set forth in the mortgage loan Schedule is true and correct in all material respects at the date or dates with respect to which the information is furnished;

     o each mortgage constitutes a valid and enforceable first or second lien on the mortgaged property, including all improvements thereon (subject only to (A) the lien of current real property taxes and assessments, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally and specifically referred to in the Lender's Title Insurance Policy delivered to the originator of the mortgage loan and not adversely affecting the value of the mortgaged property and (C) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage);

     o at the date of initial issuance of the certificates, no more than the percentage of the mortgage loans specified in the applicable prospectus supplement were more than 30 days delinquent in payment;

     o at the time each mortgage loan was originated and, to the best knowledge of the Representing Party, at the date of initial issuance of the certificates, there are no delinquent taxes, assessments or other outstanding charges affecting the mortgaged property;

     o each mortgage loan was originated in compliance with and complied at the time of origination in all material respects with applicable laws, including usury, equal credit opportunity and disclosure laws;

     o each mortgage loan is covered by a lender's title insurance policy insuring the priority of the lien of the Mortgage in the original principal amount of the mortgage loan (subject to exceptions acceptable in the industry, including exceptions with respect to surveys and endorsements), and each policy is in full force and effect; and

     o immediately prior to the assignment to the trust fund the Seller had good title to, and was the sole owner of, each mortgage loan free and clear of any lien, claim, charge, encumbrance or security interest of any kind.

     Upon the discovery or notice of a breach of any of the representations or warranties which materially and adversely affects the interests of the certificateholders in a mortgage loan, the Seller or the applicable party will cure the breach or repurchase the mortgage loan or will provide a substitute mortgage loan in the manner described under "Repurchase or Substitution" below. This obligation to repurchase or substitute constitutes the sole remedy available to the certificateholders or the trustee for a breach of representations and warranties which materially and adversely affects the interests of the certificateholders in a mortgage loan.

     The pooling and servicing agreement for a series of certificates may provide that the Servicer may, at its sole option, purchase from the trust fund, at the price specified in the pooling and servicing agreement, any mortgage loan as to which the related borrower has failed to make full payments as required under the related note for three consecutive months.

Payments on Mortgage Loans; Collection Account

     It is expected that the pooling and servicing agreement for each series of certificates will provide that the Servicer will establish and maintain the Collection Account in the name of the trustee for the benefit of the certificateholders. The amount at any time credited to the Collection Account will be fully insured to the maximum coverage possible or shall be invested in Permitted Investments, all as described in the applicable prospectus supplement. In addition, a Certificate Account may be established for the purpose of making distributions to certificateholders if and as described in the applicable prospectus supplement.

     The Servicer will deposit in the Collection Account, as described more fully in the applicable prospectus supplement, amounts representing the following collections and payments (other than in respect of principal of or interest on the mortgage loans due on or before the Cut-Off Date and prepayments of principal received before the Cut-Off Date):

     o all installments of principal and interest on the applicable mortgage loans and any principal and/or interest required to be advanced by the Servicer that were due on the immediately preceding Due Date, net of servicing fees due the Servicer and other amounts, if any, specified in the applicable prospectus supplement;

     o all amounts received in respect of the applicable mortgage loans representing late payments of principal and interest to the extent such amounts were not previously advanced by the Servicer with respect to such mortgage loans, net of servicing fees due the Servicer;

     o all Principal Prepayments (whether full or partial) on the applicable mortgage loans received, together with interest calculated at the mortgage rate (net of servicing fees due the Servicer) to the end of the calendar month during which such Principal Prepayment shall have been received by the Servicer, to the extent received from the mortgagor or advanced by the Servicer, as described under "Servicing of the Mortgage Loans--Advances" herein; and

     o any amounts received by the Servicer as Insurance Proceeds (to the extent not applied to the repair or restoration of the mortgaged property) or Liquidation Proceeds.

Repurchase or Substitution

     The trustee will review the documents delivered to it with respect to the assets of the applicable trust fund within 270 days after execution and delivery of the related pooling and servicing agreement. If any document required to be delivered by the Seller is not delivered or is found to be defective in any material respect, then within 90 days after notice of the defect, the Seller will

     o cure the defect,

     o remove the affected mortgage loan from the trust fund and substitute one or more other mortgage loans for the affected mortgage loan or

     o repurchase the mortgage loan from the trustee for a price equal to 100% of its principal balance plus interest thereon at the applicable Remittance Rate from the date on which interest was last paid to the first day of the month in which the purchase price is to be distributed to the related certificateholders.

     This repurchase and substitution obligation constitutes the sole remedy available to certificateholders or the trustee on behalf of certificateholders against the Seller for a material defect in a document relating to a mortgage loan.

     The Seller will agree, within 90 days of the earlier of the discovery by the Seller or receipt by the Seller of notice from the trustee or the Servicer of its discovery of any breach of any representation or warranty of the Seller set forth in the related pooling and servicing agreement with respect to the mortgage loans that materially and adversely affects the interests of the certificateholders in a mortgage loan or the value of a mortgage loan, to either

     o cure the breach in all material respects,

     o repurchase the Defective Mortgage Loan at a price equal to 100% of its principal balance plus interest thereon at the applicable Remittance Rate from the date on which interest was last paid to the first day of the month in which the purchase price is to be distributed or

     o remove the affected mortgage loan from the trust fund and substitute one or more other mortgage loans or contracts for the affected mortgage loan.

     This repurchase or substitution obligation will constitute the sole remedy available to certificateholders or the trustee on behalf of certificateholders for any such breach.

     If so specified in the prospectus supplement for a series where the Seller has acquired the related mortgage loans, in lieu of agreeing to repurchase or substitute mortgage loans as described above, the Seller may obtain such an agreement from the entity which sold such mortgage loans, which agreement will be assigned to the trustee for the benefit of the holders of the certificates of such series. In such event, the Seller will have no obligation to repurchase or substitute mortgage loans if such entity defaults in its obligation to do so.

     If a mortgage loan is substituted for another mortgage loan as described above, the new mortgage loan will have the following characteristics, or other characteristics specified in the prospectus supplement:

     o a principal balance (together with any other new mortgage loan so substituted), as of the first Distribution Date following the month of substitution, after deduction of all payments due in the month of substitution, not in excess of the principal balance of the removed mortgage loan as of such Distribution Date (the amount of any difference, plus one month's interest thereon at the applicable Net Mortgage Rate, to be deposited in the Collection Account on the business day prior to the applicable Distribution Date);

     o a mortgage rate not less than, and not more than one percentage point greater than, that of the removed mortgage loan;

     o a remaining term to stated maturity not later than, and not more than one year less than, the remaining term to stated maturity of the removed mortgage loan;

     o a Loan-to-Value Ratio at origination not greater than that of the removed mortgage loan; and

     o in the reasonable determination of the Seller, be of the same type, quality and character (including location of the mortgaged property) as the removed mortgage loan (as if the defect or breach giving rise to the substitution had not occurred) and be, as of the substitution date, in compliance with the representations and warranties contained in the pooling and servicing agreement.

     If a REMIC election is to be made with respect to all or a portion of a trust fund, any such substitution will occur within two years after the initial issuance of the related certificates.

Certain Modifications and Refinancings

     The pooling and servicing agreement will permit the Servicer to modify any mortgage loan upon the request of the related mortgagor, and will also permit the Servicer to solicit requests of mortgagors by offering mortgagors the opportunity to refinance their mortgage loans, provided in either case that the Servicer purchases the mortgage loan from the trust fund immediately following the requested modification. No modification may be made unless the modification includes a change in the interest rate on the related mortgage loan to approximately a prevailing market rate. The purchase will be for a price equal to 100% of the principal balance of such mortgage loan, plus accrued and unpaid interest thereon to the date of purchase at the applicable Remittance Rate, net of any unreimbursed advances of principal and interest thereon made by the Servicer. Such purchases may occur when prevailing interest rates are below the interest rates on the mortgage loans and mortgagors request (and/or the Servicer offers) modifications as an alternative to refinancings through other mortgage originators. If a REMIC election is made with respect to all or a portion of the related trust fund, the Servicer will indemnify the REMIC against liability for any prohibited transactions taxes and any related interest, additions or penalties imposed on the REMIC as a result of any such modification or purchase.

     The pooling and servicing agreement will provide that if the Servicer in its individual capacity agrees to refinance any mortgage loan as described above, the mortgage loan will be assigned to the Servicer by the trustee upon certification that the principal balance of the mortgage loan and accrued and unpaid interest thereon at the Remittance Rate has been deposited in the Collection Account.

Forward Commitments; Pre-Funding

     The trustee of a trust fund may enter into a pre-funding agreement for the transfer of additional mortgage loans and contracts to the trust and following the date on which the trust is established and the related securities are issued. The trustee of a trust also may enter into pre-funding agreements to permit the acquisition of additional mortgage loans that could not be delivered by the Depositor or have not formally completed the origination process, in each case prior to the Delivery Date. Any pre-funding agreement will require that any mortgage loans so transferred to a trust conform to the requirements specified in the pre-funding agreement. If a pre-funding agreement is to be utilized, the related trustee will be required to deposit in the Purchase Account all or a portion of the proceeds received by the trustee in connection with the sale of one or more classes of securities of the related series; the additional mortgage loans will be transferred to the related trust and in exchange for money released from the related Pre-Funding Account. Each pre-funding agreement will set a specified period during which the transfers must occur. The pre-funding agreement or the related pooling and servicing agreement will require that, if all moneys originally deposited to the Pre-Funding Account are not so used by the end of a specified period, then any remaining moneys will be applied as a mandatory prepayment of the related class or classes of securities as specified in the related prospectus supplement. The specified period for the acquisition by a trust of additional mortgage loans is not expected to exceed three months from the date the trust is established.

Evidence as to Compliance

     The pooling and servicing agreement will provide that a firm of independent public accountants will furnish to the trustee on or before April 15 of each year, beginning with April 15 in the fiscal year which begins not less than three months after the date of the initial issue of certificates, a statement as to compliance by the Servicer with certain standards relating to the servicing of the mortgage loans.

     The pooling and servicing agreement will also provide for delivery to the trustee on or before April 15 of each fiscal year, beginning with April 15 in the fiscal year which begins not less than three months after the date of the initial issue of the certificates, a statement signed by an officer of the Servicer to the effect that, to the best of the officer's knowledge, the Servicer has fulfilled its obligations under the pooling and servicing agreement throughout the preceding year or, if there has been a default in the fulfillment of any obligation under the pooling and servicing agreement, describing each default.

The Trustee

     Any commercial bank or trust company serving as trustee may have normal banking relationships with the Seller and the Servicer. In addition, the Seller and the trustee acting jointly will have the power and the responsibility for appointing co-trustees or separate trustees of all or any part of the trust fund relating to a particular series of certificates. In the event an appointment is made by the Seller and the trustee, all rights, powers, duties and obligations conferred or imposed upon the trustee by the pooling and servicing agreement shall be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will make no representations as to the validity or sufficiency of the pooling and servicing agreement, the certificates (other than the signature and countersignature of the trustee on the certificates) or of any mortgage loan or related document, and will not be accountable for the use or application by the Seller or Servicer of any funds paid to the Seller or Servicer in respect of the certificates or the related assets, or amounts deposited into the Collection Account. If no Event of Default has occurred, the trustee will be required to perform only those duties specifically required of it under the pooling and servicing agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they conform to the requirements of the pooling and servicing agreement.

     The trustee may resign at any time, and the Seller may remove the trustee if the trustee ceases to be eligible to continue as the trustee under the pooling and servicing agreement, if the trustee becomes insolvent or in any other instances as may be set forth in the pooling and servicing agreement. Following any resignation or removal of the trustee, the Seller will be obligated to appoint a successor trustee who must be approved by the Guarantor if so specified in the prospectus supplement in the event that the Guarantor has issued any Limited Guarantee with respect to the certificates. Any resignation or removal of the trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

Events of Default

     Events of Default under the pooling and servicing agreement with respect to a series of certificates will consist of:

     o any failure by the Servicer in the performance of any obligation under the pooling and servicing agreement which causes any payment required to be made under the terms of the certificates or the pooling and servicing agreement not to be timely made, which failure continues unremedied for a period of three business days after the date upon which written notice of the failure, requiring the same to be remedied, shall have been given to the Servicer by the trustee or the Seller, or to the Servicer, the Seller and the trustee by certificateholders representing not less than 25% of the Voting Rights of any class of certificates;

     o any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer in the certificates or in the pooling and servicing agreement which failure continues unremedied for a period of 60 days after the date on which written notice of the failure, requiring the same to be remedied, shall have been given to the Servicer by the trustee, or to the Servicer and the trustee by certificateholders representing not less than 25% of the Voting Rights of all classes of certificates;

     o the entering against the Servicer of a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

     o the consent by the Servicer to the appointment of a conservator, receiver, liquidator or liquidating committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property;

     o the admission by the Servicer in writing of its inability to pay its debts generally as they become due, the filing by the Servicer of a petition to take advantage of any applicable insolvency or reorganization statute, the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations; and

     o notice by the Servicer that it is unable to make an Advance required to be made under the pooling and servicing agreement.

Rights Upon Event of Default

     As long as an Event of Default under the pooling and servicing agreement remains unremedied by the Servicer, the trustee, or holders of certificates evidencing interests aggregating more than 50% of all certificates, may terminate all of the rights and obligations of the Servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements, provided that if the trustee had no obligation under the pooling and servicing agreement to make advances of delinquent principal and interest on the mortgage loans upon the failure of the Servicer to do so, or if the trustee had the obligation but is prohibited by law or regulation from making the advances, the trustee will not be required to assume the obligation of the Servicer. The Servicer shall be entitled to payment of certain amounts payable to it under the pooling and servicing agreement, notwithstanding the termination of its activities as servicer. No such termination will affect in any manner the Guarantor's obligations under any Limited Guarantee, except that the obligation of the Servicer to make advances of delinquent payments of principal and interest (adjusted to the applicable Remittance Rate) will become the direct obligations of the Guarantor under the Advance Guarantee until a new servicer is appointed. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution with a net worth of at least $15,000,000 and is a FNMA or FHLMC approved seller/servicer in good standing and, if the Guarantor has issued any Limited Guarantee with respect to the certificates, approved by the Guarantor, to act as successor to the Company, as servicer, under such pooling and servicing agreement. In addition, if the Guarantor has issued any Limited Guarantee with respect to the related series of certificates, the Guarantor will have the right to replace any successor servicer with an institution meeting the requirements described in the preceding sentence. The trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under such pooling and servicing agreement.

     No holder of certificates will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, unless such holder previously has given to the trustee written notice of default and unless the holders of certificates of any class evidencing, in the aggregate, 25% or more of the interests in such class have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days after receipt of such notice, request and offer of indemnity has neglected or refused to institute any such proceedings. However, the trustee is under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising under the pooling and servicing agreement or to institute, conduct or defend any litigation under or in relation to the pooling and servicing agreement at the request, order or direction of any of the certificateholders, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with those actions.

Amendment

     The pooling and servicing agreement may be amended by the Seller, the Servicer and the trustee, and if the Guarantor has issued any Limited Guarantee with respect to the certificates, with the consent of the Guarantor, but without certificateholder consent, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, to take any action necessary to maintain REMIC status of any trust fund as to which a REMIC election has been made, to avoid or minimize the risk of the imposition of any tax on the trust fund under the Code or to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with the provisions of the pooling and servicing agreement; provided that the action will not, as evidenced by an opinion of counsel satisfactory to the trustee, adversely affect in any material respect the interests of any certificateholders of that series. The pooling and servicing agreement may also be amended by the Seller, the Servicer and the trustee with the consent of holders of certificates evidencing interests aggregating not less than 662/3% of all interests of each class affected by the amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of certificateholders of that series. However, no amendment may reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed in respect of any certificate without the consent of the holder of the certificate or reduce the aforesaid percentage of certificates, the holders of which are required to consent to the amendment, without the consent of the holders of all certificates of the affected class then outstanding.

Termination; Purchase of Mortgage Loans

     The obligations of the parties to the pooling and servicing agreement for each series will terminate upon (1) the purchase of all the mortgage loans, as described in the applicable prospectus supplement or (2) the later of (a) the distribution to certificateholders of that series of final payment with respect to the last outstanding mortgage loan, or (b) the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure with respect to the last outstanding mortgage loan and the remittance to the certificateholders of all funds due under the pooling and servicing agreement. In no event, however, will the trust created by a pooling and servicing agreement continue beyond the expiration of 21 years from the death of the survivor of the descendants living on the date of the pooling and servicing agreement of a specific person named in the pooling and servicing agreement. With respect to each series, the trustee will give or cause to be given written notice of termination of the pooling and servicing agreement to each certificateholder, and the final distribution under the pooling and servicing agreement will be made only upon surrender and cancellation of the related certificates at an office or agency specified in the notice of termination.

     As described in the applicable prospectus supplement, the pooling and servicing agreement for each series may permit, but not require, the Seller, the Servicer or another party to purchase from the trust fund for the series all remaining mortgage loans and all property acquired in respect of the mortgage loans, at a price described in the prospectus supplement, subject to the condition that the aggregate outstanding principal balance of the mortgage loans for the series at the time of purchase shall be less than a percentage of the aggregate principal balance at the Cut-Off Date specified in the prospectus supplement. The exercise of the right to purchase the remaining mortgage loans will result in the early retirement of the certificates of that series.

                 Material Legal Aspects of the Mortgage Loans

     The following discussion contains summaries of the material legal aspects of the mortgage loans.

General

     The mortgages will be either deeds of trust or mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner or the land trustee or the trustee of an inter vivos revocable trust (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. In the case of an inter vivos revocable trust, there are three parties because title to the property is held by the trustee under the trust instrument of which the home occupant is the primary beneficiary; at origination of a mortgage loan, the primary beneficiary and the trustee execute a mortgage note and the trustee executes a mortgage or deed of trust, with the primary beneficiary agreeing to be bound by its terms. Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the borrower-homeowner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, as well as by federal law, the express provisions of the deed of trust or mortgage and, in some cases, the directions of the beneficiary.

Foreclosure

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lien holders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not protested by any of the parties defendant. However, when the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

     A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. In either event, the amounts expended are added to the balance due on the junior loan, and the rights of the junior mortgagee may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust, accrued and unpaid interest and expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

     In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that the lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property.

     Some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Right of Redemption

     In some states, after sale involving a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to a foreclosure sale, should be distinguished from statutory rights of redemption. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation and Other Limitations on Lenders

     Anti-Deficiency Statutes

     Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     Bankruptcy Laws

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies in connection with the collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 plan of reorganization to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 11 or Chapter 13. These courts have suggested that these modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. If the borrower has filed a petition under Chapter 13, federal bankruptcy law and limited case law indicate that these modifications could not be applied to the terms of a loan secured solely by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorneys' fees, if specifically provided for, and costs to the extent the value of the security exceeds the debt.

     Tax Liens

     The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted mortgage loan.

Consumer Protection Laws

     Substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws and their implementing regulations include the federal Truth in Lending Act (and Regulation Z), Real Estate Settlement Procedures Act (and Regulation X), Equal Credit Opportunity Act (and Regulation B), Fair Credit Billing Act, Fair Credit Reporting Act, Fair Housing Act, as well as other related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, the originators' failure to comply with certain requirements of the federal Truth in Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors rescinding the mortgage loans against either the originators or assignees.

     For Truth in Lending violations, one of the remedies available to the borrowers under certain affected non-purchase money mortgage loans is rescission, which, if elected by the borrower, would serve to cancel the loan and merely require the borrower to pay the principal balance of the mortgage loan, less a credit for interest paid, closing costs and prepaid finance charges.

     The Seller or another Representing Party will represent in the pooling and servicing agreement that all applicable laws, including the Truth in Lending Act, were complied with in connection with origination of the mortgage loans. In the event that the representation is breached in respect of any mortgage loan in a manner that materially and adversely affects certificateholders, the Seller or the Representing Party will be obligated to repurchase the affected mortgage loan at a price equal to the unpaid principal balance thereof plus accrued interest as provided in the pooling and servicing agreement or to substitute a new mortgage loan in place of the affected mortgage loan.

Enforceability of Due-on-Sale Clauses

     Unless the prospectus supplement indicates otherwise, all of the mortgage loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of a loan if the borrower sells, transfers, or conveys the property. The enforceability of these clauses was the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Act preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions contained in the Garn-St Germain Act and regulations promulgated by the OTS, as successor to the Federal Home Loan Bank Board. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable under regulations of the OTS which preempt state law restrictions on the enforcement of due-on-sale clauses.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of three years or less and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act by the Federal Home Loan Bank Board as succeeded by the OTS also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a due-on-sale clause. If interest rates were to rise above the interest rates on the mortgage loans, then any inability of the Servicer to enforce due-on-sale clauses may result in the trust fund including a greater number of loans bearing below-market interest rates than would otherwise be the case, since a transferee of the property underlying a mortgage loan would have a greater incentive in such circumstances to assume the transferor's mortgage loan. Any inability of the Servicer to enforce due-on-sale clauses may affect the average life of the mortgage loans and the number of mortgage loans that may be outstanding until maturity.

Applicability of Usury Laws

     Title V provides that state usury limitations shall not apply to certain types of residential first and second mortgage loans originated by certain lenders after March 31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

     Under the pooling and servicing agreement for each series of certificates, the Seller will represent and warrant to the trustee that the mortgage loans have been originated in compliance in all material respects with applicable state laws, including usury laws.

Soldiers' and Sailors' Civil Relief Act

     Under the terms of the Relief Act, a borrower who enters military service after the origination for the borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service ordered to federal duty with the military. Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability for the Master Servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application for the Relief Act will be allocated on a pro rata basis to the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicers to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter. Thus, in the event that the mortgage loan goes into default, there may be delays and losses occasioned by the default.

     Under the applicable pooling and servicing agreement, the Servicer will not be required to make deposits to the Collection Account for a series of certificates in respect of any mortgage loan as to which the Relief Act has limited the amount of interest the related borrower is required to pay each month, and certificateholders will bear the loss related to the Relief Act.

Late Charges, Default Interest and Limitations on Prepayment

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

Environmental Considerations

     Under CERCLA, and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

     The Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs for these contaminants may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of certificates. Moreover, certain federal statutes and certain states by statute impose Environmental Liens. All subsequent liens on the property generally are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

     Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Seller nor any replacement Servicer will be required by any pooling and servicing agreement to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The Seller does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any foreclosed on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

     Except as otherwise specified in the applicable prospectus supplement, at the time the mortgage loans were originated, no environmental assessment or a very limited environmental assessment of the mortgaged properties will have been conducted.

Forfeiture for Drug, RICO and Money Laundering Violations

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to avoid forfeiture of its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                           Legal Investment Matters

     The prospectus supplement for each series of certificates will specify which, if any, of the classes of certificates offered thereby will constitute "mortgage related securities" for purposes of SMMEA. The appropriate characterization of Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Certificates, may be subject to interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Generally, only classes of certificates that (1) are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations and (2) are part of a series evidencing interests in a trust fund consisting of mortgage loans, each secured by, among other things, a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as certain multifamily loans, originated by certain types of originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities", these classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered depository institutions and insurance companies, as well as trustees and state government employee retirement systems) created or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.

     Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for the enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities", in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by the legislation will be authorized to invest in certificates qualifying as "mortgage related securities" only to the extent provided in the legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(1) to include certain "residential mortgage-related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities and residual interests in mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140. The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities and Derivative Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the certificates.

     All depository institutions considering an investment in the certificates should review the 1998 Policy Statement of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any certificates, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The discussion above does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying", and with regard to any certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain certificates as "mortgage related securities," no representation is made as to the proper characterization of the certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial regulatory characteristics of the certificates) may adversely affect the liquidity of the certificates. Investors should consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for such investors or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                             ERISA Considerations

     ERISA and the Code impose requirements on Plans subject to ERISA or the Code and persons who are fiduciaries with respect to such Plans. Among other things, ERISA requires that the assets of a Plan subject to ERISA be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plan. ERISA also imposes certain duties on persons who are fiduciaries with respect to a Plan. Under ERISA, any person who exercises any discretionary authority or control respecting the management or disposition of the assets of a Plan, or renders investment advice for a fee, generally is considered to be a fiduciary of such Plan. In addition to the imposition by ERISA of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and Parties in Interest and impose additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan.

     The DOL has issued regulations concerning the definition of what constitutes the assets of a Plan (DOL Reg. Section 2510.3-101). Under this regulation, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the investing Plan in certain circumstances. In such a case, the fiduciary making such an investment for the Plan could be deemed to have delegated the fiduciary's asset management responsibility, the underlying assets and properties could be subject to the reporting and disclosure requirements of ERISA, and transactions involving the underlying assets and properties could be subject to the fiduciary responsibility requirements of ERISA. Certain exceptions to the regulation may apply in the case of a Plan's investment in the certificates, but it cannot be predicted in advance whether such exceptions will apply due to the factual nature of the conditions to be met. Accordingly, because the mortgage loans may be deemed Plan assets of each Plan that purchases certificates, an investment in the certificates by a Plan could give rise to a prohibited transaction under ERISA Section 406 or 407 and be subject to excise taxes under Section 4975 of the Code unless a statutory or administrative exemption applies.

     PTE 83-1 exempts from the prohibited transaction rules of ERISA and
Section 4975 of the Code certain transactions relating to the operation of residential mortgage pool investment trusts and the direct or indirect sale, exchange, transfer and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans involving the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by either first or second mortgages, or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans.

     PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption:

     (1) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered mortgage;

     (2) the existence of a pool trustee who is not an affiliate of the pool sponsor (other than generally in the event of a default by the pool sponsor which causes the pool trustee to assume duties of the sponsor pursuant to the terms of the Pooling and Servicing Agreement); and

     (3) a limitation on the amount of the payments retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the mortgage pool.

     Although the trustee for any series of certificates will be unaffiliated with the Servicer, there can be no assurance that the first or third conditions of PTE 83-1 referred to above will be satisfied with respect to any certificates. In addition, the nature of a trust fund's assets or the characteristics of one or more classes of the related series of certificates may not be included within the scope of PTE 83-1 or any other class exemption under ERISA.

     Several underwriters of mortgage-backed securities have applied for and obtained individual prohibited transaction exemptions which are in some respects broader than PTE 83-1. Such exemptions only apply to mortgage-backed securities which, in addition to satisfying other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an exemption might be applicable to a series of certificates, the related prospectus supplement will refer to such possibility. In addition, there may also be other class exemptions that are available to provide relief from the prohibited transaction provisions of ERISA and the Code. Certain Plans, including governmental plans (as defined in Section 3(32) of ERISA) are not subject to ERISA or the Code. Fiduciaries of such Plans should determine the need for, and the availability of, relief under Similar Law.

     Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold certificates must make its own determination as to whether the general and the specific conditions of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     Any Plan proposing to invest in certificates should consult with its counsel to confirm that such investment will not result in a prohibited transaction and will satisfy the other requirements of ERISA, the Code or Similar Law. The sale of certificates to a Plan is in no respect a representation by any party that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                        Federal Income Tax Consequences

General

     The following discussion represents the opinion of Morgan, Lewis & Bockius LLP as to the material federal income tax consequences of purchasing, owning and disposing of certificates. It does not address special rules which may apply to particular types of investors. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. It is recommended that investors consult their own tax advisors regarding the certificates.

REMIC Elections

     Under the Code, an election may be made to treat the trust fund related to each series of certificates (or segregated pools of assets within the trust fund) as a REMIC within the meaning of Section 860D(a) of the Code. If one or more REMIC elections are made, the certificates of any class will be either "regular interests" in a REMIC within the meaning of Section 860G(a)(1) of the Code or "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code. The prospectus supplement for each series of certificates will indicate whether an election will be made to treat the trust fund as one or more REMICs, and if so, which certificates will be Regular Certificates and which will be Residual Certificates.

     If a REMIC election is made, the trust fund, or each portion thereof that is treated as a separate REMIC, will be referred to as a "REMIC Pool". If the trust fund is comprised of two REMIC Pools, one will be an "Upper-Tier REMIC" and one a "Lower-Tier REMIC". The assets of the Lower-Tier REMIC will consist of the mortgage loans and related trust fund assets. The assets of the Upper-Tier REMIC will consist of all of the regular interests issued by the Lower-Tier REMIC.

     The discussion below under the heading "REMIC Certificates" considers series for which a REMIC election will be made. Series for which no such election will be made are addressed under "Non-REMIC Certificates".

REMIC Certificates

     The discussion in this section applies only to a series of certificates for which a REMIC election is made.

Tax Opinion

     Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each series of certificates for which a REMIC election is made, Morgan, Lewis & Bockius LLP, counsel to the Seller, will deliver an additional opinion, dated as of the date of such issuance, that with respect to each such series of certificates, under then existing law and assuming the accuracy of such representations as may be referred to in such opinion and compliance by the Seller, the Servicer and the trustee for such series with all of the provisions of the related pooling and servicing agreement (and such other agreements and representations as may be referred to in such opinion), each REMIC Pool will be a REMIC, and the certificates of such series will be treated as either Regular Certificates or Residual Certificates.

Status of Certificates

     The certificates will be:

     o assets described in Code Section 7701(a)(19)(C) (relating to the qualification of certain entities as domestic building and loan associations for federal income tax purposes); and

     o "real estate assets" under Code Section 856(c)(5)(B) (relating to the qualification of certain entities as real estate investment trusts),

to the extent the assets of the related REMIC Pool are so treated. Interest on the Regular Certificates will be "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c)(3)(B) in the same proportion that the income of the REMIC Pool is so treated. If at all times 95% or more of the assets or income of the REMIC Pool qualifies under the Code sections listed above, the certificates (and income thereon) will so qualify in their entirety.

     The rules described in the two preceding paragraphs will be applied to a trust fund consisting of two REMIC Pools as if the trust fund were a single REMIC holding the assets of the Lower-Tier REMIC.

Income from Regular Certificates

     General. Except as otherwise provided in this tax discussion, Regular Certificates will be taxed as newly originated debt instruments for federal income tax purposes. Interest, original issue discount and market discount accrued on a Regular Certificate will be ordinary income to the Owner. All Owners must account for interest income under the accrual method of accounting, which may result in the inclusion of amounts in income that are not currently distributed in cash.

     Except as otherwise noted, the discussion below is based upon the OID Regulations.

     Original Issue Discount. Certain Regular Certificates may have "original issue discount." An Owner must include original issue discount in income as it accrues, without regard to the timing of payments.

     The total amount of original issue discount on a Regular Certificate is the excess of its "stated redemption price at maturity" over its "issue price." The issue price for any Regular Certificate is the price (including any accrued interest) at which a substantial portion of the class of certificates including such Regular Certificate are first sold to the public. In general, the stated redemption price at maturity is the sum of all payments made on the Regular Certificate, other than payments of interest that (1) are unconditionally payable at least annually over the entire life of the certificates and (2) are based on a single fixed rate or variable rate (or certain combinations of fixed and variable rates). Because in some circumstances there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any Class of Regular Certificates will be treated as unconditionally payable at least annually, in which case all such interest would be included in the Regular Certificate's stated redemption price at maturity. The stated redemption price at maturity of a Regular Certificate always includes its original principal amount, but generally, subject to the possibility described in the preceding sentence, does not include distributions of stated interest, except in the case of Accrual Certificates, and, as discussed below, Interest Only Certificates. Special rules for Regular Certificates that provide for interest based on a variable rate are discussed below in "Income from Regular Certificates--Variable Rate Regular Certificates".

     With respect to an Interest Only Certificate, the stated redemption price at maturity is likely to be the sum of all payments thereon, determined in accordance with the Prepayment Assumption (as defined below). In that event, Interest Only Certificates would always have original issue discount. Alternatively, in the case of an Interest Only Certificate with some principal amount, the stated redemption price at maturity might be determined under the general rules described in the preceding paragraph. If, applying those rules, the stated redemption price at maturity were considered to equal the principal amount of such certificate, then the rules described below under "Premium" would apply. The Prepayment Assumption is the assumed rate of prepayment of the mortgage loans used in pricing the Regular Certificates. The Prepayment Assumption will be set forth in the related prospectus supplement.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered zero if it is less than 0.25% of the certificate's stated redemption price at maturity multiplied by the certificate's weighted average maturity. The weighted average maturity of a Regular Certificate is computed based on the number of full years (i.e., rounding down partial years) each distribution of principal (or other amount included in the stated redemption price at maturity) is scheduled to be outstanding. The schedule of such distributions should be determined in accordance with the Prepayment Assumption.

     The Owner of a Regular Certificate must include in income the original issue discount that accrues for each day on which the Owner holds such certificate, including the date of purchase, but excluding the date of disposition. The original issue discount accruing in any period equals:

     PV End + Dist -- PV Beg

     Where:

PV End = present value of all remaining distributions to be made as of the end of the period;

Dist = distributions made during the period includible in the stated redemption price at maturity; and

PV Beg = present value of all remaining distributions as of the beginning of the period.

     The present value of the remaining distributions is calculated based on

     (1) the original yield to maturity of the Regular Certificate,

     (2) events (including actual prepayments) that have occurred prior to the end of the period and

     (3) the Prepayment Assumption. For these purposes, the original yield to maturity of a Regular Certificate will be calculated based on its issue price, assuming that the certificate will be prepaid in all periods in accordance with the Prepayment Assumption, and with compounding at the end of each accrual period used in the formula.

     Assuming the Regular Certificates have monthly Distribution Dates, discount would be computed under the formula generally for the one-month periods (or shorter initial period) ending on each Distribution Date. The original issue discount accruing during any accrual period is divided by the number of days in the period to determine the daily portion of original issue discount for each day.

     The daily portions of original issue discount will increase if prepayments on the underlying mortgage loans exceed the Prepayment Assumption and decrease if prepayments are slower than the Prepayment Assumption (changes in the rate of prepayments having the opposite effect in the case of an Interest Only Certificate). If the relative principal payment priorities of the classes of Regular Certificates of a series change, any increase or decrease in the present value of the remaining payments to be made on any such class will affect the computation of original issue discount for the period in which the change in payment priority occurs.

     If original issue discount computed as described above is negative for any period, the Owner generally will not be allowed a current deduction for the negative amount but instead will be entitled to offset such amount only against future positive original issue discount from such certificate.

     Acquisition Premium. If an Owner of a Regular Certificate acquires such certificate at a price greater than its "adjusted issue price," but less than its remaining stated redemption price at maturity, the daily portion for any day (as computed above) is reduced by an amount equal to the product of (1) such daily portion and (2) a fraction, the numerator of which is the amount by which the price exceeds the adjusted issue price and the denominator of which is the sum of the daily portions for such Regular Certificate for all days on and after the date of purchase. The adjusted issue price of a Regular Certificate on any given day is its issue price, increased by all original issue discount that has accrued on such certificate and reduced by the amount of all previous distributions on such certificate of amounts included in its stated redemption price at maturity.

     Market Discount. A Regular Certificate may have market discount (as defined in the Code). Market discount equals the excess of the adjusted issue price of a certificate over the Owner's adjusted basis in the certificate. The Owner of a certificate with market discount must report ordinary interest income, as the Owner receives distributions on the certificate of principal or other amounts included in its stated redemption price at maturity, equal to the lesser of (a) the excess of the amount of those distributions over the amount, if any, of accrued original issue discount on the certificate or (b) the portion of the market discount that has accrued and not previously been included in income. Also, such Owner must treat gain from the disposition of the certificate as ordinary income to the extent of any accrued, but unrecognized, market discount. Alternatively, an Owner may elect in any taxable year to include market discount in income currently as it accrues on all market discount instruments acquired by the Owner in that year or thereafter. An Owner may revoke such an election only with the consent of the Internal Revenue Service.

     In general terms, market discount on a Regular Certificate may be treated, at the Owner's election, as accruing either (a) on the basis of a constant yield (similar to the method described above for accruing original issue discount) or (b) alternatively, either (1) in the case of a Regular Certificate issued without original issue discount, in the ratio of stated interest distributable in the relevant period to the total stated interest remaining to be distributed from the beginning of such period (computed taking into account the Prepayment Assumption) or (2) in the case of a Regular Certificate issued with original issue discount, in the ratio of the amount of original issue discount accruing in the relevant period to the total remaining original issue discount at the beginning of such period. An election to accrue market discount on a Regular Certificate on a constant yield basis is irrevocable with respect to that certificate.

     An Owner may be required to defer a portion of the deduction for interest expense on any indebtedness that the Owner incurs or maintains in order to purchase or carry a Regular Certificate that has market discount. The deferred amount would not exceed the market discount that has accrued but not been taken into income. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized.

     Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is de minimis under a rule similar to that described above in the fourth paragraph under "Original Issue Discount". Owners should consult their own tax advisors regarding the application of the market discount rules as well as the advisability of making any election with respect to market discount.

     Discount on a Regular Certificate that is neither original issue discount nor market discount, as defined above, must be allocated ratably among the principal payments on the certificate and included in income (as gain from the sale or exchange of the certificate) as the related principal payments are made (whether as scheduled payments or prepayments).

     Premium. A Regular Certificate, other than an Accrual Certificate or, as discussed above under "Original Issue Discount", an Interest Only Certificate, purchased at a cost (net of accrued interest) greater than its principal amount is considered to be purchased at a premium. The Owner may elect under Code
Section 171 to amortize such premium under the constant yield method, using the Prepayment Assumption. To the extent the amortized premium is allocable to interest income from the Regular Certificate, it is treated as an offset to such interest rather than as a separate deduction. An election made by an Owner would apply to all its debt instruments and may not be revoked without the consent of the Internal Revenue Service.

     Special Election to Apply OID Rules. In lieu of the rules described above with respect to de minimis discount, acquisition premium, market discount and premium, an Owner of a Regular Certificate may elect to accrue such discount, or adjust for such premium, by applying the principles of the OID rules described above. An election made by a taxpayer with respect to one debt instrument can affect other debt instruments it holds. Owners should consult with their tax advisors regarding the merits of making this election.

     Retail Regular Certificates. For purposes of the original issue and market discount rules, a repayment in full of a retail certificate that is subject to payment in units or other increments, rather than on a pro rata basis with other retail certificates, will be treated in the same manner as any other prepayment.

     Variable Rate Regular Certificates. The Regular Certificates may provide for interest that varies based on an interest rate index. The OID Regulations provide special rules for calculating income from certain "variable rate debt instruments" or "VRDIs." A debt instrument must meet certain technical requirements to qualify as a VRDI, which are outlined in the next paragraph. Under the regulations, income on a VRDI is calculated by

     (1) creating a hypothetical debt instrument that pays fixed interest at rates equivalent to the variable interest,

     (2) applying the original issue discount rules of the Code to that fixed rate instrument, and

     (3) adjusting the income accruing in any accrual period by the difference between the assumed fixed interest amount and the actual amount for the period.

In general, where a variable rate on a debt instrument is based on an interest rate index (such as LIBOR), a fixed rate equivalent to a variable rate is determined based on the value of the index as of the issue date of the debt instrument. In cases where rates are reset at different intervals over the life of a VRDI, adjustments are made to ensure that the equivalent fixed rate for each accrual period is based on the same reset interval.

     A debt instrument must meet a number of requirements in order to qualify as a VRDI. A VRDI cannot be issued at a premium above its principal amount that exceeds a specified percentage of its principal amount (15% or if less, 1.5% times its weighted average life). As a result, Interest Only Certificates will never be VRDIs. Also, a debt instrument that pays interest based on a multiple of an interest rate index is not a VRDI if the multiple is less than or equal to 0.65 or greater than 1.35, unless, in general, interest is paid based on a single formula that lasts over the life of the instrument. A debt instrument is not a VRDI if it is subject to caps and floors, unless they remain the same over the life of the instrument or are not expected to change significantly the yield on the instrument. Variable rate Regular Certificates other than Interest Only Certificates may or may not qualify as VRDIs depending on their terms.

     In a case where a variable rate Regular Certificate does not qualify as a VRDI, it will be treated under the OID Regulations as a contingent payment debt instrument. The Internal Revenue Service has issued final regulations addressing contingent payment debt instruments, but such regulations are not applicable by their terms to REMIC regular interests. Until further guidance is forthcoming, one method of calculating income on such a Regular Certificate that appears to be reasonable would be to apply the principles governing VRDIs outlined above.

     Subordinated Certificates. Certain series of certificates may contain one or more classes of subordinated certificates. In the event there are defaults or delinquencies on the related mortgage loans, amounts that otherwise would be distributed on a class of subordinated certificates may instead be distributed on other more senior classes of certificates. Since Owners of Regular Certificates are required to report income under an accrual method, Owners of subordinated certificates will be required to report income without giving effect to delays and reductions in distributions on such certificates attributable to defaults or delinquencies on the mortgage loans, except to the extent that it can be established that amounts are uncollectible. As a result, the amount of income reported by an Owner of a subordinated certificate in any period could significantly exceed the amount of cash distributed to such Owner in that period. The Owner will eventually be allowed a loss (or be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated certificate is reduced as a result of defaults and delinquencies on the mortgage loans. Such a loss could in some circumstances be a capital loss. Also, the timing and amount of such losses or reductions in income are uncertain. Owners of subordinated certificates should consult their tax advisors on these points.

Income from Residual Certificates

     Taxation of REMIC Income. Residual Owners must report ordinary income or loss equal to their pro rata shares (based on the portion of all Residual Certificates they own) of the taxable income or net loss of the REMIC. Such income must be reported regardless of the timing or amounts of distributions on the Residual Certificates.

     The taxable income of a REMIC Pool is determined under the accrual method of accounting in the same manner as the taxable income of an individual taxpayer. Taxable income is generally gross income, including interest and original issue discount income, if any, on the assets of the REMIC Pool and income from the amortization of any premium on Regular Certificates, minus deductions. Market discount (as defined in the Code) with respect to mortgage loans held by a REMIC Pool is recognized in the same fashion as if it were original issue discount. Deductions include interest and original issue discount expense on the Regular Certificates, reasonable servicing fees attributable to the REMIC Pool, other administrative expenses and amortization of any premium on assets of the REMIC Pool. As previously discussed, the timing of recognition of "negative original issue discount," if any, on a Regular Certificate is uncertain; as a result, the timing of recognition of the corresponding income to the REMIC Pool is also uncertain.

     If the trust fund consists of an Upper-Tier REMIC and a Lower-Tier REMIC, the OID Regulations provide that the regular interests issued by the Lower-Tier REMIC to the Upper-Tier REMIC will be treated as a single debt instrument for purposes of the original issue discount provisions. A determination that these regular interests are not treated as a single debt instrument would have a material adverse effect on the Owners of Residual Certificates issued by the Lower-Tier REMIC.

     A Residual Owner may not amortize the cost of its Residual Certificate. Taxable income of the REMIC Pool, however, will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's initial basis in its assets, and such basis will include the issue price of the Residual Certificates (assuming the issue price is positive). Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificate over its life. The period of time over which such issue price is effectively amortized, however, may be longer than the economic life of the Residual Certificate. The issue price of a Residual Certificate is the price at which a substantial portion of the class of Certificates including the Residual Certificate are first sold to the public (or if the Residual Certificate is not publicly offered, the price paid by the first buyer).

     A subsequent Residual Owner must report the same amounts of taxable income or net loss attributable to the REMIC Pool as an original Owner. No adjustments are made to reflect the purchase price.

     Losses. A Residual Owner that is allocated a net loss of the REMIC Pool may not deduct such loss currently to the extent it exceeds the Owner's adjusted basis (as defined in "Sale or Exchange of Certificates" below) in its Residual Certificate. A Residual Owner that is a U.S. person, however, may carry over any disallowed loss to offset any taxable income generated by the same REMIC Pool.

     Excess Inclusions. A portion of the taxable income allocated to a Residual Certificate is subject to special tax rules. That portion, referred to as an "excess inclusion," is calculated for each calendar quarter and equals the excess of such taxable income for the quarter over the daily accruals for the quarter. The daily accruals equal the product of (1) 120% of the federal long-term rate under Code Section 1274(d) for the month which includes the Closing Date (determined on the basis of quarterly compounding and properly adjusted for the length of the quarter) and
(2) the adjusted issue price of the certificate at the beginning of such quarter. The adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the certificate, plus the amount of daily accruals on the certificate for all prior quarters, decreased (but not below zero) by any prior distributions on the certificate. If the aggregate value of the Residual Certificates is not considered to be "significant," then to the extent provided in Treasury regulations, a Residual Owner's entire share of REMIC taxable income will be treated as an excess inclusion. The REMIC Regulations do not contain such a rule.

     Excess inclusions generally may not be offset by unrelated losses or loss carryforwards or carrybacks of a Residual Owner. In addition, for all taxable years beginning after August 20, 1996, and unless a Residual Owner elects otherwise for all other taxable years, the alternate minimum taxable income of a Residual Owner for a taxable year may not be less than the Residual Owner's excess inclusions for the taxable year and excess inclusions are disregarded when calculating a Residual Owner's alternate minimum tax operating loss deduction.

     Excess inclusions are treated as unrelated business taxable income for an organization subject to the tax on unrelated business income. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, regulated investment company or certain other pass-through entities are Residual Owners, a portion of the distributions made by such entities may be treated as excess inclusions.

     Distributions. Distributions on a Residual Certificate (whether at their scheduled times or as a result of prepayments) generally will not result in any taxable income or loss to the Residual Owner. If the amount of any distribution exceeds a Residual Owner's adjusted basis in its Residual Certificate, however, the Residual Owner will recognize gain (treated as gain from the sale or exchange of its Residual Certificate) to the extent of such excess. See "Sale or Exchange of Certificates" below.

     Prohibited Transactions; Special Taxes. Net income recognized by a REMIC Pool from "prohibited transactions" is subject to a 100% tax and is disregarded in calculating the REMIC Pool's taxable income. In addition, a REMIC Pool is subject to federal income tax at the highest corporate rate on "net income from foreclosure property." A 100% tax also applies to certain contributions to a REMIC Pool made after it is formed. It is not anticipated that any REMIC Pool will

     o engage in prohibited transactions in which it recognizes a significant amount of net income,

     o receive contributions of property that are subject to tax, or

     o derive a significant amount of net income from foreclosure property that is subject to tax.

     Negative Value Residual Certificates. The federal income tax treatment of any consideration paid to a transferee on a transfer of a Residual Certificate is unclear. Such a transferee should consult its tax advisor. The preamble to the REMIC Regulations indicates that the Internal Revenue Service may issue future guidance on the tax treatment of such payments.

     In addition, on December 23, 1996, the Internal Revenue Service released final regulations under Code Section 475 relating to the requirement that a dealer mark certain securities to market. These regulations provide that a REMIC residual interest that is acquired on or after January 4, 1995 is not a "security" for the purposes of Section 475 of the Code, and thus is not subject to the mark to market rules.

     The method of taxation of Residual Certificates described in this section can produce a significantly less favorable after-tax return for a Residual Certificate than would be the case if the certificate were taxable as a debt instrument. Also, a Residual Owner's return may be adversely affected by the excess inclusions rules described above. In certain periods, taxable income and the resulting tax liability for a Residual Owner may exceed any distributions it receives. In addition, a substantial tax may be imposed on certain transferors of a Residual Certificate and certain Residual Owners that are "pass-thru" entities. See "Transfers of Residual Certificates" below. Investors should consult their tax advisors before purchasing a Residual Certificate.

Sale or Exchange of Certificates

     An Owner will recognize gain or loss upon sale or exchange of a Regular or Residual Certificate equal to the difference between the amount realized and the Owner's adjusted basis in the certificate. The adjusted basis in a certificate will equal the cost of the certificate, increased by income previously recognized, and reduced (but not below zero) by previous distributions, and by any amortized premium in the case of a Regular Certificate, or net losses allowed as a deduction in the case of a Residual Certificate.

     Except as described below, any gain or loss on the sale or exchange of a certificate held as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the certificate has been held for more than one year or one year or less. Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution, and (2) in the case of a Regular Certificate, (a) to the extent of any accrued, but unrecognized, market discount, or (b) to the extent income recognized by the Owner is less than the income that would have been recognized if the yield on such certificate were 110% of the applicable federal rate under Code Section 1274(d).

     Except as provided in Treasury regulations, the wash sale rules of Code
Section 1091 (relating to the disallowance of losses on the sale or disposition of certain stock or securities) will apply to dispositions of a Residual Certificate where the seller of the interest, during the period beginning six months before the sale or disposition of the interest and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any REMIC residual interest, or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a residual interest.

Taxation of Certain Foreign Investors

     Regular Certificates. A Regular Certificate held by an Owner that is a non-U.S. person (as defined below), and that has no connection with the United States other than owning the certificate, will not be subject to U.S. withholding or income tax with respect to the certifi-cate provided such Owner (1) is not a "10-percent shareholder" of the issuer within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation related to the issuer within the meaning of Code Section 881(c)(3)(C), and (2) provides an appropriate statement on Form W-8BEN and signed under penalties of perjury, identifying the Owner and stating, among other things, that the Owner is a non-U.S. person. If the Owner is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the certificate, the Owner generally must receive the statement described in the previous sentence from the Owner's partners or other beneficial owners of the income with respect to the certificate and may be required to provide such statements, and certain additional information, to the person through whom the Owner holds the Securities. The statement provided by the Owner or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. If these conditions are not met, a 30% withholding tax will apply to interest (including original issue discount) unless an income tax treaty reduces or eliminates such tax or unless the interest is effectively connected with the conduct of a trade or business within the United States by such Owner. In the latter case, such Owner will be subject to United States federal income tax with respect to all income from the certificate at regular rates then applicable to U.S. taxpayers (and in the case of a corporation, possibly also the "branch profits tax").

     The term "non-U.S. person" means any person other than a U.S. person. A U.S. person is a citizen or resident of the United States, a corporation, or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. persons have the authority to control all substantial decisions of such trust (or, the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. persons).

     Residual Certificates. A Residual Owner that is a non-U.S. person, and that has no connection with the United States other than owning a Residual Certificate, will not be subject to U.S. withholding or income tax with respect to the certificate (other than with respect to excess inclusions) provided that
(1) the conditions described in the second preceding paragraph with respect to Regular Certificates are met and (2) in the case of a Residual Certificate in a REMIC Pool holding mortgage loans, the mortgage loans were originated after July 18, 1984. Excess inclusions are subject to a 30% withholding tax in all events (notwithstanding any contrary tax treaty provisions) when distributed to the Residual Owner (or when the Residual Certificate is disposed of). The Code grants the Treasury Department authority to issue regulations requiring excess inclusions to be taken into account earlier if necessary to prevent avoidance of tax. The REMIC Regulations do not contain such a rule. The preamble to the REMIC Regulations states that the Internal Revenue Service is considering issuing regulations concerning withholding on distributions to foreign holders of residual interests to satisfy accrued tax liability due to excess inclusions.

     With respect to a Residual Certificate that has been held at any time by a non-U.S. person, the trustee (or its agent) will be entitled to withhold (and to pay to the Internal Revenue Service) any portion of any payment on such Residual Certificate that the trustee reasonably determines is required to be withheld. If the trustee (or its agent) reasonably determines that a more accurate determination of the amount required to be withheld from a distribution can be made within a reasonable period after the scheduled date for such distribution, it may hold such distribution in trust for the Residual Owner until such determination can be made.

     Special tax rules and restrictions that apply to transfers of Residual Certificates to and from non-U.S. persons are discussed in the next section.

Transfers of Residual Certificates

     Special tax rules and restrictions apply to transfers of Residual Certificates to disqualified organizations or foreign investors, and to transfers of noneconomic Residual Certificates.

     Disqualified Organizations. In order to comply with the REMIC rules of the Code, the pooling and servicing agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to, or registered in the name of, any person unless (1) the proposed purchaser provides to the trustee an "affidavit" (within the meaning of the REMIC Regulations) to the effect that, among other items, such transferee is not a "disqualified organization", is not purchasing a Residual Certificate as an agent for a disqualified organization (i.e., as a broker, nominee, or other middleman) and is not "Book-Entry Nominee") and (2) the transferor states in writing to the trustee that it has no actual knowledge that such affidavit is false.

     If, despite these restrictions, a Residual Certificate is transferred to a disqualified organization, the transfer may result in a tax equal to the product of

     (1) the present value of the total anticipated future excess inclusions with respect to such certificate and

     (2) the highest corporate marginal federal income tax rate.

     Such a tax generally is imposed on the transferor, except that if the transfer is through an agent for a disqualified organization, the agent is liable for the tax. A transferor is not liable for such tax if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     A disqualified organization may hold an interest in a REMIC certificate through a "pass-thru entity" (as defined below). In that event, the pass-thru entity is subject to tax (at the highest corporate marginal federal income tax rate) on excess inclusions allocable to the disqualified organization. However, such tax will not apply to the extent the pass-thru entity receives affidavits from recordholders of interests in the entity stating that they are not disqualified organizations and the entity does not have actual knowledge that the affidavits are false; provided that all partners of an "electing large partnership" (as defined in the Code) are deemed to be disqualified organizations for purposes of such tax.

     For these purposes,

     (1) "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the above, certain organizations that are exempt from taxation under the Code (including tax on excess inclusions) and certain corporations operating on a cooperative basis, and

     (2) "pass-thru entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis.

     Except as may be provided in Treasury regulations, any person holding an interest in a pass-thru entity as a nominee for another will, with respect to that interest, be treated as a pass-thru entity.

     Foreign Investors. Under the REMIC Regulations, a transfer of a Residual Certificate to a non-U.S. person that will not hold the certificate in connection with a U.S. trade or business will be disregarded for all federal tax purposes if the certificate has "tax avoidance potential." A Residual Certificate has tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that:

     (1) for each excess inclusion, the REMIC will distribute to the transferee residual interest holder an amount that will equal at least 30 percent of the excess inclusion, and

     (2) each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual.

     A transferor has such reasonable expectation if the above test would be met assuming that the REMIC's mortgage loans will prepay at each rate between 50 percent and 200 percent of the Prepayment Assumption.

     The REMIC Regulations also provide that a transfer of a Residual Certificate from a non-U.S. person to a U.S. person (or to a non-U.S. person that will hold the certificate in connection with a U.S. trade or business) is disregarded if the transfer has "the effect of allowing the transferor to avoid tax on accrued excess inclusions."

     In light of these provisions, the pooling and servicing agreement provides that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. person, unless (1) such person holds the certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the trustee with an effective Internal Revenue Service Form W-8ECI, or (2) the transferee delivers to both the transferor and the trustee an opinion of nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer will not be disregarded for federal income tax purposes.

     Noneconomic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a "noneconomic" Residual Certificate unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. If a transfer of a noneconomic Residual Certificate is disregarded, the transferor will continue to be treated as the owner of the Residual Certificate and will continue to be subject to tax on its allocable portion of the net income of the REMIC.

     A noneconomic Residual Certificate is any Residual Certificate, including a Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the applicable prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents (i) the present value of the expected future distributions on the Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

     The Treasury Department recently adopted final regulations setting forth the requirements of a safe harbor under which a transfer of a noneconomic Residual Certificate is presumed to be a valid transfer that will be respected for federal income tax purposes. To be respected under the safe harbor:

     o the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts when they become due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due (the "reasonable investigation requirement");

     o the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the Residual Certificate the transferee may incur tax liabilities in excess of the cash flow from the Residual Certificate and that the transferee intends to pay taxes associated with holding the Residual Certificate as they become due;

     o the transferee must represent that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer (together with the representation described in the preceding bullet point, the "transferee representation requirement"); and

     o the transfer must satisfy either the "asset test" or the "formula test".

     A transfer satisfies the "asset test" if the following three conditions are satisfied:

     o for financial reporting purposes, the transferee's gross assets exceed $100 million and its net assets exceed $10 million at the time of the transfer and at the close of both of the transferee's two preceding fiscal years, excluding certain related party obligations and certain assets held with a principal purpose of satisfying this requirement;

     o the transferee is a domestic C corporation (other than a tax-exempt corporation, regulated investment company, real estate investment trust, REMIC or cooperative) that will not hold the Residual Certificate through a foreign permanent establishment (an "Eligible C Corporation"), the transferee agrees in writing that any subsequent transfer of the Residual Certificate will be to an Eligible C Corporation and will satisfy the asset


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

       test and the other requirements for the subsequent transfer to satisfy the safe harbor and the transferor does not know, or have reason to know, that the transferee will not honor the restrictions on subsequent transfers of the Residual Certificate; and

     o a reasonable person would not conclude, based on the facts and circumstances known to the transferor (including any payment made to the transferee), that the taxes associated with the Residual Certificate will not be paid.

     A transfer satisfies the "formula test" if the transfer is not a direct or indirect transfer of the Residual Certificate to a foreign permanent establishment or fixed based (within the meaning of an applicable income tax treaty) of a domestic transferee and the present value of the anticipated tax liabilities associated with holding the noneconomic Residual Certificate does not exceed the sum of; (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of the computations under the formula test, the transferee generally is assumed to pay tax at the highest rate of tax specified in Code
Section 11(b)(1). However, if the transferee has been subject to the alternative minimum tax under Code Section 55 in the preceding two years and will compute its taxable income in the current year using the alternative minimum tax rate, then the tax rate specified in Code Section 55(b)(1)(B) may be used in lieu of the highest rate specified in Code Section 11(b)(1). Further, present values generally are computed using a discount rate equal to the federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee. In some situations, satisfaction of the formula test would require the transferor of a noneconomic Residual Certificate to pay more consideration to the transferee that would otherwise be the case.

     All transfers of Residual Certificates will be subject to certain restrictions intended to reduce the possibility of any such transfer being disregarded. Such restrictions will include requirements that the proposed transferee provide to the trustee the representations needed to satisfy the transferee representation requirement. Prior to purchasing a Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the foregoing rules, which would result in the retention of tax liability by such purchaser.

Servicing Compensation and Other REMIC Pool Expenses

     Under Code Section 67, an individual, estate or trust is allowed certain itemized deductions only to the extent that such deductions, in the aggregate, exceed 2% of the Owner's adjusted gross income, and such a person is not allowed such deductions to any extent in computing its alternative minimum tax liability. Under Treasury regulations, if such a person is an Owner of a REMIC Certificate, the REMIC Pool is required to allocate to such a person its share of the servicing fees and administrative expenses paid by a REMIC together with an equal amount of income. Those fees and expenses are deductible as an offset to the additional income, but subject to the 2% floor.


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

     In the case of a REMIC Pool that has multiple classes of Regular Certificates with staggered maturities, fees and expenses of the REMIC Pool would be allocated entirely to the Owners of Residual Certificates. However, if the REMIC Pool were a "single-class REMIC" as defined in applicable Treasury regulations, such deductions would be allocated proportionately among the Regular and Residual Certificates.

Reporting and Administrative Matters

     Annual reports will be made to the Internal Revenue Service, and to holders of record of Regular Certificates, and Owners of Regular Certificates holding through a broker, nominee or other middleman, that are not excepted from the reporting requirements, of accrued interest, original issue discount, information necessary to compute accruals of market discount, information regarding the percentage of the REMIC Pool's assets meeting the qualified assets tests described above under "Status of Certificates" and, where relevant, allocated amounts of servicing fees and other Code Section 67 expenses. Holders not receiving such reports may obtain such information from the related REMIC by contacting the person designated in IRS Publication 938. Quarterly reports will be made to Residual Holders showing their allocable shares of income or loss from the REMIC Pool, excess inclusions, and Code
Section 67 expenses.

     The trustee will sign and file federal income tax returns for each REMIC Pool. To the extent allowable, the trustee will act as the tax matters person for each REMIC Pool. Each Owner of a Residual Certificate, by the acceptance of its Residual Certificate, agrees that the trustee will act as the Owner's agent in the performance of any duties required of the Owner in the event that the Owner is the tax matters person.

     An Owner of a Residual Certificate is required to treat items on its federal income tax return consistently with the treatment of the items on the REMIC Pool's return, unless the Owner owns 100% of the Residual Certificate for the entire calendar year or the Owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The Internal Revenue Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC Pool, in a manner to be provided in Treasury regulations, the name and address of such other person and other information.

Non-REMIC Certificates

     The discussion in this section applies only to a series of certificates for which no REMIC election is made.

Trust Fund as Grantor Trust

     Upon issuance of each series of certificates, Morgan, Lewis & Bockius LLP, counsel to the Seller, will deliver an additional opinion, dated as of the date of such issuance, to the effect that, under then current law, assuming compliance by the Seller, the Servicer and the trustee with all the provisions of the pooling and servicing agreement (and such other agreements and representations as may be referred to in the opinion), the trust fund will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

     Under the grantor trust rules of the Code, each Owner of a certificate will be treated for federal income tax purposes as the owner of an undivided interest in the mortgage loans (and any related assets) included in the trust fund. The Owner will include in its gross income, gross income from the portion of the mortgage loans allocable to the certificate, and may deduct its share of the expenses paid by the trust fund that are allocable to the certificate, at the same time and to the same extent as if it had directly purchased and held such interest in the mortgage loans and had directly received payments thereon and paid such expenses. If an Owner is an individual, trust or estate, the Owner will be allowed deductions for its share of trust fund expenses (including reasonable servicing fees) only to the extent that the sum of those expenses and the Owner's other miscellaneous itemized deductions exceeds 2% of adjusted gross income, and will not be allowed to deduct such expenses for purposes of the alternative minimum tax. Distributions on a certificate will not be taxable to the Owner, and the timing or amount of distributions will not affect the timing or amount of income or deductions relating to a certificate.

Status of the Certificates

     The certificates, other than Interest Only Certificates, will be:

     o "real estate assets" under Code Section 856(c)(5)(B) (relating to the qualification of certain corporations, trusts, or associations as real estate investment trusts); and

     o assets described in Section 7701(a)(19)(B) of the Code (relating to real estate interests, interests in real estate mortgages, and shares or certificates of beneficial interests in real estate investment trusts), to the extent the assets of the trust fund are so treated.

     Interest income from such certificates will be "interest on obligations secured by mortgages on real property" under Code Section 856(c)(3)(B) to the extent the income of the trust fund qualifies under that section. Although it is not certain, certificates that are Interest Only Certificates should qualify under the Code sections listed above to the same extent as other certificates.

Possible Application of Stripped Bond Rules

     In general, the Stripped Bond Rules apply to all or a portion of those certificates where there has been a separation of the ownership of the rights to receive some or all of the principal payments on a mortgage loan from the right to receive some or all of the related interest payments. Stripped Certificates may be subject to these rules either because they represent specifically the right to receive designated portions of the interest or principal paid on the mortgage loans, or because the Servicing Fee is determined to be excessive.

     Each Stripped Certificate will be considered to have been issued with original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, which may be prior to the receipt of the cash attributable to such income. For these purposes, under original issue discount regulations, each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. The Internal Revenue Service has indicated that with respect to certain mortgage loans, original issue discount would be considered zero either if

     (1) the original issue discount did not exceed an amount that would be eligible for the de minimis rule described above under "REMIC Certificates -- Income from Regular Certificates -- Original Issue Discount", or

     (2) the annual stated rate of interest on the mortgage loan was not more than 100 basis points lower than on the loan prior to its being stripped.

     In either case the rules described above under "REMIC Certificates -- Income from Regular Certificates -- Market Discount" (including the applicable de minimis rule) would apply with respect to the mortgage loan.

Taxation of Certificates if Stripped Bond Rules Do Not Apply

     If the stripped bond rules do not apply to a certificate, then the Owner will be required to include in income its share of the interest payments on the mortgage loans held by the trust fund in accordance with its tax accounting method. The Owner must also account for discount or premium on the mortgage loans if it is considered to have purchased its interest in the mortgage loans at a discount or premium. An Owner will be considered to have purchased an interest in each mortgage loan at a price determined by allocating its purchase price for the certificate among the mortgage loans in proportion to their fair market values at the time of purchase. It is likely that discount would be considered to accrue and premium would be amortized, as described below, based on an assumption that there will be no future prepayments of the mortgage loans, and not based on a reasonable prepayment assumption. Legislative proposals which are currently pending would, however, generally require a reasonable prepayment assumption.

     Discount. The treatment of any discount relating to a mortgage loan will depend on whether the discount is original issue discount or market discount. Discount at which a mortgage loan is purchased will be original issue discount only if the mortgage loan itself has original issue discount; the issuance of certificates is not considered a new issuance of a debt instrument that can give rise to original issue discount. A mortgage loan will be considered to have original issue discount if the greater of the amount of points charged to the borrower, or the amount of any interest foregone during any initial teaser period, exceeds 0.25% of the stated redemption price at maturity times the number of full years to maturity, or if interest is not paid at a fixed rate or a single variable rate (disregarding any initial teaser rate) over the life of the mortgage loan. It is not anticipated that the amount of original issue discount, if any, accruing on the mortgage loans in each month will be significant relative to the interest paid currently on the mortgage loans, but there can be no assurance that this will be the case.

     In the case of a mortgage loan that is considered to have been purchased with market discount that exceeds a de minimis amount (generally, 0.25% of the stated redemption price at maturity times the number of whole years to maturity remaining at the time of purchase), the Owner will be required to include in income in each month the amount of such discount that has accrued through such month and not previously been included in income, but limited to the amount of principal on the mortgage loan that is received by the trust fund in that month. Because the mortgage loans will provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount accrues. Any market discount that has not previously been included in income will be recognized as ordinary income if and when the mortgage loan is prepaid in full. For a more detailed discussion of the market discount rules of the Code, see "REMIC Certificates--Income from Regular Certificates--Market Discount" above.

     In the case of market discount that does not exceed a de minimis amount, the Owner will be required to allocate ratably the portion of the discount that is allocable to a mortgage loan among the principal payments on the mortgage loan and to include the discount in ordinary income as the related principal payments are made (whether as scheduled payments or prepayments).

     Premium. In the event that a mortgage loan is purchased at a premium, the Owner may elect under Section 171 of the Code to amortize the premium under a constant yield method based on the yield of the mortgage loan to the Owner, provided that the mortgage loan was originated after September 27, 1985. Premium allocable to a mortgage loan originated on or before that date should be allocated among the principal payments on the mortgage loan and allowed as an ordinary deduction as principal payments are made (whether as scheduled payments or prepayments).

Taxation of Certificates if Stripped Bond Rules Apply

     If the stripped bond rules apply to a certificate, income on the certificate will be treated as original issue discount and will be included in income as it accrues under a constant yield method. More specifically, for purposes of applying the original issue discount rules of the Code, the Owner will likely be taxed as if it had purchased a newly issued, single debt instrument providing for payments equal to the payments on the interests in the mortgage loans allocable to the certificate, and having original issue discount equal to the excess of the sum of such payments over the Owner's purchase price for the certificate (which would be treated as the issue price). The amount of original issue discount income accruing in any taxable year will be computed as described above under "REMIC Certificates--Income from Regular Certificates--Original Issue Discount". It is possible, however, that the calculation must be made using as the Prepayment Assumption an assumption of zero prepayments. If the calculation is made assuming no future prepayments, then the Owner would be allowed to deduct currently any negative amount of original issue discount produced by the accrual formula.

     Different approaches could be applied in calculating income under the stripped bond rules. For example, a certificate could be viewed as a collection of separate debt instruments (one for each payment allocable to the certificate) rather than a single debt instrument. Also, in the case of an Interest Only Certificate, it could be argued that certain proposed regulations governing contingent payment debt obligations apply. It is recommended that Owners consult their own tax advisors regarding the calculation of income under the stripped bond rules.

Sales of Certificates

     A certificateholder that sells a certificate will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted tax basis in the certificate. In general, such adjusted basis will equal the certificateholder's cost for the certificate, increased by the amount of any income previously reported with respect to the certificate and decreased (but not below zero) by the amount of any distributions received thereon, the amount of any losses previously allowable to such Owner with respect to a certificate and any premium amortization thereon. The gain or loss would be capital gain or loss if the certificate was held as a capital asset, subject to the potential treatment of gain as ordinary income to the extent of any accrued but unrecognized market discount under the market discount rules of the Code, if applicable.

Foreign Investors

     Except as described in the following paragraph, an Owner that is not a U.S. person (as defined under "REMIC Certificates--Taxation of Foreign Investors" above) and that is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a certificate will not be subject to United States income or withholding tax in respect of a certificate (assuming the underlying mortgage loans were originated after July 18, 1984), if the Owner provides an appropriate statement on Form W-8BEN and signed under penalties of perjury, identifying the Owner and stating, among other things, that the Owner is not a U.S. person. If the Owner is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the certificate, the Owner generally must receive the statement described in the previous sentence from the Owner's partners or other beneficial owners of the income with respect to the certificate and may be required to provide such statements, and certain additional information, to the person through whom the Owner holds the Securities. The statement provided by the Owner or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. If these conditions are not met, a 30% withholding tax will apply to interest (including original issue discount) unless an income tax treaty reduces or eliminates such tax or unless the interest is effectively connected with the conduct of a trade or business within the United States by such Owner. Income effectively connected with a U.S. trade or business will be subject to United States federal income tax at regular rates then applicable to U.S. taxpayers (and in the case of a corporation, possibly also the branch profits tax).

     In the event the trust fund acquires ownership of real property located in the United States in connection with a default on a mortgage loan, then any rental income from the property allocable to an Owner that is not a U.S. person generally will be subject to a 30% withholding tax. In addition, any gain from the disposition of the real property allocable to an Owner that is not a U.S. person may be treated as income that is effectively connected with a U.S. trade or business under special rules governing United States real property interests. The trust fund may be required to withhold tax on gain realized upon a disposition of the real property by the trust fund at a 35% rate.

Reporting

     Tax information will be reported annually to the Internal Revenue Service and to holders of certificates that are not excluded from the reporting requirements.

Backup Withholding

     Distributions made on a certificate and proceeds from the sale of a certificate to or through certain brokers may be subject to a "backup" withholding tax of 30% (which rate is scheduled to adjust in the future as a result of recent U.S. tax legislation) unless, in general,


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

the Owner of the certificate complies with certain procedures or is a corporation or other person exempt from the withholding. Any amounts so withheld from distributions on the certificates would be refunded by the Internal Revenue Service or allowed as a credit against the Owner's federal income tax.

                             Plan of Distribution

     The Seller may sell certificates of each series to or through underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters, and also may sell and place certificates directly to other purchasers or through agents. The Seller intends that certificates will be offered through these various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of these methods.

     The distribution of the certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

     If so specified in the prospectus supplement relating to a series of certificates, the Seller or any of its affiliates may purchase some or all of one or more classes of certificates of a series from the underwriter or underwriters at a price specified in the prospectus supplement. The purchaser may thereafter from time to time offer and sell, under this prospectus, some or all of the certificates so purchased directly, through one or more underwriters to be designated at the time of the offering of the certificates or through broker-dealers acting as agent and/or principal. The offering may be restricted in the manner specified in the prospectus supplement and may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

     In connection with the sale of the certificates, underwriters may receive compensation from the Seller or from the purchasers of certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the certificates of a series to or through dealers and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the certificates of a series may be deemed to be underwriters and any discounts or commissions received by them from the Seller and any profit on the resale of the certificates by them may be deemed to be underwriting discounts and commissions, under the Act. The underwriters or agents will be identified, and the compensation received from the Seller will be described, in the applicable prospectus supplement.

     It is anticipated that the underwriting agreement pertaining to the sale of any series or class of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all of the certificates of a series or class if any are purchased.

     Under agreements which may be entered into by the Seller, underwriters and agents who participate in the distribution of the certificates may be entitled to indemnification by the Seller against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     If so indicated in the prospectus supplement, the Seller will authorize underwriters or other persons acting as the Seller's agents to solicit offers by institutions to purchase the certificates from the Seller under contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases the institutions must be approved by the Seller. The obligation of any purchaser under any such contract will be subject to the condition that the purchaser of the offered certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject from purchasing such certificates. The underwriters and such other agents will not have responsibility in respect of the validity or performance of such contracts.

     The underwriters may, from time to time, buy and sell certificates, but there can be no assurance that an active secondary market will develop and there is no assurance that any market, if established, will continue.

     This prospectus, together with the related prospectus supplement, may be used by Chase Securities Inc., an affiliate of the Sellers, in connection with offers and sales related to market-making transactions in the certificates in which Chase Securities Inc. acts as principal. Chase Securities Inc. may also act as agent in market- making transactions. Sales in market-making transactions will be made at prices related to prevailing prices at the time of sale.

                Incorporation of Certain Documents by Reference

     All documents filed by the Sellers under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, with respect to a series of certificates subsequent to the date of this prospectus and the related prospectus supplement and prior to the termination of the offering of such series of certificates shall be deemed to be incorporated by reference in this prospectus as supplemented by the related prospectus supplement. If so specified in any such document, such document shall also be deemed to be incorporated by reference in the Registration Statement of which this prospectus forms a part.

     Any statement contained herein or in a prospectus supplement for a series of certificates or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this prospectus and such prospectus supplement to the extent that a statement contained herein or in such prospectus supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or in such prospectus supplement modifies or supersedes such statement, except to the extent that such subsequently filed document expressly states otherwise. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the related prospectus supplement or, if applicable, the Registration Statement.

     The applicable Sellers will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus and the related prospectus supplement is delivered, on the written or oral request of any such person, a copy of any and all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for


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

such copies should be directed to the Seller c/o Chase Manhattan Mortgage Corporation, 343 Thornall Street, Edison, New Jersey 08837, Attention:
Structured Finance. Telephone requests for such copies should be directed to the Seller at (732) 205-0600.

     The Sellers will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended, with respect to the series of certificates offered hereby and by the related prospectus supplement, and in accordance therewith will file reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material can also be obtained from the web site that the Commission maintains at http://www.sec.gov.

     The Sellers have filed with the Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the certificates. This prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement under the rules and regulations of the Commission. The Registration Statement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission as described in the preceding paragraph.

                            ---------------------

     Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the series of certificates covered by such prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus. This is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters of the series of certificates covered by such prospectus supplement and with respect to their unsold allotments or subscriptions.

     No person has been authorized to give any information or to make any representations other than those contained in this prospectus and any prospectus supplement with respect hereto and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus and any prospectus supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates offered by such prospectus and prospectus supplement nor an offer to sell or a solicitation of an offer to buy the certificates to any person in any state or other jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this prospectus or any prospectus supplement with respect hereto nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that the information herein or therein is correct as of any time subsequent to the date of such information.

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

                                Use of Proceeds

     Substantially all of the net proceeds from the sale of each series of certificates will be applied by the Seller to the purchase price of the mortgage loans underlying the certificates of such series.

                                 Legal Matters

     Certain legal matters in connection with the certificates offered hereby, including certain federal income tax matters, will be passed upon for the Seller by Morgan, Lewis & Bockius LLP, New York, New York.


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

                      Glossary of Prospectus Definitions

1998 Policy Statement: The Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities.

Accrual Certificates: A class of certificates that provides for interest that accrues, but which is not currently payable.

Act: The Securities Act of 1933, as amended.

Advance Guarantee: An advance made by a Guarantor.

Bankruptcy Bond: A bankruptcy bond or similar insurance contract.

Book-Entry Nominee: An entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations.

Buy-Down Fund: A trust or custodial account into which Buy-Down Reserves are deposited.

Buy-Down Mortgage Loans: A mortgage loan subject to a buy-down plan.

Buy-Down Reserves: An amount contributed by the seller of a mortgaged property or another source at the time of origination of a Buy-Down Mortgage Loan and deposited in a Buy-Down Fund.

Cash-Out Refinance Loans: Mortgage loans that have been used for refinancing for the purpose of removing equity from the related mortgaged properties.

CERCLA: The federal Comprehensive Environmental Response, Compensation and Liability Act.

Certificate Insurer: The issuer of any certificate guaranty insurance policy.

Certificate Rate: The rate of interest at which interest accrues on a class of certificates, which rate will be a fixed rate or a rate that is subject to change from time to time in accordance with a schedule, in reference to an index, or otherwise.

Code: The Internal Revenue Code of 1986, as amended.

Collection Account: A separate account, established and maintained under the pooling and servicing agreement, for the benefit of holders of the certificates of the related series.

Compensating Interest Payment: Payment of interest on a mortgage loan at the Remittance Rate from the date of the prepayment of such mortgage loan through the end of the month in which such prepayment occurs.

Conservation Act: The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended.

Current Report: A report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of a series of certificates.

Cut-Off Date: The first day of the month of the creation of a trust fund.

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

Defective Mortgage Loan: A mortgage loan in which the interests of the certificates have been materially and adversely affected as a result of a breach of any representation or warranty of the Seller set forth in the related pooling and servicing agreement with respect to such mortgage loans.

Delivery Date: The date of issuance of a series of certificates.

Denomination: The minimum original Certificate Principal Balance or Notional Principal Balance that may be represented by a certificate.

Deposit Guarantee: The deposit made by a Guarantor in the Collection Account.

Distribution Date: The 25th day (or if the 25th day is not a business day, on the business day next following the 25th day) of each calendar month.

DOL: The United States Department of Labor.

Environmental Liens: A lien for any cleanup costs incurred on a property that is the subject of cleanup costs.

Garn-St Germain Act: The Garn-St Germain Depository Institutions Act of 1982.

Guarantor: An entity named in the prospectus supplement which issues a Limited Guarantee.

Insurance Proceeds: Proceeds from any applicable policy of insurance.

Interest Only Certificate: A certificate which is entitled to receive distributions of some or all of the interest on the mortgage loans or other assets in a REMIC Pool and that has either a notional or nominal principal amount.

Limited Guarantee: A limited financial guarantee policy, limited guarantee or another similar instrument issued by a Guarantor.

Liquidation Proceeds: Proceeds of the liquidation of a mortgage loan.

Loan-to-Value Ratio: The ratio, expressed as a percentage, of the principal amount of the mortgage loan to the lesser of (1) the sales price for such property at the time the mortgage loan is closed and (2) the appraised value at origination or, in the case of refinancings, the value set forth in the appraisal, if any, obtained by the loan originator in connection with such refinancing.

Mortgage Loan Schedule: A schedule of mortgage loans appearing as an exhibit to the pooling and servicing agreement for a series.

NCUA: The National Credit Union Administration.

Nonrecoverable Advance: An advance, determined by the Servicer in good faith, to not be ultimately recoverable from liquidation or insurance proceeds.

Non-SMMEA Certificates: Those certificates not qualifying as "mortgage related securities".

OCC: The Office of the Comptroller of the Currency.

OID Regulations: Regulations adopted by the Internal Revenue Service applying the original issue discount rules of the Code.

OTS: The Office of Thrift Supervision.

Owner: The beneficial owner of a certificate.

Parties in Interest: Persons having certain specified relationships to a Plan.

Plans: Employee benefit plans (including retirement plans and arrangements, collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) subject to ERISA, the Code or applicable Simliar Law.

Pre-Funding Account: The account which the trustee will maintain under a pre-funding agreement.

Primary Mortgage Insurance Policy: An individual primary mortgage guaranty insurance policy.

Principal Prepayments: The payments or other recoveries of principal on a mortgage loan which are received in advance of their scheduled due dates and are not accompanied by amounts of interest representing scheduled interest due after the month of such payments.

PTE 83-1: DOL Prohibited Transaction Class Exemption 83-1.

Reasonable Investigation Requirement: A reasonable investigation of the financial condition of the transferee finding that the transferee historically paid its debts as they came due and no significant evidence indicating that the transferee will not continue to pay its debts as they become due.

Regular Certificates: Certificates of any class that are "regular interests" in a REMIC within the meaning of Section 860G(a)(i) of the Code.

Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

REMIC Regulations: The regulations that have been adopted under Code Sections 860A through 860G.

Remittance Rate: The aggregate interest rate borne by the mortgage loans in a trust fund, net of certain fees and any other amounts specified in the prospectus supplement.

Reserve Account: A reserve account established by the trustee.

Residual Certificates: Certificates of any class that are "residual interests" within the meaning of Section 860G(a)(2) of the Code.

Residual Owners: Owners of Residual Certificates in a REMIC Pool.

RICO: The Racketeer Influenced and Corrupt Organizations statute.

Seller: Either Chase Manhattan Acceptance Corporation or Chase Funding, Inc., as specified in the related prospectus supplement.

Servicer: Chase Manhattan Mortgage Corporation.

Similar Law: Any applicable federal, state or local law materially similar to the provisions of Title I of ERISA or Section 4975 of the Code.

SMMEA: The Secondary Mortgage Market Enhancement Act of 1984, as amended.

Stripped Bond Rules: The provisions of Section 1286 of the Code.

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

Stripped Certificate: A certificate subject to the Stripped Bond Rules.

Title V: Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, as amended.

Transferee Representation Requirement: Representation to the transferor that the transferee understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as such taxes become due.


                                       79

                           $894,705,000 (Approximate)

                                  Chase Funding
             Mortgage Loan Asset-Backed Certificates, Series 2003-2



                             [graphic omitted] CHASE


                       Chase Funding Trust, Series 2003-2
                                     Issuer

                               Chase Funding, Inc.
                                    Depositor

                      Chase Manhattan Mortgage Corporation
                               Seller and Servicer

                         Chase Manhattan Bank USA, N.A.
                                     Seller

                               JPMorgan Chase Bank
                                     Seller

                              ---------------------
                              PROSPECTUS SUPPLEMENT
                              ---------------------

                                    JPMorgan
                                 Lehman Brothers
                               Merrill Lynch & Co.
                               Wachovia Securities

You should rely on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

We are not offering these certificates in any state where the offer is not permitted.

We represent the accuracy of the information in this prospectus supplement and the attached prospectus only as of the dates stated on their respective covers.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of these certificates and with respect to their own unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus supplement and prospectus until July 16, 2003.

                                 April 17, 2003